Exhibit 10.1
Execution Version
$1,500,000,000
CREDIT AND GUARANTY AGREEMENT
dated as of November 19, 2025
by and among
MODERNA, INC,
as Borrower,
CERTAIN SUBSIDIARIES OF THE BORROWER
FROM TIME TO TIME PARTY HERETO,
as Guarantor Subsidiaries,
The Lenders From Time to Time Party Hereto,
and
ARES CAPITAL CORPORATION,
as Administrative Agent and Collateral Agent
_____________________________________________
ARES CAPITAL MANAGEMENT LLC,
as Sole Lead Arranger and Sole Bookrunner
________________________________________________________________________

THE INITIAL TERM LOANS ISSUED PURSUANT TO THIS AGREEMENT WILL BE ISSUED WITH ORIGINAL ISSUE DISCOUNT WITHIN THE MEANING OF SECTIONS 1272-1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED FROM TIME TO TIME. A LENDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THE INITIAL TERM LOANS BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE BORROWER AT THE ADDRESS SET FORTH IN SECTION 10.1

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TABLE OF CONTENTS
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Appendices
Appendix A-1    Closing Date Initial Term Loan Commitments
Appendix A-3    Delayed Draw Term Loan Commitments
Appendix B    Notice Addresses
Schedules
Schedule CA-1    Core Assets (Non-Respiratory)
Schedule CA-2    Core Assets (Respiratory)
Schedule 1.1(c)    Permitted Product Transactions
Schedule 4.10(b)    Capital Stock and Ownership
Schedule 4.10(d)    Real Estate Assets
Schedule 4.23    FDA Regulatory Compliance
Schedule 5.17    Post-Closing Matters
Schedule 6.1    Indebtedness
Schedule 6.2    Liens
Schedule 6.3    No Further Negative Pledges
Schedule 6.6    Investments
Schedule 6.9    Affiliate Transactions
Exhibits
Exhibit A-1    Form of Funding Notice
Exhibit A-2    Form of Conversion/Continuation Notice
Exhibit B    Form of Term Loan Note
Exhibit C    Form of Compliance Certificate
Exhibit D    Form of Solvency Certificate
Exhibit E    Form of Assignment and Assumption
Exhibit F-1    Form of U.S. Tax Compliance Certificate (Non-U.S. Lenders; not partnerships)
Exhibit F-2    Form of U.S. Tax Compliance Certificate (Non-U.S. participants; not partnerships)
Exhibit F-3    Form of U.S. Tax Compliance Certificate (Non-U.S. participants; partnerships)
Exhibit F-4    Form of U.S. Tax Compliance Certificate (Non-U.S. Lenders; partnerships)
Exhibit G    Form of Closing Date Certificate
Exhibit H    Form of Counterpart Agreement
Exhibit I    Form of Pledge and Security Agreement
Exhibit J    Form of Intercompany Subordination Agreement
Exhibit K     Form of Perfection Certificate

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CREDIT AND GUARANTY AGREEMENT
This CREDIT AND GUARANTY AGREEMENT, dated as of November 19, 2025 (this “Agreement”), is entered into by and among MODERNA, INC., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower from time to time party hereto, as Guarantor Subsidiaries, the Lenders from time to time party hereto and ARES CAPITAL CORPORATION, as administrative agent (together with its permitted successors in such capacity, the “Administrative Agent”) and as collateral agent (together with its permitted successors in such capacity, the “Collateral Agent”).
RECITALS:
WHEREAS, capitalized terms used in these recitals will have the respective meanings set forth for such terms in Section 1.1;
WHEREAS, the Lenders have agreed to extend certain credit facilities to the Borrower, in an aggregate principal amount of $1,500,000,000, consisting of (a) $600,000,000 in aggregate principal amount of Initial Term Loans and (b) $900,000,000 in aggregate principal amount of Delayed Draw Term Loan Commitments;
WHEREAS, the proceeds of the Initial Term Loans borrowed on the Initial Funding Date will be used in accordance with Section 2.6 hereof;
WHEREAS, the Borrower has agreed to secure all of its Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a Lien on its Collateral subject to certain exceptions set forth herein and in the Pledge and Security Agreement; and
WHEREAS, the Guarantor Subsidiaries have agreed to guarantee the obligations of the Borrower hereunder and to secure their respective Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a Lien on their respective Collateral subject to certain exceptions as set forth herein and in the Pledge and Security Agreement (or, in the case of the Foreign Guarantors, the other relevant Collateral Documents);
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION 1.    DEFINITIONS AND INTERPRETATION
1.1    Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, will have the following meanings:
“Acceptable Discount Price” as defined in Section 2.25(b).
“Additional Lender” means, at any time, any bank, other financial institution or institutional investor that, in any case, is not an existing Lender and that agrees with the Borrower to provide any portion of any (a) Incremental Loan in accordance with Section 2.24 or (b) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.26; provided that each Additional Lender (other than any Person that is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender at such time) will be subject to the approval of the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed), in each case to the extent any such consent would
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be expressly required from the Administrative Agent under Section 10.6(c), respectively, for an assignment of Loans to such Additional Lender.
“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to Term SOFR for such calculation; provided, however, that if Adjusted Term SOFR at any time would otherwise be less than one point seven five percent (1.75%), such rate shall be deemed to be one point seven five percent (1.75%) (including for purposes of clause (c) in the definition of “Base Rate”).
“Administrative Agent” as defined in the preamble hereto.
“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Borrower or any Subsidiary) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of any Executive Officer of the Borrower, threatened in writing against or affecting the Borrower or any Subsidiary or any property of the Borrower or any Subsidiary.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Lender” as defined in Section 2.18(c).
“Affected Loans” as defined in Section 2.18(c).
“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. For the avoidance of doubt, none of the Agents or their respective lender affiliates shall be deemed to be an Affiliate of the Borrower, any Subsidiary or any Unrestricted Subsidiary.
“Agency Fee Letter” means that certain Fee Letter, dated November 19, 2025, by and between the Borrower and the Administrative Agent.
“Agents” means, collectively, the Administrative Agent, the Collateral Agent, the Sole Bookrunner and the Sole Lead Arranger.
“Aggregate Amounts Due” as defined in Section 2.17.
“Aggregate Payments” as defined in Section 7.2.
“Agreement” as defined in the preamble hereto.
“Anticipated Cure Deadline” as defined in Section 6.7(b)(i).
“Anti-Corruption Laws” means Laws relating to anti-bribery or anti-corruption (governmental or commercial) which apply to the Credit Parties, their Subsidiaries or their Unrestricted Subsidiaries, including Laws that prohibit the corrupt payment, offer, promise, or authorization of the payment or

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transfer of anything of value (including gifts or entertainment), directly or indirectly, to any Government Official, any foreign government employee or commercial entity in order to obtain an improper business advantage; including the FCPA, the United Kingdom Bribery Act of 2010, the Terrorism Act 2000 (UK), the Proceeds of Crime Act (2002) (UK), Part II.1 of the Criminal Code (Canada), the Corruption of Foreign Public Officials Act (Canada), the United Nations Act (Canada), the Special Economic Measures Act (Canada), the Freezing Assets of Corrupt Foreign Officials Act (Canada), the Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitsky Law) (Canada), the Foreign Extraterritorial Measures Act (Canada) and all national and international Laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions.
“Anti-Terrorism Laws” means any of the Laws relating to terrorism, economic sanctions, export controls or money laundering, including, but not limited to, (a) Executive Order No. 13224, (b) the PATRIOT Act, (c) the Laws comprising or implementing the Bank Secrecy Act, (d) Parts II.1, XII.2 and Section 354 of the Criminal Code (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), (e) the Anti-Money Laundering and Counter-Terrorism Financing Act 2006 (Cth) of Australia and (f) the export controls and economic and financial sanctions or trade embargoes enacted, imposed, administered and enforced from time to time by (i) the U.S. government, including those administered by OFAC, the U.S. Department of State or the U.S. Department of Commerce, (ii) the European Union or any of its member states, (iii) His Majesty’s Treasury of the United Kingdom, (iv) the Government of Canada (including Global Affairs Canada) or (v) any other relevant sanctions authority of a jurisdiction where the Borrower and the Subsidiaries operate the Business.
“Applicable Discount Price” as defined in Section 2.25(b).
“Applicable Margin” means:
(a)    with respect to Initial Term Loans, a percentage per annum equal to (i) for SOFR Loans, 5.50% and (ii) for Base Rate Loans, 4.50%; and
(b)    with respect any Term Loans (other than Initial Term Loans), as specified in the applicable Incremental Amendment, Extension Amendment or Refinancing Amendment.
“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Credit Party provides to the Administrative Agent pursuant to any Credit Document or the transactions contemplated therein which is distributed to the Administrative Agent or to the Lenders by means of electronic communications pursuant to Section 10.1(d).
“Approved Fund” means, with respect to any Lender, (a) any investment company, fund, securitization vehicle, trust or conduit that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its business and (b) any Person (other than a Natural Person) which temporarily warehouses loans for such Lender or any entity described in the preceding clause (a) and that, in the case of each of the preceding clauses (a) and (b), is administered or managed by (i) such Lender, (ii) an Affiliate of such Lender or (iii) an entity or an Affiliate of an entity that administers or manages such Lender, in each case which is not a Disqualified Lender.
“Asset Sale” means a sale, sale, lease or sub-lease (as lessor or sublessor) and lease-back, assignment (other than, for the avoidance of doubt, a collateral assignment), conveyance, exclusive license (as licensor or sublicensor), transfer or other disposition to, or any exchange of property with

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(each, a “disposition”), any Person in one transaction or a series of related transactions, of all or any part of the Borrower’s or any Subsidiary’s assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, including the Capital Stock of any Subsidiary, other than:
(a)    dispositions of inventory and goods in the ordinary course of business (including, without limitation, intercompany inventory sales or sales to customers in the ordinary course of business);
(b)    dispositions of used, worn-out, obsolete, used or surplus property and property no longer used or useful in the Business, in each case, as determined by the Borrower in good faith;
(c)    dispositions of assets that are made subject to a Capital Lease or Purchase Money Indebtedness within 180 days after the acquisition, construction, lease or improvement of the asset financed;
(d)    dispositions of property that constitutes a Casualty Event;
(e)    dispositions of cash or Cash Equivalents (or Investments that were cash or Cash Equivalents when made);
(f)    dispositions of equipment or Real Estate Assets to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the net cash proceeds of such disposition are applied within 180 days of the receipt thereof to the purchase price of replacement property;
(g)    dispositions or discounts by the Borrower or any Subsidiary of accounts, receivables or notes receivable in connection with the collection or compromise thereof, including supplier financing arrangements without recourse to the Borrower or any Subsidiary that accelerate collection of receivables from clients or customers;
(h)    (i) licenses and sub-licenses of Intellectual Property (other than Core Assets and Product Intellectual Property Rights) and (ii) the abandonment or other disposition of Intellectual Property (other than Core Assets and Product Intellectual Property Rights) that is in the reasonable good faith judgment of the Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Credit Parties taken as a whole;
(i)    leases, subleases, licenses or sub-licenses of real property or personal property (other than Product Intellectual Property Rights and Products) in the ordinary course of business;
(j)    dispositions of any business, asset or property between or among the Borrower and the Subsidiaries; provided that any such disposition outside the ordinary course of business (A) by any Subsidiary that is not a Guarantor Subsidiary to the Borrower or to another Guarantor Subsidiary or (B) by the Borrower or any Guarantor Subsidiary to a Subsidiary that is not a Guarantor Subsidiary is, in each case, on terms that are, taken as a whole, at least as favorable to the Borrower or such Guarantor Subsidiary, as the case may be, as the terms of an arm’s length disposition of such business, asset or property, taken as a whole, between unaffiliated Persons; provided, further, that to the extent constituting an Investment, such Investment must be a permitted Investment in accordance with Section 6.6;
(k)    dispositions of other assets (other than Core Assets and Product Intellectual Property Rights) for aggregate consideration not to exceed the greater of (i) $10,000,000 and (ii) an amount equal

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to 0.50% of TTM Revenue, subject to, subject to provisions of Section 1.5 if an LCA Election, no Event of Default having occurred and be continuing;
(l)    dispositions of assets (other than Core Assets and Product Intellectual Property Rights) acquired in a Permitted Acquisition or other Investment permitted under Section 6.6 disposed of within twenty-four (24) months following the consummation of such Permitted Acquisition or other Investment and in the aggregate amount not to exceed 25% of the purchase consideration paid or provided (or expected to be paid or provided with respect to deferred consideration as determined by the Borrower in good faith) in respect of such Permitted Acquisition or other Investment;
(m)    dispositions of real property and related assets in connection with relocation of Executive Officers or employees of the Borrower or any Subsidiary;
(n)    unwinding of Rate Contracts;
(o)    issuance of Capital Stock by a Subsidiary to the Borrower or any other Subsidiary;
(p)    dispositions of Capital Stock held in any Unrestricted Subsidiary;
(q)    dispositions (i) of Capital Stock in Joint Ventures and Joint Venture Subsidiaries pursuant to buy/sell arrangements set forth in joint venture agreements and similar binding agreements, (ii) in connection with the formation of a Joint Venture not otherwise prohibited hereunder or (iii) which, if structured as Investment, would be permitted by Section 6.6;
(r)    dispositions of property pursuant to a Permitted Sale Leaseback Transaction;
(s)    to the extent constituting dispositions, Liens permitted by Section 6.2, Restricted Junior Payments permitted by Section 6.4 and Investments permitted by Section 6.6;
(t)    dispositions of Non-Core Assets for fair market value (as determined in good faith by the Borrower); provided that the Borrower determines in good faith that the disposition would reduce (taken as a whole) forward development or operating net cash outflows attributable to such Non-Core Assets over the remaining term of the Loans and subject to, after taking into account whether an LCA Election had been made, no Event of Default having occurred and be continuing;
(u)    Permitted Product Transactions and Permitted Royalty Monetization Transactions to the extent otherwise constituting Asset Sales;
(v)    issuances of Capital Stock by the Borrower which do not constitute a Change of Control;
(w)    without limiting transactions in reliance on clause (g) above, sales of Receivables Assets as part of a Qualified Receivables Factoring; provided that, neither the Borrower nor any Subsidiary shall sell Receivables Assets pursuant to a Factoring Transaction except in reliance of this clause (w); and
(x)    collaboration and development agreements which are not structured as or through a Joint Venture or Joint Venture Subsidiary, with respect to Product Intellectual Property Rights where the Borrower or any of its Subsidiaries retain full title over such Product Intellectual Property Rights, and where the Borrower or any Credit Party retains full title over any applicable Core Assets (in each case subject to any licenses and sub-licenses otherwise permitted herein or in any other Credit Document).

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“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be reasonably approved by the Administrative Agent.
“Assignment Effective Date” as defined in Section 10.6(b).
“Australian Banking Code of Practice" means the Banking Code of Practice (28 February 2025) published by the Australian Banking Association, as amended, revised or amended and restated from time to time.
“Australian Collateral Documents” means each of:
(a)    an Australian law governed general security deed between Moderna Australia Pty Ltd (ACN 650 204 872), Moderna Manufacturing Australia Pty Ltd (ACN 657 936 206) and the Collateral Agent pursuant to which Moderna Australia Pty Ltd and Moderna Manufacturing Australia Pty Ltd each grant a security interest to the Collateral Agent over their respective present and future property (other than property excluded from such security interest therein) to secure the Obligations; and
(b)    an Australian law governed specific security deed between ModernaTx and the Collateral Agent pursuant to which ModernaTx grants a security interest over its shares in the following Australian Guarantor Subsidiaries to secure the Obligations:
(i)    Moderna Australia Pty Ltd; and
(ii)    Moderna Manufacturing Australia Pty Ltd;
(c)    (to the extent applicable) an Australian law governed specific security deed between each Guarantor that is not incorporated in Australia and the Collateral Agent pursuant to which such Guarantor(s) grant a security interest over its or their respective rights and interests in any Intellectual Property registered with a Governmental Authority in Australia and any applications therefor (other than Intellectual Property excluded from such security interest therein) (and that is material to the business and Core Assets of the Borrower and its Subsidiaries) to secure the Obligations; and
(d)    any other Collateral Document which is governed by the laws of a state or territory of Australia.
“Australian Corporations Act” means the Corporations Act 2001 (Cth) of Australia.
“Australian PPSA” means the Personal Property Securities Act 2009 (Cth) of Australia and the regulations thereunder, as from time to time in effect, including the Personal Property Securities Regulations 2010 (Cth) of Australia.
“Australian Guarantor Subsidiary” means a Foreign Guarantor that is incorporated in Australia and which has not ceased to be Guarantor pursuant to clause 9.10.
“Authorized Officer” means, as applied to any Person, any individual holding the position of chair of the board (if an officer), chief executive officer, chief operating officer, chief financial officer, chief compliance officer, chief legal officer, assistant counsel, president, vice president, head of corporate FP&A and treasury, treasurer, assistant treasurer, secretary, assistant secretary and any other officer having substantially the same authority and responsibility as any of the foregoing.

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“Available Amount” means, as at any date of determination, an amount equal to:
(a)    the sum (and, in the case of clauses (ii) through (vii) below, received or retained, as applicable, after the Closing Date and prior to such date of determination), without duplication, of:
(i)    the greater of (A) $60,000,000 and (B) an amount equal to 3.0% of TTM Revenue;
(ii)    [reserved];
(iii)    the net cash proceeds received by the Borrower after the Closing Date (and prior to such date of determination) from issuances or sales of its Capital Stock (that is not Disqualified Capital Stock), other than to the extent such proceeds have been utilized under Section 6.6(l);
(iv)    the amount of any Waivable Mandatory Prepayment retained by the Borrower in accordance with the terms of this Agreement;
(v)    the net cash proceeds received by the Borrower or any Subsidiary in connection with the sale, transfer or other disposition of any Investment (including its ownership interest in any Joint Ventures) during the period from and including the Business Day immediately following the Closing Date through and including the date of determination, in each case, to the extent that the original Investments were made in reliance on the Available Amount and in an amount not to exceed the original Investment made by the Borrower or such Subsidiary in reliance on the Available Amount;
(vi)    the aggregate principal amount of Indebtedness or Disqualified Capital Stock of the Borrower or any Subsidiary issued after the Closing Date (other than Indebtedness or Disqualified Capital Stock issued to the Borrower or any other Subsidiary) that have been converted into or exchanged for Capital Stock (that is not Disqualified Capital Stock) of the Borrower, together with cash, Cash Equivalents and the fair market value (as determined in good faith by the Borrower) of any assets received by the Borrower or any Subsidiary upon such conversion or exchange; and
(vii)    the returns (including repayments of principal and payments of interest), profits, distributions, returns of capital and similar amounts received in cash or Cash Equivalents by the Borrower or any Subsidiary on Investments made by the Borrower or any Subsidiary in reliance on the Available Amount pursuant to Section 6.6(l) (including as a result of any termination or unwinding of such Investments), in amount not to exceed the original Investment made by the Borrower or such Subsidiary in reliance on the Available Amount;
minus
(b)    the sum, without duplication, of the aggregate amount of Investments made after the Closing Date (and prior to such date of determination) pursuant to Section 6.6(l), with each such Investment measured as of the date made and without giving effect to subsequent changes in value.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

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“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Product Agreement” means any agreement evidencing Bank Product Obligations.
“Bank Product Obligations” means all obligations of every nature of the Borrower or any Subsidiary from time to time owed to any Bank Product Provider in connection with any Bank Product, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to the Borrower or such Subsidiary, would have accrued on any Bank Product Obligation, whether or not a claim is allowed against the Borrower or such Subsidiary for such interest in the related bankruptcy proceeding), reimbursement, fees, expenses, indemnification or otherwise.
“Bank Product Provider” means (a) a Lender or Agent, or any Affiliate of a Lender or Agent, in its capacity as such, in each case that provides Bank Products to the Borrower or any Subsidiary (or a Person who was a Lender or an Affiliate of a Lender at the time of execution and delivery of a Bank Product Agreement), whether or not such Person subsequently ceases to be a Lender, an Agent or an Affiliate of a Lender or Agent or (b) any other financial institution that provides Bank Products to the Borrower or any Subsidiary and is designated by the Borrower to the Administrative Agent as a “Bank Product Provider”, in the case of any such Affiliate described in clause (a) or financial institution described in clause (b), that has executed and delivered to the Administrative Agent a letter agreement in form and substance reasonably acceptable to the Administrative Agent pursuant to which such Affiliate or financial institution appoints the Administrative Agent and the Collateral Agent as agents under the applicable Credit Documents.
“Bank Products” means all facilities or services related to (a) cash management and related services, including automated clearinghouse of funds, treasury, depository, overdraft, electronic funds transfer, cash pooling, controlled disbursements and other cash management arrangements, (b) commercial credit card and merchant card services, credit or debit cards, stored value cards and purchase cards and the processing of related sales or receipts and (c) E-payables and comparable services.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
“Bankruptcy Proceeding” means any voluntary or involuntary proceeding commenced under the Bankruptcy Code.
“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the sum of 0.50% per annum and the Federal Funds Rate, and (c) the sum of (i) Adjusted Term SOFR calculated for each such day based on an Interest Period of one month determined two (2) Business Days prior to such day, plus (ii) 1.00%. Any change in the Base Rate due to a change in any of the foregoing will be effective on the effective date of such change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR for an Interest Period of one month.

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“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.
“Base Rate Term SOFR Determination Day” has the meaning set forth in the definition of “Term SOFR”.
“Big Boy Letter” as defined Section 2.25.
“Blackstone Agreement” means that certain Development and Commercialization Funding Agreement, dated as of March 15, 2024, between ModernaTx and BXLS V – Burgundy L.P., a Delaware limited partnership, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Blackstone Product” means the “Product” as defined in the Blackstone Agreement.
“Blocked Person” means any Person: (a) listed in the annex to, or otherwise subject to the provisions of, Executive Order No. 13224; (b) listed in any sanctions-related list of designated Persons maintained by the United States (including, but not limited to, OFAC Lists), the United Nations Security Council, the European Union or any of its member states, His Majesty’s Treasury of the United Kingdom, the Government of Canada (including Global Affairs Canada) or any other relevant sanctions authority; (c) fifty percent (50%) or more, individually or in the aggregate, owned by any Person described in paragraphs (a) or (b) hereof; (d) that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; or (e) that is the government of a Sanctioned Country.
“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.
“Borrower” as defined in the preamble hereto.
“Business” means, at any time, a collective reference to (a) the business activities engaged in or proposed to be engaged in by the Borrower and the Subsidiaries on the Closing Date, after giving effect to the Transactions, (b) all business activities that are similar, ancillary, incidental, complementary or related to the business activities identified in clause (a), and (c) all business activities that are reasonable or logical extensions of the business activities identified in clauses (a) and (b).
“Business Day” means any day excluding Saturday, Sunday and any day which is (i) a legal holiday under the laws of the State of New York, (ii) the Friday immediately following Thanksgiving in the United States each year, (iii) the Friday immediately preceding Easter Sunday each year or (iv) a day on which banking institutions located in such state are authorized or required by law or other governmental action to close; provided that when used in connection with a SOFR Loan, the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day.
“Calculation Date” means the first Business Day of each month.
“Canadian Collateral Documents” means, collectively (i) the Canadian Pledge and Security Agreement entered into by each Canadian Subsidiary and each other Credit Party party thereto and the Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time; and (ii) each Deed of Hypothec entered into by each Canadian Subsidiary and each other Credit Party party thereto and the Collateral Agent acting as hypothecary representative, as amended, restated, supplemented

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or otherwise modified from time to time, in each case, to secure the Obligations and in form and substance reasonably satisfactory to the Collateral Agent and the Borrower.
“Canadian Defined Benefit Pension Plan” means a Canadian Pension Plan that contains a “defined benefit provision”, as such term is defined in the Income Tax Act (Canada).
“Canadian Dollars” means the lawful money of Canada.
“Canadian Guarantor” means a Foreign Guarantor organized under the laws of Canada or any province or territory thereof.
“Canadian Multiemployer Pension Plan” means a "multi-employer plan" as such term is defined in the Income Tax Act (Canada) or any "multi-employer pension plan" that is subject to pension standards legislation in Canada or any province thereof that is contributed to or required to be contributed to by a Canadian Subsidiary.
“Canadian Pension Plan” means any “registered pension plan” as such term is defined in the Income Tax Act (Canada) that is subject to pension standards legislation in Canada or any province or territory thereof under which a Canadian Subsidiary maintains or contributes, is required to maintain or contribute or has any liability, including a Canadian Defined Benefit Pension Plan, but shall not include statutory plans, including the Canada and Quebec Pension Plans or a Canadian Multiemployer Pension Plan.
“Canadian Pension Plan Event” means the (a) failure to make required contributions when due to any Canadian Pension Plan in accordance with its terms and applicable laws; (b) withdrawing by any Canadian Subsidiary from a Canadian Multiemployer Pension Plan which creates a withdrawal liability; (c) the voluntary full or partial wind up of a Canadian Defined Benefit Pension Plan by a Canadian Subsidiary thereof or initiation of any action or filing to do so; or (d) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer any Canadian Defined Benefit Pension Plan.
“Canadian Subsidiary” means a Foreign Subsidiary organized under the laws of Canada or any province or territory thereof.
“Cap” means, with respect to any provision of this Agreement as of any date of determination, any limitation based on a fixed Dollar amount or percentage of TTM Revenue (or if both apply to such provision, whichever is higher determined as of such date); provided that, for the avoidance of doubt, Cap shall not include any limitation based on a ratio.
“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP as in effect on the Closing Date, is or should be accounted for as a capital lease on the balance sheet of that Person; provided that for all purposes hereunder (except for determining whether the financial statements delivered pursuant to Section 5.1(a), (b) or (d) are prepared in accordance with GAAP) the amount of obligations under any Capital Lease shall be the amount thereof accounted for as a liability in accordance with GAAP as in effect on December 15, 2018 and no effect shall be given to Accounting Standards Codification 842 requiring operating leases to be recharacterized or treated as capital leases.
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other

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than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing; provided that no Indebtedness of the Borrower will constitute Capital Stock by virtue of being convertible or exchangeable into Capital Stock prior to such conversion or exchange.
“Cash Equivalents” means, as at any date of determination:
(a)    Dollars, Canadian Dollars, Euros, Pounds Sterling, Swiss Francs, Australian Dollars and the currency in any Subject Jurisdiction held by the Borrower or any Subsidiary in the ordinary course of business;
(b)    local currencies held by the Borrower or any Subsidiary from time to time in the ordinary course of business or consistent with past practice and not for speculation;
(c)    marketable securities (i) issued or directly and unconditionally guaranteed or insured as to interest and principal by the United States Government, Canada, Australia, the United Kingdom or any EEA Member Country or (ii) issued by any agency or instrumentality of the United States, Canada, Australia, the United Kingdom or any EEA Member Country the obligations of which are backed by the full faith and credit of such applicable jurisdiction, in each case maturing within one year after such date;
(d)    marketable direct obligations issued by any state, commonwealth or territory of the United States, Canada, Australia or any EEA Member Country or any political subdivision of any such state, commonwealth, province or territory or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s;
(e)    commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally or internationally recognized statistical rating agency);
(f)    certificates of deposit, time deposits or bankers’ acceptances maturing within one year after such date and issued or accepted (i) by any Lender or any other Secured Party or (ii) by any commercial bank organized under the laws of the United States, any State or Commonwealth thereof or the District of Columbia, Canada, Australia or any EEA Member Country or any of their respective states, commonwealths, provinces or territories that (A) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (B) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000;
(g)    marketable short-term money market and similar highly liquid funds having a rating of at least P-1 or A-1 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally or internationally recognized statistical rating agency);
(h)    investment funds investing all or substantially all of their assets in currencies, securities and assets of the types described in clauses (a) through (g) above;
(i)    other investments of comparable tenor and credit quality to those described in the foregoing clauses (a) through (h) above customarily utilized in the countries and territories where the Borrower or any of its Subsidiaries operates or has business; and

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(j)    other short-term investments in marketable securities or assets of the type customarily treated as cash equivalents under GAAP, made in accordance with an investment policy approved by the Borrower’s board of directors .
In the case of Investments by any Foreign Subsidiary or Investments made in a jurisdiction outside the United States, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (a) through (j) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (a) through (j) and in this paragraph.
“Cash Pooling Arrangement” means any cash or Cash Equivalent pooling arrangements between Foreign Subsidiaries of the Borrower and the Cash Pooling Subsidiary in which the cash or Cash Equivalents of the subject Foreign Subsidiaries is pooled and dispersed at the Cash Pooling Subsidiary.
“Cash Pooling Subsidiary” means a Subsidiary of the Borrower which is a Credit Party and is the sole holder and dispenser of cash or Cash Equivalents under a Cash Pooling Arrangement.
“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property.
“Change of Control” means an event or series of events:
(a)    by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or its Subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than thirty-five percent (35%) of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);
(b)    constituting the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to any Person that is not a Credit Party;
(c)    by which a “change of control” or similar provision under any agreement or instrument evidencing any Material Indebtedness of the Borrower or any Subsidiary occurs that obligates the Borrower or any Subsidiary to repurchase, redeem, repay or convert into cash all or any part of the Indebtedness provided for therein.
“Class” means (a) with respect to the Lenders, each of the following classes of the Lenders: (i) the Lenders having Term Loan Exposure arising from the Initial Term Loans, (ii) the Lenders having Term Loan Exposure arising from any separately identifiable tranche of Incremental Term Loans, (iii) the Lenders having Term Loan Exposure arising from any separately identifiable tranche of Refinancing Term Loans and (iv) the Lenders having Term Loan Exposure arising from any separately identifiable

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tranche of Extended Term Loans, and (b) with respect to Loans, each of the following classes of Loans: (i) Initial Term Loans, (ii) any separately identifiable tranche of Incremental Term Loans, (iii) any separately identifiable tranche of Refinancing Term Loans and (iv) any separately identifiable tranche of Extended Term Loans.
“Closing Date” means November 19, 2025.
“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit G.
“Closing Date Initial Term Loan Commitment” means the commitment of a Lender to make or otherwise fund an Initial Term Loan on the Initial Funding Date and “Closing Date Initial Term Loan Commitments” means such commitments of all of the Lenders in the aggregate. The amount of each Lender’s Closing Date Initial Term Loan Commitment, if any, is set forth on Appendix A-1 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Closing Date Initial Term Loan Commitments as of the Closing Date is $600,000,000.
“Collateral” means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are granted or purported to be granted to the Collateral Agent (for the benefit of the Secured Parties) pursuant to the Collateral Documents as collateral security for the Obligations; provided that, notwithstanding anything to the contrary in any Credit Document, Collateral (including in respect of all Liens granted under the English Collateral Agreement) shall not include any Excluded Assets (as defined in the Pledge and Security Agreement) or any other property or assets specifically excluded from the scope of any grant clause under any other Collateral Document or any other Credit Document unless (as to any Credit Party) such Credit Party hereafter agrees in writing in any Collateral Document that any such Excluded Asset, asset or property shall constitute Collateral hereunder. So long as the grant of a Lien in the assets owned by Moderna Manufacturing Canada Corp. (“MMCC”) located in Quebec (the “Restricted Quebec Assets”) is restricted or prohibited by or would immediately result in a violation of the terms of any contract or agreement in effect as of the Closing Date with, or would create a right of termination in favor of, any unaffiliated third party, such Restricted Quebec Assets shall not constitute Collateral; provided that, the Restricted Quebec Assets shall constitute Collateral at such time the condition causing the foregoing restriction or prohibition no longer applies and MMCC shall promptly (in any event within ninety (90) days or such later date in the Collateral Agent’s reasonable discretion) deliver a Deed of Hypothec, in form and substance reasonably satisfactory to the Collateral Agent and the Borrower.
“Collateral Agent” as defined in the preamble hereto.
“Collateral Documents” means the Pledge and Security Agreement, the English Collateral Documents, the Australian Collateral Documents, the Canadian Collateral Documents, the Swiss Collateral Documents, the Mortgages and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to the Collateral Agent, for the benefit of the Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.
“Commercialization” means any and all activities relating to or arising from the commercial manufacturing, production, distribution, marketing, detailing, promotion, selling, making available, transporting and/or securing of reimbursement of a Product (including the using, importing, exporting,

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selling and offering for sale or distribution of such Product, including, without limitation, in respect of any licensing, royalty or similar arrangements), and shall include, but not be limited to, post-launch marketing, promoting, detailing, distributing, selling or making available such Product, and importing, exporting or transporting such Product for sale. When used as a verb, “Commercialize” shall mean engaging in Commercialization.
“Commitment” means any Closing Date Initial Term Loan Commitment, any Delayed Draw Term Loan Commitment and any Incremental Term Loan Commitment.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Compliance Certificate” means a Compliance Certificate of the Borrower substantially in the form of Exhibit C.
“Contractual Obligation” means, as applied to any Person, any provision of any of the Securities issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.
“Contributing Guarantors” as defined in Section 7.2.
“Controlled Entity” means, as to any Person, any other Person that is in control of, or is controlled by, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. For the avoidance of doubt, “Controlled Entity” shall not include any distributors and sales agents of the Borrower or its Subsidiaries.
“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.
“Conversion/Continuation Notice” means a conversion/continuation notice substantially in the form of Exhibit A-2 or any other form reasonably acceptable to the Administrative Agent.
“Core Assets” means any Core Asset (Respiratory) and any Core Asset (Non-Respiratory).
“Core Assets (Non-Respiratory)” means any Product of the Borrower and its Subsidiaries identified on Schedule CA-1.
“Core Assets (Respiratory)” means any Product of the Borrower and its Subsidiaries identified on Schedule CA-2.
“Counterpart Agreement” means a counterpart agreement substantially in the form of Exhibit H.
“Credit Agreement Refinancing Indebtedness” means secured or unsecured Indebtedness of the Borrower in the form of (a) Refinancing Term Commitments or Refinancing Term Loans or (b) other term loans or notes or revolving commitments governed by definitive documentation other than this Agreement; provided that:

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(a)    such Indebtedness is incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, or refinance, in whole or part, any Class of Term Loans (“Refinanced Indebtedness”);
(b)    such Indebtedness is in an original aggregate principal amount not greater than the Maximum Refinancing Amount;
(c)    any such Indebtedness will not mature prior to the final maturity date of the Refinanced Indebtedness, or have a shorter Weighted Average Life to Maturity than the Refinanced Indebtedness, in each case other than customary “high yield” bridge loans, provided that any Indebtedness which is exchanged for or otherwise replaces such bridge loans shall satisfy the requirements of this clause (c);
(d)    any mandatory prepayments (and, with respect to any Credit Agreement Refinancing Indebtedness comprising revolving loans, to the extent commitments thereunder are permanently reduced or terminated) of:
(i)    any Credit Agreement Refinancing Indebtedness that comprises junior lien or unsecured notes or loans, or Pari Passu Lien Indebtedness governed by documentation other than this Agreement, may not be made except to the extent that prepayments are (A) permitted hereunder and (B) to the extent required hereunder or pursuant to the terms of any Pari Passu Lien Indebtedness, first made or offered to the Loans and any such Pari Passu Lien Indebtedness; and
(ii)    any Credit Agreement Refinancing Indebtedness that is Pari Passu Lien Indebtedness will be made on a pro rata basis or less than pro rata basis with the Initial Term Loans (but not greater than a pro rata basis except for prepayments with the proceeds of Credit Agreement Refinancing Indebtedness and in respect of an earlier maturing tranche);
(e)    such Indebtedness is not incurred or guaranteed by any Person other than a Credit Party;
(f)    if such Indebtedness is secured:
(i)    such Indebtedness is not secured by any assets or property of the Borrower or any Subsidiary that does not constitute Collateral (subject to customary exceptions for cash collateral in favor of an agent, letter of credit issuer or similar “fronting” lender);
(ii)    the security agreements relating to such Indebtedness are substantially similar to or the same as the Collateral Documents (as determined in good faith by the Borrower);
(iii)    if such Indebtedness constitutes Pari Passu Lien Indebtedness, a Debt Representative acting on behalf of the holders of such Indebtedness has become party to or is otherwise subject to the provisions of a Pari Passu Lien Intercreditor Agreement; and
(iv)    if such Indebtedness is secured on a junior basis to the Term Loans, a Debt Representative, acting on behalf of the holders of such Indebtedness, has become party to or is otherwise subject to the provisions of a Junior Lien Intercreditor Agreement; and
(g)    the other terms applicable to such Indebtedness are substantially identical to, or (taken as a whole as reasonably determined by the Borrower in good faith) no more favorable to the lenders or holders providing such Indebtedness than, those applicable to such Refinanced Indebtedness; provided

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that the Borrower will promptly deliver to the Administrative Agent final copies of the definitive credit documentation relating to such Indebtedness (unless the Borrower or the applicable Subsidiary is bound by a confidentiality obligation with respect thereto, in which case the Borrower will deliver a reasonably detailed description of the material terms and conditions of such Indebtedness in lieu thereof); provided, further, that this clause (g) will not apply to (A) terms addressed in the preceding clauses (a) through (f), (B) interest rate, fees, funding discounts and other pricing terms, (C) redemption, prepayment or other premiums, (D) optional prepayment terms (subject to clauses (d) and (f)(v) above) and (E) covenants and other terms that are (1) applied to the Initial Term Loans and Commitments existing at the time of incurrence of such Credit Agreement Refinancing Indebtedness (so that existing Lenders also receive the benefit of such provisions) and/or (2) applicable only to periods after the Latest Term Loan Maturity Date at the time of incurrence of such Indebtedness; provided, further that a certificate of the Borrower delivered to the Administrative Agent at least four (4) Business Days prior to the incurrence of such Indebtedness (or such shorter period as may be reasonably agreed by the Administrative Agent), together with a reasonably detailed description of the material covenants and events of default of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has reasonably determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower in writing within such four (4) Business Day period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees).
“Credit Date” means the date of a Credit Extension.
“Credit Document” means any of (a) this Agreement (including any amendment thereto), (b) any Pari Passu Lien Intercreditor Agreement or Junior Lien Intercreditor Agreement, (c) the Notes, if any, (d) the Collateral Documents, (e) the Agency Fee Letter, (f) the Intercompany Subordination Agreement, (g) any other subordination and intercreditor agreement entered into pursuant to the terms hereof and (h) any Incremental Amendment, Refinancing Amendment or Extension Amendment.
“Credit Extension” means the making of a Loan.
“Credit Party” means the Borrower and each Guarantor Subsidiary.
“Cure Amount” as defined in Section 6.7(b)(i).
“Cure Right” as defined in Section 6.7(b)(i).
“Debt Representative” means, with respect to any series of Pari Passu Lien Indebtedness, Junior Lien Indebtedness or other Indebtedness secured by a Lien permitted under Section 6.1, the administrative agent, trustee, collateral agent, security agent or similar agent under the credit agreement, indenture, note purchase agreement or similar agreement or instrument pursuant to which such Indebtedness is incurred, issued or otherwise obtained, as the case may be, and each of their successors in such capacities.
“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.
“Default Excess” means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Pro Rata Share of the aggregate outstanding principal amount of Loans of all of the Lenders (calculated as if all Defaulting Lenders (including such Defaulting Lender) had funded all of their

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respective Defaulted Loans) over the aggregate outstanding principal amount of all Loans of such Defaulting Lender.
“Default Period” means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates: (a) the date on which all Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (b) with respect to any Funding Default (other than any such Funding Default arising pursuant to clause (e) of the definition of “Defaulting Lender”), the date on which (i) the Default Excess with respect to such Defaulting Lender will have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Loans in accordance with the terms of Section 2.13 or Section 2.14 or by a combination thereof) and (ii) such Defaulting Lender will have delivered to the Borrower and the Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Commitments, and (c) the date on which the Borrower, the Administrative Agent and the Required Lenders waive all Funding Defaults of such Defaulting Lender in writing.
“Defaulted Loan” as defined in Section 2.22.
“Defaulting Lender” will mean any Lender that has (a) failed to fund its portion of any Loan, within two (2) Business Days of the date on which it will have been required to fund the same, unless such Lender notifies the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, will be specifically identified in such writing) has not been satisfied, (b) notified the Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under agreements in which it commits to extend credit generally unless such Lender notifies the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, will be specifically identified in such writing) has not been satisfied, (c) failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans (unless such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, will be specifically identified in writing to the Borrower prior to such failure) cannot be satisfied); provided that any such Lender will cease to be a Defaulting Lender under this clause (c) upon receipt of such confirmation by the Administrative Agent and the Borrower, (d) otherwise failed to pay over to the Borrower, the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, (e) (i) been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Lender or its properties or assets to be, insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, unless, in the case of any Lender referred to in this clause (e), the Borrower and the Administrative Agent will be satisfied that such Lender intends, and has all approvals required to enable it, to continue to perform its obligations as a Lender hereunder or (f) become the subject of a Bail-In Action. For the avoidance of doubt, a Lender will not be deemed to be a Defaulting Lender solely by virtue of the Undisclosed Administration of such Lender or its Parent or of

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the ownership or acquisition of any Capital Stock in such Lender or its Parent by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender; provided that, as of any date of determination, the determination of whether any Lender is a Defaulting Lender hereunder will not take into account, and will not otherwise impair, any amounts funded by such Lender which have been assigned by such Lender to an SPC pursuant to Section 10.6. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (f) above will be conclusive and binding absent manifest error, and such Lender will be deemed to be a Defaulting Lender upon delivery of written notice of such determination by the Administrative Agent to the Borrower and each other Lender.
“Delayed Draw Commitment Period” means the period from and including the Closing Date to but excluding the Delayed Draw Termination Date.
“Delayed Draw Funding Date” means one or more dates after the Closing Date and before the Delayed Draw Termination Date on which Delayed Draw Term Loans are made and on which the conditions precedent set forth in Section 3.2 have been satisfied or waived in accordance with Section 10.5.
“Delayed Draw Term Loan” as defined in Section 2.1(b).
“Delayed Draw Term Loan Commitment” means the commitment of a Lender set forth on Appendix A-3 to make or otherwise fund any Delayed Draw Term Loan, and “Delayed Draw Term Loan Commitments” means such commitments of all the Lenders in the aggregate. The amount of each Lender’s Delayed Draw Term Loan Commitment, if any, is subject to adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Delayed Draw Term Loan Commitments on the Closing Date is $900,000,000. Delayed Draw Term Loan Commitments on Appendix A-3 are designated as “Delayed Draw Term Loan-1 Commitments” or “Delayed Draw Term Loan-2 Commitments”. The aggregate amount of the Delayed Draw Term Loan-1 Commitments on the Closing Date is $400,000,000 and the aggregate amount of the Delayed Draw Term Loan-2 Commitments on the Closing Date is $500,000,000.
“Delayed Draw Term Loan Exposure” means, with respect to any Lender and as of any date of determination, the undrawn amount of Delayed Draw Term Loan Commitments of such Lender as of such date.
“Delayed Draw Term Loan Milestone Date” means the first date on which the Borrower or any its Subsidiaries has received a Marketing Approval from the FDA for a Milestone Product.
“Delayed Draw Termination Date” as defined in Section 2.1(b).
“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or any Subsidiary in connection with an Asset Sale pursuant to Section 6.8(e) that is designated as Designated Non-Cash Consideration pursuant to a certificate of an Executive Officer, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within one hundred eighty (180) days following the consummation of the applicable Asset Sale).

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“Discount Price Range” as defined in Section 2.25(b).
“Discounted Prepayment” as defined in Section 2.25(a).
“Discounted Prepayment Amount” as defined in Section 2.25(b).
“Discounted Prepayment Notice” as defined in Section 2.25(b).
“Discounted Prepayment Offeror” as defined in Section 2.25(a).
“Discounted Prepayment Response Date” as defined in Section 2.25(b).
“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely in exchange for Capital Stock that is not otherwise Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof (other than solely in exchange for Capital Stock that is not otherwise Disqualified Capital Stock), in whole or in part, (c) provides for the scheduled payment of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the date that is ninety-one (91) days after the Latest Term Loan Maturity Date, except, in the case of clauses (a) and (b), if as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event are subject to the prior payment in full in cash of all Obligations and the termination of the Commitments; provided, if such Capital Stock is issued pursuant to a plan for the benefit of future, current or former employees, directors or officers of the Borrower or any Subsidiary or by any such plan to such employees, directors or officers, such Capital Stock will not constitute Disqualified Capital Stock solely because the Borrower or any Subsidiary may be required to repurchase such Capital Stock in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s or officer’s termination, death or disability.
“Disqualified Lender” means (a) the bona fide competitors of the Borrower and the Subsidiaries identified in writing by the Borrower (or its counsel) by name to the Sole Lead Arranger (or its counsel) on or prior to the Closing Date, or from time to time after the Closing Date to the Administrative Agent (or its counsel), (b) those particular banks, financial institutions and other institutional lenders identified in writing by the Borrower (or its counsel) by name to the Sole Lead Arranger (or its counsel) prior to the Closing Date (as such list may be updated from time to time after the Closing Date with the Administrative Agent’s consent (such consent not to be unreasonably withheld, delayed or conditioned)), (c) Persons engaged as principals in private equity, mezzanine financing or venture capital (or related funds or Affiliates of any such Persons), and (d) any reasonably identifiable (on the basis of its name or as identified in writing by the Borrower) Affiliate of the Persons described in the preceding clauses (a), (b) and (c) or Persons that are identified as Affiliates in writing by the Borrower (or its counsel) to the Administrative Agent (or its counsel) from time to time and any other Affiliates that are known (or should be known) by the Administrative Agent (other than (except (i) as identified on such list mentioned in clause (b) above, (ii) a Person covered by clause (c) above, (iii) a Person that has investment strategies or historical practices that include distressed debt or “loan to own” investments or that is an opportunity fund or (iv) otherwise identified in writing as being a Disqualified Lender by the Borrower (or its counsel)) any Affiliates that are banks, financial institutions, bona fide debt funds or bona find debt investment vehicles that are solely engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds

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and similar extensions of credit in the ordinary course and a Person described in clause (a), (b) or (c) does not, directly or indirectly, have the power to direct, or cause the direction of, the investment or management policies of such Person ), provided, any Person that is a Lender and subsequently becomes a Disqualified Lender (but was not a Disqualified Lender at the time it became a Lender) will be deemed to not be a Disqualified Lender hereunder.
“Dollar Equivalent” means, at any time as to any amount denominated in any currency other than Dollars, the equivalent amount in Dollars as mutually and reasonably determined by the Administrative Agent and the Borrower at such time on the basis of the Exchange Rate for the purchase of Dollars with such currency, on the most recent Calculation Date for such currency.
“Dollars” and the sign “$” mean the lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States, any State or Commonwealth thereof or the District of Columbia.
“E-Fax” means any system used to receive or transmit faxes electronically.
“E-Signature” means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.
“E-System” means any electronic system approved by the Administrative Agent, including IntraLinks® and ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electing Guarantor” means any Excluded Subsidiary that is a Subsidiary that, at the option, and in the sole discretion, of the Borrower has been designated as a Guarantor Subsidiary.
“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System.

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“Eligible Assignee” means, in each case, subject to the proviso at the end of this definition, (a) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), (b) any Person (other than a Natural Person) in compliance with Section 10.6(c)(ii) or (c) any Approved Fund; provided that in no event will (i) a Disqualified Lender be an Eligible Assignee without the Borrower’s written consent, (ii) a Natural Person be an Eligible Assignee without the Borrower’s written consent, and (iii) any Defaulting Lender or any Subsidiary of a Defaulting Lender, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons in this clause (iii), be an Eligible Assignee.
“Eligible Currency” means any currency other than Dollars (a) that is readily available, (b) that is freely traded, (c) that is convertible into Dollars in the international interbank market and (d) as to which a Dollar Equivalent may be readily calculated.
“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, the Borrower, any Subsidiary or any of their respective ERISA Affiliates, or with respect to any Pension Plan or Multiemployer Plan, to which the Borrower or any of its Subsidiaries or any ERISA Affiliate thereof has within the preceding five plan years made contributions.
“EMU” means the Economic and Monetary Union as contemplated in the EU Treaty.
“EMU Legislation” means the legislative measures of the EMU for the introduction of, changeover to, or operation of the Euro in one or more member states.
“English Collateral Agreement” means the English law governed all assets (that is Collateral) debenture between each UK Guarantor, ModernaTx (but solely to the extent to grant a security interest over its rights and interests in any Intellectual Property registered with a Governmental Authority in the United Kingdom and any applications therefor (other than Intellectual Property excluded from such security interest therein) (and that is material to the business and Core Assets of the Borrower and its Subsidiaries)) and the Collateral Agent for the benefit of the Secured Parties, as amended, restated, supplemented or otherwise modified from time to time.
“English Collateral Documents” means any Collateral Document entered into by a UK Guarantor for the benefit of the Secured Parties governed by English law to secure the Obligations from time to time (including, without limitation, the English Collateral Agreement).
“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged Environmental Liability or violation of any applicable Environmental Law; (b) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (c) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.
“Environmental Laws” means any and all current and future foreign or domestic, federal or state (or any subdivision of either of them) Laws, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (a) the environment, natural resources and environmental matters, including those relating to any Hazardous Materials Activity; (b) the generation, use, storage, transportation or disposal of Hazardous Materials; or (c) occupational health and safety, land use or the

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protection of human, plant or animal health or welfare, in any such case, as of any date of determination, then in force and in any manner applicable to the Borrower or any of its Subsidiaries or any Facility.
“Environmental Liabilities” means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies, including the cost of environmental consultants and attorneys’ costs) that may be imposed on, incurred by or asserted against any Credit Party or any Subsidiary of any Credit Party as a result of, or related to, (a) any actual or alleged violation of any applicable Environmental Law; (b) any Release or threatened Release; (c) any Remedial Action or Hazardous Materials Activity; or (d) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.
“ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (b) any trade or business (whether or not incorporated) which is a member of a group of trades or Business under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (c) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member. Any former ERISA Affiliate of the Borrower or any Subsidiary will continue to be considered an ERISA Affiliate of the Borrower or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Borrower or such Subsidiary and with respect to liabilities arising after such period for which the Borrower or such Subsidiary would be liable under the Internal Revenue Code or ERISA.
“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation in effect on the Closing Date); (b) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code or Section 302 or 303 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by the Borrower, any Subsidiary or any of their respective ERISA Affiliates from any Pension Plan with two or more non-related contributing sponsors or the termination of any such Pension Plan resulting in liability to the Borrower, any Subsidiary or any of their respective ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan or Multiemployer Plan, or the occurrence and continuance of any event or condition which would reasonably constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any such plan; (f) the imposition of any liability under Title IV of ERISA on the Borrower, any Subsidiary or any of their respective ERISA Affiliates with respect to the termination of any Pension Plan; (g) the withdrawal of the Borrower, any Subsidiary or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by the Borrower, any Subsidiary or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in insolvency pursuant to Section 4245

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of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (h) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan; (i) the occurrence and continuance of a non-exempt “prohibited transaction” with respect to which the Borrower or any Subsidiary is a “disqualified person” or a “party in interest” (within the meaning of Section 4975 of the Internal Revenue Code or Section 406 of ERISA, respectively) or which would reasonably be expected to result in Liability to the Borrower or any Subsidiary; or (j) a determination that any Pension Plan is, or is expected to be, in “at risk” status (as defined in Section 430(j) of the Internal Revenue Code or Section 303 of ERISA) or in “critical and declining” status (within the meaning of Section 305 of ERISA).
“Erroneous Payment” as defined in Section 9.14(a).
“Erroneous Payment Deficiency Assignment” as defined in Section 9.14(d).
“Erroneous Payment Impacted Class” as defined in Section 9.14(d).
“Erroneous Payment Return Deficiency” as defined in Section 9.14(d).
“Erroneous Payment Subrogation Rights” as defined in Section 9.14(d).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“EU Treaty” means the Treaty on European Union.
“Euro” means the single currency of the Participating Member States introduced in accordance with the provisions of Article 109(i)4 of the EU Treaty.
“Event of Default” as defined in Section 8.1.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.
“Exchange Rate” means, on any day, for purposes of determining the Dollar Equivalent of any Eligible Currency, the rate at which such other currency may be exchanged into Dollars at the time of determination on such day on the Bloomberg WCR Page for such currency. If such rate does not appear on any Bloomberg WCR Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Administrative Agent and the Borrower, or, in the event no such service is selected, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Administrative Agent shall, with the Borrower, elect after reasonably determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of Dollars for delivery two Business Days later; provided that, if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, together with the Borrower, may use any reasonable method they reasonably deem in good faith appropriate to determine such rate, and such determination shall be presumed correct absent demonstrable error.
“Excluded Foreign Subsidiary” means (a) any Subsidiary that is (i) a Foreign Subsidiary not formed under the laws of a Subject Jurisdiction or (ii) any direct or indirect Subsidiary (including, without

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limitation, a “disregarded entity” for federal income tax purposes) substantially all the assets of which are Capital Stock of, or Capital Stock and indebtedness of, one or more Subsidiaries that are Foreign Subsidiaries not formed under the laws of a Subject Jurisdiction (“Foreign Subsidiary Holding Company”) or other Foreign Subsidiary Holding Companies and (b) any direct or indirect Subsidiary of a Foreign Subsidiary not formed under the laws of a Subject Jurisdiction or a Foreign Subsidiary Holding Company.
“Excluded Real Estate Assets” means, with respect to any Credit Party, (a) any fee interest in owned real property not constituting a Material Real Estate Asset, (b) any leasehold interest (including any ground lease interest) in real property and (c) any fixtures affixed to any real property to the extent (i) such real property does not constitute Collateral and/or (ii) such real property is not otherwise an Excluded Asset (as defined in the Pledge and Security Agreement) and a security interest in such fixtures may not be perfected by a UCC-1 financing statement in the jurisdiction of organization of the applicable Credit Party (or the equivalent thereof in any other relevant jurisdiction in respect of a Foreign Guarantor).
“Excluded Subsidiary” means any Subsidiary of the Borrower that is one of the following and has not been designated by the Borrower as an Electing Guarantor hereunder: (a) each Immaterial Subsidiary, (b) each Unrestricted Subsidiary, (c) each Excluded Foreign Subsidiary, (d) each Subsidiary to the extent that (and only for so long as) such Subsidiary is prohibited by any applicable Law from guaranteeing the Obligations, (e) each Subsidiary if, and for so long as, the guarantee of the Obligations by such Subsidiary would require the consent, approval, license or authorization of a Governmental Authority or under any binding Contractual Obligation (or, if such Subsidiary is not a wholly-owned Subsidiary, under its Organizational Documents) with any Person other than the Borrower or any Subsidiary existing on the Closing Date (or, if later, the date such Subsidiary is acquired (so long as such Contractual Obligation is not incurred in contemplation of such acquisition)), except to the extent and until such consent, approval, license or authorization has actually been obtained, (f) each Subsidiary that is a not-for-profit organization or captive insurance entity, (g) Subsidiaries formed to consummate Permitted Acquisitions so long as (x) such Permitted Acquisition has not been consummated and (y) such Subsidiary has no material assets or material operations except those arising from or incidental to its being party to agreements pertaining to such unconsummated Permitted Acquisition, (h) any Massachusetts securities corporation, (i) each Subsidiary with respect to which, as reasonably determined by the Borrower in good faith, the guarantee by such Subsidiary would reasonably be expected to result in material adverse tax consequences to the Borrower or any Subsidiary and (j) each Subsidiary with respect to which, as reasonably determined by the Borrower and the Administrative Agent, the cost, burden and/or potential tax liability of providing a guarantee outweigh the marginal benefits to be obtained by the Lenders.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” (determined after giving effect to any applicable keep well, support or other agreement for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Credit Parties) as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 7.14) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing

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more than one swap, such exclusion will apply only to the portion of such Swap Obligation that is attributable to swaps for which the Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.
“Excluded Tax” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient (a) Taxes imposed on or measured by net income (however denominated, and including branch profits taxes) and franchise taxes imposed in lieu of net income taxes, in each case (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) imposed on any Recipient as a result of a present or former connection between such Recipient and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein (other than such connection arising solely from any such Recipient having executed, delivered or performed its obligations or received a payment under, received or perfected a security interest under, or enforced, any Credit Document); (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which such Lender (i) acquires such interest in the Loan or Commitment or otherwise becomes a party to this Agreement (other than pursuant to an assignment request by the Borrower under Section 2.23) or (ii) changes its lending office, except in each case, to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office; (c) Taxes that are attributable to the failure by any Recipient to deliver the documentation required to be delivered pursuant to Section 2.20(f) or Section 2.20(g); (d) withholding Taxes imposed under FATCA; and (e) any Canadian federal withholding Tax imposed as a result of (i) such Recipient not dealing at arm’s length (for the purposes of the Income Tax Act (Canada)) with a Credit Party, (ii) such Recipient being a “specified non-resident shareholder” (as defined in subsection 18(5) of the Income Tax Act (Canada)) of a Credit Party or a Person not dealing at arm’s length (for the purposes of the Income Tax Act (Canada)) with a “specified shareholder” (as defined in subsection 18(5) of the Income Tax Act (Canada)) of a Credit Party, or (iii) a Credit Party being a “specified entity” (within the meaning of subsection 18.4(1) of the Income Tax Act (Canada)) in respect of such Recipient, as applicable, except in the case of either clause (i), (ii) or (iii) where the non-arm’s length relationship arises or where the Recipient is a “specified non-resident shareholder” or does not deal at arm’s length with a “specified shareholder” or a Credit Party being a “specified entity” in respect of such Recipient, solely as a result of such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or received or enforced any rights under, a Credit Document).
“Executive Officer” means, at any time, as applied to any Person, any individual holding the position of chairman of the board of directors, chief executive officer, president, chief financial officer, chief operating officer, chief compliance officer, chief legal officer and any other executive officer having substantially the same authority and responsibility as any of the foregoing, in each case, that actively is involved with this Agreement and other Credit Documents at such time.
“Executive Order No. 13224” means Executive Order No. 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism.
“Existing Intercompany Investments” mean Investments set forth on the Existing Intercompany Investments Schedule.

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“Existing Intercompany Investments Schedule” means the portion of Schedule 5.2 to the Pledge and Security Agreement identified by the heading “Investment Related Property—Pledged Debt”, as in effect on the Closing Date.
“Export Controls” means any applicable laws, regulations, and orders related to the regulation of imports, exports, re-exports, transfers, releases, shipments, transmissions, or any other provision or receipt of goods, technology, technical data, software, or services, including the Export Administration Regulations (15 C.F.R. § 730-774), the Arms Export Control Act (22 U.S.C. § 2778), the International Traffic in Arms Regulations (22 C.F.R. § 120-130), the Tariff Act of 1930 and regulations administered and enforced by U.S. Customs and Border Protection and U.S. Immigration and Customs Enforcement, U.S. Department of Agriculture, U.S. Department of the Interior, U.S. Department of Health and Human Services, Export and Import Permits Act (Canada) and any other laws, regulations, and orders of a similar nature.
“Extended Term Lender” as defined in Section 10.5(g).
“Extended Term Loans” as defined in Section 10.5(g).
“Extension” as defined in Section 10.5(g).
“Extension Amendment” as defined in Section 10.5(g).
“Extension Offer” as defined in Section 10.5(g).
“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Borrower, any Subsidiary or any of their respective predecessors or Affiliates.
“Factoring Transaction” means any transaction or series of transactions that may be entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or such Subsidiary may sell, convey, assign or otherwise transfer Receivables Assets (which may include a backup or precautionary grant of security interest in such Receivables Assets so sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred) to any Person that is not a Subsidiary.
“Fair Share” as defined in Section 7.2.
“Fair Share Contribution Amount” as defined in Section 7.2.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.
“FCPA” means the U.S. Foreign Corrupt Practices Act (15 U.S.C. §§78dd-1 et seq.).
“FDA” means the United States Food and Drug Administration and any successor thereto.

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“FDA Laws” means all applicable statutes (including but not limited to the FDCA), rules, regulations (including but not limited to 21 C.F.R. Parts 50, 54, 56, 58, 210, 211, 312, 600, 610 and implementing guidance documents) and orders administered or issued by the FDA (and any foreign equivalent).
“FDCA” means the Federal Food Drug and Cosmetic Act (21 U.S.C.§ 301 et seq.).
“Federal Funds Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day will be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day will be the average rate charged to the Administrative Agent, in its capacity as a Lender, on such day on such transactions as reasonably determined by the Administrative Agent.
“Federal Health Care Program” means the health care program of any Governmental Authority, including, without limitation, federal health care program as defined in 42 U.S.C. 1320a–7b(f), Medicaid (42 U.S.C. 1396 et seq.), Medicare (42 U.S.C. 1395 et seq.), TRICARE (10 U.S.C. § 1071 et seq.), Federal Employees Health Benefits Program (5 U.S.C. § 8901 et seq.), and state CHIP programs.
“Federal Health Care Program Laws” as defined in Section 4.24(c).
“Financial Covenant” means the minimum Liquidity covenant set forth in Section 6.7(a).
“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of an Authorized Officer of the Borrower that such financial statements fairly present, in all material respects, the financial condition of the Borrower and the Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments and the absence of footnotes.
“Financial Plan” as defined in Section 5.1(c).
“Fiscal Quarter” means, with respect to any Person, the fiscal quarter of such Person. In the case of the Borrower, Fiscal Quarter means a fiscal quarter of any Fiscal Year of the Borrower. A Fiscal Quarter of the Borrower may be designated by reference to the last day thereof (i.e., the “December 31, 2025 Fiscal Quarter” refers to the Fiscal Quarter ended on December 31, 2025, the last day of the Borrower’s fourth Fiscal Quarter for Fiscal Year 2025) or by reference to the applicable Fiscal Quarter of a Fiscal Year (i.e., the “Q4-2025 Fiscal Quarter” also refers to the Borrower’s fourth Fiscal Quarter for Fiscal Year 2025). To the extent that the Fiscal Quarters of any Person (other than the Borrower) are different than the Fiscal Quarters of the Borrower, the Borrower shall determine in good faith a methodology to align such other Person’s Fiscal Quarters with the corresponding Fiscal Quarters of the Borrower. For purposes of this Agreement, except to the extent expressly stated otherwise, references to any “Fiscal Quarter” will mean a Fiscal Quarter of the Borrower.
“Fiscal Year” means, with respect to any Person, the fiscal year of such Person. In the case of the Borrower, as of the Closing Date, Fiscal Year means the fiscal year of the Borrower and the Subsidiaries ending on December 31 of each calendar year. A Fiscal Year of the Borrower may be

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designated by reference to the last day thereof (i.e., the “December 31, 2025 Fiscal Year” refers to the Fiscal Year ended on December 31, 2025) or by reference to the calendar year in which such Fiscal Year ends (i.e., “Fiscal Year 2025” also refers to the Fiscal Year ended on December 31, 2025). To the extent that the Fiscal Years of any Person (other than the Borrower) are different than the Fiscal Years of the Borrower, the Borrower shall determine in good faith a methodology to align such other Person’s Fiscal Years with the corresponding Fiscal Years of the Borrower. For purposes of this Agreement, except to the extent expressly stated otherwise, references to any “Fiscal Year” will mean a Fiscal Year of the Borrower.
“Flood Insurance Laws” means collectively, (a) the National Flood Insurance Act of 1968, (b) the Flood Disaster Protection Act of 1973, (c) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973), (d) the Flood Insurance Reform Act of 2004 and (e) the Biggert-Waters Flood Insurance Reform Act of 2012, each as now or hereafter in effect or any successor statute thereto and any and all official rulings and interpretation thereunder or thereof.
“Foreign Casualty Event” as defined in Section 2.15(f).
“Foreign Disposition” as defined in Section 2.15(f).
“Foreign Guarantor” means any Foreign Subsidiary that is a Guarantor.
“Foreign Mandatory Prepayment Event” as defined in Section 2.15(f).
“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by the Borrower or any of its Subsidiaries with respect to employees employed outside the United States or Canada.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“Foreign Subsidiary Holding Company” as defined in the definition of “Excluded Foreign Subsidiary”.
“Funded Debt” means all Indebtedness of the Borrower and the Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.
“Funding Default” as defined in Section 2.22.
“Funding Guarantor” as defined in Section 7.2.
“Funding Notice” means a notice substantially in the form of Exhibit A-1 or any other form reasonably acceptable to the Administrative Agent.
“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2 and in the definition of Capital Lease, United States generally accepted accounting principles in effect as of the date of determination thereof, including those in effect at such time that are set forth in the opinions

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and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.
“Government Official” means (a) any official, officer, employee or representative of, or any Person acting in an official capacity for or on behalf of, any Governmental Entity, (b) any political party or party official or candidate for political office or (c) any official, officer, employee, or any Person acting in an official capacity for or on behalf of, any company, business, enterprise or other entity owned (in whole or in substantial part) controlled by or Affiliated with a Governmental Entity.
“Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.
“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, minister, body, agency, Law-, rule- or regulation-making organizations or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government in a jurisdiction where the Borrower and the Subsidiaries operate the Business, including any supra-national bodies (such as the European Union or the European Central Bank), in each case, whether U.S. or non-U.S., including, without limitation, the FDA, the U.S. Department of Health and Human Services, the Office of the Inspector General for the U.S. Department of Health and Human Services, the U.S. Department of Justice, and any other agency, branch or other governmental body that has regulatory, enforcement, supervisory or administrative authority or oversight over, or is charged with the responsibility or vested with the authority to administer or enforce, any applicable Health Care Laws or issue or approve any Registration under or in connection with any such applicable Health Care Laws.
“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.
“Governmental Entity” means any (a) international, multinational, foreign, federal, state, local, municipal, or other government or political subdivision, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, commission, board, bureau, official, or entity and any court or other tribunal) or (c) body exercising, or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal.
“Granting Lender” as defined in Section 10.6(k).
“Grantor” as defined in the Pledge and Security Agreement.
“Guaranteed Obligations” means all Obligations; provided that, with respect to any Guarantor, “Guaranteed Obligations” shall exclude all Excluded Swap Obligations of such Guarantor.
“Guarantor” means the Borrower (solely with respect to the Guaranteed Obligations in respect of any Bank Product Agreement or Secured Rate Contract entered into by any other Credit Party and not with respect to its direct Obligations as a primary obligor under the Credit Documents) and each Guarantor Subsidiary, and, in each case, their respective successors and assigns.

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“Guarantor Subsidiary” means each direct and indirect Subsidiary of the Borrower (other than an Excluded Subsidiary) that has provided a Guaranty hereunder.
“Guaranty” means the guaranty of each Guarantor set forth in Section 7.
“Hazardous Materials” means any chemical, material, substance or waste, exposure to which, or the Release of which, either is prohibited, limited or regulated by any Governmental Authority or may give rise to Environmental Liability.
“Hazardous Materials Activity” means any activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.
“Health Care Laws” means, collectively: (a) all applicable federal, state or local laws, rules, regulations, orders, ordinances, statutes and requirements issued under or in connection with any Federal Health Care Program; (b) all applicable federal and state laws and regulations governing the confidentiality of health information, including, without limitation, HIPAA; (c) all applicable federal, state and local fraud and abuse laws of any Governmental Authority, including the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b), the federal exclusion law (42 U.S.C. § 1320a-7), the federal civil monetary penalties law (42 U.S.C. § 1320a-7a), the federal fraud and abuse control program (42 U.S.C. § 1320a-7c), the civil False Claims Act (31 U.S.C. § 3729 et seq.), criminal false claims statutes (e.g., 18 U.S.C. §§ 287 and 1001), the Program Fraud Civil Remedies Act (31 U.S.C. § 3801 et seq.), the antifraud and related provisions of HIPAA (e.g., 18 U.S.C. §§ 1035 and 1347), or other federal or state laws and regulations relating to health care fraud or Federal Health Care Programs; (d) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173) and the regulations promulgated thereunder; (e) the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h) and state corollary transactions relating to disclosure of the transfer of value to health care professionals; (f) all applicable reporting and disclosure requirements under Section 603 of the Veteran’s Health Care Act (Quarterly and Annual Non-Federal Average Manufacturer Price and Federal Ceiling Price), Federal Supply Schedule Contract Prices and Tricare Retail Pharmacy Refunds and Medicare Part D; (g) FDA Laws; (h) [reserved]; (i) the drug pricing provisions of the Inflation Reduction Act of 2022; and (j) all other applicable federal, state or local laws, rules, regulations, ordinances, statutes and requirements relating to: (i) interactions with health care professionals, (ii) ownership, testing, development, sale, marketing, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any Product or component of any Product, (iii) federal, state, or internationally funded research grants and services agreements, including, without limitation, Federal Acquisition Regulation, (iv) human subjects research protections, institutional review board oversight, informed consent, and oversight and management of research misconduct allegations, including but not limited 42 C.F.R. Part 93 and regulations for the protection of human subjects in research promulgated at 45 C.F.R. Part 46 and applicable subparts, (v) laboratory operations relating to Product research and development, (vi) animal welfare in preclinical and post-market testing, including, without limitation, the U.S. Department of Agriculture’s Animal Welfare Act and IACUC oversight requirements; (vii) manufacture, possession, use, distribution and transfer of controlled substances and select agents; (viii) record-keeping and electronic records, including, without limitation, 21 C.F.R. Part 11; and (ix) all rules and regulations and binding guidance having the force or effect of Law promulgated under or pursuant to any of the foregoing

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“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.
“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations promulgated thereunder, and the Health Information Technology for Economic and Clinical Health Act, Title XIII, subtitle D, of the American Recovery and Reinvestment Act of 2009, codified at 42 U.S.C. § 17921 et seq., as amended.
“Historical Audited Financial Statements” means the audited consolidated balance sheets and related statements of income and cash flows of the Borrower for the Fiscal Year ended December 31, 2024.
“Historical Financial Statements” means, collectively, the Historical Audited Financial Statements and the Historical Unaudited Financial Statements.
“Historical Unaudited Financial Statements” means the unaudited consolidated balance sheets and related statements of income and cash flows of the Borrower for the Fiscal Quarters ended March 31, 2025 and June 30, 2025.
“Immaterial Subsidiary” means on any date, any Subsidiary of the Borrower that has less than 5.0% of consolidated total assets on a Pro Forma Basis and generates less than 5.0% of annual consolidated revenues of the Borrower and the Subsidiaries as reflected in the most recent financial statements delivered pursuant to Section 5.1(a) prior to such date (or, at any time prior to the first date that financial statements have been or are required to be delivered pursuant to Section 5.1(a), as reflected in the Historical Audited Financial Statements for the Fiscal Year ended December 31, 2024); provided that if, at any time, Domestic Subsidiaries that are not Guarantors solely because they meet the thresholds set forth above comprise in the aggregate more than (when taken together with the consolidated total assets of the Subsidiaries of such Domestic Subsidiaries at the last day of the most recent Test Period) 10.0% of consolidated total assets of the Borrower and the Subsidiaries as of the end of the most recently ended Test Period or more than (when taken together with the revenues of the Subsidiaries of such Domestic Subsidiaries for such Test Period) 10.0% of the consolidated revenues of the Borrower and the Subsidiaries for such Test Period, then the Borrower shall, not later than one-hundred-twenty (120) days after the date by which financial statements for such Test Period were required to be delivered pursuant to this Agreement (or such longer period as the Administrative Agent may agree in its reasonable discretion), cause one or more Domestic Subsidiaries to comply with the provisions of Section 5.10 with respect to any such Subsidiaries so that the foregoing condition ceases to be true.
“Increased Cost Lender” as defined in Section 2.23.
“Incremental Amendment” as defined in Section 2.24(e).
“Incremental Amount” means, as of the date of measurement, the sum of (a) the greater of (i) $100,000,000 and (ii) an amount equal to 5.0% of TTM Revenue, minus (b) the aggregate principal amount of Incremental Term Loans previously incurred in reliance on this definition, minus (c) the aggregate principal amount of all Incremental Equivalent Debt previously incurred in reliance on this definition, plus (d) the aggregate principal amount of any voluntary prepayments of Term Loans (in each case, including those made through discounted debt buy-backs by the Borrower or any Subsidiary in an amount equal to the discounted amount actually paid in respect of such buy-back); provided that in the

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case of clause (d), solely to the extent not funded with proceeds of Funded Debt (other than revolving credit Indebtedness).
“Incremental Equivalent Debt” means Indebtedness of any one or more Credit Parties in the form of term loans or notes that are unsecured; provided that:
(a)    the aggregate principal amount of all Incremental Equivalent Debt on any date such Indebtedness is incurred will not, together with any Incremental Term Facilities incurred, exceed the Incremental Amount;
(b)    any Incremental Equivalent Debt will not mature prior to the Latest Term Loan Maturity Date, or have a shorter Weighted Average Life to Maturity than the Initial Term Loans, in each case other than customary “high yield” bridge loans, provided that any Indebtedness which is exchanged for or otherwise replaces such bridge loans shall satisfy the requirements of this clause (b);
(c)    [reserved];
(d)    Incremental Equivalent Debt may not participate in any voluntary or mandatory prepayments;
(e)    Incremental Equivalent Debt may not be guaranteed by any Person other than the Guarantors;
(f)    [reserved];
(g)    subject to provisions of Section 1.5 if an LCA Election has been made, no Default or Event of Default will have occurred and be continuing on the date such Incremental Equivalent Debt is incurred or would occur immediately after giving effect thereto; and
(h)    the other terms applicable to such Indebtedness are substantially identical to, or (taken as a whole as determined by the Borrower in good faith) no more favorable to the lenders providing such Incremental Equivalent Debt than, those applicable to the Initial Term Loans or otherwise reasonably satisfactory to the Administrative Agent; provided that this clause (i) will not apply to (i) interest rate, fees, funding discounts and other pricing terms, (ii) redemption, prepayment or other premiums, (iii) optional prepayment terms and (iv) covenants and other terms that are (A) applied to the Term Loans existing at the time of incurrence of such Incremental Equivalent Debt (so that existing Lenders also receive the benefit of such provisions) and/or (B) applicable only to periods after the Latest Term Loan Maturity Date at the time of incurrence of such Indebtedness; provided further that a certificate of the Borrower delivered to the Administrative Agent at least four (4) Business Days prior to the incurrence of such Indebtedness (or such shorter period as may be reasonably agreed by the Administrative Agent), together with a reasonably detailed description of the material covenants and events of default of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has reasonably determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower in writing within such four (4) Business Day period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees).
“Incremental Facility” as defined in Section 2.24(a).

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“Incremental Loans” as defined in Section 2.24(a).
“Incremental Term Facilities” as defined in Section 2.24(a).
“Incremental Term Loans” as defined in Section 2.24(a).
“Incremental Term Loan Commitment” means the commitment of a Lender to make or otherwise fund an Incremental Term Loan of any Class and “Incremental Term Loan Commitments” means such commitments of all Lenders in the aggregate.
“Incremental Term Loan Exposure” means, with respect to any Lender and any Class of Incremental Term Loans, as of any date of determination, the outstanding principal amount of the Incremental Term Loans of such Class of such Lenders; provided that at any time prior to the making of such Incremental Term Loans, the Incremental Term Loan Exposure of any Lender will be equal to such Lender’s Incremental Term Loan Commitment of such Class.
“Indebtedness,” as applied to any Person, means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations evidenced by bonds, debentures, notes or similar instruments; (c) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP as in effect of the date hereof; (d) any obligation or contingent obligation owed for all or any part of the deferred purchase price of property or services, which purchase price is fixed and non-contingent and more than ten (10) Business Days overdue (excluding (A) any such obligations incurred under ERISA, (B) accounts payable, payroll and other liabilities and accrued expenses incurred in the ordinary course of business, (C) accruals for payroll and other liabilities in the ordinary course of business and (D) escrows, hold-backs and similar obligations); (e) earn-outs that are more than ten (10) Business Days overdue; (f) the undrawn amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, in each case of this clause (f), that is not cash collateralized; (g) Disqualified Capital Stock; (h) the direct or indirect guaranty of obligations, of the type in clauses (a)-(g) of this definition, of any other Person; (i) obligations, of the type in clauses (a)-(g) of this definition, that are secured by a Lien on any property or asset owned or held by that Person regardless of whether such obligations are owed by or recourse to such Person; and (j) obligations of such Person in respect of any derivative transaction, including any Rate Contract, in each case of this clause (j) that are entered into solely for speculative purposes. Notwithstanding the foregoing, for all purposes of this Agreement: (i) Indebtedness of any Person will include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent of such liability; (ii) with respect to clause (f) above, to the extent any letter of credit issued for the benefit of the Borrower or any Subsidiary (a “Primary LC”) is supported (including any “back-to-back” arrangement) by a another letter of credit also issued for the benefit of the Borrower or any Subsidiary (the “Supporting LC”), to the extent that both such Primary LC and the relevant Supporting LC would constitute “Indebtedness” for any purpose under this Agreement, then the Primary LC and the relevant Supporting LC shall be deemed to be a single obligation in an amount equal to the amount of Indebtedness attributable to the Primary LC (and any corresponding amount of the Supporting LC that also would then constitute “Indebtedness” will be disregarded); (iii) with respect to clause (i) above, the amount of Indebtedness of any Person will be deemed to be equal to the lesser of (1) the aggregate unpaid amount of such Indebtedness and (2) the fair market value (as determined by such Person in good faith) of the property encumbered thereby as determined by such Person in good faith; and (iv) the amount of any

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obligation under any Rate Contract covered by clause (j) above shall be deemed to be the Swap Termination Value thereof as of such date.
“Indemnified Liabilities” means, subject to the limitations set forth in Section 10.3, collectively, any and all liabilities (including Environmental Liabilities), obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), actions, judgments, suits, costs (including the costs of any Remedial Action), expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented in reasonable detail fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened in writing by any Person, whether or not any such Indemnitee will be designated as a party or a potential party thereto, and any reasonable and documented out-of-pocket fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and applicable Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (a) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral under the Collateral Documents or the enforcement of the Guaranty)); (b) the Agency Fee Letter and any Contractual Obligation entered into in connection with any Approved Electronic Communications; (c) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of the Borrower or any Subsidiary; or (d) any actual or prospective investigation, litigation or other proceeding relating to any of the foregoing, whether or not brought by any such Indemnitee or any of its Related Persons, any holders of securities or creditors (and including reasonable and documented out-of-pocket attorneys’ fees in any case), whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Law or theory thereof, including common law, equity, contract, tort or otherwise.
“Indemnified Taxes” means (a) all Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document, and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” as defined in Section 10.3.
“Initial Credit Extension” as defined in Section 3.1.
“Initial Default” as defined in Section 8.1.
“Initial Funding Date” means November 24, 2025.
“Initial Term Loan” means a Term Loan made by a Lender to the Borrower on the Initial Funding Date pursuant to Section 2.1 and, upon the borrowing thereof, each Delayed Draw Term Loan.
“Initial Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the sum of the outstanding principal amount of the Initial Term Loans of such Lender and the undrawn amount of the Delayed Draw Term Loan Commitments of such Lender; provided, at any time prior to the making of any Initial Term Loans, the Initial Term Loan Exposure of any Lender will be

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equal to the sum of such Lender’s Closing Date Initial Term Loan Commitment and such Lender’s Delayed Draw Term Loan Commitment.
“Intellectual Property” means all rights, priorities and privileges relating to intellectual property, whether arising under United States, state, multinational or foreign laws or otherwise, including, without limitation: copyrights (including copyrights in software) whether registered or unregistered and all applications therefor, patents, industrial designs and certificates of invention, or similar industrial property rights, and applications therefor, software, trademarks (whether registered or unregistered and applications therefor), goodwill associated with trademarks, service-marks, domain names, technology, know-how and processes, formulas, trade secrets and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
“Intercompany Subordination Agreement” means the Intercompany Subordination Agreement to be executed by the Borrower and the Subsidiaries substantially in the form of Exhibit J.
“Interest Payment Date” means with respect to (a) any Base Rate Loan, the last Business Day of each calendar quarter, commencing on the first such date to occur after the borrowing of such Loan and the final maturity date or conversion date of such Loan; and (b) any SOFR Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of longer than three months, “Interest Payment Date” will also include the respective dates that fall every three months after the commencement of such Interest Period and prior to the last day of such Interest Period.
“Interest Period” means, in connection with a SOFR Loan, an interest period of one-, three- or six-months (or, if available, twelve-months with the consent each applicable Lender or shorter periods with the consent of the Administrative Agent) (in each case, subject to the availability thereof), as selected by the Borrower in the applicable Funding Notice or Conversion/Continuation Notice, (a) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (b) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided that (i) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period will expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period will expire on the immediately preceding Business Day; (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) will, subject to clause (iii) of this definition, end on the last Business Day of a calendar month; (iii) no Interest Period with respect to any portion of any Class of Term Loans will extend beyond such Class’s Term Loan Maturity Date; and (iv) no tenor that has been removed from this definition pursuant to Section 2.18(b)(iv) shall be available for specification in a Funding Notice or Conversion/Continuation Notice unless reinstated pursuant to Section 2.18(b).
“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two (2) Business Days prior to the first day of such Interest Period.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
“Investment” means (a) any direct or indirect purchase or other acquisition by the Borrower or any Subsidiary of, or of a beneficial interest in, any of the Securities of any other Person; (b) any direct or indirect redemption or retirement, for value, by any Subsidiary from any Person (other than the Borrower or a Subsidiary), of any Capital Stock of such Subsidiary; (c) any direct or indirect loan, advance or

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capital contribution by the Borrower or any Subsidiary to any other Person, and (d) any acquisition, whether by purchase, merger or otherwise, of all or a material portion of the assets of, or a division, unit, business line or product line of, any other Person; provided that “Investments” shall not include intercompany loans, advances, or Indebtedness having a term not exceeding one year (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business. In no event shall a guarantee of an operating lease of the Borrower or any of its Subsidiaries be deemed an Investment. The amount of any Investment will be the original cost of such Investment without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, in each case, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Borrower or any of its Subsidiaries in respect of such Investment and shall be net of any Investment by such Person in any Credit Party or any of its Subsidiaries.
“Joint Venture” means (a) any Person which would constitute an “equity method investee” of the Borrower or any Subsidiary and (b) any Person in whom the Borrower or any of the Subsidiaries beneficially owns any Capital Stock that is not a Subsidiary (other than an Unrestricted Subsidiary); provided that in no event will any Subsidiary of any Person be considered a Joint Venture of such Person.
“Joint Venture Subsidiary” means any Subsidiary that is not wholly-owned, directly or indirectly, by the Borrower and the business and management thereof is jointly controlled by the holders of the Capital Stock in such Subsidiary pursuant to customary joint venture arrangements.
“Judgment Currency” as defined in Section 10.26(a).
“Junior Financing” means any Junior Lien Indebtedness, any Subordinated Debt and any Indebtedness of the Borrower or its Subsidiaries that is unsecured.
“Junior Lien Indebtedness” means any Indebtedness of any Credit Party that is secured by Liens on Collateral that rank junior in priority to the Liens that secure the Obligations.
“Junior Lien Intercreditor Agreement” means an intercreditor agreement, in form and substance reasonably acceptable to the Borrower, the Collateral Agent and the applicable Debt Representatives for Junior Lien Indebtedness permitted hereunder.
“Latest Term Loan Maturity Date” means, as at any date of determination, the latest maturity or expiration date applicable to any Term Loan (including any Incremental Term Loan), as extended in accordance with this Agreement from time to time.
“Laws” means, collectively, all applicable international, foreign, federal, state, commonwealth and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, common law and administrative or judicial precedents or authorities, in each case whether now or hereafter in effect, including the interpretation thereof by a Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law. The term Laws includes without limitation the FDA Laws and the Health Care Laws.
“LCA Election” as defined in Section 1.5.
“LCA Test Date” as defined in Section 1.5.

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“Legal Reservations” means (a) the principle that equitable remedies may be granted or refused at the discretion of a court, the limitation of enforcement by laws relating to insolvency, bankruptcy, liquidation, judicial management, reorganization, court schemes, moratoria, administration and other laws generally affecting the rights of creditors and similar principles or limitations under the laws of any applicable jurisdiction, (b) the time barring of claims under applicable limitation laws, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defenses of set-off or counterclaim and similar principles or limitations under the laws of any applicable jurisdiction, (c) any general principles, reservations or qualifications, in each case as to matters of law as set out in any legal opinion delivered to the Administrative Agent in connection with any provision of any Credit Document, (d) the principle that any additional interest imposed under any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void, (e) the principle that in certain circumstances security granted by way of fixed charge may be characterized as a floating charge or that security purported to be constituted by way of an assignment may be recharacterized as a charge, (f) the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant, (g) the principle that the creation or purported creation of security over any contract or agreement which is subject to a prohibition against transfer, assignment or charging may be void, ineffective or invalid and may give rise to a breach entitling the contracting party to terminate or take any other action in relation to such contract or agreement, (h) provisions of a contract being invalid or unenforceable for reasons of oppression or undue influence and (i) similar principles, rights and defenses under the laws of any relevant jurisdiction.
“Lender” means, collectively, (a) each Person listed on the signature pages hereto as a Lender holding a Commitment or a Loan and (b) any other Person (other than a Natural Person) that becomes a party hereto pursuant to an Assignment Agreement and holds a Commitment or a Loan, in each case of the foregoing, other than any Disqualified Lender or any Natural Person.
“Lending Office” means, with respect to any Lender, the office or offices of such Lender specified as its “Lending Office” beneath its name on Appendix B hereto or in the administrative questionnaire delivered by such Lender to the Borrower and the Administrative Agent, or, in each case, such other office or offices of such Lender as it may from time to time notify the Borrower and the Administrative Agent.
“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses (including those incurred upon any appeal or in connection with the preparation for and/or response to any subpoena or request for document production relating thereto), in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.
“Lien” means any lien, mortgage, pledge, security interest, charge, hypothecation or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement); provided that in no event shall an operating lease, operating sublease, license, sublicense or an agreement to sell be deemed a Lien.
“Limited Condition Acquisition” means any Permitted Acquisition or other Investment permitted hereunder by the Borrower and/or one or more Subsidiaries the consummation of which is not conditioned on the availability of, or on obtaining, third party financing.

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“Liquidity” means at any time, the aggregate amount of Unrestricted Cash held at such time by the Borrower and its Subsidiaries.
“Liquidity Test Date” as defined in Section 6.7(a).
“Loan” means an Initial Term Loan (including any Delayed Draw Term Loan), an Incremental Term Loan, an Extended Term Loan or a Refinancing Term Loan.
“Margin Stock” means “margin stock” as such term is defined in Regulation U of the Board of Governors as in effect from time to time.
“Market Capitalization” means, as of any date of determination, an amount equal to (i) the total number of issued and outstanding shares of Capital Stock of the Borrower (or any successor Person) multiplied by (ii) the arithmetic mean of the closing prices per share of such Common Stock on the NASDAQ exchange (or, if the primary listing of such Common Stock is on another exchange, on such other exchange) for the thirty (30) consecutive Trading Days immediately preceding such date.
“Marketing Approval” means, with respect to any Product, the FDA approval necessary to sell such Product in the United States.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, properties, assets or financial condition of the Borrower and the Subsidiaries, taken as a whole; (b) the ability of any Credit Party to fully and timely perform its payment Obligations; (c) the legality, validity, binding effect or enforceability against a Credit Party of a Credit Document to which it is a party (in each case, other than as a result of the action or inaction of any Secured Party or any of its Related Persons as determined by a court of competent jurisdiction in a final non-appealable judgment or order); or (d) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under any Credit Document (in each case, other than as a result of the action or inaction of any Secured Party or any of its Related Persons as determined by a court of competent jurisdiction in a final non-appealable judgment or order).
“Material Indebtedness” means outstanding Indebtedness with an aggregate principal amount in excess of the greater of $100,000,000 and 5.0% of TTM Revenue.
“Material Real Estate Asset” means (a) each of the fee-owned Real Estate Assets located at (i) 1 Moderna Way, Norwood, Massachusetts 02062, (ii) 149 Hayes Memorial Drive, Marlborough, MA 01752 and (iii) solely to the extent that a security interest therein is not prohibited by or in violation of the terms of any contract or agreement in effect as of the Closing Date (or any renewal, extension or replacement thereof) with, or would create a right of termination in favor of, any unaffiliated third party, 405 Boulevard Armand-Frappier, Laval, QC H7V 4B3, Canada, and 820 Wellington Road, Clayton, VIC, Australia and (b) any other fee-owned Real Estate Asset having a fair market value (as reasonably determined by the Borrower) equal to or in excess of the greater of $20,000,000 and 1.0% of TTM Revenue that is not located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area”.
“Maximum Refinancing Amount” means, with respect to any Credit Agreement Refinancing Indebtedness, Permitted Refinancing or other refinancing, the principal amount (including interest paid in kind or otherwise capitalized to principal) and/or undrawn commitments, as applicable, of such Refinanced Indebtedness plus the sum of (a) the amount of all accrued and unpaid interest on such Refinanced Indebtedness, (b) the amount of any premiums (including tender premiums), make-whole

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amounts or penalties on such Refinanced Indebtedness and all costs and expenses for the payoff of such Refinanced Indebtedness and the termination of all documents and Liens related thereto, (c) the amount of all fees (including any exit consent fees) on such Refinanced Indebtedness, (d) the amount of all fees (including arrangement, commitment, structuring, underwriting, ticking, amendment, closing and other similar fees), commissions, costs, expenses and other amounts associated with such Refinancing Indebtedness and (e) the amount of all original issue discount and upfront fees associated with such Refinancing Indebtedness (“Refinancing Amount”); provided that to the extent on the date of such Permitted Refinancing the Borrower has capacity under the clause of Section 6.1 pursuant to which such Refinanced Indebtedness was initially incurred (or to which such Refinanced Indebtedness at such time has been classified, as applicable) to incur additional principal amount of the same type as the Refinanced Indebtedness (“Additional Incurrence Capacity”), then the Borrower and the Subsidiaries may incur Refinancing Indebtedness in an aggregate principal amount not to exceed the maximum Additional Incurrence Capacity if greater than the Refinancing Amount; provided, further, that the amount of Refinancing Indebtedness incurred in reliance on the Additional Incurrence Capacity will be considered to have been incurred under the clause of Section 6.1 pursuant to which such Refinanced Indebtedness was initially incurred (or to which such Refinanced Indebtedness at such time has been classified, as applicable).
“Milestone Product” means any of the Products currently identified as (i) mRNA-1083 in COVID/flu combination, (ii) mRNA-1010 in flu, (iii) mRNA-1403 or 1405 in norovirus, (iv) intismeran (mRNA-4157) + Keytruda or (v) mRNA-1647 in CMV.
“ModernaTX” means ModernaTx, Inc., a Delaware corporation.
“Moody’s” means Moody’s Investor Services, Inc., or any successor thereto.
“Mortgage” means a mortgage, debenture, deed of trust, deed to secure debt or other document creating a Lien on any Real Estate Asset or any interest in any Real Estate Asset, as applicable, made in favor of the Collateral Agent for the benefit of the Secured Parties in form reasonably acceptable to the Administrative Agent.
“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.
“NAIC” means The National Association of Insurance Commissioners and any successor thereto.
“Natural Person” means a natural person, or a holding company, investment vehicle, estate or trust for, or owned and operated for the primary benefit of, a natural person.
“Net Cash Proceeds” means:
(a)    with respect to any Asset Sale subject to Section 2.14(a) or Casualty Event subject to Section 2.14(b), an amount equal to: (i) cash payments (including any cash received by way of release from escrow or deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by the Borrower or any Subsidiary from such Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Asset Sale, including (A) Taxes payable in connection with such Asset Sale (including taxes imposed on the distribution or repatriation of such Net Cash Proceeds), (B) payment of the outstanding principal amount of, premium or penalty, if any, interest and breakage costs on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question (and, to the extent such stock or assets constitute Collateral, which Lien is senior to the

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Lien of the Agent) and that is required to be repaid under the terms thereof as a result of such Asset Sale, (C) a reserve for any purchase price adjustment or indemnification payments (fixed or contingent) established in accordance with GAAP or attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by the Borrower or any Subsidiary in connection with such Asset Sale, (D) the out-of-pocket expenses, costs and fees (including with respect to legal, investment banking, brokerage, advisor and accounting and other professional fees, sales commissions and disbursements, survey costs, title insurance premiums and related search and recording charges, transfer taxes and deed or mortgage recording taxes or following a Casualty Event, restoration costs) in each case actually incurred in connection with such sale or disposition and payable to a Person that is not an Affiliate of the Borrower, (E) in the case of any Asset Sale or Casualty Event by a non-wholly-owned Subsidiary, the pro rata portion of the Net Cash Proceeds thereof attributable to minority interests and not available for distribution to or for the account of the Borrower as a result thereof and (F) any reserve for adjustment in respect of (1) the sale price of such asset or assets established in accordance with GAAP and (2) any liabilities associated with such asset or assets and retained by the Borrower or any Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, it being understood that “Net Cash Proceeds” shall include the amount of any reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this subclause (F));
(b)    with respect to the sale, incurrence or issuance of any Indebtedness by the Borrower or any Subsidiary, the excess, if any, of (i) the sum of all cash and Cash Equivalents received in connection with such incurrence or issuance, over (ii) the sum of all Taxes paid or reasonably estimated to be payable as a result thereof, all fees (including investment banking fees, attorneys’ fees, accountants’ fees, underwriting fees and discounts), commissions, costs and other out-of-pocket expenses and all other customary expenses, in each case incurred by the Borrower or such Subsidiary in connection with such sale, incurrence or issuance; and
(c)    with respect to a Permitted Product Transaction, an amount equal to the excess, if any, of (i) the sum of all cash and Cash Equivalents actually received by the Borrower or any Subsidiary in connection with such Permitted Product Transaction, over (ii) the sum of any bona fide direct costs incurred in connection with such Permitted Product Transaction, including (A) Taxes payable in connection with such Permitted Product Transaction and (B) the out-of-pocket expenses, costs and fees (including with respect to legal, investment banking, advisor and accounting and other professional fees, sales commissions and disbursements), in each case actually incurred by the Borrower or any of its Subsidiaries in connection with such Permitted Product Transaction and payable to a Person that is not an Affiliate of the Borrower.
“Non-Consenting Lender” as defined in Section 2.23.
“Non-Core Assets” means any Product and related assets of the Borrower and its Subsidiaries which are not Core Assets.
“Non-Credit Party” means any Subsidiary that is not a Credit Party.
“Non-U.S. Lender” means a Lender that is not a United States person as defined in Section 7701(a)(30) of the Internal Revenue Code.

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“Nonpublic Information” means material information with respect to the Borrower or any Subsidiary or their respective securities which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.
“Note” means a Term Loan Note.
“Notice” means a Funding Notice or a Conversion/Continuation Notice.
“Notice of Intent to Cure” as defined in Section 6.7(b)(iv).
“Notified Body” means an organization designated by an EU Member State (or by other countries under specific agreements or regulations) as responsible for assessing the conformity of certain medical devices before they may be placed on the market.
“Obligations” means all obligations of every nature of each Credit Party from time to time owed to any Agent (including any former Agent), any Lender, any Indemnitee or any other Secured Party under any Credit Document, any obligations owed to any Secured Swap Provider under any Secured Rate Contract, or any obligations owed to any Bank Product Provider in respect of Bank Product Obligations under any Bank Product Agreement, in each case, whether for principal, premium, interest (including interest premiums, fees and other amounts incurred during the pendency of any bankruptcy, insolvency, receivership or similar proceeding, whether or not due and payable and whether or not allowed or allowable in such proceeding), payments for early termination of Secured Rate Contracts, fees, expenses, indemnification, the obligations of the Credit Parties to pay, discharge and satisfy the Erroneous Payment Subrogation Rights or otherwise. For the avoidance of doubt, (x) “Obligations” will include obligations arising under any Incremental Term Loan or any Extended Term Loan and (y) the Obligations with respect to any Guarantor shall not include Excluded Swap Obligations of such Guarantor.
“Obligee Guarantor” as defined in Section 7.6.
“OFAC” means the U.S. Department of Treasury’s Office of Foreign Assets Control.
“OFAC Lists” means, collectively, the SDN List and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any applicable executive orders.
“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (b) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, (d) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended and (f) with respect to an Australian Guarantor Subsidiary, its constitution, certificate of registration and any certificate of change of name. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” will only be to a document of a type customarily certified by such governmental official.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are imposed as a result of a

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present or former connection between a Recipient and the jurisdiction imposing such Tax other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document or sold or assigned an interest in any Loan or Credit Document imposed with respect to an assignment (other than an assignment made pursuant to Section 2.23).
“Parent” means, with respect to any Person, any other Person of which the first Person is a direct or indirect Subsidiary.
“Pari Passu Lien Indebtedness” means any Indebtedness of any Credit Party that is secured by Liens on Collateral that rank pari passu in priority with the Liens on Collateral that secure the Obligations.
“Pari Passu Lien Intercreditor Agreement” means an intercreditor agreement among the Collateral Agent and one or more Debt Representatives for Pari Passu Lien Indebtedness permitted hereunder in form and substance reasonably acceptable to the Borrower, the Collateral Agent and the applicable Debt Representatives for such Pari Passu Lien Indebtedness; provided that, in any case, any Pari Passu Lien Intercreditor Agreement shall provide that after (x) the exercise of remedies in respect of the Collateral after the occurrence and during the continuation of an Event of Default or any event of default under such Pari Passu Lien Indebtedness or (y) the acceleration of the principal amount of any Loans hereunder or any such Pari Passu Lien Indebtedness, and until the payment in full in cash of all Obligations (other than amounts in respect of indemnification, expense reimbursement, yield protection or tax gross-up, contingent obligations and other similar claims, in each case that are not then owing or with respect to which no claim has been made) (i) any and all payments, proceeds or other amount received by any secured party thereunder in respect of such obligations (including through the Debt Representative), including proceeds of Collateral, will be applied in a manner consistent with Section 8.3(b) and (ii) if any such secured party shall receive any such payment, proceeds or other amount in respect of such obligations, such secured party shall hold such payment, proceeds or other amount in trust for the benefit of the holders of such obligations and the holders of the Obligations, and shall promptly transfer such payment to the Collateral Agent for application in a manner consistent with Section 8.3(b).
“Participant Register” as defined in Section 10.6(g).
“Participating Member State” means each state as described in any EMU Legislation.
“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001, as amended from time to time.
“Payment Office” means the office of the Administrative Agent set forth on Appendix B hereto, or such other office or Person as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

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“Perfection Certificate” shall mean a certificate in the form of Exhibit K or any other form approved by the Administrative Agent, as the same shall be supplemented from time to time.
“Perfection Requirements” means the making or the procuring of the appropriate registrations, filing, endorsements, notarization, stampings and/or notifications of or under the Collateral Documents and/or the security interests created thereunder and any other actions or steps, necessary in any jurisdiction or under any laws or regulations in order to create or perfect any security interests or the Collateral Documents or to achieve the relevant priority expressed therein.
“Periodic Term SOFR Determination Day” shall have the meaning set forth in the definition of “Term SOFR”.
“Permitted Acquisition” means any acquisition by the Borrower or its Subsidiaries, whether by purchase, merger, in-licensing or otherwise, of all or substantially all of the assets of, a majority of the Capital Stock of, or a business line or unit or a division of, or Patents, royalty rights or similar or related assets of, any Person; provided that:
(a)    subject to the provisions of Section 1.5 to the extent an LCA Election has been made with respect to such acquisition, immediately prior to and after giving effect thereto, no Default or Event of Default has occurred and is continuing;
(b)    the Person, assets, royalty rights, business line or division acquired are engaged in, used in, or useful for the same business as the Business engaged in by the Borrower and the Subsidiaries on the Closing Date, after giving effect to the Transactions, or other similar, ancillary or related, or reasonable or logical extensions of such, Business;
(c)    in connection with (i) any acquisition for consideration in excess of the greater of (x) $200,000,000 and (y) an amount equal to 10.0% of TTM Revenue as of the end of the most recently ended Test Period, the Borrower shall have delivered to the Administrative Agent (and the Administrative Agent shall deliver to the Lenders) and (ii) in each other instance, solely to the extent prepared or received by the Borrower in connection therewith (regardless of the quantum of consideration) (it being agreed that there is no requirement to prepare or receive any such report and financial statements), the Borrower shall have delivered to the Administrative Agent (and the Administrative Agent shall deliver to the Lenders), a quality of earnings report or similar report and the most recent historical financial statements of the target of such acquisition; and
(d)    to the extent any acquired Person is required to become a Guarantor, the Borrower takes all actions (if any) required by Sections 5.10 and 5.11, as applicable, within the time periods specified thereunder; provided that the Borrower and the Guarantor Subsidiaries shall not make Permitted Acquisitions of Persons that do not become Guarantor Subsidiaries (or pay for the purchase of assets that are acquired directly by Non-Credit Parties that do not become Credit Parties) for aggregate consideration , together with any Investments made in reliance on the proviso in Section 6.6(b) (in each case determined as of the date of making any such Investment, and after giving effect to clause (1) in the last paragraph of Section 6.6), in excess of the greater of (i) $200,000,000 and (ii) an amount equal to 10.0% of TTM Revenue as of the end of the most recently ended Test Period.
“Permitted Convertible Indebtedness” means Indebtedness of the Borrower that is convertible based on a fixed conversion rate (subject to customary anti-dilution adjustments, “make-whole” increases and other customary changes thereto) into shares of common stock or other Capital Stock of the Borrower (or other securities following a merger event or other change of the common stock or other Capital Stock

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of the Borrower), cash or any combination thereof (with the amount of such cash or such combination determined by reference to the market price of such common stock or such other securities); provided that (a) at the time such Indebtedness is incurred, no Default or Event of Default has occurred and is continuing or would immediately occur as a result of such incurrence, (b) all necessary corporate, company, shareholder or similar actions shall be taken and consents obtained in connection with the issuance of such Indebtedness, (c) the issuance of such Indebtedness shall be consummated in compliance with all applicable Law, and (d) the documentation evidencing such Indebtedness shall have been delivered to Administrative Agent, together with a certificate of an Authorized Officer certifying that such Indebtedness constitutes Permitted Convertible Indebtedness, and shall be subject to customary terms for similar convertible transactions in the public markets (as determined by the Borrower in good faith), including all of the following terms: (i) it shall be (and shall remain at all times) unsecured, (ii) it shall not have a scheduled maturity (and shall not have any scheduled amortization of principal) prior to the date that is 91 days after the initial Term Loan Maturity Date in effect at the time such Indebtedness is incurred, (iii) it shall not have any covenants (including covenants relating to incurrence of Indebtedness), taken as a whole, that are more restrictive than those set forth herein (as determined by the Borrower in good faith), (iv) it shall have no restrictions on the Borrower’s ability to grant liens securing the Obligations, (v) it shall not prohibit the incurrence of the Obligations, (vi) it shall not be guaranteed by any Subsidiary or secured by any Lien on any asset of the Borrower or any Subsidiary and (vii) the amount of such Indebtedness does not exceed 10% of the Market Capitalization of the Borrower at the time of issuance.
“Permitted Liens” as defined in Section 6.2.
“Permitted Product Agreement” means:
(a)    with respect to a Non-Core Asset, a Product Agreement or similar agreement that grants a license or sublicense of any rights under any Product Intellectual Property Rights or registrations that allows the licensee to develop, manufacture, research, seek registrations for, or Commercialize a Non-Core Asset anywhere in the world, whether or not exclusive;
(b)    with respect to a Core Asset (Non-Respiratory), a Product Agreement or similar agreement that grants a license or sublicense of any rights under any Product Intellectual Property Rights or registrations that allows the licensee to develop, manufacture, research, seek registrations for or Commercialize a Core Asset (Non-Respiratory) (i) on a non-exclusive basis, (ii) only outside of the United States, whether or not exclusive or (iii) in the United States, to the extent the counterparty to such Product Agreement or similar agreement is (x) a Joint Venture or Joint Venture Subsidiary or (y) a Qualified Pharmaceutical Counterparty, whether or not exclusive; and
(c)    with respect to a Core Asset (Respiratory), a Product Agreement or similar agreement that grants a license or sublicense of any rights under any Product Intellectual Property Rights or registrations that allows the licensee to develop, manufacture, research, seek registrations for or Commercialize a Core Asset (Respiratory) (i) on a non-exclusive basis or (ii) only outside of the United States, Canada, Australia and the United Kingdom, whether or not exclusive.
“Permitted Product Transaction” means (a) the grant of a license or sublicense or any other disposition of any rights under any Product Intellectual Property Rights or registrations, in each case, pursuant to a Permitted Product Agreement; provided that, solely to the extent such Permitted Product Transaction (i) has (and includes) an exclusive license and (ii) is with regard to a Core Asset, any Net Cash Proceeds of such Permitted Product Transaction with respect to such Core Asset shall be received

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by a Credit Party, and (b) the grant of the applicable licenses (in each case, whether exclusive, non-exclusive or otherwise) or any other disposition set forth on Schedule 1.1(c).
“Permitted Refinancing” means, with respect to any specified Indebtedness of any Person (“Refinanced Indebtedness”), any modification, refinancing, refunding, replacement, renewal, extension, defeasance or discharge (the Indebtedness incurred to effect such modification, refinancing, refunding, replacement, renewal, extension, defeasance or discharge, “Refinancing Indebtedness”) of such Refinanced Indebtedness; provided that:
(a)    the principal amount (and/or undrawn commitments, as applicable) of such Refinancing Indebtedness is not greater than the Maximum Refinancing Amount;
(b)    (i) except with respect to Refinancing Indebtedness of the Borrower and the Subsidiaries incurred pursuant to Section 6.1(x) the net proceeds of which are applied to modify, refinance, refund, replace, renew, extend, defease or discharge Indebtedness incurred pursuant to Section 6.1(b), (c) or (d), such Refinancing Indebtedness has a scheduled final maturity that is no sooner than, and a Weighted Average Life to Maturity that is no shorter than, the final scheduled final maturity date and Weighted Average Life to Maturity of such Refinanced Indebtedness and (ii) with respect to Indebtedness of the Borrower and the Subsidiaries incurred pursuant to Section 6.1(x) the net proceeds of which are used to modify, refinance, refund, replace, renew, extend, defease or discharge Indebtedness incurred pursuant to Section 6.1(b) (and excluding, for the avoidance of doubt, any refinancing of such Indebtedness with the proceeds of Delayed Draw Term Loans), such Refinancing Indebtedness has a scheduled final maturity that is no sooner than ninety-one (91) days after the Latest Term Loan Maturity Date, and a Weighted Average Life to Maturity that is no shorter than the Initial Term Loans;
(c)    the only obligors in respect of such Refinancing Indebtedness are the obligors on such Refinanced Indebtedness; provided that, in the case of a Permitted Refinancing that occurs in connection with a Permitted Acquisition or other Investment permitted pursuant to Section 6.6, additional Persons that are created or acquired as part of such Permitted Acquisition or Investment may be added as obligors to the Refinancing Indebtedness;
(d)    the other terms applicable to such new Indebtedness are substantially identical to, or (taken as a whole as determined by the Borrower in good faith) no more favorable to the lenders or holders providing such Indebtedness than, those applicable to such Refinanced Indebtedness; provided that this clause (d) will not apply to (i) interest rate, fees, funding discounts and other pricing terms, (ii) redemption, prepayment or other premiums, (iii) optional prepayment terms, and (iv) covenants and other terms that are (A) applied to the Term Loans existing at the time of incurrence of such Refinancing Indebtedness (so that existing Lenders also receive the benefit of such provisions) and/or (B) applicable only to periods after the Latest Term Loan Maturity Date at the time of incurrence of such Indebtedness; provided further that the Borrower will promptly deliver to the Administrative Agent final copies of the definitive credit documentation relating to such Indebtedness (unless the Borrower or applicable Subsidiary is bound by a confidentiality obligation with respect thereto, in which case the Borrower will deliver a reasonably detailed description of the material terms and conditions of such Indebtedness in lieu thereof);
(e)    to the extent such Refinanced Indebtedness is (i) Subordinated Debt, such Refinancing Indebtedness is Subordinated Debt, (ii) unsecured, such Refinancing Indebtedness shall be unsecured or (iii) subordinated in right of security to the Obligations, such Refinancing Indebtedness shall be subordinated on terms at least as favorable to the Lenders as the Refinanced Indebtedness being

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refinanced thereby (as reasonably determined by the Borrower in good faith) and pursuant to documentation reasonably acceptable to the Administrative Agent; and
(f)    to the extent such Refinanced Indebtedness is secured by Liens on any property or assets of the Borrower or any Subsidiary, such Refinancing Indebtedness is either (i) unsecured or (ii) secured by Liens on property or assets securing such Refinanced Indebtedness (and additional property and assets, to the extent such property or assets would have been required to secure such Refinanced Indebtedness pursuant to the terms thereof), and any and all proceeds and products of, or after-acquired property that is affixed or incorporated into, any of the foregoing property or assets; provided that, if such Refinancing Indebtedness is secured by Liens on Collateral and (A) such Refinanced Indebtedness is Junior Lien Indebtedness, the Refinancing Indebtedness is Junior Lien Indebtedness subject to intercreditor terms at least as favorable to the Lenders as those contained in the intercreditor documentation governing the Refinanced Indebtedness and (B) such Refinanced Indebtedness is Pari Passu Lien Indebtedness, the Refinancing Indebtedness is either Pari Passu Lien Indebtedness or Junior Lien Indebtedness, in either case subject to intercreditor terms at least as favorable to the Lenders as those contained in the intercreditor documentation governing the Refinanced Indebtedness (as reasonably determined by the Borrower in good faith);
provided further that in the case of clauses (d), (e) and (f) of this definition, a certificate of the Borrower delivered to the Administrative Agent at least four (4) Business Days prior to the incurrence of such Refinancing Indebtedness (or such shorter period as may be agreed by the Administrative Agent), together with a reasonably detailed description of the material covenants and events of default of such Refinancing Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has reasonably determined in good faith that such terms and conditions satisfy the requirements of such clause shall be conclusive evidence that such terms and conditions satisfy the foregoing requirements unless the Administrative Agent notifies the Borrower in writing within such four (4) Business Day period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees).
“Permitted Royalty Monetization Transaction” means any unsecured (except with respect to any litigation, settlements, final binding and non-appealable arbitration award, final and non-appealable litigation damages verdict and final and non-appealable financial assessment, fine or penalty by any Governmental Authority or Governmental Entity rulings or decisions or court (of competent jurisdiction) rulings or decisions not constituting an Event of Default under Section 8.1(i)) monetization transaction with respect to any Product involving the sale, transfer, assignment, option, financing or other granting of rights in respect of (i) any monetary payments (contingent or otherwise) payable to the Borrower or its Subsidiaries by a counterparty under a Product Agreement, purchase and sale agreement, royalty purchase agreement, revenue interest financing agreement or similar agreement, or (ii) any Product Revenues, in each case whether in whole or in part, including but not limited to sales of royalty streams, royalty bonds and other royalty financings, synthetic royalty and revenue interest transactions (including but not limited to clinical trial funding arrangements), and hybrid monetization transactions; provided that the aggregate amount of cash payments due from the Borrower or its Subsidiaries under such monetization transactions (excluding, for avoidance of doubt, royalty streams, upfront fees, milestone and other payments and including any payments due with respect to monetization transactions that have been effectuated prior to the Closing Date and excluding any such amounts to the extent resulting from any litigation, settlements, final binding and non-appealable arbitration award, final and non-appealable litigation damages verdict and final and non-appealable financial assessment, fine or penalty by any Governmental Authority or Governmental Entity rulings or decisions or court (of competent jurisdiction) rulings or decisions not constituting an Event of Default under Section 8.1(i)) shall not exceed (A) in the case of any Product for

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which a Marketing Approval has been obtained as of the Closing Date, five percent (5%) of the worldwide Product Revenue for the same period, (B) in the case of any Product (other than the Blackstone Product until such time as the Blackstone Agreement shall have been terminated or is otherwise no longer in effect or enforceable) for which a Marketing Approval has not been obtained as of the Closing Date, (1) if no Marketing Approval has been obtained with respect to such Product when such Permitted Royalty Monetization Transaction is consummated, ten percent (10%) of the worldwide Product Revenue for the same period and (2) if a Marketing Approval has been obtained with respect to such Product when such Permitted Royalty Monetization Transaction is consummated, seven and one half percent (7.5%) of the worldwide Product Revenue for the same period and (C) in the case of the Blackstone Product until such time as the Blackstone Agreement shall have been terminated or is otherwise no longer in effect or enforceable, solely after a Marketing Approval has been obtained, five percent (5%) of the worldwide Product Revenue for the same period.
“Permitted Sale Leaseback Transaction” means a transaction whereby the Borrower or any of its Subsidiaries sells or transfers, or agrees to sell or transfer, property (whether real, personal or mixed) and subsequently the Borrower or one of its Subsidiaries becomes liable as lessee or as guarantor or other surety with respect to any lease (whether an operating lease or a Capital Lease) of the property which was sold or transferred or any other property which the Borrower or any of its Subsidiaries intends to use for substantially the same purpose or purposes as the property which was sold or transferred; provided, that (i) at the time of such transaction, no Event of Default shall have occurred and be continuing or would immediately result from such transaction, and (ii) the fair market value of all property so sold by the Credit Parties and their Subsidiaries shall not exceed the greater of $100,000,000 and 5.0% of TTM Revenue in the aggregate during the term of this Agreement.
“Person” means and includes Natural Persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.
“Personal Information” means any information which is classified as “personal data,” “personal information,” “personally identifiable information” or similar terms under applicable Privacy Law and Privacy and Data Security Requirements. For the avoidance of doubt, Personal Information includes Individually Identifiable Personal Health Information, as defined by 45 C.F.R. § 160.103 under HIPAA.
“Platform” as defined in Section 5.1(o).
“Pledge and Security Agreement” means the Pledge and Security Agreement to be executed by the Borrower and each Guarantor (other than any Foreign Guarantor which does not own material assets located or registered in the United States) substantially in the form of Exhibit I.
“PPSA” means the Personal Property Security Act (Ontario), and the ministerial orders and the regulations thereunder, as from time to time in effect; provided that if the validity, perfection, effect of perfection or non-perfection or the priority of any Liens on Collateral is governed by the personal property security laws of any Canadian province or territory other than Ontario, “PPSA” shall mean those personal property security laws in such other Canadian province or territory (including the Civil Code of Quebec) for the purposes of the provisions hereof relating to such validity, perfection, effect of perfection or non-perfection or priority and for the definitions related to such provisions.
“Prepayment Deferred Amount” as defined in Section 2.15(f).

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“Prime Rate” means the “Prime Rate” in the United States appearing in the “Money Rates” section of The Wall Street Journal or another national publication reasonably selected by Administrative Agent in consultation with the Borrower in the event that the prime rate is no longer published by The Wall Street Journal.
“Privacy and Data Security Requirements” means all (a) Privacy Laws, (b) contracts to which the Credit Parties or their Subsidiaries are a party or otherwise bound that impose obligations on the Credit Parties or their Subsidiaries relating to Personal Information, confidentiality, privacy, information security, marketing or Business IT Systems, (c) third-party privacy or data security policies that the Credit Parties or their Subsidiaries have been or are contractually obligated to comply with, and (d) Privacy Policies.
“Privacy Law” means any federal, state, local, foreign, or international law (including common law), statute, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority (including any implementing legislation) that is legally binding and that relates to the Processing of Personal Information, including HIPAA.
“Privacy Policy” means each of the Credit Parties’ and their Subsidiaries’ respective (a) policies or notices relating to Personal Information, privacy and/or the security of Business IT Systems and other information (e.g., posted privacy policies, notices provided in connection with the collection, handling or use of Personal Information), and (b) internal privacy policies or guidelines.
“Process” or “Processing” means any operation or set of operations which is performed upon information or data, whether or not by automatic means, such as collection, recording, protection, organization, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure or destruction.
“Product” means any product/development candidate or research candidate that is being or has been developed or Commercialized by Borrower or its Subsidiaries from time to time, including but not limited to any acquired Product that is acquired or in-licensed (including pursuant to a Permitted Acquisition).
“Product Agreement” means any agreement entered into between the Borrower or any of its Subsidiaries with another Person that includes the granting of a license or sublicense of any rights under any Product Intellectual Property Rights or registrations that allows such Person to develop or Commercialize a Product.
“Product Intellectual Property Rights” means (a) the Product Patents and (b) any and all Intellectual Property rights owned by or exclusively licensed to, or purported to be owned by or exclusively licensed to, Borrower or its Affiliates relating to any Product.
“Product Patents” means the U.S. and foreign Patents (including industrial designs) and pending Patent applications owned or in-licensed by the Borrower or any of its Subsidiaries, now or in the future, that are necessary or material to the research, development, manufacture, use or Commercialization of one or more of the Products.
“Product Revenue” means, for any period and with respect to any Product (a) the consolidated gross revenues of the Credit Parties generated solely through the commercial sale of such Product to third parties by the Credit Parties (or any licensee pursuant to a Permitted Product Agreement, in which case

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such revenues shall be limited to the royalties actually received by the Credit Parties from the commercial sale of such Product by any such licensee or its sublicensees thereof) during such period, less, without duplication, (b)(i) trade, quantity and cash discounts allowed by the Borrower or its applicable Subsidiary, (ii) discounts, refunds, rebates, charge backs, retroactive price adjustments and any other allowances which effectively reduce net selling price, (iii) product returns and allowances, (iv) allowances for shipping or other distribution expenses, (v) set-offs and counterclaims, and (vi) any other similar and customary deductions used by the Borrower or its applicable Subsidiary in determining net revenues, all, in respect of clauses (a) and (b), as determined in accordance with GAAP; provided that, for the avoidance of doubt, Product Revenue does not include any upfront fees, milestone or other payments that do not represent a portion of sales of the applicable Product by such licensee (or its sublicensees) pursuant to a Permitted Product Agreement, purchase and sale agreement, royalty purchase agreement, revenue interest financing agreement or similar agreement, as applicable.
“Pro Forma” or “Pro Forma Basis” means, with respect to any pro forma calculation called for by this Agreement to be made Pro Forma or on a Pro Forma Basis, as of any time, that pro forma effect will be given to the Transactions, any Permitted Acquisition or any other Specified Transaction (including any such transaction prior to the Closing Date), as follows:
(a)    with respect to any incurrence, assumption, guarantee, redemption or permanent repayment of Indebtedness, such ratio will be calculated giving pro forma effect thereto as if such incurrence, assumption, guarantee, redemption or permanent repayment of Indebtedness had occurred on the first day of such Test Period;
(b)    with respect to the Transactions, acquisitions prior to the Closing Date, any Permitted Acquisition or other permitted Investment or the redesignation of an Unrestricted Subsidiary, such ratio or other calculation will be calculated giving pro forma effect thereto as if such action occurred on the first day of such Test Period;
(c)    with respect to any merger, sale, transfer or other disposition, and the designation of an “Unrestricted Subsidiary”, such ratio will be calculated giving pro forma effect thereto as if such action had occurred on the first day of such Test Period; and
(d)    all Indebtedness assumed to be outstanding pursuant to preceding clause (a) shall be deemed to have borne interest at (i) in the case of fixed rate indebtedness, the rate applicable thereto, or (ii) in the case of floating rate Indebtedness, (A) with respect to any portion of the relevant Test Period that such Indebtedness was outstanding, the actual rates applicable thereto and (B) with respect to any portion of the relevant Test Period that such Indebtedness was not in fact outstanding (or if such Indebtedness was not outstanding at any time during the relevant Test Period), the rate applicable thereto as of the applicable date of determination as if such rate had been the applicable rate for such portion of the Test Period (or the entire Test Period), in any such case under this clause (ii), after giving effect to the operation of any Rate Contracts applicable to such floating rate Indebtedness).
“Pro Rata Share” means (a) with respect to all payments, computations and other matters relating to the Initial Term Loans of any Lender, the percentage obtained by dividing (i) the Initial Term Loan Exposure of that Lender by (ii) the aggregate Initial Term Loan Exposure of all of the Lenders; (b) with respect to all payments, computations and other matters relating to the Delayed Draw Term Loans of any Lender, the percentage obtained by dividing (i) the Delayed Draw Term Loan Exposure of that Lender by (ii) the aggregate Delayed Draw Term Loan Exposure of all of the Lenders, (c) with respect to all payments, computations and other matters relating to any Class of Incremental Term Loans of any

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Lender, the percentage obtained by dividing (i) the Incremental Term Loan Exposure of that Lender with respect to such Class by (ii) the aggregate Incremental Term Loan Exposure of all such Lenders with respect to such Class; (d) with respect to all payments, computations and other matters relating to any Class of Extended Term Loans of any Lender, the percentage obtained by dividing (i) the Term Loan Exposure of that Lender arising from the Extended Term Loans of such Class of such Lender by (ii) the aggregate Term Loan Exposure of all of the Lenders arising from the Extended Term Loans of such Class; (e) with respect to all payments, computations and other matters relating to any Class of Refinancing Term Loans of any Lender, the percentage obtained by dividing (i) the Term Loan Exposure of that Lender arising from the Refinancing Term Loans of such Class of such Lender by (ii) the aggregate Term Loan Exposure of all of the Lenders arising from the Refinancing Term Loans of such Class; (f) [reserved]; and (g) with respect to all payments, computations and other matters relating to the Term Loans of any Lender, the percentage obtained by dividing (i) the Term Loan Exposure of that Lender by (ii) the aggregate Term Loan Exposure of all of the Lenders. For all other purposes with respect to each Lender, “Pro Rata Share” means the percentage obtained by dividing (A) an amount equal to the sum of the Term Loan Exposure of that Lender, by (B) an amount equal to the sum of the aggregate Term Loan Exposure of all of the Lenders. Notwithstanding the foregoing, any payment by the Borrower upon exercise of its option in Section 2.22(e) shall be made to the Administrative Agent for further payment only to the applicable Defaulting Lender, and no other Lender or Secured Party shall be entitled to a Pro Rata Share of such payment.
“Projections” as defined in Section 4.6.
“Public Information” means material information with respect to the Borrower or any Subsidiary or their respective securities that is not Nonpublic Information.
“Public Lender” as defined in Section 5.1(o).
“Purchase Money Indebtedness” means Indebtedness of the Borrower or any Subsidiary incurred for the purpose of financing all or any part of the purchase price or cost of acquisition, repair, construction or improvement of property or assets used or useful in the business of the Borrower and the Subsidiaries, taken as a whole.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that has assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified Pharmaceutical Counterparty” means a third party licensee, sublicensee or transferee that is engaged and reasonably experienced in the business of vaccine development or commercialization, as applicable for the stage of such license or sublicense.
“Qualified Receivables Factoring” means any Factoring Transaction that meets the following conditions:
(a) such Factoring Transaction is non-recourse to, and does not obligate, the Borrower or any of its Subsidiaries, or their respective properties or assets (other than Receivables Assets) in any way other than pursuant to Standard Securitization Undertakings,

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(b) all sales, conveyances, assignments and/or contributions of Receivables Assets by any of the Borrower or its Subsidiaries are made at fair market value in the context of a Factoring Transaction (as determined in good faith by the Borrower),
(c) such Factoring Transaction (including financing terms, covenants, termination events (if any) and other provisions thereof) is on market terms at the time such Factoring Transaction is first entered into (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings, and
(d) the aggregate cash amount of Receivables Assets sold, conveyed, assigned and/or contributed pursuant to all such Factoring Transactions does not exceed the greater of (i) $0 and (ii) an amount equal to 0% of TTM Revenue (in each case, as may be increased with the consent of the Required Lenders).
The grant of a security interest or Lien in any accounts receivable of any of the Borrower or its Subsidiaries to secure this Agreement, Incremental Equivalent Debt or any Credit Agreement Refinancing Debt shall not be deemed a Qualified Receivables Factoring.
“Qualifying Term Loans” as defined in Section 2.25(c).
“Rate Contracts” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, interest rate options, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, forward foreign exchange transactions, currency swap transactions, cross-currency rate swap transactions, currency options, derivative transactions, insurance transactions, cap transactions, floor transactions, collar transactions, spot contracts, or any other similar transactions or any combination of any of the foregoing whether relating to interest rates, commodities, investments, securities, currencies or any other reference measure (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.
“Receivables Assets” means accounts receivable, revenue stream or other right of payment owed to the Borrower or any of its Subsidiaries (in each case, whether now existing or arising in the future) that are, or are in the process of becoming, subject to a Qualified Receivables Factoring, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, revenue stream or other right of payment, all contracts and all guarantees or other payment support obligations (including, without limitation, letters of credit, promissory notes or trade credit insurance) in respect of such accounts receivable, revenue stream or right of payment, proceeds of such accounts receivable, revenue stream or other right of payment and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with non-recourse, asset securitization or factoring transactions involving accounts receivable, revenue stream or other right of payment entered into by any

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of the Borrower or its Subsidiaries in connection with such accounts receivable, revenue stream or other right of payment.
“Receivables Repurchase Obligation” means (i) any obligation of a seller of receivables in a Qualified Receivables Factoring to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller, or (ii) any right of a seller of receivables in a Qualified Receivables Factoring to repurchase defaulted receivables for the purposes of claiming sales tax bad debt relief.
“Recipient” means (a) the Administrative Agent or (b) any Lender, as applicable.
“Refinanced Indebtedness” means, (a) with respect to any Credit Agreement Refinancing Indebtedness, as defined in the definition thereof, (b) with respect to any Permitted Refinancing, as defined in the definition thereof and (c) with respect to any other refinancing, the obligations being refinanced.
“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.26.
“Refinancing Commitments” means any Refinancing Term Commitments.
“Refinancing Indebtedness” means, (a) with respect to any Loans, Credit Agreement Refinancing Indebtedness, (b) with respect to any Permitted Refinancing, as defined in the definition thereof and (c) with respect to any other refinancing, the new obligations being incurred the proceeds of which will be used to refinance other obligations.
“Refinancing Loans” means any Refinancing Term Loans.
“Refinancing Term Commitments” means one or more Classes of Term Loan commitments hereunder that result from a Refinancing Amendment.
“Refinancing Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.
“Register” as defined in Section 2.7(b).
“Registrations” means authorizations, approvals, licenses, permits, certificates, accreditations, clearances, or exemptions issued by, from or to, or other act by or in respect of, any Governmental Authority (including applicable supplements, amendments, pre-market approval applications, post-marketing approval applications, premarket notifications, investigational device exemptions, product recertifications, manufacturing approvals and authorizations, CE Marks, pricing and reimbursement approvals, labeling approvals or their foreign equivalent).
“Regulation D” means Regulation D of the Board of Governors, as in effect from time to time.

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“Regulation FD” means Regulation FD as promulgated by the U.S. Securities and Exchange Commission under the Securities Act and Exchange Act as in effect from time to time.
“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“Related Person” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, partner, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such Person or any of its Affiliates.
“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material).
“Remedial Action” means all actions required pursuant to applicable Environmental Laws to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.
“Required Delayed Draw Lenders” means, as of any date of determination, one or more Lenders having or holding Delayed Draw Term Loan Exposure representing more than 50% of the aggregate Delayed Draw Term Loan Exposure of all of the Lenders; provided, that the Delayed Draw Term Loan Exposure of any Defaulting Lender shall be disregarded in determining Required Delayed Draw Lenders at any time.
“Required Initial Term Loan Lenders” means, as of any date of determination, one or more of the Lenders having or holding Initial Term Loan Exposure and representing more than 50% of the aggregate Initial Term Loan Exposure of all of the Lenders; provided that the Initial Term Loan Exposure of or held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Initial Term Loan Lenders.
“Required Lenders” means, as of any date of determination, one or more of the Lenders having or holding Term Loan Exposure and representing more than 50% of the sum of the aggregate Term Loan Exposure of all of the Lenders; provided that the Term Loan Exposure of or held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Required Prepayment Date” as defined in Section 2.15(e).
“Reset Date” as defined in Section 1.6(c).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president or chief financial officer of the Borrower.

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“Restricted Debt Payment” means any payment of principal of, or any payment of any premium, if any, or interest on, or fees on, or indemnities or expenses owing to any holder of, or redemption, purchase, retirement, defeasance (including in substance or legal defeasance), sinking fund or similar payment, in each case prior to the stated maturity or due date thereof, with respect to any Junior Financing.
“Restricted Equity Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Borrower now or hereafter outstanding, except a dividend payable solely in Capital Stock of the Borrower (other than Disqualified Capital Stock) including share exchanges; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Borrower now or hereafter outstanding, other than in exchange for Capital Stock of the Borrower (other than Disqualified Capital Stock); and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Borrower now or hereafter outstanding, other than in exchange for Capital Stock of the Borrower (other than Disqualified Capital Stock).
“Restricted Junior Payment” means any Restricted Equity Payment and any Restricted Debt Payment.
“S&P” means S&P Global Ratings, or any successor entity thereto.
“Sanctioned Country” means, at any time, any country or territory, or whose government is, the subject or target of any comprehensive economic or financial sanctions or trade embargoes under Anti-Terrorism Laws (including, but not limited to, the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).
“SDN List” means the Specially Designated Nationals and Blocked Persons List maintained by OFAC.
“Secured Party” means the Administrative Agent, the Collateral Agent, each other Agent (including any former Agent), each Lender, each other Indemnitee solely to the extent of any outstanding claim under Section 10.2 or for Indemnified Liabilities of such Indemnitee pursuant to and in accordance with Section 10.3, each Secured Swap Provider and each Bank Product Provider.
“Secured Rate Contract” means any Rate Contract between (a) the Borrower and/or any Subsidiary and the counterparty thereto, which has been provided by the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender (or a Person who was the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender at the time of execution and delivery of a Rate Contract) or (b) subject to the limitations set forth in the Collateral Documents, any other financial institution to the extent such Rate Contract is designated by the Borrower to the Administrative Agent as a “Secured Rate Contract”.
“Secured Swap Provider” means (a) an Agent or a Lender or an Affiliate of an Agent or a Lender (or a Person who was an Agent or a Lender or an Affiliate of an Agent or a Lender at the time of execution and delivery of a Rate Contract) who has entered into a Secured Rate Contract with the Borrower and/or any Subsidiary or (b) any other Person with whom the Borrower and/or any Subsidiary has entered into a Secured Rate Contract and any assignee thereof.

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“Securities” means any Capital Stock, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Borrowing” means, as to any borrowing, the SOFR Loans comprising such borrowing.
“SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.
“Sole Bookrunner” means Ares Capital Management LLC, in its capacity as sole bookrunner.
“Sole Lead Arranger” means Ares Capital Management LLC, in its capacity as sole lead arranger.
“Solvent” means, with respect to the Borrower and its Subsidiaries, that as of the date of determination, (a) the sum of the debt (including contingent liabilities) of the Borrower and its Subsidiaries, taken as a whole, does not exceed the fair value of the present assets of the Borrower and its Subsidiaries, taken as a whole; (b) the present fair saleable value of the assets of the Borrower and its Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities (including contingent liabilities) of the Borrower and its Subsidiaries, taken as a whole, on their debts as they become absolute and matured; (c) the capital of the Borrower and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower or its Subsidiaries, taken as a whole, contemplated as of the date hereof; and (d) the Borrower and its Subsidiaries, taken as a whole, are able to pay their debts (including current obligations and contingent liabilities) as such debts mature and do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debt as they mature in the ordinary course of business and (e) is not “insolvent” as such term is defined in any applicable bankruptcy and insolvency Law. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Financial Accounting Standards Board Accounting Standards Codification 450 (Topic 450, “Contingencies”)).
“SPC” as defined in Section 10.6(k).
“Specified Event of Default” means an Event of Default pursuant to Section 8.1(a), (f) or (g).

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“Specified Transaction” means any Permitted Acquisition, any permitted Investment or other acquisition (including acquisition of a book of business), any issuance, incurrence, assumption, guarantee, redemption or permanent repayment of indebtedness or Indebtedness (including indebtedness or Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transaction), the creation of any Lien, any designation or re-designation of an “Unrestricted Subsidiary,” any merger or other fundamental change, any sale, transfer or other disposition of any Subsidiary, line of business or division or any Restricted Junior Payment.
“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by any of the Borrower or its Subsidiaries which the Borrower has determined in good faith to be customary in a Factoring Transaction, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.
“Subject Dispositions” as defined in Section 2.14(a).
“Subject Jurisdiction” means (i) the U.S., any state thereof, or the District of Columbia, (ii) England and Wales, Scotland or Northern Ireland, (iii) Canada or any province or territory thereof, (iv) the Commonwealth of Australia, (v) the Swiss Confederation or (vi) any other jurisdiction reasonably agreed to by the Borrower and Administrative Agent from time to time.
“Subordinated Debt” means, collectively, any Incremental Equivalent Debt or other Indebtedness, in each case, permitted to be incurred hereunder that is subject to a Subordination Agreement made by the holders or lenders of such Indebtedness (or a Debt Representative with respect thereto) in favor of the Obligations. For the avoidance of doubt, no Indebtedness will be construed to be Subordinated Debt due to the fact that such Indebtedness is unsecured or secured by Liens that rank junior in priority to any other Liens.
“Subordination Agreement” means, collectively, each agreement with respect to Indebtedness (other than the Obligations) that provides that such Indebtedness is expressly subordinated in right of payment to the payment of the Obligations. For the avoidance of doubt, neither the subordination of the priority of any Lien securing any Indebtedness (other than the Obligations), nor the fact that any Indebtedness is unsecured, shall be construed to be the subordination of such Indebtedness in right of payment to the Obligations.
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person will be deemed to be outstanding. In respect of a Guarantor incorporated in England and Wales, a Subsidiary shall include a “subsidiary” within the meaning of section 1159 of the Companies Act 2006. For purposes of this Agreement, except to the extent expressly stated otherwise, (a) references to any “Subsidiary” will mean a Subsidiary of the Borrower and (b) with respect to the Borrower or any of its direct or indirect subsidiaries, references to “Subsidiary” will not include any Unrestricted Subsidiary; provided, however,

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that solely for the purposes of all representations and warranties, negative covenants and affirmative covenants relating to Anti-Terrorism Laws and Anti-Corruption Laws (which are limited to Sections 2.6(d), 4.17(b), 4.17(c), 5.1(k), 5.7(a) and 5.8) references to “Subsidiary” will include all Unrestricted Subsidiaries.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Rate Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Rate Contracts, (a) for any date on or after the date such Rate Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Rate Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Rate Contracts (which may include a Lender or any Affiliate of a Lender).
“Swiss Collateral Documents” means the following Collateral Documents, each as amended, restated, supplemented or otherwise modified from time to time:
(a)    a Swiss law governed quota pledge agreement between MODERNA BIOTECH UK LIMITED as pledgor, and the Collateral Agent (for the Secured Parties) relating to the pledge of all quotas in Moderna Switzerland GmbH that are Collateral that secures the Obligations;
(b)    a Swiss law governed bank account pledge agreement between Moderna Switzerland GmbH as pledgor, and the Collateral Agent (for the benefit of the Secured Parties) relating to the pledge over Swiss bank accounts that are Collateral that secures the Obligations;
(c)    a Swiss law governed assignment agreement between Moderna Switzerland GmbH as assignor and the Collateral Agent relating to the collateral assignment of certain intra-group receivables that are Collateral that secures the Obligations; and
(d)    a Swiss law governed intellectual property pledge agreement between ModernaTx, as pledgor, and the Collateral Agent (for the benefit of the Secured Parties) relating to the pledge over certain Intellectual Property registered with a Governmental Authority in Switzerland and any applications therefor (other than Intellectual Property excluded from such security interest therein) (and that is material to the business and Core Assets of the Borrower and its Subsidiaries) that secure the Obligations.
"Swiss Federal Tax Administration" means the tax authorities referred to in article 34 of the Swiss Withholding Tax Act.
"Swiss Obligor" means any Guarantor Subsidiary incorporated in Switzerland and/or having its registered office in Switzerland and/or qualifying as a Swiss resident pursuant to article 9 of the Swiss Withholding Tax Act.
"Swiss Withholding Tax" means taxes imposed under the Swiss Withholding Tax Act.

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"Swiss Withholding Tax Act" means the Swiss Federal Act on the Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer), together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.
“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (including backup withholding) of any nature and whatever called, levied, collected, withheld or assessed by any Governmental Authority, together with any interest thereon, additions to tax or penalties imposed with respect thereto.
“Term Lender” means a Lender with a Term Loan Commitment or an outstanding Term Loan.
“Term Loan” means, individually and collectively, the Initial Term Loans, the Incremental Term Loans, if any, the Extended Term Loans, if any, and the Refinancing Term Loans, if any.
“Term Loan Commitment” means, collectively, the Closing Date Initial Term Loan Commitments, the Delayed Draw Term Loan Commitments, the Incremental Term Loan Commitments (if any) and commitments to make Refinancing Term Loans, if any, and Extended Term Loans, if any.
“Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loans of such Lender; provided that, at any time prior to the making of the Term Loans, the Term Loan Exposure of any Lender will be equal to such Lender’s Term Loan Commitment.
“Term Loan Maturity Date” means (a) for the Initial Term Loans, the earlier of (i) November 24, 2030, as extended in accordance with this Agreement from time to time and (ii) the date that all such Initial Term Loans will become due and payable in full hereunder, whether by acceleration or otherwise; (b) for any Incremental Term Loans, the earlier of (i) the date identified in the applicable Incremental Amendment, as extended in accordance with this Agreement from time to time, and (ii) the date that all such Incremental Term Loans will become due and payable in full hereunder, whether by acceleration or otherwise, (c) for any Extended Term Loans, the earlier of (i) the final maturity date as specified in the applicable Extension Amendment and (ii) the date such Extended Term Loans will become due and payable in full hereunder, whether by acceleration or otherwise; and (d) with respect to any Refinancing Term Loans, the earlier of (i) the final maturity date as specified in the applicable Refinancing Amendment and (ii) the date such Refinancing Term Loans will become due and payable in full hereunder, whether by acceleration or otherwise.
“Term Loan Note” means a promissory note in the form of Exhibit B, as it may be amended, supplemented or otherwise modified from time to time.
“Term SOFR” means,
(a)    for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term

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SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)    for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent and the Borrower in their reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Terminated Lender” as defined in Section 2.23.
“Termination Conditions” means that the Commitments have been terminated, the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Credit Document (other than amounts in respect of indemnification, expense reimbursement, yield protection or tax gross-up and contingent obligations, in each case that are not then owing or with respect to which no claim has been made) have been paid in full.
“Test Period” in effect at any time means the most recent period of four consecutive Fiscal Quarters of the Borrower ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each quarter or fiscal year in such period have been or are required to be delivered pursuant to Section 5.1(a) or (b), as applicable.
“Trading Day” means a day on which exchanges in the United States are open for the buying and selling of securities.
    “Transaction Costs” means the fees, costs and expenses paid or payable by the Borrower or the Subsidiaries in connection with the Transactions on or about the Closing Date.
“Transactions” means the Initial Credit Extension and the payment of the Transaction Costs.
“TTM Revenue” means total Product Revenue of the Borrower and its Subsidiaries on a consolidated basis, calculated in accordance with GAAP, for the Test Period then most recently ended.
“Type of Loan” means a Base Rate Loan or a SOFR Loan.

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“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection or the priority of the security interests of the Collateral Agent in any Collateral is governed by the Uniform Commercial Code (or the equivalent legislation in any Subject Jurisdiction other than the United States) as in effect in a jurisdiction other than New York, the term “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority, including, to the extent applicable, the PPSA.
“UK”, “U.K.” or “United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Guarantor” means, unless such Subsidiary is released as a Credit Party (or dissolved, merged out of existence or otherwise is no longer in existence) at any time after the Closing Date pursuant to the terms of the Credit Documents, Moderna Biotech UK Limited, Moderna Biotech Distributor UK Ltd, Moderna Biotech Manufacturing UK Ltd. and any other Guarantor incorporated in England and Wales.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Undisclosed Administration” means the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator with respect to a Lender or its direct or indirect parent under or pursuant to the law in the country where such Lender or parent is subject to home jurisdiction supervision, if applicable law requires that such appointment is not to be publicly disclosed.
“Unrestricted Cash” means the sum of the aggregate amount of cash and Cash Equivalents held in accounts of the Borrower and its Subsidiaries to the extent that (a) it would not appear as “restricted” on the consolidated balance sheet of the Borrower and its Subsidiaries (unless such appearance is related to the Credit Documents (or the Liens created thereunder) or other Permitted Liens that do not actually restrict the use or transfer of such cash or Cash Equivalents), or (b) it is not subject to any Lien (other than Permitted Liens) in favor of any Person other than the Collateral Agent for the benefit of the Secured Parties.
“Unrestricted Subsidiary” means, as of any date, collectively and individually, any direct or indirect subsidiary (determined in accordance with the definition of “Subsidiary” but without giving effect to clause (b) of the last sentence thereof) of the Borrower identified by the Borrower in writing to the Administrative Agent as being an “Unrestricted Subsidiary” pursuant to Section 5.13; provided that (a) except to the extent provided in Section 5.13, no Subsidiary may be designated (or re-designated) as an Unrestricted Subsidiary and (b) no Person may be designated as an “Unrestricted Subsidiary” if such Person is not an “Unrestricted Subsidiary” or is a “Guarantor” under any agreement, document or

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instrument evidencing any Incremental Equivalent Debt, Credit Agreement Refinancing Indebtedness or other Material Indebtedness of the Borrower or any of its Subsidiaries, or any Permitted Refinancing in respect of the foregoing, or has otherwise guaranteed or given assurances of payment or performance under or in respect of any such Indebtedness. For purposes of calculating Investments permitted under Section 6.6, (i) the designation of any Subsidiary as an “Unrestricted Subsidiary” will constitute an Investment in an amount equal to the fair market value of such Subsidiary, determined as of the date of such designation by the Borrower in its good faith and reasonable business judgment and (ii) the aggregate amount of all Investments permitted to be made in all “Unrestricted Subsidiaries” will be limited as provided in Section 6.6(s). The designation of any Unrestricted Subsidiary as a Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time and a return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value as determined by the Borrower in good faith at the date of such designation of the Borrower’s or its Subsidiary’s (as applicable) Investment in such Subsidiary. On the Closing Date, immediately after giving effect to the Transactions, there are no Unrestricted Subsidiaries.
“U.S.” or “United States” means United States of America.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Lender” means each Lender that is a United States person as defined in Section 7701(a)(30) of the Internal Revenue Code.
“Voting Capital Stock” means, with respect to any Person, shares of such Person’s Capital Stock having the right to vote for the election of directors of such Person and any other Capital Stock of such Person treated as voting stock for purposes of Treasury Regulation Section 1.956-2(c)(2).
“Waivable Mandatory Prepayment” as defined in Section 2.15(e).
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write- down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

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1.2    Accounting Terms. Except as otherwise expressly provided herein (including, without limitation, pursuant to the proviso in the definition of “Capital Lease”), all accounting terms not otherwise defined herein will have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by the Borrower to the Administrative Agent pursuant to Sections 5.1(a) and 5.1(b) will be prepared in accordance with GAAP as in effect at the time of such preparation (and, if requested in writing by the Administrative Agent, delivered together with the reconciliation statements provided for in Section 5.1(f), if applicable). Except as otherwise expressly provided herein (including, without limitation, pursuant to the proviso in the definition of “Capital Lease”), if at any time any change in GAAP would affect the computation of any financial ratio or financial requirement, or compliance with any covenant, set forth in any Credit Document, and either the Borrower or the Required Lenders will so request, the Administrative Agent, the Lenders and the Borrower will negotiate in good faith to amend such ratio, requirement or covenant to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that until so amended, (a) such ratio, requirement or covenant will continue to be computed in accordance with GAAP prior to such change therein and (b) if requested in writing by the Administrative Agent, the Borrower will provide to the Administrative Agent reconciliation statements to the extent provided in Section 5.1(f), if applicable. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein will be construed, and all computations of amounts and ratios referred to in Section 5 and Section 6 will be made, without giving effect to any election under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other Liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value.” Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof may utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements, including those identified as exceptions to generally accepted accounting principles in the definition of “GAAP.”
1.3    Interpretation, etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References to “hereof” or “herein” mean of or in this Agreement, as applicable. References herein to any Section, Appendix, Schedule or Exhibit will be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license will include sub-lease and sub-license, as applicable. Unless the context requires otherwise, any definition of or reference to any agreement, instrument or other document (including any Organizational Document) will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Credit Document). Any reference herein to any Person will be construed to include such Person’s successors and permitted assigns. The words “asset” and “property” will be construed to have the same meaning and effect. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Any reference to any law or regulation will (a) include all statutory and regulatory provisions consolidating, replacing or interpreting or supplementing such law or regulation and (b) unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. All references to “knowledge” or “awareness” (or words of similar import) of any Credit Party or a Subsidiary means the actual knowledge or awareness (or words of similar import) of an Executive Officer of such Credit Party or such Subsidiary, as applicable. All references to “in the ordinary course of business” or “in the normal course of

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business” (or words of similar import) of the Borrower or any of its Subsidiaries means (i) in the ordinary course of business of, in the normal course of business of, or in furtherance of an objective that is in the ordinary course of business (or in the normal course of business) of the Borrower or such Subsidiary (or any similarly situated businesses or competitors of the Borrower or any of its Subsidiaries), as applicable, (ii) customary or usual in the industry or industries of the Borrower and any of its Subsidiaries in any jurisdiction in which the Borrower or any of its Subsidiaries does business or exists (or for any similarly situated businesses or competitors of the Borrower or any of its Subsidiaries), as applicable, or (iii) generally consistent with the past, current or contemplated practice of the Borrower or such Subsidiary, as applicable, or any similarly situated businesses or competitors of any jurisdiction in which the Borrower or any of its Subsidiaries does business or exists, as applicable, in each case of the foregoing in this sentence, as determined by the Borrower in good faith. To the extent there is any conflict between this Agreement and any other Credit Document, this Agreement shall govern and control. Whenever any deliverable under any Credit Document is stated to be due or required to be delivered on a day that is not a Business Day, such deliverable shall instead be due or required to be delivered on the next succeeding Business Day. Notwithstanding anything to the contrary in any Credit Document, each reference to any “Credit Party” or any “Guarantor” in any Credit Document shall exclude any Foreign Guarantor or any other Foreign Subsidiary that will become a Foreign Guarantor until such time that such Foreign Guarantor (or any other Foreign Subsidiary that will become a Foreign Guarantor) actually becomes a Guarantor and executes and delivers Credit Documents to actually become a Guarantor and grant Liens on its Collateral in favor of the Administrative Agent (for the benefit of the Secured Parties). Any reference to “licenses” shall be construed to include sublicenses and any reference to “leases” shall be construed to include subleases. Notwithstanding anything to the contrary in this Agreement or any other Credit Document, (i) any decision, determination, agreement, consent or approval of any Secured Party shall be subject to a reasonableness standard and shall not be unreasonably withheld, delayed or conditioned, (ii) any notice required to be provided by any Secured Party under any Credit Document shall be required to be in writing, and (iii) any action or event (or words of similar import) that mentions or references being “threatened” (or words of similar import) shall be deemed to be required to be in writing to be applicable. This Section 1.3 will apply, mutatis mutandis, to all Credit Documents.
1.4    Certifications. Any certificate or other writing required hereunder or under any other Credit Document to be certified by any officer or other authorized representative of any Person will be deemed to be executed and delivered by such officer or other authorized representative solely in such individual’s capacity as an officer or other authorized representative of such Person and not in such officer’s or other authorized representative’s individual capacity.
1.5    Limited Condition Acquisitions and Specified Transactions
. Notwithstanding anything in this Agreement or any Credit Document to the contrary, when (a) (i) calculating any applicable ratio or the use of any basket, (ii) determining the accuracy of the representations and warranties set forth in Section 4 hereof or (iii) determining satisfaction of any conditions precedent, in the case of each of clause (i), (ii) and (iii), in connection with any Specified Transaction or (b) determining compliance with any provision that requires that no Default or Event of Default has occurred, is continuing or would immediately result therefrom, in each case of clauses (a) and (b) in connection with a Limited Condition Acquisition or a Specified Transaction, the date of determination of such ratio and determination of such compliance (other than the absence of a Specified Event of Default) will, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Acquisition or any Specified Transaction, an “LCA Election”), be deemed to be the date the definitive agreements for such Limited Condition Acquisition or such Specified Transaction are entered into or such Specified Transaction is announced or declared, as applicable (the “LCA Test Date”). If on a Pro Forma Basis after giving effect to such Limited Condition Acquisition or other Specified Transactions to be entered into in connection therewith (including any

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incurrence of Indebtedness and the use of proceeds thereof) (solely if applicable, calculated as if such Limited Condition Acquisition or other transactions had occurred at the beginning of the most recently ended Test Period ending prior to the LCA Test Date for which financial statements are delivered (or were required to have been delivered)), the Borrower could have taken such action on the relevant LCA Test Date in compliance with the applicable ratios, then such provisions will be deemed to have been complied with; provided, that it shall be a condition to such Limited Condition Acquisition or Specified Transaction that no Specified Event of Default shall be continuing on the date such Limited Condition Acquisition or Specified Transaction is consummated or made, as applicable. For the avoidance of doubt, (A) if any of such ratios are exceeded as a result of fluctuations in such ratio at or prior to the consummation of the relevant Limited Condition Acquisition or Specified Transaction, such ratios and other provisions will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition or Specified Transaction is permitted hereunder and (B) such ratios and compliance with such conditions will not be tested at the time of consummation of such Limited Condition Acquisition or Specified Transaction, unless on such date a Specified Event of Default will be continuing. If the Borrower has made an LCA Election for any Limited Condition Acquisition or Specified Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Limited Condition Acquisition or Specified Transaction on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition or Specified Transaction is consummated or made, as applicable, or the date that the definitive agreement for such Limited Condition Acquisition or Specified Transaction is terminated or expires (or such Specified Transaction is denounced, revoked or rescinded, as applicable) without consummation of such Limited Condition Acquisition or Specified Transaction, any such ratio or basket will be calculated and tested (A) assuming such Limited Condition Acquisition or Specified Transaction (and other transactions in connection therewith) (including, solely if applicable, any incurrence of Indebtedness and the use of proceeds thereof and the use of cash which would have otherwise constituted Unrestricted Cash for the purpose of calculating any applicable financial test) have not been consummated and (B) on a Pro Forma Basis assuming such Limited Condition Acquisition or Specified Transaction (and other transactions in connection therewith) (including, solely to the extent applicable, any incurrence of Indebtedness and the use of proceeds thereof and the use of cash which would have otherwise constituted Unrestricted Cash for the purpose of calculating any applicable financial test) have been consummated, until such time as the applicable Limited Condition Acquisition or Specified Transaction has actually closed, been consummated or been made or the definitive agreement with respect thereto has been terminated or expires (or the announcement or declaration of such Specified Transaction has been denounced, rescinded or revoked, as applicable).
1.6    Currency Conversion and Fluctuations.
(a)    If more than one currency or currency unit are at the same time recognized by the central bank of any country as the lawful currency of that country, then (i) any reference in the Credit Documents to, and any obligations arising under the Credit Documents in, the currency of that country shall be translated into or paid in the currency or currency unit of that country designated by the Administrative Agent and (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognized by the central bank for conversion of that currency or currency unit into the other, rounded up or down (to the next 1/16 of 1%) by the Administrative Agent as it reasonably deems appropriate.
(b)    If a change in any currency of a country occurs, this Agreement shall be amended (and each party hereto agrees to enter into any supplemental agreement necessary to effect any such amendment) to the extent that the Administrative Agent and the Borrower reasonably determine such amendment to be necessary to reflect the change in currency and to put the Lenders and the Credit Parties

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and their Subsidiaries in the same position, so far as possible, that they would have been in if no change in currency had occurred.
(c)    No later than 11:00 a.m. London time on each Calculation Date, the Administrative Agent shall reasonably determine the Exchange Rate as of such Calculation Date with respect to each applicable currency. The Exchange Rates so reasonably determined shall become effective on the relevant Calculation Date (a “Reset Date”), shall remain effective until the next succeeding Reset Date and shall for all purposes of this Agreement (other than Section 10.26 and any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rates employed in converting any amounts between Dollars and any other currency.
(d)    The Administrative Agent shall promptly notify the Borrower in writing of each determination of an Exchange Rate hereunder.
1.7    Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Base Rate, SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or any alternative, comparable, replacement or successor rate thereto, including whether the composition or characteristics of any such alternative, comparable, replacement or successor rate will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes made in accordance with the definition thereof; provided that the foregoing absence of warranty, responsibility and liability shall not apply to the extent it is determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith, willful misconduct or material breach by any such Person. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR or any alternative, successor or replacement rate thereto, or any relevant adjustments thereto that are unrelated to the Obligations, in each case, that is not in violation or contravention of this Agreement or any other Credit Document in a manner adverse to the Borrower or any Guarantor.
The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Base Rate, SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Guarantor, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service; provided that the foregoing absence of liability shall not apply to the extent it is determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith, willful misconduct or material breach by any such Person.
1.8    Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware Law (or any comparable event under a different jurisdiction’s Laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to

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have been organized and acquired on the first date of its existence by the holders of its Capital Stock at such time.
1.9    Re-Dividing, Re-Allocation, Re-Classification, Re-Designation, Etc.
(a)    If at any time any action or transaction meets the criteria of one or more than one of the categories of exceptions, thresholds or baskets set forth in Section 6 or any definition used therein, the Borrower may divide, classify and/or designate such action or transaction (or any portion thereof), and later (on one or more occasions) may re-divide, re-allocate, re-classify and/or re-designate such action or transaction (or any portion thereof), as consummated in reliance on one or more of such exceptions, thresholds and baskets within the same covenant as the Borrower may determine in its sole discretion from time to time, including by re-dividing, re-classifying and/or re-designating any action or transaction originally consummated in reliance on one or more fixed exceptions, thresholds or baskets (“fixed baskets”) as consummated in reliance on any available incurrence-based exception, threshold or basket within the same covenant (“incurrence-based baskets”) available at the time of such re-division, re-allocation, re-classification and/or re-designation (for the avoidance of doubt, which determination shall be made without duplication of such applicable action or transaction to be re-divided, re-classified, re-allocated and/or re-designated) and if any ratio or financial test set forth in any applicable incurrence-based basket would be satisfied at any time after consummation of such action or transaction, such re-division, re-classification and/or re-designation shall be deemed to have automatically occurred if not elected by the Borrower (provided that (i) all Indebtedness under this Agreement Incurred on or after the Closing Date shall be deemed to have been incurred pursuant to Section 6.1(a), and the Borrower shall not be permitted to reclassify all or any portion of Indebtedness incurred pursuant to Section 6.1(a)), and (ii) with respect to the Restricted Junior Payment covenant in Section 6.4, the Borrower shall not be permitted to reallocate, redesignate or reclassify exceptions, thresholds or baskets for Restricted Equity Payments to any exception, threshold or basket for Restricted Debt Payments or Restricted Debt Payments to any exception, threshold or basket for Restricted Equity Payments).
(b)    If any fixed baskets are intended to be utilized together with any incurrence-based baskets in any action or transaction, (i) compliance with or satisfaction of any applicable financial ratios or tests for such action or transaction (or any portion thereof) to be consummated under any incurrence-based baskets shall first be calculated without giving effect to amounts being utilized pursuant to any fixed baskets, incurred substantially concurrently therewith, but giving full Pro Forma Effect to all applicable and related transactions (including, subject to the foregoing with respect to fixed baskets, any incurrence and repayments of Indebtedness) and all other permitted pro forma adjustments, and (ii) thereafter, incurrence of the portion of such action or transaction to be consummated under any fixed baskets or revolving loan incurrence shall be calculated.
1.10    UK Terms. Without prejudice to the generality of any provision of this Agreement, in this Agreement where it relates to a UK Guarantor, a reference to (i) a “Lien” includes a charge or an assignment by way of security; (ii) an “insolvency proceeding” includes an administration under Schedule B1 to the Insolvency Act 1986; (iii) “Organizational Documents” means a copy of its memorandum (if applicable) and articles of association together with any amending resolutions not incorporated in those documents, its certificate of incorporation and any certificate of incorporation on change of name; (iv) “officer” or means any director or secretary; (v) "subsidiary" includes a subsidiary undertaking as defined in the Companies Act 2006; (vi) “receiver” includes any receiver, receiver and manager or administrative receiver and (vii) “administrator” includes any person appointed as an administrator under the Insolvency Act 1986.
1.11    Australian Interpretation. For the purposes of any assets, liabilities or entities located in Australia and for all other purposes pursuant to which the interpretation or construction of this Agreement

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or any other Credit Document may be subject to the laws of Australia or a court or tribunal exercising jurisdiction in Australia:
(a)    unless the context requires otherwise, a reference to “Australia” shall include the Commonwealth of Australia and each State or Territory of the Commonwealth of Australia (and “Australian” shall have a corresponding meaning);
(b)    a reference to a Subsidiary shall include, in respect of a company incorporated in Australia, a subsidiary as defined in the Australian Corporations Act, but as if 'body corporate' includes any entity;
(c)    unless the context otherwise requires, a reference to a company being 'organized' in (or under the laws of) Australia shall be taken to be a reference to that company being 'incorporated' in Australia;
(d)    a reference to a security interest or Lien includes any “security interest” as defined in sections 12(1) or 12(2) of the Australian PPSA;
(e)    in respect of any "security interest" (as defined in the Australian PPSA) under this Agreement or any Credit Document, to the extent the law permits (and despite any other clause in any Credit Document, but without affecting any rights a person has or would have other than by reason of the Australian PPSA) (i) for the purposes of sections 115(1) and 115(7) of the Australian PPSA (A) each Secured Party with the benefit of the security interest need not comply with sections 95, 118, 121(4), 125, 130, 132(3)(d) or 132(4) of the Australian PPSA and (B) sections 142 and 143 of the Australian PPSA are excluded, (ii) for the purposes of section 115(7) of the Australian PPSA, each Secured Party with the benefit of the security interest need not comply with sections 132 and 137(3), (iii) each party hereto waives its right to receive from any Secured Party any notice required under the Australian PPSA (including a notice of a verification statement) and (iv) if a Secured Party with the benefit of a security interest exercises a right, power or remedy in connection with it, that exercise is taken not to be an exercise of a right, power or remedy under the Australian PPSA unless the Secured Party states otherwise at the time of exercise (however, this does not apply to a right, power or remedy which can only be exercised under the Australian PPSA);
(f)    where it relates to any company incorporated in Australia with respect to any Australian Collateral Document or any property subject to an Australian Collateral Document with respect to such Australian Collateral Document, a reference to (i) bankruptcy includes administration under Chapter 5 of the Australian Corporations Act, (ii) liquidation includes winding up, (iii) insolvent includes insolvent within the meaning of section 95A of the Australian Corporations Act, (iv) a receiver includes a controller and a managing controller, each as defined in the Australian Corporations Act (and a reference to receivership has a corresponding meaning), (v) insolvency proceeding includes any corporate action, legal proceedings or other formal procedure, filing or step under the Bankruptcy Act 1966 (Cth) of Australia and Chapter 5 and Part 5C.9 of the Australian Corporations Act in relation to the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization or the appointment of a liquidator, receiver, administrator, compulsory manager or other similar officer, (vi) such company being insolvent or unable, or admitting inability, to pay its debts as they become due includes such company being, or being presumed or deemed under applicable law to be, insolvent, and (vii) such company being solvent includes such company being able to pay all its debts, as and when they become due and payable; and

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(g)    a reference to any consent or approval of, registration or filing with, or any other action by, any governmental authority includes, in relation to anything which will be fully or partly prohibited or restricted by Australian law if a governmental authority in or of Australia intervenes or acts in any way within a specified period after lodgment, filing, registration or notification, the expiry of that period without intervention or action.
The parties hereto agree that the Australian Banking Code of Practice does not apply to the Credit Documents and the transactions under them.
1.12    Canadian Terms.
Without prejudice to the generality of any provision of this Agreement or in any other Credit Document, in this Agreement where it relates to a Canadian Subsidiary:
(a)    any reference to “merge” or “merger” shall be construed to include “amalgamate” and “amalgamation”;
(b)    any reference to “Laws” shall be construed to include federal, provincial and territorial laws and regulations of Canada;
(c)    any reference to “corporation” or “Person” shall be construed to include unlimited liability companies, unlimited companies and similar business entities formed in any jurisdiction in Canada;
(d)    any reference to “Bankruptcy Code”, “Bankruptcy Proceeding” or any other similar bankruptcy or insolvency Law or proceeding shall be construed to include the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada) and any other applicable liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of Canada or any province or territory thereof from time to time in effect and affecting the rights of creditors generally (including the restructuring provisions of any applicable corporate statute);
(e)    any reference to “Organizational Documents” also includes notice of articles, as amended, articles, as amended, and any unanimous shareholders agreement or declaration applicable to such Canadian Guarantor;
(f)    any reference to “Highest Lawful Rate” includes a payment or collection of interest or other amounts in an amount or at a rate that would result in the receipt by any Lender of interest at a criminal rate, as the terms “interest” and “criminal rate” are defined under the Criminal Code (Canada));
(g)    any reference to receiver means, without duplication, any one of a receiver, interim receiver, receiver and manager or keeper or monitor;
(h)    for purposes of the interpretation or construction of this Agreement pursuant to the laws of the Province of Québec, for purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Credit Document) and for all other purposes pursuant to which the interpretation or construction of any other Credit Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (i) “personal

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property” shall be deemed to include “movable property”, (ii) “real property” shall be deemed to include “immovable property”, (iii) “tangible property” shall be deemed to include “corporeal property”, (iv) “intangible property” shall be deemed to include “incorporeal property”, (v) “security interest”, “mortgage” and “lien” shall be deemed to include a “hypothec”, a "reservation of ownership", “prior claim” and a “resolutory clause,” (vi) all references to filing, registering or recording under the PPSA or the UCC shall be deemed to include publication under the Civil Code of Québec, (vii) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to an “opposable” or “set up” Liens as against third parties, (viii) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (ix) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (x) an “agent” shall be deemed to include a “mandatary,” (xi) “construction liens” shall be deemed to include “legal hypothecs in favour of persons having taken part in the construction or renovation of an immovable”, (xii) “joint and several” shall be deemed to include “solidary” and “jointly and severally” shall be deemed to include “solidarily” (xiii) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (xiv) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary”, (xv) "legal title" shall be deemed to include "holding title on behalf of an owner as mandatary or prête-nom”, (xvi) “easement” shall be deemed to include “servitude”, (q) “priority” shall be deemed to include “prior claim” or "rank", as applicable, (xvii) “survey” shall be deemed to include “certificate of location and plan”, (xviii) “fee simple title” and "fee title" shall be deemed to include “right of ownership”, (xix) “foreclosure” shall be deemed to include “the exercise of a hypothecary right”, (xx) “leasehold interest” shall be deemed to include “valid rights resulting from a lease”, (xxi) “lease” for personal or movable property shall be deemed to include a “contract of leasing (crédit-bail)”, (xxii) “deposit account” shall include a “financial account” as defined in Article 2713.6 of the Civil Code of Québec, and (xxiii) “guarantee” and “guarantor” shall include “suretyship” and “surety”, respectively. The parties hereto confirm that it is their wish that this Agreement and any other Credit Document be drawn up in the English language only and that all other documents contemplated hereunder or relating hereto, including notices, shall also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisages par cette convention et les autres documents de crédit peuvent être rédigés en langue anglaise seulement; and
(i)    any rate that is calculated with reference to a period (the “deemed interest period”) that is less than the actual number of days in the calendar year of calculation is, for the purposes of the Interest Act (Canada), equivalent to a rate based on a calendar year calculated by multiplying that rate of interest by the actual number of days in the calendar year of calculation and dividing by the number of days in the deemed interest period. All calculations of interest and fees under the Credit Documents shall be made on the basis of the nominal rates described in this Agreement and not on the basis of effective yearly rates or on any other basis that gives effect to the principle of deemed reinvestment. The parties acknowledge that there is a material difference between the stated nominal rates and effective yearly rates taking into account reinvestment, and that they are capable of making the calculations required to determine effective yearly rates.
1.13    Swiss Terms. Without prejudice to the generality of any provision of this Agreement, in this Agreement, where it relates to a Swiss Obligor or the context so requires, a reference to (a) “Organizational Documents” includes a copy of a certified excerpt from the commercial register and a copy of the certified up-to-date articles of association (evidencing, where relevant, the capacity to enter into obligations of an up- or cross-stream nature), and (b) liquidation, bankruptcy, insolvency, reorganization, moratorium or any similar proceeding means that such Swiss Obligor is unable to or admits inability to pay its debts as they fall due (zahlungsunfähig), or is deemed to or declared to be

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unable to pay its debts, suspends or threatens to suspends making payments on any of its debts, or is over-indebted (überschuldet) under article 725b of the Swiss Code of Obligations, or (i) has initiated against it, (ii) it is legally obliged to initiate, or (iii) initiates (A) bankruptcy proceedings (Konkurs), (B) proceedings leading to a provisional or a definitive composition moratorium (provisorische oder definitive Nachlassstundung), (C) proceedings leading to an emergency moratorium (Notstundung), or (D) any proceedings pursuant to article 731b of the Swiss Code of Obligations which lead to its dissolution or liquidation, or any proceeding having similar effects in force at that time.
SECTION 2.    LOANS
2.1    Term Loans.
(a)    Closing Date Initial Term Loan Commitments. Subject to the terms and conditions hereof, each Lender identified on Appendix A-1 hereto severally agrees to make, on the Initial Funding Date, an Initial Term Loan to the Borrower in an amount equal to such Lender’s Closing Date Initial Term Loan Commitment as of such date; provided that the Borrower will deliver to Administrative Agent on behalf of the Lenders a fully executed Funding Notice no later than 11:00 a.m. (New York City time) at least one (1) Business Day in advance of the proposed funding date (in the case of a Base Rate Loan) (or such later date and time as may be reasonably agreed by the Administrative Agent) or at least three (3) Business Days in advance of the proposed funding date (in the case of a SOFR Loan) (or such later date and time as may be reasonably agreed by the Administrative Agent). The Borrower may make only one borrowing under the Closing Date Initial Term Loan Commitment, which will be on the Initial Funding Date. Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.12, 2.13(a) and 2.14, all amounts owed hereunder with respect to the Initial Term Loans will be paid in full no later than the Term Loan Maturity Date. Each Lender’s Closing Date Initial Term Loan Commitment shall terminate immediately and without further action on the Initial Funding Date after giving effect to the funding of such Lender’s Initial Term Loan Commitment on such date.
(b)    Delayed Draw Term Loan Commitments. Subject to the terms and conditions hereof, each Lender with a Delayed Draw Term Loan Commitment severally agrees to make, during the Delayed Draw Commitment Period, a term loan (a “Delayed Draw Term Loan”) denominated in Dollars to the Borrower on each Delayed Draw Funding Date in an amount up to but not exceeding the undrawn amount of such Lender’s Delayed Draw Term Loan Commitment on such date. Any funding of Delayed Draw Term Loans shall be made with respect of Delayed Draw Term Loan-1 Commitments until the amount of Delayed Draw Term Loan-1 Commitments is reduced to zero, and thereafter Delayed Draw Term Loan-2 Commitments. The Delayed Draw Term Loan Commitments shall terminate on the earliest of (i) November 24, 2027, in the case of Delayed Draw Term Loan-1 Commitments and November 24, 2028 in the case of Delayed Draw Term Loan-2 Commitments, (ii) the date the Delayed Draw Term Loan Commitments are terminated pursuant to Section 2.13(c) or Section 8.2 and (iii) the date on which the Delayed Draw Term Loan Commitments have been fully drawn (such earliest date, the “Delayed Draw Termination Date”). Notwithstanding anything herein to the contrary, the Borrower shall not draw under any Delayed Draw Term Loan with respect to any Delayed Draw Term Loan-2 Commitments prior to the satisfaction of the Delayed Draw Term Loan Milestone Date. The Delayed Draw Term Loans (if and when funded) shall have, to the extent not otherwise set forth herein, the same terms as the Initial Term Loans (except for the date from which interest begins to accrue). Any amount borrowed under this Section 2.1(b) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.13(a) and 2.14, all amounts owed hereunder with respect to the Delayed Draw Term Loans will be paid in full no later than the Term Loan Maturity Date.

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(c)    Borrowing Mechanics for Delayed Draw Term Loans.
(i)    Delayed Draw Term Loans will be made in an aggregate minimum amount of (x) in the case of the first borrowing of Delayed Draw Term Loans, $10,000,000 and integral multiples of $1,000,000 in excess of that amount and (y) in the case of any subsequent borrowing of Delayed Draw Term Loans, $5,000,000 and integral multiples of $500,000 in excess of that amount.
(ii)    Whenever the Borrower desires that the Lenders make Delayed Draw Term Loans, the Borrower will deliver to the Administrative Agent by Electronic Transmission a fully executed and delivered Funding Notice no later than 11:00 a.m. (New York City time) at least three (3) Business Days in advance of the applicable Delayed Draw Funding Date (or such later time as the Administrative Agent may reasonably agree). Except as otherwise provided herein, a Funding Notice for a Delayed Draw Term Loan that is a SOFR Loan will be irrevocable on and after the date of receipt thereof by the Administrative Agent, and the Borrower shall be bound to make a borrowing in accordance therewith, provided that such Funding Notice may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein, in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
(iii)    Notice of receipt of each Funding Notice in respect of Delayed Draw Term Loans, together with the amount of each Lender’s Pro Rata Share thereof, if any, together with the applicable interest rate, will be provided by the Administrative Agent to each applicable Lender by Electronic Transmission with reasonable promptness, but (provided the Administrative Agent will have received such notice by the time required pursuant to clause (ii) above) not later than 2:00 p.m. (New York City time) on the same day as the Administrative Agent’s receipt of such Funding Notice from the Borrower.
(iv)    Each Lender will make the amount of its Delayed Draw Term Loans available to the Administrative Agent not later than 12:00 noon (New York City time) on the applicable Delayed Draw Funding Date by wire transfer of same day funds in Dollars at the Payment Office. Except as provided herein, upon satisfaction or waiver of the applicable conditions precedent specified herein, the Administrative Agent will make the proceeds of such Delayed Draw Term Loans available to the Borrower on the applicable Delayed Draw Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Delayed Draw Term Loans received by the Administrative Agent from the Lenders to be credited to the account of the Borrower as set forth in the applicable Funding Notice or to such other account as may be designated in writing to the Administrative Agent by the Borrower.
2.2    [Reserved].

2.3    [Reserved].
2.4    [Reserved].
2.5    Pro Rata Shares; Availability of Funds.
(a)    Pro Rata Shares. All Loans will be made, and all participations will be purchased, by the Lenders simultaneously and proportionately to their respective Pro Rata Shares. No Lender will be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor will any Term Loan Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such

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other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.
(b)    Availability of Funds. Unless the Administrative Agent will have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to the Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Credit Date and the Administrative Agent may, in its sole discretion, but will not be obligated to, make available to the Borrower a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent will be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Administrative Agent, at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent will promptly notify the Borrower and the Borrower will immediately pay such corresponding amount to the Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Administrative Agent, at the rate payable hereunder for Base Rate Loans for such Class of Loans. Nothing in Section 2.1(c)(iv), Section 2.2(b)(iv) or this Section 2.5(b) will be deemed to relieve any Lender from its obligation to fulfill its Closing Date Initial Term Loan Commitment or Delayed Draw Term Loan Commitment hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.
2.6    Use of Proceeds.
(a)    The proceeds of the Initial Term Loans funded on the Initial Funding Date will be used to consummate the Transactions (including the payment of the Transaction Costs) and for working capital purposes, general corporate purposes and other transactions not prohibited under the terms of the Credit Documents (other than Restricted Equity Payments).
(b)    [Reserved].
(c)    The proceeds of the Delayed Draw Term Loans shall be applied as soon as reasonably practicable by the Borrower for working capital purposes, general corporate purposes, liquidity and balance sheet cash and Cash Equivalents purposes and other transactions not prohibited under the terms of the Credit Documents (other than Restricted Equity Payments).
(d)    No portion of the proceeds of or draws related to any Credit Extension will be used to purchase or carry Margin Stock or in any manner that causes such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors.
(e)    No Credit Party, nor any of its Controlled Entities or any of their respective directors and officers, will directly or, to its knowledge, indirectly use any part of any proceeds of any Credit Extension or lend, contribute, or otherwise make available such proceeds to any Person (i) to fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is the subject or the target of Anti-Terrorism Laws except to the extent authorized or permissible for a Person required to comply with Anti-Terrorism Laws, (ii) to fund or facilitate any activities or business of or in any Sanctioned Country except to the extent authorized or permissible for a Person required to comply with Anti-Terrorism Laws or (iii) in any other manner that will result in a violation by any party hereto of Anti-Terrorism Law. No part of the proceeds of any Credit Extension

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will be used, directly or, to the Credit Parties’ knowledge, indirectly for any payments to any Government Official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of Anti-Corruption Laws.
2.7    Evidence of Debt; Register; Disqualified Lender List; Notes.
(a)    Evidence of Debt. Each Lender will maintain on its internal records an account or accounts evidencing the Indebtedness of the Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation will be prima facie evidence thereof on the Borrower, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, will not affect any Lender’s Commitments or the Borrower’s Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register will govern.
(b)    Register. The Administrative Agent, as a non-fiduciary agent of the Borrower, will maintain a register for the recordation of the names and addresses of the Lenders and the Loans of each Lender from time to time (the “Register”). The Register will be available for inspection by the Borrower or any Lender (with respect to any entry relating to such Lender’s Loans) at any reasonable time from time to time upon reasonable prior notice. The Administrative Agent will record in the Register the Loans, the principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from to time and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation will be prima facie evidence thereof on the Borrower and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, will not affect any the Borrower’s Obligations in respect of any Loan. The Borrower hereby designates the Administrative Agent to serve as the Borrower’s agent solely for purposes of maintaining the Register as provided in this Section 2.7.
(c)    Disqualified Lender List. The list of Disqualified Lenders will be available to the Lenders and other Agents upon written request to the Borrower and the Administrative Agent. The parties to this Agreement hereby acknowledge and agree that the Administrative Agent will not be deemed to be in default under this Agreement or to have any duty or responsibility or to incur any liabilities as a result of a breach of this Section 2.7(c), nor will the Administrative Agent have any duty, responsibility or liability to monitor or enforce assignments, participations or other actions in respect of Disqualified Lenders, inquire as to whether any Person is a Disqualified Lender or otherwise take (or omit to take) any action with respect thereto.
(d)    Notes. If so requested by any Lender by written notice to the Borrower (with a copy to the Administrative Agent) at least two (2) Business Days prior to the Closing Date, or at any time thereafter, the Borrower will execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is a permitted assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the date that is three (3) Business Days prior to the Closing Date, promptly after the Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Term Loan.
2.8    Interest on Loans.
(a)    Except as otherwise set forth herein, each Class of Loan will bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

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Class of Loans	Interest
Initial Term Loans that are Base Rate Loans	Base Rate plus the Applicable Margin
Initial Term Loans that are SOFR Loans	Adjusted Term SOFR Rate plus the Applicable Margin
Incremental Term Loans, Extended Term Loans or Refinancing Term Loans that are Base Rate Loans	Base Rate plus the applicable margin set forth in the applicable Incremental Amendment, Extension Amendment or Refinancing Amendment.
Incremental Term Loans, Extended Term Loans or Refinancing Term Loans that are SOFR Loans	Adjusted Term SOFR plus the applicable margin set forth in the applicable Incremental Amendment, Extension Amendment or Refinancing Amendment.

(b)    The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any SOFR Loan, will be selected by the Borrower and notified to the Administrative Agent and the Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to the Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan will be a SOFR Loan with an Interest Period of three months.
(c)    In connection with SOFR Loans there will be no more than five (5) Interest Periods outstanding at any time (unless otherwise agreed by the Administrative Agent). In the event the Borrower fails to specify between a Base Rate Loan or a SOFR Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a SOFR Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event the Borrower fails to specify an Interest Period for any SOFR Loan in the applicable Funding Notice or Conversion/Continuation Notice, the Borrower will be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, the Administrative Agent will determine (which determination will, absent manifest error, be prima facie evidence thereof upon all parties) the interest rate that will apply to the SOFR Loans for which an interest rate is then being determined for the applicable Interest Period and will promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and each Lender.
(d)    Interest payable pursuant to Section 2.8(a) will be computed (i) in the case of Base Rate Loans with the Base Rate determined pursuant to subclause (a) of the definition of “Base Rate”, on the basis of a 365-day year (or 366-day year, in the case of a leap year), (ii) in the case of Base Rate Loans with the Base Rate determined pursuant to subclause (b) or (c) of the definition of “Base Rate”, on the basis of a 360-day year and (iii) in the case of SOFR Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a SOFR Loan, the date of conversion of such SOFR Loan to such Base Rate Loan, as the case may be, will be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a SOFR Loan, the date of conversion of such Base Rate

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Loan to such SOFR Loan, as the case may be, will be excluded; provided that if a Loan is repaid on the same day on which it is made, one day’s interest will be paid on that Loan.
(e)    Except as otherwise set forth herein, interest on each Loan will accrue on a daily basis and be payable in arrears (i) on each Interest Payment Date applicable to that Loan; (ii) at the time of any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) at maturity and, after such maturity (or termination), on each date on which demand for payment is made.
2.9    Conversion/Continuation.
(a)    Subject to Section 2.18 and so long as no Default or Event of Default will have occurred and then be continuing, the Borrower will have the option:
(i)    to convert at any time all or any part of any Term Loan equal to $100,000 and integral multiples of $50,000 in excess of that amount from one Type of Loan to another Type of Loan; provided that a SOFR Loan may only be converted on the expiration of the Interest Period applicable to such SOFR Loan unless the Borrower will pay all amounts due under Section 2.18 in connection with any such conversion; or
(ii)    upon the expiration of any Interest Period applicable to any SOFR Loan, to continue all or any portion of such Loan equal to $100,000 and integral multiples of $50,000 in excess of that amount as a SOFR Loan.
(b)    The Borrower will deliver a Conversion/Continuation Notice to the Administrative Agent by Electronic Transmission no later than 11:00 a.m. (New York City time) at least one (1) Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three (3) Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a SOFR Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any SOFR Loans will be irrevocable on and after the date of receipt thereof by the Administrative Agent, and the Borrower will be bound to effect a conversion or continuation in accordance therewith.
2.10    Default Interest. Upon the occurrence and during the continuance of a Specified Event of Default, the overdue principal amount of any Loans and, to the extent permitted by applicable law and due and owing, any overdue interest payments on the Loans and any other overdue fees owed on any Loans and overdue premiums owed on any Loans, will bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) from the date of such Specified Event of Default, payable on demand at a rate that is 2.00% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans; provided that in the case of any overdue principal or interest with respect to SOFR Loans, upon the expiration of the Interest Period in effect at the time any increase in interest rate is effective, such SOFR Loans will thereupon become Base Rate Loans and thereafter such overdue principal or interest, as applicable, will bear interest payable upon demand at a rate that is 2.00% per annum in excess of the interest rate otherwise payable hereunder for such Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.10 is not a permitted alternative to timely payment and will not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.

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2.11    Fees; Loan Call Protection.
(a)    Delayed Draw Commitment Fee. The Borrower agrees to pay to Lenders holding Delayed Draw Term Loan Commitments, commitment fees equal to (A) the average of the daily amount of the undrawn Delayed Draw Term Loan Commitments times (B)(i) with respect to the period commencing on the Closing Date through and including the twelve (12) month anniversary of the Closing Date, one half percent (0.50%) per annum, (ii) with respect to the period commencing on the day immediately following the twelve (12) month anniversary of the Closing Date through and including the twenty-four (24) month anniversary of the Closing Date, one percent (1.00%) and (iii) with respect to the period commencing on the day immediately following the twenty-four (24) month anniversary of the Closing Date through but excluding the Delayed Draw Term Termination Date, one and half percent (1.50%).
All fees referred to in this Section 2.11(a) will be paid to the Administrative Agent at the Payment Office and upon receipt, the Administrative Agent will promptly distribute to each applicable Lender its Pro Rata Share thereof.
(b)    Term Loan Call Protection. In the event that (i) the Borrower prepays all or any portion of the Initial Term Loans pursuant to Section 2.13 or (ii) the Borrower prepays all or any portion of the Initial Term Loans pursuant to Section 2.14(c), concurrently with any such prepayment or repayment, the Borrower shall pay to Administrative Agent, for the pro rata benefit of the applicable Term Lenders, a fee in an amount equal to (w) if the fee is triggered prior to the first anniversary of the Closing Date, two percent (2.00%) of the aggregate principal amount of such Initial Term Loans so prepaid or repaid, (x) if the fee is triggered on or after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date, one percent (1.00%) of the aggregate principal amount of such Initial Term Loans so prepaid or repaid, (y) if the fee is triggered on or after the second anniversary of the Closing Date but prior to the third anniversary of the Closing Date, one percent (1.00%) of the aggregate principal amount of such Initial Term Loans so prepaid or repaid and (z) if the fee is triggered on or after third anniversary, zero percent (0.00%) of the aggregate principal amount of such Initial Term Loans so prepaid or repaid.
(c)    The fees referred to in Section 2.11(a) will be calculated on the basis of a 360-day year and the actual number of days elapsed. The fee referred to in Section 2.11(a) will be payable quarterly in arrears on the last Business Day of each calendar quarter of each year during the Delayed Draw Commitment Period, commencing on the first such date to occur at the end of the first full calendar quarter ending after the Closing Date, and on the Delayed Draw Termination Date.
(d)    In addition to the foregoing fees, the Borrower agrees to pay to the Lenders and the Agents such fees required to be paid under the Agency Fee Letter and such other fees in the amounts and at the times separately agreed upon in writing.
(e)    Unless otherwise expressly agreed, once paid, none of the foregoing fees will be refundable under any circumstances.
(f)    The parties agree that for U.S. federal income tax purposes, the fees payable under Section 2.11(a) are each intended to be treated as put option premium in accordance with the principles of Rev. Rul. 81-160, and neither party shall take (or cause to be taken) any position on any tax return or otherwise that is inconsistent therewith, except as otherwise required by applicable Law.

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2.12    Scheduled Payments.
(a)    The Borrower will repay to the Administrative Agent for the ratable account of the Lenders on the Term Loan Maturity Date, the aggregate principal amount of all Initial Term Loans outstanding on such date.
(b)    In the event any Incremental Term Loans, Extended Term Loans or Refinancing Term Loans are made, such Incremental Term Loans, Extended Term Loans or Refinancing Term Loans will be repaid in such installments as may be set forth in the applicable Incremental Term Loans, Extension Amendment or Refinancing Amendment, as applicable.
(c)    Notwithstanding the foregoing clause (b):
(i)    any installment payments contemplated by clause (b) above will be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with Sections 2.13, 2.14 and 2.15, as applicable, or any Discounted Prepayments of the Term Loans in accordance with Section 2.25 or 10.6(j);
(ii)    the rate of amortization (or the amount of any installment) with respect to any Class of Loans may be increased (and the provisions of the applicable Incremental Amendment, Extension Amendment or Refinancing Amendment may be amended accordingly) without the consent of the Lenders or the Administrative Agent in connection with the incurrence of any subsequent Incremental Term Loans, Extended Term Loans or Refinancing Term Loans that also comprise part of such Class of Loans; and
(iii)    the Term Loans, together with all other amounts owed hereunder with respect thereto, will, in any event, be paid in full no later than the applicable Term Loan Maturity Date.
2.13    Voluntary Prepayments/Commitment Reductions.
(a)    Voluntary Prepayments. Any time and from time to time, with respect to any Type of Loan, the Borrower may prepay the Loans, in whole or in part, on any Business Day in whole or in part, in an aggregate minimum amount of and integral multiples in excess of that amount (or, in each case, if less the entire amount thereof), and upon prior written notice given to the Administrative Agent, by 12:00 noon (New York City time) on the applicable date indicated below, in each case, as set forth in the following table:

Class of Loans	Minimum Amount	Integral Multiple	Prior Notice
Base Rate Loans	$100,000	$50,000	One Business Day
SOFR Loans	$100,000	$50,000	Three Business Days
Any amounts received after such time on such date will be deemed to have been received on the next succeeding Business Day. Upon the giving of any such notice, the principal amount of the Loans specified in such notice will become due and payable without premium or penalty (except as set forth in Section 2.11(b) and subject to Section 2.18(c)) on the prepayment date specified therein; provided that such notice may be conditioned on receiving the proceeds necessary for such prepayment in a refinancing or otherwise. Any such voluntary prepayment will be applied as specified in Section 2.15(a). The foregoing provisions will not apply with respect to any Discounted Prepayment governed by Section 2.25.

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(b)    Voluntary Delayed Draw Term Loan Commitment Reductions. The Borrower may, upon not less than three (3) Business Days’ prior written notice, at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Delayed Draw Term Loan Commitments; provided that any such partial reduction of the Delayed Draw Term Loan Commitments must be in an aggregate minimum amount of $100,000 and integral multiples of $50,000 in excess of that amount (or, in each case, if less the entire amount thereof); provided, further, that the Borrower may rescind any notice of termination under this Section 2.13(b) if such notice was delivered in connection with a refinancing or other transaction, that is not consummated or is otherwise delayed. The Borrower’s notice to the Administrative Agent will designate the date (which must be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Delayed Draw Term Loan Commitments will be effective on the date specified in the Borrower’s notice and will reduce the Delayed Draw Term Loan Commitment of each Lender proportionately to its Pro Rata Share thereof.
2.14    Mandatory Prepayments/Commitment Reductions.
(a)    Asset Sales. No later than the fifth Business Day (or such later date reasonably agreed to by the Administrative Agent) following the date of receipt by the Borrower or any Subsidiary of any Net Cash Proceeds from Asset Sales made pursuant to Section 6.8(e) or which would otherwise constitute Asset Sales but are made in reliance on clause (k) or clause (r) of the definition of “Asset Sale” (“Subject Dispositions”), in each case solely to the extent such Net Cash Proceeds exceed the greater of (x) $5,000,000 and (y) 0.25% of TTM Revenue in the aggregate in any year for all such Subject Dispositions, the Borrower will prepay, or cause to be prepaid, the Term Loans in accordance with Section 2.15(b) in an aggregate amount equal to 100% of such excess (subject to Sections 2.15(e) and 2.15(f)); provided that:
(i)    the Borrower will have the option, directly or through one or more Subsidiaries, to invest such Net Cash Proceeds within three hundred sixty-five (365) days (or three hundred sixty-six (366) days in the case of a leap year) of receipt thereof (subject to extension as provided in subclause (ii) below) in assets of the type used or useful in the Business; and
(ii)    if the Borrower or any Subsidiary enters into a legally binding commitment (and has provided the Administrative Agent a copy of such binding commitment) to invest such Net Cash Proceeds within the 365-day period (or 366-day period, as applicable) specified in subclause (i) above, it may directly or through one or more Subsidiaries, so invest such Net Cash Proceeds within one hundred eighty-five (185) days following the end of such initial 365-day period (or 366-day period, as applicable).
(b)    Casualty Events. No later than the fifth Business Day (or such later date reasonably agreed to by the Administrative Agent) following the date of receipt by the Borrower or any Subsidiary, or the Administrative Agent as loss payee, of any Net Cash Proceeds from a Casualty Event exceeding the greater of (x) $5,000,000 and (y) 0.25% of TTM Revenue in the aggregate in any year for all such Casualty Events, the Borrower will prepay, or cause to be prepaid, the Term Loans in accordance with Section 2.15(b) in an aggregate amount equal to 100% of such excess (subject to Sections 2.15(e) and 2.15(f)); provided that:
(i)    the Borrower will have the option, directly or through one or more of the Subsidiaries, to invest such Net Cash Proceeds within three hundred sixty-five (365) days (or three hundred sixty-six (366) days in the case of a leap year) of receipt thereof (subject to extension as provided in subclause (ii) below) in assets used or useful in the Business, which investment may include the repair, restoration or replacement of the applicable assets thereof; and

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(ii)    if the Borrower or any Subsidiary enters into a legally binding commitment (and has provided the Administrative Agent a copy of such binding commitment) to invest such Net Cash Proceeds within the 365-day period (366-day period, as applicable) specified in subclause (i) above, it may directly or through one or more of the Subsidiaries, so invest such Net Cash Proceeds within one hundred eighty-five (185) days following the end of such initial 365-day period (or 366-day period, as applicable).
(c)    Issuance of Debt. No later than the first Business Day following receipt by the Borrower or any Subsidiary of any Net Cash Proceeds from the incurrence of any Indebtedness of the Borrower or any Subsidiary (other than any Indebtedness permitted to be incurred or issued pursuant to Section 6.1 (excluding Credit Agreement Refinancing Indebtedness and Replacement Term Loans)), the Borrower will prepay the Term Loans in accordance with Section 2.15(b) in an aggregate amount equal to 100% of such Net Cash Proceeds.
(d)    Prepayment Certificate. Concurrently with any prepayment of the Term Loans pursuant to Sections 2.14(a) through 2.14(c), the Borrower will deliver to the Administrative Agent a calculation of the amount of the applicable Net Cash Proceeds. In the event that the Borrower subsequently determines that the actual amount of Net Cash Proceeds received exceeded the amount applied pursuant to this Section 2.14, the Borrower will promptly make an additional prepayment of the Term Loans in an amount equal to such excess, and the Borrower will concurrently therewith deliver to the Administrative Agent a calculation of such excess, in each case, without any Default or Event of Default occurring or existing as a result thereof.
2.15    Application of Prepayments/Reductions.
(a)    Application of Voluntary Prepayments. Subject to Section 2.15(d), any prepayment of any Loan of any Class pursuant to Section 2.13(a) will be applied to reduce the outstanding principal amount thereof ratably among holders of such Class of Loans in direct order of maturity.
(b)    Application of Mandatory Prepayments. Subject to Section 2.15(d), any amount required to be paid pursuant to Sections 2.14(a) through 2.14(c) will be applied as follows:
(A)    except as set forth in any Refinancing Amendment, Extension Amendment or Incremental Amendment, such prepayment will be applied to each Class of Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof); provided that any prepayment of Term Loans with the Net Cash Proceeds of Credit Agreement Refinancing Indebtedness will be applied solely to each applicable Class of Refinanced Indebtedness, and
(B)    such prepayment will be applied to the succeeding installments of each applicable Class of Term Loans in direct order of maturity, with the balance, if any, applied to the amount due at maturity.
Notwithstanding anything to the contrary in any Credit Document, the Borrower may use a portion of the amounts required to be paid pursuant to Sections 2.14(a) and 2.14(b) to prepay, repurchase, redeem, defease or otherwise repay, or offer to prepay, repurchase, redeem, defease or otherwise repay, other Pari Passu Lien Indebtedness and the amount required to be paid pursuant to such Sections will be ratably reduced; provided that the definitive documentation in respect of such Pari Passu Lien Indebtedness requires the issuer or borrower thereof to prepay, repurchase, redeem, defease or otherwise repay, or offer

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to prepay, repurchase, redeem, defease or otherwise repay, such Pari Passu Lien Indebtedness with such amounts, in each case, on a pro rata basis with the outstanding principal amount of Term Loans.
(c)    Application of Prepayments of Loans to Base Rate Loans and SOFR Loans. Considering each Class of Loans being prepaid separately, any prepayment thereof will be applied first to Base Rate Loans to the full extent thereof before application to SOFR Loans.
(d)    Application of Payments or Proceeds. During the continuance of an Event of Default, the Administrative Agent may and will upon the direction of the Required Lenders apply any and all payments received by the Administrative Agent in respect of any Obligation in accordance with Section 8.3. All payments made by a Credit Party to the Administrative Agent after any or all of the Obligations have been accelerated (so long as such acceleration has not been rescinded), including proceeds of Collateral, will be applied in accordance with Section 8.3.
(e)    Waivable Mandatory Prepayment. Anything contained herein to the contrary notwithstanding, so long as any Term Loans are outstanding, in the event the Borrower is required to make any mandatory prepayment pursuant to Section 2.14(a) through (c) (other than any mandatory prepayment with the Net Cash Proceeds of any Credit Agreement Refinancing Indebtedness or Replacement Term Loans) (a “Waivable Mandatory Prepayment”), not less than three (3) Business Days prior to the date (the “Required Prepayment Date”) on which the Borrower is are required to make such Waivable Mandatory Prepayment, the Borrower will notify the Administrative Agent of the amount of such prepayment. Each such Lender may exercise its option to refuse any Waivable Mandatory Prepayment by giving written notice to the Borrower and the Administrative Agent of its election to do so on or before the first Business Day prior to the Required Prepayment Date (it being understood that any Lender that does not notify the Borrower and the Administrative Agent of its election to exercise such option on or before the first Business Day prior to the Required Prepayment Date will be deemed to have elected, as of such date, not to exercise such option). On the Required Prepayment Date, the Borrower will pay to the Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount will be applied to those Lenders that have elected not to exercise such option, as prepayment of the Term Loans (which prepayment will be applied to the scheduled installments of principal of the Term Loans of Lenders not electing to exercise such option, in accordance with Section 2.15(b)), with any balance of the Waivable Mandatory Prepayment to be retained by the Borrower and used for any purpose permitted by the terms of this Agreement.
(f)    Repatriation; Foreign Considerations. Notwithstanding any provisions of Section 2.14 or this Section 2.15 to the contrary:
(i)    to the extent that any or all of the Net Cash Proceeds of any Asset Sale by a Foreign Subsidiary (or a Domestic Subsidiary of a Foreign Subsidiary) giving rise to a prepayment event pursuant to Section 2.14(a) (a “Foreign Disposition”) or the Net Cash Proceeds of any Casualty Event from a Foreign Subsidiary (or a Domestic Subsidiary of a Foreign Subsidiary) giving rise to a prepayment event pursuant to Section 2.14(b) (a “Foreign Casualty Event”) are prohibited or delayed by applicable local law or restrictions in Organizational Documents of Joint Venture Subsidiaries (including, without limitation, as to financial assistance, restrictions on upstreaming of cash, corporate benefit restrictions and as to fiduciary and statutory duties of directors and managers) from being repatriated to the United States (each, a “Foreign Mandatory Prepayment Event”), the amount of the Term Loan required to be repaid as a result of such Foreign Mandatory Prepayment Event shall be reduced by the amount of the portion of such Net Cash Proceeds so affected by such local law restrictions (the “Prepayment Deferred Amount”) (and no Default or Event of Default will arise therefrom), provided that in no event will the Borrower be

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required to undertake any action that would result in any material costs or Taxes payable by the Borrower or their Affiliates), and
(ii)    to the extent that the Borrower has reasonably determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Disposition, Net Cash Proceeds of any Foreign Casualty Event would immediately result in material adverse Tax consequences to the Borrower, their Subsidiaries or any direct or indirect equity owners of the Borrower, the amount of the Term Loan required to be repaid as a result of such Foreign Mandatory Prepayment Event shall be reduced by an amount equal to the portion of the Net Cash Proceeds so affected (and no Default or Event of Default will arise therefrom).
For the avoidance of doubt, while the provisions of Section 2.14 and Section 2.15 may give rise to an obligation on the part of the Credit Parties to repay certain Term Loan amounts, in no event will these provisions require a Foreign Subsidiary to distribute any Net Cash Proceeds or to apply any Net Cash Proceeds to the payment of the Term Loans.
2.16    General Provisions Regarding Payments.
(a)    All payments by the Borrower of principal, interest, fees and other Obligations will be made in Dollars in same day funds and by wire transfer or ACH transfer (which will be the exclusive means of payment hereunder), without defense, setoff or counterclaim, free of any restriction or condition, and delivered to the Administrative Agent not later than 2:00 p.m. (New York City time) on the date due at the Payment Office (or such other address as the Administrative Agent may from time to time specify in accordance with Section 10.1) for the account of the Lenders; for purposes of computing interest and fees, funds received by the Administrative Agent after that time on such due date will be deemed to have been paid by the Borrower on the next succeeding Business Day. If, for any reason, the Borrower is prohibited by any law from making any required payment hereunder in an Available Foreign Currency, the Borrower shall make such payment in Dollars in the Dollar Equivalent of the Available Foreign Currency payment amount.
(b)    All payments of the principal amount of any Term Loan made pursuant to Section 2.13 will be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments will be applied to the payment of interest then due and payable before application to principal.
(c)    The Administrative Agent (or its agent or sub-agent appointed by it) will promptly distribute to each Lender at such address as such Lender may indicate in writing, (i) such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due to such Lender pursuant to Sections 2.8, 2.10, 2.12, 2.13 or 2.14, and (ii) all other amounts due to such Lender, including all fees payable with respect thereto, to the extent received by the Administrative Agent.
(d)    Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any SOFR Loans, the Administrative Agent will give effect thereto in apportioning payments received thereafter.
(e)    Subject to the provisos set forth in the definition of “Interest Period,” whenever any payment to be made hereunder or under any other Credit Document is stated to be due on a day that is not a Business Day, such payment will be made on (and shall not be due until) the next succeeding

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Business Day and such extension of time will be included in the computation of the payment of interest hereunder.
(f)    [Reserved].
(g)    The Administrative Agent will deem any payment by or on behalf of the Borrower hereunder that is not made in same day funds prior to 2:00 p.m. (New York City time) to be a non-conforming payment. Any such payment will not be deemed to have been received by the Administrative Agent until the later of (i) the time such funds become available funds and (ii) the applicable next Business Day. The Administrative Agent will give prompt written notice to the Borrower if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest will continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.10 from the date such amount was due and payable until the date such amount is paid in full.
(h)    Notwithstanding any other provisions hereof, so long as no Event of Default has occurred and is continuing, if any prepayment of SOFR Loans is required to be made prior to the last day of the Interest Period therefor, in lieu of making any payment in respect of any such SOFR Loan prior to the last day of the Interest Period therefor, the Borrower may, in the sole discretion of the Borrower, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the last day of such Interest Period into an escrow account designated by the Administrative Agent until the last day of such Interest Period, at which time the Administrative Agent will be authorized (without any further action by or notice to or from the Borrower or any other Credit Party) to apply such amount to the prepayment of such Loans in accordance with the provisions of this Agreement otherwise applicable to such payment. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent will also be authorized (without any further action by or notice to or from the Borrower or any other Credit Party) to apply such amount to the prepayment of the outstanding Loans in accordance with the provisions of this Agreement otherwise applicable to such payment.
2.17    Ratable Sharing. The Lenders hereby agree among themselves that, except as otherwise provided in Section 8.3(b) or the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code or as a distribution in connection with a plan of reorganization, plan of liquidation or similar dispositive plan, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment will (a) notify the Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it will be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due will be shared by all of the Lenders in proportion to the Aggregate Amounts Due to them; provided that if all

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or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrower or otherwise, those purchases will be rescinded and the purchase prices paid for such participations will be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set-off or counterclaim with respect to any and all monies owing by the Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder. The provisions of this Section 2.17 will not be construed to apply to (i) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it, (ii) the exchange of any Loans held by a Lender for all or a portion of a new tranche of Loans issued hereunder, (iii) the acceptance of the Waivable Mandatory Prepayment in accordance with Section 2.15(e), or (iv) any termination of a Lender pursuant to Section 2.22.
2.18    Making or Maintaining SOFR Loans.
(a)    Inability to Determine Applicable Interest Rate. Subject to clause (b) below, in the event that the Administrative Agent reasonably determines (which such reasonable determination will be prima facie evidence thereof upon all parties hereto), on any Interest Rate Determination Date with respect to any SOFR Loans, that (i) adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of “Adjusted Term SOFR” or (ii) Adjusted Term SOFR for any requested Interest Period does not adequately and fairly reflect the cost to Lenders of funding such SOFR Loan, the Administrative Agent will on such date give notice (by electronic mail or by telephone confirmed in writing) to the Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, SOFR Loans until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Funding Notice or Conversion/Continuation Notice given by the Borrower with respect to the Loans in respect of which such determination was made will be deemed to be rescinded by the Borrower.
(b)    Benchmark Replacement Setting.
(i)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Credit Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent and the Borrower have not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.20(b)(i) will occur prior to the applicable Benchmark Transition Start Date.
(ii)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent and the Borrower will together have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document.

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(iii)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.18(b)(iv) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.18(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be prima facie evidence thereof absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 2.18(b).
(iv)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Borrowing, or any conversion of a borrowing to or continuation of a borrowing as a SOFR Borrowing, to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.
(vi)    As used in this Section 2.18(b):
(1)    “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or

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may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.18(b)(iv).
(2)    “Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.18(b)(i).
(3)    “Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.
(4)    “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
(5)    “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used

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in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
(6)    “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

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(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
(7)    “Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
(8)    “Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with this Section 2.18(b) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with this Section 2.18(b).
(9)    “Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods and other technical, administrative or operational matters) that the Administrative Agent and the Borrower mutually decide may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent and the Borrower mutually decide that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent and the Borrower mutually determine that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent and the Borrower mutually decide is

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reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).
(10)    “Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Adjusted Term SOFR.
(11)    “Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
(12)    “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
(c)    Illegality of SOFR Loans. In the event that on any date any Lender reasonably determines in good faith (which reasonable determination will be prima facie evidence thereof upon all parties hereto but will be made only after consultation with the Borrower and the Administrative Agent) that the making, maintaining or continuation of its SOFR Loans has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), then, and in any such event, each such Lender will be an “Affected Lender” and it will on that day give notice (by electronic mail or by telephone confirmed in writing) to the Borrower and the Administrative Agent of such determination (which notice the Administrative Agent will promptly transmit to each other Lender). If the Administrative Agent receives a notice from any Lender pursuant to the preceding sentence, then (A) the obligation of such Lender to make Loans as, or to convert Loans to, SOFR Loans will be suspended until such notice is withdrawn by such Affected Lender, (B) to the extent such determination by the Affected Lender relates to a SOFR Loan then being requested by the Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, such Lender makes such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (C) such Lender’s obligations to maintain its outstanding SOFR Loans (the “Affected Loans”) will be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (D) the Affected Loans will automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a SOFR Loan then being requested by the Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Borrower will have the option to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving written notice to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Administrative Agent will promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.18(c) will affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, SOFR Loans in accordance with the terms hereof.
(d)    [Reserved].

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(e)    Booking of SOFR Loans. Any Lender may make, carry or transfer SOFR Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.
(f)    Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent and the Borrower will together have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
2.19    Increased Costs; Capital Adequacy.
(a)    Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.20 (which will be controlling with respect to the matters covered thereby), in the event that any Lender reasonably determines in good faith (which reasonable determination will, absent manifest error, be prima facie evidence thereof upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a Governmental Authority, in each case that becomes effective after the Closing Date, or compliance by such Lender with any guideline, request or directive issued or made after the Closing Date by any central bank or other Governmental Authority: (i) subjects such Lender (or its applicable Lending Office) to any additional Tax (other than (A) Indemnified Taxes and (B) Excluded Taxes) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable Lending Office) of principal, interest, fees or any other amount payable hereunder or thereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender; or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable Lending Office) or its obligations hereunder; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable Lending Office) with respect thereto; then, in any such case, the Borrower will pay to such Lender, within ten (10) Business Days of receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion may determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender will deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.19(a), which statement will be prima facie evidence thereof upon all parties hereto absent manifest error.
(b)    Capital Adequacy Adjustment. In the event that any Lender determines that the adoption, effectiveness, phase-in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital or liquidity requirements, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable Lending Office) or any entity controlling any Lender with any guideline, request or directive regarding capital or liquidity requirements (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the

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rate of return on the capital of such Lender or any entity controlling such Lender as a consequence of, or with reference to, such Lender’s Loans, or participations therein or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling entity would have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling entity with regard to capital or liquidity requirements), then from time to time, within five (5) Business Days after receipt by the Borrower from such Lender of the statement referred to in the next sentence, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling entity for such reduction. Such Lender will deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.19(b), which statement will be prima facie evidence thereof upon all parties hereto absent manifest error.
(c)    Dodd-Frank; Basel III. Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case in respect of this clause (ii) pursuant to Basel III, will, in each case, be deemed to be a change in law, treaty or governmental rule, regulation or order under subsection (a) above and/or a change in law, rule or regulation (or any provision thereof) regarding capital or liquidity requirements under subsection (b) above, as applicable, regardless of the date enacted, adopted or issued.
(d)    Delay in Requests. The failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 2.19 will not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower will not be required to compensate a Lender pursuant to the foregoing provisions of this Section 2.19 for any increased costs incurred or reductions suffered more than one hundred and eighty (180) days prior to the date that such Lender sends the Borrower written notice of such Lender’s intention to claim compensation therefor; provided further that if the circumstance giving rise to such increased costs or reductions suffered is retroactive, then the 180-day period referred to above will be extended to include the period of retroactive effect thereof.
2.20    Taxes; Withholding, etc.
(a)    Except as required by Law or otherwise provided in this Section 2.20, each payment by any Credit Party under any Credit Document will be made without deduction or withholding for any Taxes with respect thereto.
(b)    If any Taxes will be required by any Law to be deducted from or in respect of any amount payable under any Credit Document to any Recipient (i) to the extent such Taxes required to be deducted are Indemnified Taxes, such amount will be increased as necessary to ensure that, after all required deductions for Indemnified Taxes are made (including deductions for Indemnified Taxes applicable to any increases to any amount under this Section 2.20(b)(i)), such Recipient receives the amount it would have received had no such deductions for Indemnified Taxes been made, (ii) the relevant Credit Party or the Administrative Agent, as applicable, will make such deductions, (iii) the relevant Credit Party or the Administrative Agent, as applicable, will timely pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable Law and (iv) as soon as practicable after any such payment by a Credit Party is made, the relevant Credit Party will deliver to the Administrative Agent an original or certified copy of a receipt evidencing such payment, a copy of the

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return reporting such payment or other evidence of payment reasonably satisfactory to the Administrative Agent.
(c)    In addition, the Credit Parties will timely pay to the relevant Governmental Authority, in accordance with applicable law, any Other Taxes. As soon as practicable, after the date of any payment of Other Taxes by any Credit Party pursuant to this Section 2.20(c), the Borrower will deliver to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, a copy of the return reporting such payment or other evidence of payment reasonably satisfactory to the Administrative Agent.
(d)    Without duplication of Section 2.20(b) or Section 2.20(c), the Credit Parties will jointly and severally indemnify and reimburse, within 30 days after receipt of a written demand therefor (with copy to the Administrative Agent), each Recipient for all Indemnified Taxes (including any Indemnified Taxes imposed by any jurisdiction on amounts payable under this Section 2.20) imposed on or with respect to any payment made by the Credit Parties hereunder, and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted. Any Recipient claiming indemnity pursuant to this Section 2.20(d) will notify the Credit Parties of the imposition of the relevant Indemnified Taxes as soon as practicable after the Recipient becomes aware of such imposition. A certificate of the Recipient (or of the Administrative Agent on behalf of such Recipient) claiming any compensation under this clause (d), setting forth in reasonable detail the amounts to be paid thereunder and delivered to the Borrower with copy to the Administrative Agent, will be prima facie evidence thereof for all purposes, absent manifest error.
(e)    Without limiting Section 2.21, any Lender claiming any additional amounts payable pursuant to this Section 2.20 will use its reasonable efforts (consistent with its internal policies and Law) to change the jurisdiction of its Lending Office if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.
(f)
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document will deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, will deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.20(f)(ii)(A), Section 2.20(f)(ii)(B) and Section 2.20(f)(ii)(D) below) will not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing:

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(A)    any U.S. Lender will deliver to the Borrower and the Administrative Agent, on or prior to the date on which such Lender becomes a party to this Agreement from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent, executed copies of IRS Form W-9 (certifying that such U.S. Lender is exempt from U.S. federal backup withholding tax);
(B)    Any Non-U.S. Lender will, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as will be requested by the recipient), on or prior to the date on which such Non-U.S. Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
1.    in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
2.    executed copies of IRS Form W-8ECI or W-8EXP;
3.    in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10-percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8-BEN-E; or
4.    to the extent a Non-U.S. Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9 and/or other certification documents from each beneficial owner, as applicable; provided that, if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

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(C)    any Non-U.S. Lender will, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as will be requested by the recipient), on or prior to the date on which such Non-U.S. Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Recipient under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Recipient will deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.20(f)(ii)(D), “FATCA” will include any amendments made to FATCA after the date of this Agreement.
Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it will update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(g)    Any Administrative Agent that (i) is a U.S. Person will deliver to the Borrower, on or prior to the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed copies of IRS Form W-9 certifying that such Administrative Agent is exempt from U.S. federal backup withholding tax or (ii) is not a U.S. Person will deliver to the Borrower, on or prior to the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed copies of (A) IRS Form W-8ECI (with respect to any payments to be received on its own behalf) and (B) IRS Form W-8IMY (for all other payments) establishing that the Borrower can make payments to the Administrative Agent without deduction or withholding of any Taxes imposed by the United States, including Taxes imposed under FATCA.
(h)    If any Recipient determines in its sole discretion exercised in good faith that it has received a refund (which for purposes of this paragraph shall include a credit received in lieu of a refund) of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it will pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made or additional amounts paid under this

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Section 2.20 with respect to the Taxes giving rise to such refund), net of all reasonable, documented, out-of-pocket expenses of such Recipient and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). The Borrower, upon the request of such Recipient, will repay to such Recipient the amount paid over pursuant to this Section 2.20(h) (plus any penalties, interest or other charges properly imposed by the relevant Governmental Authority) in the event that such Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the Recipient be required to pay any amount to a Credit Party pursuant to this paragraph (h) the payment of which would place the Recipient in a less favorable net after-Tax position than the Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph will not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Credit Party or any other Person.
(i)    Each Lender will severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(g) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent will be prima facie evidence thereof absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.20(i).
(j)    Each party’s obligations under this Section 2.20 will survive the resignation or replacement of the Administrative Agent or any assignment of right by, or the replacement of, a Recipient.
2.21    Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.18, 2.19 or 2.20, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts (a) to make, Issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) to take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.18, 2.19 or 2.20 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, Issuing, funding or maintaining of such Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Loans or the interests of such Lender; provided that such Lender will not be obligated to utilize such other office pursuant to this Section 2.21 unless the Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by the Borrower pursuant to this Section 2.21

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(setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to the Borrower (with a copy to the Administrative Agent) will be prima facie evidence thereof absent manifest error.
2.22    Defaulting Lenders. Anything contained herein to the contrary notwithstanding, in the event that any Lender becomes a Defaulting Lender, then:
(a)    during any Default Period with respect to such Defaulting Lender, such Defaulting Lender will be deemed not to be a “Lender” for purposes of voting on any matters (including the granting of any consents or waivers, except with respect to Section 10.5(b) or any other matter which disproportionately affects such Defaulting Lender) with respect to any of the Credit Documents;
(b)    to the extent permitted by applicable law, until such time as the Default Excess with respect to such Defaulting Lender has been reduced to zero, any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8.3 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, [reserved]; third, [reserved]; fourth, as the Borrower may request (so long as no Default or Event of Default has occurred and is continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (i) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (ii) [reserved]; sixth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (i) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (ii) such Loans were made at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments of the applicable Class without giving effect to Section 2.22(c). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.22(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. Such Defaulting Lender will not be entitled to receive any increased rate of interest pursuant to Section 2.10 in respect of any Default Period with respect to such Defaulting Lender;
(c)    no Commitment of any Lender will be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.22, performance by the Borrower of its obligations hereunder and the other Credit Documents will not be excused or otherwise modified as a result of any Funding Default or the operation of this Section 2.22. The rights and remedies against a Defaulting Lender under this Section 2.22 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Funding Default and that the Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default; and

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(d)    as long as no Default or Event of Default has occurred and is continuing or would immediately result therefrom, the Borrower may, in its sole discretion, elect to prepay any Defaulting Lender and/or terminate the Commitments of any Defaulting Lender, in each case, without penalty or premium.
For purposes of this Agreement, (i) “Funding Default” means, with respect to any Defaulting Lender, the occurrence of any of the events set forth in the definition of “Defaulting Lender,” and (ii) “Defaulted Loan” means any Loan of a Defaulting Lender with respect to which such Defaulting Lender is a Defaulting Lender.
2.23    Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that:
(a)    (i) any Lender (an “Increased Cost Lender”) gives notice to the Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.18, 2.19 or 2.20, (ii) the circumstances that have caused such Lender to be an Affected Lender or that entitle such Lender to receive such payments remain in effect, and (iii) such Lender fails to withdraw such notice within five (5) Business Days after the Borrower’s request for such withdrawal; or
(b)    (i) any Lender becomes a Defaulting Lender, (ii) the Default Period for such Defaulting Lender remains in effect, and (iii) such Defaulting Lender fails to cure the default as a result of which it has become a Defaulting Lender within five (5) Business Days after the Borrower’s request that it cures such default; or
(c)    in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions of a Credit Document as contemplated by Section 10.5(b), the consent of Required Lenders or Required Delayed Draw Lenders, as applicable, has been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required has not been obtained;
then, with respect to each such Increased Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), the Borrower may, by giving written notice to the Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Commitments, if any, in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.6 and the Borrower will pay the fees, if any, payable thereunder in connection with any such assignment from an Increased Cost Lender or a Non-Consenting Lender and the Defaulting Lender will pay the fees, if any, payable thereunder in connection with any such assignment from such Defaulting Lender; provided that (i) on the date of such assignment, the Replacement Lender must pay to a Terminated Lender that is not a Defaulting Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.11 (other than, for the avoidance of doubt, Section 2.11(b)); (ii) on the date of such assignment, the Borrower must pay any amounts payable to such Terminated Lender pursuant to Section 2.18(c), 2.19 or 2.20; and (iii) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender will consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender. Upon the assignment of all amounts owing to any Terminated Lender, if any, such Terminated Lender will no longer constitute a “Lender” for purposes hereof; provided that any rights of

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such Terminated Lender to indemnification hereunder will survive as to such Terminated Lender. Each Lender agrees that if the Borrower exercises its option hereunder to cause an assignment by such Lender as a Non-Consenting Lender or Terminated Lender, such Lender will, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 10.6. In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one (1) Business Day after receipt of such notice, each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power of attorney will be coupled with an interest) to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 10.6 on behalf of a Non-Consenting Lender or Terminated Lender and any such documentation so executed by the Administrative Agent will be effective for purposes of documenting an assignment pursuant to Section 10.6.
2.24    Incremental Facilities.
(a)    Notice.
(i)    At any time and from time to time, on one or more occasions, the Borrower may, by notice to the Administrative Agent (who shall promptly notify the applicable Lenders), request an increase to the aggregate principal amount of any outstanding Class of Term Loans or add one or more additional Classes of Term Loans under the Credit Documents (the “Incremental Term Facilities” and the term loans made thereunder, the “Incremental Term Loans”) (each such increase or additional Class pursuant to clause, an “Incremental Facility” and the loans or other extensions of credit made thereunder, the “Incremental Loans”).
(b)    Ranking.
(i)    Incremental Term Facilities will be unsecured.
(ii)    Incremental Facilities may only benefit from the same Guarantees as the Initial Term Loans.
(c)    Size. The aggregate principal amount of Incremental Facilities on any date Indebtedness thereunder is first incurred, together with the aggregate principal amount of Incremental Equivalent Debt incurred as of such date, will not exceed an amount equal to the Incremental Amount. Each Incremental Facility will be in an integral multiple of $500,000 and in an aggregate principal amount that is not less than $2,500,000 (or such lesser minimum amount approved by the Administrative Agent in its reasonable discretion); provided that such amount may be less than such minimum amount or integral multiple amount if such amount represents all the remaining availability under the limit set forth above.
(d)    Incremental Lenders. Incremental Facilities may be provided by any existing Lender (it being understood that no existing Lender will have an obligation to make all or any portion of any Incremental Loan) or by any Additional Lender on terms permitted by this Section 2.24; provided, that prior to incurring any Incremental Facility:
(i)    The Borrower shall have provided notice to the Administrative Agent (who shall promptly notify the applicable Lenders) of the proposed incurrence and the terms of such Incremental Facility, and, at the time of delivery of such notice to the applicable Lenders, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each applicable Lender is requested to respond (which shall in no event be less than five Business Days from the date of delivery of such notice (or such shorter period as the Administrative Agent shall reasonably agree)).

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(ii)    Each applicable Lender shall notify the Administrative Agent within the time period specified in paragraph (i) above whether or not it agrees to extend a Commitment in respect of the applicable Incremental Facility and, if so, whether by an amount equal to, greater than or less than its Pro Rata Share of the Term Loans (in the case of an Incremental Term Facility), it being understood that each existing Lender will have the right (but not the obligation) to extend a Commitment in respect of any Incremental Facility. Any applicable Lender not responding within such time period shall be deemed to have declined to extend such Commitment.
(iii)    The Administrative Agent shall notify the Borrower of the applicable Lenders’ responses to each request made under this Section 2.24(d). To the extent the aggregate principal amount of the requested Incremental Facility exceeds the aggregate principal amount of Commitments in respect thereof agreed to be provided by the applicable Lenders pursuant to paragraph (ii) above, one or more Additional Lenders may extend a Commitment in respect of such Incremental Facility in an aggregate amount not to exceed such excess on terms permitted by this Section 2.24; provided that the Administrative Agent will have consented (such consent not to be unreasonably withheld, conditioned or delayed) to any such Person’s extending a Commitment in respect of such Incremental Facility if such consent would be required under Section 10.6(c)(ii) for an assignment of Term Loans (in the case of an Incremental Term Facility) to such Person.
(e)    Incremental Facility Amendments; Use of Proceeds. Each Incremental Facility will become effective pursuant to an amendment (each, an “Incremental Amendment”) to this Agreement and, as appropriate, the other Credit Documents, executed by the Borrower, each Person providing such Incremental Facility and the Administrative Agent. Incremental Amendments may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable good faith opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.24. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Amendment, this Agreement and the other Credit Documents, as applicable, will be amended to the extent necessary to reflect the existence and terms of the Incremental Facility and the Incremental Loans evidenced thereby. This Section 2.24 will supersede any provisions in Section 2.17 or 10.5 to the contrary. The Borrower may use the proceeds of the Incremental Loans for any purpose not prohibited by this Agreement.
(f)    Conditions. The availability of Incremental Facilities under this Agreement will be subject solely to the following conditions:
(i)    no Default or Event of Default will have occurred and be continuing on the date such Incremental Loans are incurred or would occur immediately after giving effect thereto, subject to Section 1.5;
(ii)    all Delayed Draw Term Loan Commitments then outstanding have been funded (provided that no such requirement shall apply to Delayed Draw Term Loan-2 Commitments to the extent the Delayed Draw Term Loan Milestone Date has not been satisfied as of such applicable time); and
(iii)    the representations and warranties in the Credit Documents will be true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties will be true and correct in all respects) immediately prior to, and immediately after giving effect to, the incurrence of such Incremental Facility (except to the extent that such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects (without duplication of any

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materiality qualifier contained therein) as of such earlier date); provided that if such Incremental Facility is being provided in connection with a Permitted Acquisition or other permitted Investment or acquisition, the condition set forth in this clause (iii) may be satisfied with (A) the accuracy of customary “specified representations” and “acquisition agreement representations” and (B) such other limitations or exceptions to representations and warranties as may be agreed by the lenders providing such Incremental Facility.
(g)    Terms. Each Incremental Amendment will set forth the amount and terms of the relevant Incremental Facility. The other terms of each tranche of Incremental Term Loans will be as agreed between the Borrower and the Persons providing such Incremental Term Loans; provided that:
(i)    the final maturity date of such Incremental Term Loans will be no earlier than the Latest Term Loan Maturity Date of the Initial Term Loans;
(ii)    the Weighted Average Life to Maturity of such Incremental Term Loans will be no shorter than the longest remaining Weighted Average Life to Maturity of the Initial Term Loans, in each case other than customary “high yield” bridge loans, provided that any Indebtedness which is exchanged for or otherwise replaces such bridge loans shall satisfy the requirements of this clause (ii);
(iii)    any such Incremental Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any mandatory repayments or prepayments of the Initial Term Loans (other than pursuant to a refinancing or with respect to greater than pro rata payments to an earlier maturing tranche); and
(iv)    the other terms applicable to such Incremental Term Loans are substantially identical to, or (taken as a whole as determined by the Borrower in good faith) no more favorable to the lenders providing such Incremental Term Facility than, those applicable to the Initial Term Loans; provided that this clause (iv) will not apply to (A) interest rate, fees, funding discounts and other pricing terms, (B) redemption, prepayment or other premiums, (C) optional prepayment terms, and (D) covenants and other terms, in each case that are (1) applied to the Term Loans existing at the time of incurrence of such Incremental Term Facility (so that existing Lenders also receive the benefit of such provisions) and/or (2) applicable only to periods after the Latest Term Loan Maturity Date at the time of incurrence of such Indebtedness; provided further that a certificate of the Borrower delivered to the Administrative Agent at least four (4) Business Days prior to the incurrence of such Indebtedness (or such shorter period as may be agreed by the Administrative Agent), together with a reasonably detailed description of the material covenants and events of default of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has reasonably determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower in writing within such four (4) Business Day period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees); provided further that, in each case, the operational and agency provisions contained in such documentation are reasonably satisfactory to the Administrative Agent; provided, further, that in any event, such Incremental Term Loans shall be subject to the provisions of Section 8.2 and Section 8.3.
(h)    Pricing. The interest rate, fees, and original issue discount for any Incremental Term Loans will be as determined by the Borrower and the Persons providing such Incremental Term Loans.

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2.25    Discounted Prepayments
.
(a)    Generally. Notwithstanding anything in any Credit Document to the contrary, so long as (i) no Default or Event of Default has occurred and is continuing on both the date a Discounted Prepayment Notice (as defined below) is delivered to the Administrative Agent and Lenders and the date a Discounted Prepayment (as defined below) is made (both before and after giving effect thereto), (ii) all parties to such transaction render a Big Boy Letter and (iii) the Borrower or other Credit Party (in such capacity, the “Discounted Prepayment Offeror”) will be permitted to (A) offer to make voluntary prepayments of the Term Loans (each, a “Discounted Prepayment”) on one or more occasions pursuant to the provisions of this Section 2.25, and (B) make such Discounted Prepayment on one or more occasions pursuant to the provisions of this Section 2.25 (it being understood that no Lender will have an obligation to accept a Discounted Prepayment). As used herein, “Big Boy Letter” means a letter from a Lender acknowledging that (1) the Borrower may have information regarding the Borrower and the Subsidiaries, their ability to perform the Obligations or any other material information that has not previously been disclosed to the Administrative Agent and the Lenders (“Excluded Information”), (2) the Excluded Information may not be available to such Lender, (3) such Lender has independently and without reliance on any other party made its own analysis and determined to assign Term Loans to the Borrower pursuant to this Section 2.25 notwithstanding its lack of knowledge of the Excluded Information and (4) such Lender waives and releases any claims it may have against the Administrative Agent, the Borrower and the Subsidiaries with respect to the nondisclosure of the Excluded Information; or otherwise in form and substance reasonably satisfactory to the Administrative Agent, the Borrower and assigning such Lender
(b)    Procedures. In connection with any Discounted Prepayment, the Discounted Prepayment Offeror will notify the Administrative Agent in writing (the “Discounted Prepayment Notice”) that the Discounted Prepayment Offeror desires to prepay the Term Loans on a specified Business Day, in a maximum aggregate amount (which amount will be not less than $1,000,000 and whole increments of $100,000 in excess thereof) (the “Discounted Prepayment Amount”) at a discount to par (which will be expressed as a range of percentages of par of the principal amount of the Term Loans) specified by the Discounted Prepayment Offeror with respect to each Discounted Prepayment (the “Discount Price Range”); provided that (i) such notice will be received by the Administrative Agent and Lenders no earlier than 15 Business Days and no later than 5 Business Days prior to the proposed date by which Lenders are required to respond to the Discounted Prepayment Notice if they desire to participate (the “Discounted Prepayment Response Date”) and (ii) at the Discounted Prepayment Offeror’s discretion, the offer in any such notice will be made to all Lenders holding Term Loans (it being understood that different Discount Price Ranges may be offered with respect to different Classes of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.25). The Administrative Agent will promptly provide each Lender of the applicable Classes a copy of such Discounted Prepayment Notice. In connection with a Discounted Prepayment, each Lender holding the Term Loans of the applicable Classes will be entitled to specify to the Administrative Agent a discount to par (which will be expressed as a price equal to a percentage of par of the principal amount of the Term Loans held by such Lender, the “Acceptable Discount Price”) within the Discount Price Range for a principal amount (subject to rounding requirements specified by the Administrative Agent) of the Term Loans of the applicable Class held by such Lender at which such Lender is willing to accept such Discounted Prepayment. Each response by a Lender to a Discounted Prepayment Notice (A) will be due no later than 5:00 p.m. (New York City time) on the Discounted Prepayment Response Date, (B) to the extent not timely received by the Administrative Agent will be disregarded and such Lender will be

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deemed to have declined the Discounted Prepayment offer and (C) to the extent timely received by the Administrative Agent will be irrevocable. The Administrative Agent will provide the Discounted Prepayment Offeror with a summary of all tenders by Lenders in response to the Discounted Prepayment Notice and, based on the Acceptable Discount Prices and principal amounts of the Term Loans of the applicable Classes specified by Lenders, the Administrative Agent, in consultation with the Discounted Prepayment Offeror, will determine the applicable discount price (the “Applicable Discount Price”) for the applicable Discounted Prepayment of all Loans to be prepaid in such Discounted Prepayment, which will be the lower of (1) the lowest Acceptable Discount Price at which the Discounted Prepayment Offeror can complete the Discounted Prepayment for 100% of the Discounted Prepayment Amount and (2) if the Lenders’ response is such that the Discounted Prepayment would not be completed for 100% of the Discounted Prepayment Amount, the highest Acceptable Discount Price specified by the Lenders that is within the Discount Price Range specified by the Discounted Prepayment Offeror. The Discounted Prepayment Offeror will have the right, by written notice to the Administrative Agent, to revoke in full (but not in part) its offer to make a Discounted Prepayment and rescind any Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Discounted Prepayment Response Date (and if such offer is revoked or notice rescinded, any failure by the Discounted Prepayment Offeror to make a prepayment to a Lender, as applicable, pursuant to this Section will not constitute a Default or Event of Default under Section 8.1 or otherwise).
(c)    Prepayments; Application. The Discounted Prepayment Offeror will prepay the Term Loans of the applicable Classes (or the respective portion thereof) accepted by Lenders at the Acceptable Discount Prices specified by each such Lender that are equal to or less than (expressed as a percentage of par of the principal amount of Term Loans) the Applicable Discount Price (“Qualifying Term Loans”) at the Applicable Discount Price; provided that if the aggregate proceeds required to prepay Qualifying Term Loans (disregarding any interest payable under this Section 2.25) would exceed the Discounted Prepayment Amount for such Discounted Prepayment, the Discounted Prepayment Offeror will prepay such Qualifying Term Loans at the Applicable Discount Price ratably based on the respective principal amounts of such Qualifying Term Loans (subject to rounding requirements specified by the Administrative Agent). The portion of the Term Loans prepaid by the Discounted Prepayment Offeror pursuant to this Section 2.25 will be accompanied by payment of accrued and unpaid interest on the par principal amount so prepaid to, but not including, the date of prepayment. The par principal amount of the Term Loans prepaid pursuant to this Section 2.25 will be applied to reduce the remaining installments of Term Loans pro rata against all such scheduled installments (including, for the avoidance of doubt, the amount of scheduled installments owing to Lenders not prepaid pursuant to this Section 2.25). The Administrative Agent will notify the Discounted Prepayment Offeror and the Lenders that received the Discounted Prepayment Notice of the results of the offer promptly after completion of the determinations referred to above, and the Discounted Prepayment Offeror will make the Discounted Prepayment no later than 3 Business Days after receipt of such notice. The par principal amount of the Term Loans prepaid pursuant to this Section 2.25 will be deemed immediately cancelled upon payment of the applicable Discounted Prepayment.
(d)    Lender Consent. The Lenders hereby consent to the transactions described in this Section 2.25 and waive (i) the requirements of Section 2.17 or any other requirement to the extent it would require that the Discounted Prepayment be made in respect of the Lenders’ Pro Rata Share of the Term Loans or with respect to all Classes of Term Loans, and (ii) the requirements of any provision of this Agreement or any other Credit Document that might otherwise result in a Default or Event of Default as a result of a Discounted Prepayment.

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(e)    Miscellaneous. Each Discounted Prepayment will be consummated pursuant to procedures (including as to timing, rounding and minimum amounts, type and Interest Periods of accepted Term Loans, conditions for terminating a Discounted Prepayment or rescinding an acceptance of prepayment, forms of other notices (including notices of offer and acceptance) by the Discounted Prepayment Offeror and Lenders and determination of Applicable Discount Price) established by the Administrative Agent acting in its reasonable discretion in consultation with the Discounted Prepayment Offeror. The making of a Discounted Prepayment will be deemed to be a representation and warranty by the Borrower that all conditions precedent to such Discounted Prepayment set forth in this Section 2.25 were satisfied in all respects.
2.26    Credit Agreement Refinancing Indebtedness; Refinancing Amendments.
(a)    Refinancing Loans. At any time after the Closing Date, the Borrower may obtain (i) from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in the form of Refinancing Loans or Refinancing Commitments, in each case pursuant to a Refinancing Amendment, or (ii) from any bank, other financial institution or institutional investor that agrees to provide any portion of any Credit Agreement Refinancing Indebtedness in any other form, such other Credit Agreement Refinancing Indebtedness, in each case in exchange for, or to extend, renew, replace or refinance, in whole or in part, any Class of Term Loans.
(b)    Refinancing Amendments. The effectiveness of any Refinancing Amendment will be subject only to the satisfaction or waiver on the date thereof of such of the conditions set forth in Section 3.2 as may be requested by the providers of the applicable Credit Agreement Refinancing Indebtedness. The Administrative Agent will promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement will be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Term Loans subject thereto as Refinancing Term Loans).
(c)    Required Consents. Any Refinancing Amendment may, without the consent of any Person other than the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed), the Borrower and the Persons providing the applicable Refinancing Loans, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.26. This Section 2.26 supersedes any provisions in Section 10.5 to the contrary.
(d)    Providers of Refinancing Loans. Credit Agreement Refinancing Indebtedness may be provided by any existing Lender (it being understood that no existing Lender will have an obligation to make all or any portion of any Refinancing Loan or extend any Refinancing Commitment) or by any Additional Lender on terms permitted by this Section 2.26; provided that the Administrative Agent will have consented (such consent not to be unreasonably withheld, conditioned or delayed) to any such Person’s providing Credit Agreement Refinancing Indebtedness if such consent would be required under Section 10.6(c) for an assignment of the applicable Refinanced Indebtedness to such Person.
2.27    Minimum Interest, Swiss Withholding Tax. When entering into this Agreement, the parties have assumed that the interest payable under this Agreement or other Credit Documents are not and will not become subject to Swiss Withholding Tax. Notwithstanding that the parties do not anticipate (acting in good faith) that any payment of interest will be subject to Swiss Withholding Tax, they agree that, if a tax deduction for Swiss Withholding Tax is required by law to be made by a Swiss Obligor in respect of

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any interest payable under this Agreement or other Credit Documents and if Section 2.20 is unenforceable for any reason:
(a)    the applicable interest rate in relation to that interest payment shall be (i) the interest rate which would have applied to that interest payment in the absence of this Section 2.27 divided by (ii) one (1) minus the rate at which the relevant Tax deduction is required to be made (where the rate at which the relevant deduction or withholding of Tax is required to be made is for this purpose expressed as a fraction of one (1) rather than as a percentage);
(b)    the relevant Swiss Obligor shall be obliged to pay the relevant interest at the adjusted rate in accordance with this Section 2.27;
(c)    the relevant Swiss Obligor shall make the Tax deduction on the recalculated interest; and
(d)    all references to a rate of interest in this Agreement or other Credit Documents shall be construed accordingly.
To the extent that interest payable by a Swiss Obligor under this Agreement or other Credit Document becomes subject to Swiss Withholding Tax, each relevant Lender and the relevant Swiss Obligor shall promptly cooperate by completing any procedural formalities (including submitting forms and documents required by the appropriate Tax authority) to the extent possible and necessary for that Swiss Obligor to obtain the benefit of a refund of Swiss Withholding Tax.
If a Lender receives a refund in respect of Swiss Withholding Tax, that Lender shall promptly pay an amount to the Swiss Obligor in respect of which the Swiss Withholding Tax relates, which that Lender determines will leave it, after that payment, in the same after-Tax position as it would have been in had that Swiss Withholding Tax not been required to be paid.
SECTION 3.    CONDITIONS PRECEDENT
3.1    Initial Funding Date. The obligation of the Lenders on the Initial Funding Date to fund the Initial Term Loans on the Initial Funding Date (collectively, the “Initial Credit Extension”) and to provide the Commitments contemplated hereby is subject to the satisfaction, or waiver by the Administrative Agent, of only the following conditions on or before the Closing Date:
(a)    Credit Documents. The Administrative Agent will have received a copy of each of the following Credit Documents, in each case where applicable, executed and delivered by the Borrower and each Guarantor Subsidiary (other than any Foreign Guarantor) and dated as of the Closing Date: (i) this Agreement; (ii) the Pledge and Security Agreement; (iii) each of the Notes (if such Notes have been requested at least three (3) Business Days prior to the Closing Date); (iv) the Intercompany Subordination Agreement and (v) the Perfection Certificate.
(b)    Organizational Documents; Incumbency; Resolutions; Good Standing Certificates. The Administrative Agent will have received:
(i)    Organizational Documents. A copy of each Organizational Document of the Borrower and each Guarantor Subsidiary (other than any Foreign Guarantor) and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Closing Date or a recent date prior thereto.

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(ii)    Incumbency Certificate. A signature and incumbency certificate of the officers or other authorized representatives of the Borrower and each Guarantor Subsidiary (other than any Foreign Guarantor) executing the Credit Documents referenced in Section 3.1(a).
(iii)    Resolutions. Resolutions of the board of directors or similar governing body and, if required, the shareholders of the Borrower and each Guarantor Subsidiary (other than any Foreign Guarantor) approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party being entered into on the Closing Date or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary (or any other officer with an equivalent role) as being in full force and effect without modification or amendment.
(iv)    Good Standing Certificates. A good standing certificate from the applicable Governmental Authority of the jurisdiction of incorporation, organization or formation of the Borrower and each Guarantor Subsidiary (other than any Foreign Guarantor).
(c)    [Reserved].
(d)    Funding Notice. The Administrative Agent will have received a fully executed irrevocable Funding Notice as required pursuant to Section 2.1; provided that all certifications made under such Funding Notice will be made (or deemed made) both as of the Closing Date and the Initial Funding Date.
(e)    Closing Date Certificate and Attachments. The Administrative Agent will have received an executed Closing Date Certificate, together with all attachments thereto, certifying to the satisfaction of the conditions set forth in Section 3.1(g).
(f)    [Reserved].
(g)    Representations and Warranties. The representations and warranties contained herein and in the other Credit Documents being entered into on the Closing Date will be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which will be true and correct in all respects) on and as of the Closing Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties will have been true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which will have been true and correct in all respects) on and as of such earlier date.
(h)    [Reserved].
(i)    Financial Statements. The Administrative Agent will have received (i) the audited consolidated balance sheets and related statements of income and cash flows of the Borrower for the Fiscal Year ending December 31, 2024 (which the Administrative Agent acknowledges have been received); and (ii) the unaudited consolidated balance sheets and related statements of income and cash flows of the Borrower for each completed Fiscal Quarter of the Borrower ended after December 31, 2024 and ended at least 45 days prior to the Closing Date (which the Administrative Agent acknowledges have been received).
(j)    [Reserved].

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(k)    Solvency. The Administrative Agent will have received a solvency certificate in the form attached as Exhibit D from the chief financial officer or other officer with equivalent duties of the Borrower certifying to the solvency of the Borrower and the Subsidiaries on a consolidated basis after giving effect to the Transactions.
(l)    [Reserved].
(m)    Personal Property Collateral. The Collateral Agent will have received (other than in respect of any Foreign Guarantor):
(i)    to the extent required to be delivered to the Collateral Agent under the Pledge and Security Agreement, certificates (but only to the extent such Capital Stock is actually certificated as of the Closing Date), if any, representing Capital Stock that is Collateral held by the Credit Parties with respect to direct wholly-owned material Domestic Subsidiaries and instruments, if any, representing Indebtedness owing to the Credit Parties (other than any Foreign Guarantor), together with customary blank stock or other equity transfer powers and instruments of transfer and irrevocable powers duly executed in blank;
(ii)    the results of customary lien searches with regard to the Borrower and each Guarantor Subsidiaries (other than any Foreign Guarantor); and
(iii)    UCC financing statements in appropriate form for filing under the UCC, documents suitable for filing with the United States Patent and Trademark Office and United States Copyright Office and all other documents and instruments required under the Pledge and Security Agreement to be executed, filed, registered or recorded, as applicable, to establish and perfect the Collateral Agent’s first priority Lien in the Collateral of the Credit Parties (other than any Foreign Guarantor) (subject to Permitted Liens), in each case, in proper form for filing (if applicable);
provided that, to the extent any Liens on the Collateral have not attached or are not perfected on the Closing Date (other than to the extent that a Lien on such Collateral may be perfected by (A) the filing of a financing statement under the UCC or (B) the delivery of certificated securities (but only to the extent such securities are actually certificated as of the Closing Date) representing Capital Stock that is Collateral of direct wholly-owned material Domestic Subsidiaries of the Borrower) after use of commercially reasonable efforts to do so, such attachment or perfection will not constitute a condition precedent to the borrowing on the Closing Date, but will be required in accordance with Section 5.17.
(n)    Opinions of Counsel to Credit Parties (other than any Foreign Guarantor). The Administrative Agent or its counsel will have received a copy of (and each Credit Party (other than any Foreign Guarantor) hereby instructs such counsel to deliver such opinion to the Administrative Agent) a customary legal opinion, dated as of the Closing Date, of Goodwin Procter LLP, special counsel to the Borrower and the Guarantor Subsidiaries (other than any Foreign Subsidiary).
(o)    Fees and Expenses. All reasonable, documented, out-of-pocket costs, fees, expenses (including reasonable, documented, out-of-pocket legal fees and expenses of legal counsel) and other compensation payable to the Sole Lead Arranger, Administrative Agent and the Lenders will have been paid (or will concurrently be paid) to the extent then due and to the extent required to be paid pursuant to Section 10.2; provided that an invoice of such expenses will have been presented no less than two (2) Business Days prior to the Closing Date.
(p)    “Know-Your-Customer.” The Administrative Agent will have received all documentation and other information required by bank regulatory authorities under applicable “know-

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your-customer” and anti-money laundering rules and regulations including the PATRIOT Act at least three (3) Business Days prior to the Closing Date, to the extent requested from the Borrower at least ten (10) Business Days prior to the Closing Date.
For purposes of determining compliance with the conditions specified in this Section 3.1, (i) each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto and (ii) transactions occurring (or to occur) on the Closing Date in accordance with, and as expressly set forth in, the funds flow memorandum delivered to (and approved by) the Administrative Agent shall be deemed to occur and have occurred substantially simultaneously with the Initial Credit Extension.
3.2    Conditions to Each Credit Extension After the Initial Funding Date.
(a)    Conditions Precedent. Except (x) in connection with the Initial Credit Extension and (y) as may be limited in respect of certain conditions precedent as set forth in Section 2.24(f) with respect to Incremental Term Loans, in Section 2.26(b) with respect to any Credit Agreement Refinancing Indebtedness or in Section 1.5 with respect to any Limited Condition Acquisition and other related Specified Transactions, the obligation of each Lender to make any Loan on any Credit Date (other than the Initial Funding Date and other than pursuant to Section 2.24), are subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:
(i)    Notice. The Administrative Agent will have received a fully executed Funding Notice.
(ii)    [Reserved].
(iii)    Representations and Warranties. As of such Credit Date, the representations and warranties contained herein and in the other Credit Documents in effect as of such time will be true and correct in all material respects (except for those representations and warranties that are conditioned by materiality, which will be true and correct in all respects) on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties will have been true and correct in all material respects (except for those representations and warranties that are conditioned by materiality, which will have been true and correct in all respects) on and as of such earlier date.
(iv)    No Default or Event of Default. At the time of and immediately after the Credit Extension on such Credit Date, no Default or an Event of Default shall have occurred and be continuing.
(b)    [Reserved].
(c)    Delayed Draw Term Loans. In addition, subject to Section 1.5 with respect to any Limited Condition Acquisition and other related Specified Transactions, the obligation of each Delayed Draw Lender to make any Delayed Draw Term Loan on any Credit Date, is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:
(i)    Capacity. The amount of the requested Delayed Draw Term Loans with respect to the Delayed Draw Term Loan-1 Commitments shall not exceed the undrawn amount of the Delayed Draw Term Loan-1 Commitments then in effect, and the amount of the requested Delayed Draw Term Loans with respect to the Delayed Draw Term Loan-2 Commitments shall not exceed the undrawn amount of the Delayed Draw Term Loan-2 Commitments then in effect.

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(ii)    Fees. All fees payable pursuant to the Agency Fee Letter in connection with such Delayed Draw Term Loans that are due and payable on such Credit Date shall have been paid (or will concurrently be paid) to the extent then due and payable.
(iii)    Delayed Draw Term Loan Milestone Date. As of such Credit Date, with respect to the borrowing of Delayed Draw Term Loans with respect to any Delayed Draw Term Loan-2 Commitments, the Delayed Draw Term Loan Milestone Date shall have occurred.
(d)    Notices. Any Notice will be executed by an Authorized Officer in a writing delivered to the Administrative Agent. The Administrative Agent or any Lender will not have any obligation to verify the veracity of any such Notice nor will the Administrative Agent or any Lender incur any liability to the Borrower in acting upon any Notice that the Administrative Agent believes in good faith to have been given by a duly authorized officer or other Person authorized on behalf of the Borrower. Each delivery of a Notice will constitute a representation and warranty that as of the date of any Credit Extension (both at the time of and immediately after such Credit Extension) the conditions contained in Section 3.2 applicable to such Credit Extension have been satisfied.
SECTION 4.    REPRESENTATIONS AND WARRANTIES
In order to induce the Lenders and each Agent to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to the Lenders and the Agents, on the Closing Date and on each Credit Date, that the following statements are true and correct:
4.1    Organization; Requisite Power and Authority; Qualification. The Borrower and each Subsidiary (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization which, as of the Closing Date, is identified in Schedule 4.10(b), (b) has all requisite organizational power and authority to (i) own and operate its properties, to lease the property it operates as lessee, and to carry on its business as now conducted and as proposed to be conducted, (ii) to enter into the Credit Documents to which it is a party and (iii) to carry out the transactions contemplated thereby, (c) is qualified to do business and in good standing as a foreign entity in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where (i) such Person is organized, (ii) there is no requirement to be so registered, or (iii) the failure to be so qualified or in good standing has not had, and would not be reasonably expected to have, a Material Adverse Effect and (d) in the case of an Australian Guarantor Subsidiary only, does not enter into any Credit Document, nor hold any Collateral, as trustee (unless so disclosed and agreed in the relevant Australian Collateral Documents to which it is a party).
4.2    Due Authorization. The execution, delivery and performance of the Credit Documents (in the case of the UK Guarantors only, subject to the Legal Reservations and Perfection Requirements) have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.
4.3    No Conflict; Government Consents.
(a)    No Conflict with Organizational Documents, Law or Contractual Obligations; No Creation of Liens. The execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party and the consummation of the transactions contemplated by the Credit Documents (which, in the case of the UK Guarantors, is only, subject to the Legal Reservations and Perfection Requirements), do not and will not (i) (A) violate any of the Organizational Documents of such Credit Party or (B) otherwise require any approval of any stockholder, member or partner of such Credit Party, except for such approvals or consents which have been obtained or made; (ii) violate any provision of any law, rule, regulation, order, judgment or decree of any Governmental Authority applicable to or otherwise binding on such Credit Party, except to the extent such violation would not reasonably be

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expected to have a Material Adverse Effect; (iii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, or otherwise require any approval or consent of any Person under, (A) any Contractual Obligation of such Credit Party, except to the extent such conflict, breach or default would not reasonably be expected to have a Material Adverse Effect, or (B) any Material Indebtedness, and in each case, except for such approvals or consents which have been obtained or made; or (iv) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Credit Party (other than any Liens created under any of the Credit Documents in favor of the Collateral Agent, on behalf of the Secured Parties, and Permitted Liens).
(b)    Governmental Consents. The execution, delivery and performance by each Credit Party of the Credit Documents to which it is party and the consummation of the transactions contemplated by the Credit Documents (which, in the case of the UK Guarantors only, is subject to the Legal Reservations and Perfection Requirements) do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, except for such filings and recordings with respect to the Collateral made as of the Closing Date or made or to be made in accordance with Sections 5.10, 5.12 and 5.17.
4.4    Binding Obligation. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by general equitable principles, regardless of whether considered in a proceeding in equity or at law and principles of good faith and fair dealing.
4.5    Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby, except as may be indicated in the notes thereto, and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the Closing Date, except (a) as reserved for in the Historical Financial Statements, (b) liabilities incurred on behalf of the Borrower and the Subsidiaries in connection with the Credit Documents in accordance with the terms thereof, and (c) liabilities incurred since September 30, 2023 in the ordinary course of business, none of the Borrower or any Subsidiary has any material liabilities or obligations of a nature (whether accrued, absolute, contingent or otherwise) required by GAAP (as modified by the first sentence of this Section 4.5) to be set forth on a combined consolidated balance sheet of the Borrower and the Subsidiaries (or the notes thereto) prepared in accordance with GAAP (as modified by the first sentence of this Section 4.5).
4.6    Projections
. On and as of the Closing Date, the projections of the Borrower and its Subsidiaries provided to the Administrative Agent in connection with the preparation of this Agreement (the “Projections”) are based on good faith estimates and assumptions made by the management of the Borrower; provided that (a) forecasts are not to be viewed as facts, (b) any forecasts are subject to significant uncertainties and contingencies, many of which are beyond the control of the Credit Parties, (c) no assurance can be given that any particular forecasts will be realized and (d) actual results may differ and such differences may be material.

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4.7    No Material Adverse Effect. Since December 31, 2024, no event or change has occurred that has caused or would reasonably be expected to cause, either in any case or in the aggregate, a Material Adverse Effect.
4.8    Adverse Proceedings. There are no Adverse Proceedings, individually or in the aggregate, that the Borrower and the Subsidiaries have determined are more likely than not to have a Material Adverse Effect. None of the Borrower or the Subsidiaries is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
4.9    Payment of Taxes. (a) The Borrower and the Subsidiaries have timely filed (or obtained valid extensions) with the appropriate United States federal, state, local and foreign taxing authorities all material tax returns and reports that were required to be filed and have timely paid all material Taxes owed by them, whether or not shown on such tax returns or reports, and (b) all such tax returns are true, correct and complete in all material respects. As of the Closing Date, no Executive Officer of the Borrower has any knowledge of any proposed material Tax assessment against the Borrower or any Subsidiary with respect to Taxes which is not being actively contested by the Borrower or the Subsidiaries in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as will be required in conformity with GAAP will have been made or provided therefor.
4.10    Ownership of Material Property.
(a)    Generally. The Borrower and its Subsidiaries have (i) good and indefeasible title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or tangible personal property) and (iii) good title to (in the case of all other tangible personal property), all of their respective properties and material assets necessary in the ordinary conduct of the Business (as of the Closing Date, as reflected in the Historical Financial Statements and, from time to time after the Closing Date, as reflected in the most recent financial statements delivered pursuant to Section 5.1(a) or (b)), in each case, to the extent necessary to not materially interfere with its ability to conduct the Business or utilize such assets for their intended purposes as of the date of such financial statements, except (A) for assets disposed of since the balance sheet date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.8 and (B) as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as permitted by this Agreement or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all such properties and assets are free and clear of Liens, except for Permitted Liens.
(b)    Capital Stock and Subsidiaries The Capital Stock of each Subsidiary has been duly authorized and validly issued in compliance with all applicable federal, state and other Laws and is fully paid and non-assessable (except to the extent such concepts are not applicable under the applicable Law of such Subsidiary’s jurisdiction of formation). Except as set forth on Schedule 4.10(b) or with respect to Joint Venture Subsidiaries, as of the Closing Date, there is no existing option, warrant, call, right, commitment or other agreement (including preemptive rights) to which any Subsidiary is a party requiring, and there is no membership interest or other Capital Stock of any Subsidiary outstanding which upon conversion or exchange would require, the issuance by any Subsidiary of any additional membership interests or other Capital Stock of any Subsidiary or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of any Subsidiary.

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(c)    Intellectual Property. The Borrower and the Subsidiaries own or have the right to use all Intellectual Property that is used in or otherwise necessary for the operation of their respective Business as currently conducted, and have determined that as to any known Adverse Proceedings, these are more likely than not to not have a Material Adverse Effect. The operation of the Business by the Borrower and the Subsidiaries does not infringe upon, misappropriate, violate or otherwise conflict with the Intellectual Property of any third party, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.
(d)    Real Estate Assets. Schedule 4.10(d) is a complete and correct list as of the Closing Date of all Material Real Estate Assets of the Borrower and the Guarantor Subsidiaries.
4.11    Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:
(a)    neither the Borrower nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any Environmental Claim, or any Environmental Liability;
(b)    there are and, to the knowledge of any Executive Officer of the Borrower, have been, no conditions, occurrences, or Hazardous Materials Activities which would reasonably be expected to form an Environmental Claim against the Borrower or any Subsidiary or give rise to any Environmental Liabilities of the Borrower or any Subsidiary; and
(c)    the Borrower, each Subsidiary and their respective Facilities and operations are in compliance with applicable Environmental Laws, including obtaining, maintaining and complying with the terms of any Governmental Authorizations required under any applicable Environmental Law.
4.12    Governmental Regulation. Neither the Borrower nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” as such terms are defined in the Investment Company Act of 1940.
4.13    Margin Stock. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of any Credit Extension made to or for the benefit of any Credit Party or any Subsidiary will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors, as in effect from time to time.
4.14    Employee Matters. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that would reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against the Borrower or any Subsidiary, or to the knowledge of any Executive Officer of the Borrower, threatened in writing against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against the Borrower or any Subsidiary or to the knowledge of any Executive Officer of the Borrower, threatened in writing against any of them, (b) no strike or work stoppage in existence or, to the knowledge of any Executive Officer of the Borrower, threatened in writing involving the Borrower or any Subsidiary, (c) there are no collective bargaining agreements covering the employees of any Credit Party or any Subsidiary as of the Closing Date and (d) to the knowledge of any Executive Officer of the Borrower, no union representation question existing with respect to the employees of the Borrower or any Subsidiary, to the knowledge of any Executive Officer of the Borrower, no union organization activity that is taking place, except, with respect to any matter specified in clause (a), (b) or (d) above, either individually or in the aggregate, as would not be reasonably likely to result in a Material Adverse Effect.

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4.15    Employee Benefit Plans. (a) The Borrower, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, (b) each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and, to the knowledge of any Executive Officer of the Borrower, nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status, (c) no Liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan (except in the ordinary course) or any trust established under Title IV of ERISA has been or is expected to be incurred by the Borrower or any Subsidiary or any of their respective ERISA Affiliates, (d) except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any of the Borrower or any Subsidiary or any of their respective ERISA Affiliates, (e) the present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by the Borrower or any Subsidiary or any of their respective ERISA Affiliates, (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan and (f) no ERISA Event has occurred or is reasonably expected to occur; in each case, except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. To the extent applicable, each Foreign Plan has been maintained in material compliance with its terms and with the requirements of any and all applicable requirements of Law and has been maintained, where required, in good standing with applicable regulatory authorities except where the failure to comply or be maintained in good standing would not reasonably be expected to have a Material Adverse Effect. No Credit Party has incurred any obligation in connection with the termination of or withdrawal from any Foreign Plan, and no Canadian Pension Plan Event has occurred or is reasonably expected to occur, in each case, except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. The Administrative Agent and Lenders acknowledge that the provisions hereof relating to ERISA shall not apply to any UK Guarantor.
4.16    Solvency. On the Closing Date, after giving effect to the Transactions, including the making of the Credit Extensions to be made on the Initial Funding Date and giving effect to the application of the proceeds thereof, the Borrower and the Subsidiaries, on a consolidated basis, are Solvent.
4.17    Compliance with Laws.
(a)    Generally. Each of the Borrower and the Subsidiaries is in compliance with all applicable Laws in respect of the conduct of its business and the ownership of its property, except such non-compliance that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
(b)    Anti-Terrorism Laws, Etc. Without limiting clause (a) above, no Credit Party nor any of its Controlled Entities or any of their respective directors or officers (i) is organized or resident in a Sanctioned Country, (ii) is in violation of any Anti-Terrorism Law, (iii) is a Blocked Person, or (iv) has been convicted by any Governmental Authority of a violation of any Anti-Terrorism Law. No Credit Party nor any of its Controlled Entities (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person except to the extent authorized or permissible by law for a Person required to comply with Anti-Terrorism Laws, or (B) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law except to the extent authorized or permissible for a Person required to comply with Anti-Terrorism Laws.

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(c)    Anti-Corruption Laws, Etc. Since five (5) years prior to the Closing Date, to the knowledge of the Responsible Officers, there has been no action taken by any Credit Party or any of its Controlled Entities or any officer, director, or employee thereof in violation of applicable Anti-Corruption Laws in any material respect. None of the Credit Parties or any of their Controlled Entities has been convicted of violating any Anti-Corruption Laws. As of the Closing Date, there is no material suit, litigation, arbitration, claim, audit, action, proceeding or investigation pending or, to the knowledge of any Executive Officer of the Borrower, threatened in writing against or affecting the Credit Parties or any of their Controlled Entities related to any applicable Anti-Corruption Laws, before or by any Governmental Entity. In the five (5) years prior to the Closing Date, none of the Credit Parties or any of their respective Subsidiaries or Unrestricted Subsidiaries has received any written notice, request or citation for any actual or potential noncompliance with any of the foregoing.
The foregoing representations in this Section 4.17 will not apply to any Canadian Subsidiary that carries on business in whole or in part in Canada in so far as such representations would immediately result in a violation by such Subsidiary of the Foreign Extraterritorial Measures (United States) Order, 1992.
4.18    Disclosure. None of the written information and data (other than any projections, any information of a forward-looking nature and any general economic or specific industry information developed by, and obtained from, third-party sources) heretofore furnished to any Agent or the Lenders by or on behalf of the Borrower on or prior to the Closing Date for use in connection with the transactions contemplated hereby, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact (known to any Executive Officer of the Borrower, in the case of any document not furnished by the Borrower) necessary in order to make the statements contained therein taken as a whole not materially misleading in light of the circumstances under which such statements were made (after giving effect to all supplements and updates to such written information and data, in each case, furnished after the date on which such written information or data was originally delivered and prior to the Closing Date). Any projections and information of a forward-looking nature furnished to any Agent or the Lenders by or on behalf of the Borrower have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time made (it being understood and agreed that such projections and information of a forward-looking nature are not to be viewed as a guarantee of financial performance or achievement, that such projections and information of a forward-looking nature are subject to significant uncertainties and contingencies, many of which are beyond your control, and that actual results may differ from the Projections and such differences may be material).
4.19    Perfection of Security Interests in the Collateral. On the Closing Date, the Collateral Documents create valid security interests in, and Liens on, the Collateral of the Credit Parties purported to be covered thereby on such date and described therein (other than foreign Intellectual Property), which security interests and Liens will be first priority Liens (subject to Permitted Liens) with respect to personal property of the Credit Parties, to the extent such Liens are perfected by filing appropriate UCC-1 financing statements against each such Credit Party with the secretary of state of the state of incorporation or formation of each such Credit Party (or the equivalent filing(s) in the relevant jurisdiction in respect of a Foreign Guarantor) and appropriate filings with the U.S. Patent and Trademark Office and the U.S. Copyright Office (or the equivalent filing(s) in the relevant jurisdiction in respect of a Foreign Guarantor), as applicable, or the pledge of original stock certificates representing Capital Stock and customary stock and other equity powers related thereto upon the timely and proper filings, deliveries, notations and other actions contemplated by the Collateral Documents (to the extent that such security interests and Liens may be perfected by such filings, deliveries, notations and other actions contemplated by the Collateral Documents and, in respect of any UK Collateral Document the Perfection Requirements and registration

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at the Companies Registration Office in England and Wales under section 859A of the Companies Act 2006 and payment of associated fees).
4.20    Use of Proceeds. The Borrower has used (or will use) the proceeds of the Initial Term Loans and the Delayed Draw Term Loans in accordance with Section 2.6.
4.21    No Default. No Default or Event of Default has occurred and is continuing.
4.22    Insurance. The properties and business of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies that are not Affiliates of the Borrower in such amounts, with such deductibles and covering such risks as is deemed adequate and appropriate by Borrower. Such insurance is in full force and effect.
4.23    FDA Regulatory Compliance.
(a)    Each of the Credit Parties and their Subsidiaries during the three (3) years immediately preceding the Closing Date have maintained all Registrations, or are pursuing such Registrations, with respect to pre-market Products from the FDA or other Governmental Authority required to conduct their respective businesses as currently or then conducted. Each of the Registrations held by the Borrower or their Subsidiaries immediately prior to the Closing Date is, in all material respects, unrestricted, valid and subsisting in full force and effect. Except as set forth on Schedule 4.23 attached hereto, to the knowledge of the Credit Parties and their Subsidiaries, as of the Closing Date, neither the FDA nor any other comparable Governmental Authority is considering limiting, suspending, or revoking such Registrations or recalling, suspending or changing the marketing classification or labeling of any Product. There is no false or misleading information or significant omission in any Product application or other submission to the FDA or any other comparable Governmental Authority, except as would not reasonably be expected to result in a Material Adverse Effect. The Credit Parties and their Subsidiaries have fulfilled and performed their obligations under each existing Registration in all material respects, and no event has occurred or condition or state of facts exists which would constitute a breach or default or would cause revocation or termination of any such Registration that would reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Credit Parties and their Subsidiaries, any third party that is a manufacturer or contractor for the Credit Parties or their Subsidiaries is, and during the three (3) years immediately preceding the Closing Date has been, in compliance in all material respects with all Registrations from the FDA or comparable Governmental Authority insofar as they pertain to the production or manufacture of the Products, or any components thereof, for the Credit Parties or their Subsidiaries.
(b)    All products developed, manufactured, investigated, tested, distributed, or Commercialized by or on behalf of the Credit Parties or their Subsidiaries that are subject to the jurisdiction of the FDA or comparable Governmental Authority have been and are being developed, investigated, tested, manufactured, distributed and Commercialized in compliance with the FDA Laws or any other applicable requirement of Law, including, without limitation, pre-market notification, good manufacturing practices, labeling, advertising, record-keeping, recalls, and adverse event reporting, except where a failure to be in compliance would not reasonably be expected to result in a Material Adverse Effect.
(c)    Except as would not reasonably be expected to result in a Material Adverse Effect, (i) the Credit Parties and their Subsidiaries are not aware of any pending, and are not subject to any obligation arising under any criminal, civil, administrative or regulatory action or proceeding, FDA or any comparable Governmental Authority inspection, FDA or any comparable Governmental Authority warning letter, FDA or any comparable Governmental Authority notice of violation letter, or other notice, response or commitment made to or with the FDA or any comparable Governmental Authority, and (ii) the Credit Parties and their Subsidiaries have made all notifications, submissions, and reports required by any such obligation, and all such notifications, submissions and reports were true, complete, and correct

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in all material respects as of the date of submission to FDA or any comparable Governmental Authority (or have been subsequently completed or corrected). Except as would not reasonably be expected to result in a Material Adverse Effect, none of the Credit Parties or their Subsidiaries, nor to the Borrower’s knowledge any contractors, suppliers, manufacturers, or other third parties performing services on behalf of the Credit Parties or their Subsidiaries, (a) has been the subject of any non-routine material inspection, audit, investigation, or other review by the FDA or any other Governmental Authority, or by any third-party certifying body, or (b) has received any FDA Form 483, Warning Letter, untitled letter, notice of adverse finding, recall, complaint, or other similar communication. The Borrower has implemented and maintains appropriate oversight and audit procedures with respect to its contractors, suppliers, and manufacturers, and, to the Borrower’s knowledge, such third parties are in compliance in all material respects with all FDA or any comparable Governmental Authority Laws with respect to services performed on behalf of the Credit Parties or their Subsidiaries.
(d)    In the three (3) years immediately precedent the Closing Date, as of the Closing Date, no Product has been seized, withdrawn, recalled, detained, or become subject to a suspension of manufacturing except as set forth on Schedule 4.23 attached hereto, and there are no facts or circumstances reasonably likely to cause, (i) the seizure, denial, withdrawal, recall, detention, field correction, safety alert or suspension of manufacturing relating to any Product; (ii) a change in the labeling of any Product; or (iii) a termination, seizure or suspension of marketing of any Product, which would, in each case of clauses (i) through (iii), reasonably be expected to result in a Material Adverse Effect. Except as would not reasonably be expected to result in a Material Adverse Effect, no proceedings in the United States or any other jurisdiction seeking the withdrawal, recall, suspension, import detention, or seizure of any Product are pending or, to the knowledge of the Credit Parties and their Subsidiaries, threatened in writing against the Credit Parties and their Subsidiaries.
(e)    All pre-clinical and clinical studies relating to any of the Products conducted by or on behalf of any Credit Party or any of its Subsidiaries have been, or are being, conducted in material compliance with Health Care Laws and any other applicable requirements of Law. No clinical trial conducted by or on behalf of any Credit Party or any of its Subsidiaries has been terminated or suspended by any Governmental Authority and neither any Credit Party nor any of its Subsidiaries has received any notice that the FDA, any other Governmental Authority or any institutional review board, ethics committee or safety monitoring committee has recommended, initiated or threatened in writing to initiate any action to suspend or terminate any clinical trial conducted by or on behalf of any Credit Party or any of its Subsidiaries or to otherwise restrict the preclinical research on or clinical study of any Product.
(f)    Within the three (3) years immediately preceding the Closing Date, neither any Credit Party nor any Subsidiary, nor, to the knowledge of Borrower, any of their respective directors, officers, employees, or agents (in each case in such person’s capacity as a director, officer, employee, or agent of any Credit Party or Subsidiary, as applicable), (i) has made an untrue statement of a material fact or a fraudulent statement to any Governmental Authority, (ii) has failed to disclose a material fact to any Governmental Authority, or (iii) has otherwise committed an act, made a statement or failed to make a statement that, in the case of clauses (i) through (iii) above, at the time such statement or disclosure was made (or, in the case of such failure, should have been made) or such act was committed, would reasonably be expected to constitute a material violation of any applicable Law or would serve as a basis for the FDA to invoke its Application Integrity Policy regarding “Fraud, Untrue Statements of Material Facts, Bribery and Illegal Gratuities,” set forth in FDA’s Compliance Policy Guide Sec. 120.100 or any similar policy, in each case as related to any Product. None of the Credit Parties or their Subsidiaries, and none of their Affiliates, nor any officer, director, employee or, to the knowledge of the Credit Parties and

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their Subsidiaries, agent, has been debarred, excluded, suspended or disqualified under Section 306 of the FDCA.
4.24    Healthcare Regulatory Compliance.
(a)    The Credit Parties and their Subsidiaries are, and during the three (3) years immediately preceding have been, in compliance in all material respects with all Health Care Laws. None of the Credit Parties or their Subsidiaries, and none of their other Affiliates, nor any officer, director, employee or to the knowledge of the Credit Parties and their Subsidiaries, agent (as those terms are defined in 42 C.F.R. § 1001.1001) thereof, is a party to, or bound by, any order, individual integrity agreement, corporate integrity agreement, monitoring agreement, deferred prosecution, consent decree, settlement order, or other similar formal or informal agreement with any Governmental Authority concerning compliance with Health Care Laws. The Borrower is, and during the three (3) years immediately preceding the Closing Date have been, in compliance in all material respects with the terms of all federal, state or foreign research grants and services agreements. There are no adverse proceedings pending or, to the Borrower’s knowledge, threatened in writing, against any Credit Party or any of its Subsidiaries relating to any allegations of non-compliance with any Health Care Law or the terms of any federal, state or foreign research grant or services agreement. There are no Governmental Authority investigations or inquiries (other than routine audits), suits, claims, actions or proceedings pending or, to the Borrower’s actual knowledge, threatened in writing, against any Credit Party or any of its Subsidiaries alleging non-compliance with Health Care Laws or the terms of any federal, state or foreign research grant or services agreement.
(b)    None of the Credit Parties or their Subsidiaries, and none of their other Affiliates, nor any officer, director, employee or, to the knowledge of the Credit Parties and their Subsidiaries, agent (as those terms are defined in 42 C.F.R. § 1001.1001) thereof: (i) has been charged with, convicted of, or pleaded nolo contendere to sufficient facts regarding any violation of any Health Care Laws or any criminal offense relating to the delivery of an item or service under any Federal Health Care Program; (ii) has been debarred, excluded or suspended from participation in any Federal Health Care Program; (iii) has had a civil monetary penalty assessed against it, him or her under Section 1128A of the SSA or any applicable Health Care Law; (iv) is currently listed on the General Services Administration published list of parties excluded from federal procurement programs and non-procurement programs; or (v) to the knowledge of the Borrower, as of the Closing Date, is the target or subject of any current or potential investigation relating to any Federal Health Care Program related offense. Neither any Credit Party or any of its Subsidiaries nor, to the Knowledge of Borrower, any director, officer, employee or contractor of any Credit Party or any of its Subsidiaries, (i) has made any voluntary self-disclosure to any Governmental Authority regarding any potential material non-compliance with Health Care Laws, or (ii) been the subject of any unsealed False Claims Act litigation, or a defendant in any qui tam or other False Claims Act litigation. The Credit Parties and their Subsidiaries have during the three (3) years immediately preceding the Closing Date maintained a compliance program reasonably designed to comply with U.S.S.G. §8B2.1, in accordance with the recommendations of the Office of Inspector general for the U.S. Department of Health and Human Services.
(c)    None of the Credit Parties or their Subsidiaries and, to the knowledge of the Credit Parties and their Subsidiaries, none of their other Affiliates, nor any officer, director, managing employee or agent (as those terms are defined in 42 C.F.R. § 1001.1001): has engaged in any activity that is in violation, to the extent such violation would reasonably be expected to result in a Material Adverse Effect, of any Health Care Law, including, but not limited to, the following:

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(i)    knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;
(ii)    knowingly and willfully making or causing to be made a false statement or representation of a material fact for use in determining rights to any benefit or payment;
(iii)    knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or kind (A) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part under any Federal Health Care Program; or (B) in return for purchasing, leasing, or ordering, or arranging, or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made in whole or in part under any Federal Health Care Program;
(iv)    knowingly and willfully offering or paying any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, to any person to induce such person (A) to refer an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part under a Federal Health Care Program; or (B) to purchase, lease, order or arrange for or recommend purchasing, leasing or ordering any good, facility, service or item for which payment may be made in whole or in part under a Federal Health Care Program; or
(v)    any other activity that violates any state or federal law relating to prohibiting fraudulent, abusive or unlawful practices connected in any way with the provision of health care items or services or the billing for such items or services provided to a beneficiary of any Federal Health Care Program.
(d)    No person has filed or, to the actual knowledge of the Borrower, has threatened in writing to file against any Credit Party, any of their Subsidiaries or other Affiliates an action under any federal, state or foreign whistleblower statute, including without limitation, under the False Claims Act of 1863 (31 U.S.C. § 3729 et seq.).
4.25    [Reserved].

4.26    HIPAA. Each of the Credit Parties and their Subsidiaries is in compliance with the provisions of all business associate agreements (as such term is defined by HIPAA) to which it is a party except for the non-compliance of which would not have a reasonable likelihood of resulting in a Material Adverse Effect and has implemented adequate policies, procedures and training that is reasonable and customary in the pharmaceutical industry and designed to assure continued compliance and to detect noncompliance. None of the Credit Parties nor any of their Subsidiaries has knowledge of and failed to investigate and disclose as required by applicable Law any actual or suspected Breach of Unsecured Protected Health Information (as such capitalized terms are defined in HIPAA). No Credit Party or Subsidiary thereof is or has been a “covered entity” as defined in 45 C.F.R. § 160.103.

4.27    Privacy and Data Security.
(a)    Each of the Credit Parties and their Subsidiaries has at during the three (3) years immediately preceding the Closing Date complied in all material respects with all applicable Privacy and Data Security Requirements, except in such instances in which the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

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(b)    Each of the Credit Parties and their Subsidiaries has developed, implemented and maintains reasonable and appropriate administrative, organizational, technical and physical safeguards to protect Personal Information against loss, damage, and unauthorized access and Processing. Such safeguards include a comprehensive written information security program which is appropriate for the business, is consistently enforced and followed in the conduct of the business, and is the subject of routine training administered to the relevant personnel.
(c)    Each of the Credit Parties and their Subsidiaries has obtained written agreements from all material subcontractors to which it has provided or disclosed Personal Information that (1) meet the conditions of applicable Privacy and Data Security Requirements in all material respects, (2) bind the subcontractor to at least the same restrictions and conditions that apply to the Credit Parties or their Subsidiaries with respect to such Personal Information in all material respects and (3) require such subcontractors to implement reasonable and appropriate means for protecting such Personal Information.
(d)    Each of the Credit Parties and their Subsidiaries owns or has a valid right to access and use all material computer systems, programs, networks, hardware, software, software engines, databases, operating systems, websites, website content and links and equipment used to process, store, and operate data, information, and functions owned, used or provided by the Credit Parties or their Subsidiaries in the business (the “Business IT Systems”). The Business IT Systems are reasonably sufficient in the good faith judgment of the Credit Parties and their Subsidiaries in all material respects for the Credit Parties’ and their Subsidiaries’ current needs in the operation of the business. The Credit Parties and their Subsidiaries have taken reasonable steps in accordance with industry standards and applicable Privacy and Data Security Requirements to secure the Business IT Systems from unauthorized access or use by any Person and to provide for the back-up and recovery of all data and information necessary to the conduct of the business without material disruption or interruption.
(e)    None of the Credit Parties or their Subsidiaries has experienced, during the three (3) years immediately preceding the Closing Date, any material (i) data security breaches, ransomware attacks, denial-of service attacks or similar incidents; (ii) unauthorized access of the Business IT Systems or unauthorized access to, acquisition, destruction, damage, disclosure, loss, corruption, alteration, or use of any Personal Information that would require notification of individuals; or (iii) unplanned downtime or service interruption with respect to the Business IT Systems.
(f)    There are no pending or expected complaints, actions, fines, or other penalties facing the Credit Parties or their Subsidiaries in connection with any violations of Privacy and Data Security Requirements which would reasonably be expected to result in a Material Adverse Effect. In the three (3) years immediately prior to the Closing Date, none of the Credit Parties or their Subsidiaries has been notified in writing, or been required to notify in writing, any Person of any material non-compliance arising out of any applicable Privacy and Data Security Requirements, nor have any third parties acting on behalf of the Credit Parties or their Subsidiaries had to do so. None of the Credit Parties or their Subsidiaries has received any subpoenas, written demands, or written notices of any legal proceedings for alleged violations of any applicable Privacy and Data Security Requirements and neither the Credit Parties nor their Subsidiaries are under investigation by any Governmental Authority for any actual or potential violation of applicable Privacy Law, in each case which would reasonably be expected to result in a Material Adverse Effect.
4.28    Canadian Defined Benefit Pension Plans. No Canadian Subsidiary maintains, contributes to, or has any liability or contingent liability with respect to any Canadian Defined Benefit Pension Plan as of the Closing Date.

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SECTION 5.    AFFIRMATIVE COVENANTS
The Borrower and each Guarantor Subsidiary covenants and agrees that so long as the Commitments have not been terminated and until the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Credit Document (other than amounts in respect of indemnification, expense reimbursement, yield protection or tax gross-up and contingent obligations, in each case that are not then owing or with respect to which no claim has been made) have been paid in full, it will perform, and the Borrower will cause each of the Subsidiaries to perform (to the extent applicable to such Subsidiaries), all covenants in this Section 5.
5.1    Financial Statements; Notices and Other Reports. The Borrower will deliver to the Administrative Agent by Electronic Transmission, and the Administrative Agent will deliver to the Lenders by Electronic Transmission:
(a)    Annual Financial Statements. As soon as available, and in any event within ten (10) Business Days after the date such annual financial statements are required to be filed with the Securities and Exchange Commission (or any successor thereto) under the Exchange Act (as such period may be extended by the Administrative Agent in its sole reasonable discretion), commencing with the Fiscal Year ended December 31, 2025, (i) the consolidated balance sheet of the Borrower and the Subsidiaries and Unrestricted Subsidiaries as at the end of each Fiscal Year and the related consolidated statements of comprehensive income, stockholders’ equity and cash flows of the Borrower and the Subsidiaries and Unrestricted Subsidiaries for such Fiscal Year, setting forth, in each case, in comparative form the corresponding figures for the previous Fiscal Year, together with a Financial Officer Certification, and (ii) with respect to such consolidated financial statements, a report thereon of independent certified public accountants of any of the “Big Four” accounting firms or any other accounting firm recognized national standing selected by the Borrower (or another accounting firm selected by the Borrower and reasonably satisfactory to the Administrative Agent), which report (A) will not be subject to any explanatory statement (but which may contain an explanatory note, explanatory paragraph or emphasis of the matter paragraph) as to the Borrower’s ability to continue as a “going concern” or like qualification or exception (other than with respect to (1) an upcoming maturity of any Loans under this Agreement within the subsequent twelve (12) months, (2) any actual or anticipated inability to satisfy the Financial Covenant) or any qualification or exception as to the scope of such audit, (3) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary or (4) a civil investigative demand, subpoena or other request for information arising from any civil investigation or inquiry by or on behalf of any Governmental Authority, Governmental Official or Governmental Official or any civil claim, complaint, other form of accusation of a potential or actual civil claim, litigation, investigation, arbitration or any other form of civil proceeding or inquiry arising from or relating to any of the foregoing), and (B) will state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Borrower and the Subsidiaries and Unrestricted Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements).
(b)    Quarterly Financial Statements. As soon as available, and in any event within ten (10) Business Days after the date such quarterly financial statements are required to be filed with the Securities and Exchange Commission (or any successor thereto) under the Exchange Act (as such period may be extended by the Administrative Agent in its sole reasonable discretion), the consolidated balance sheet of the Borrower and the Subsidiaries and Unrestricted Subsidiaries as at the end of each Fiscal Quarter and the related consolidated statements of comprehensive income and cash flows of the Borrower and the Subsidiaries and Unrestricted Subsidiaries for such Fiscal Quarter and for the period from the

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beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth, in each case, in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and in accordance with GAAP in all material respects (subject to normal year-end audit adjustments and the absence of footnotes), together with a Financial Officer Certification,.
(c)    Financial Plan. Concurrently with the delivery of annual financial statements pursuant to Section 5.1(a) (as such period may be extended by the Administrative Agent in its sole reasonable discretion), commencing with annual financial statements for the Fiscal Year ending December 31, 2025, an annual budget of the Borrower and its Subsidiaries and Unrestricted Subsidiaries for the then-current Fiscal Year, as approved by the board of directors of the Borrower, which budget shall include a financial forecast for such Fiscal Year (a “Financial Plan”).
(d)    Information Regarding Unrestricted Subsidiaries. Notwithstanding anything to the contrary in this Section 5.1, if the Borrower has any Unrestricted Subsidiaries as of the last date on which the financial statements for any fiscal period are required to be delivered pursuant to Section 5.1(a) or 5.1(b), then the Borrower will include, together with delivery of such financial statements, consolidating information (which shall be audited or unaudited, as applicable) that shows in reasonable detail in accordance with GAAP the breakdown of assets and liabilities, and revenues and expenses, between the Borrower and the Subsidiaries, on the one hand, and the Unrestricted Subsidiaries, on the other hand, as of the dates and for the periods covered by such financial statements.
(e)    Compliance Certificate. (i) Subject to the proviso set forth in Section 6.7(a), upon the occurrence and continuance of a Monthly Testing Trigger Event, as soon as available, and in any event within five (5) Business Days after the last day of each calendar month (in each case, as such period may be extended by the Administrative Agent in its reasonable discretion), and (ii) at all other times, together with each delivery of financial statements of the Borrower and the Subsidiaries and Unrestricted Subsidiaries pursuant to Section 5.1(b), a duly executed and completed Compliance Certificate.
(f)    Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in GAAP from those used in the preparation of the Historical Financial Statements (other than converting or reconciling Swiss accounting principles to GAAP), the consolidated financial statements of the Borrower and the Subsidiaries and Unrestricted Subsidiaries delivered pursuant to this Section 5.1 will differ in any material respect from the consolidated financial statements that would have been delivered had no such change in GAAP occurred, then the Borrower will deliver, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all prior financial statements delivered for the Fiscal Year immediately preceding the Fiscal Year in which such change occurred.
(g)    Accountants’ Report. Promptly upon receipt thereof (as such period may be extended by the Administrative Agent in its reasonable discretion), copies of all final management letters identifying a material weakness or significant deficiency submitted by the independent certified public accountants referred to in Section 5.1(a) in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Borrower or any Subsidiary made by such accountants.
(h)    Notice of Default. Promptly upon an Executive Officer of the Borrower obtaining knowledge thereof :

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(i)    of the occurrence and continuance of any Default or Event of Default (it being understood that any delivery of a notice of Event of Default shall automatically cure any Default or Event of Default then existing with respect to any failure to deliver such notice so long as an Executive Officer of the Borrower did not have actual knowledge thereof and did not intentionally fail to provide timely notice thereof); provided, that a notice of Event of Default shall be delivered within thirty (30) days of such Event of Default and no such notice shall be required if the Event of Default shall have been cured (or otherwise is no longer continuing) within thirty (30) days after its occurrence; provided, further, that such thirty (30)-day grace period and ability to cure shall not apply to any Default or Event of Default if an Executive Officer of the Borrower had actual knowledge thereof and intentionally failed to provide timely notice thereof;
(ii)    that any Person has given any notice to the Borrower or any Subsidiary or taken any other action with respect to any event or condition set forth in Section 8.1(b); or
(iii)    of the occurrence and continuance of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect;
a certificate of an Authorized Officer of the Borrower specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action the Borrower has taken, is taking and proposes to take with respect thereto.
(i)    Notice of Litigation and Judgments. Promptly upon an Executive Officer of the Borrower obtaining knowledge of:
(i) the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by the Borrower to the Administrative Agent; or
(ii) any material development in any Adverse Proceeding or the entry of any judgment;
that if adversely determined would be reasonably expected to result in a Material Adverse Effect, written notice thereof by the Borrower together with such other information as may be reasonably available to the Borrower to enable the Administrative Agent and its counsel to evaluate such matters.
(j)    Notices of ERISA Events. (i) Promptly upon an Executive Officer of the Borrower becoming actually aware of the occurrence and continuance of or forthcoming occurrence and continuance of any ERISA Event that would reasonably be expected to result in a material liability, a written notice specifying the nature thereof, what action the Borrower or any Subsidiary or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened in writing by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; (ii) with reasonable promptness, copies of (A) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any Subsidiary or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (B) all notices received by the Borrower or any Subsidiary or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event that would reasonably be expected to result in a Material Adverse Effect; and (C) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as the Administrative Agent will reasonably

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request; and (iii) promptly upon an Executive Officer of the Borrower becoming actually aware of the occurrence and continuance of or forthcoming occurrence and continuance of any Canadian Pension Plan Event that would reasonably be expected to result in a material liability, a written notice specifying the nature thereof, what action the Borrower or any Subsidiary has taken, is taking or proposes to take with respect thereto and, when actually known, any action taken or threatened in writing by any applicable Governmental Authority with respect thereto.
(k)    Notices Related to OFAC, Etc. The Borrower will promptly notify the Administrative Agent if (i) an Executive Officer of the Borrower has knowledge that any Credit Party or any Subsidiary or its Unrestricted Subsidiaries or any of their respective directors, officers, and employees is listed on the OFAC Lists or otherwise becomes a Blocked Person, (ii) any Credit Party or any Subsidiary or its Unrestricted Subsidiaries or, to the their knowledge, any of their respective directors, officers, and, to the knowledge of an Executive Officer of the Borrower, employees is convicted on, pleads nolo contendere to, is indicted on, or is arraigned and held over on, charges involving money laundering or predicate crimes to money laundering, or (iii) any Credit Party or any Subsidiary or its Unrestricted Subsidiaries or, to the knowledge of the Credit Parties, any of their respective directors, officers, and, to the knowledge of an Executive Officer of the Borrower, employees is subject to or has received formal notice of any proceeding or investigation by any Governmental Authority in connection with any violation of Anti-Terrorism Laws.
(l)    Notices Related to Compliance with Health Care Laws. The Borrower will promptly notify the Administrative Agent and each Lender of each of the following:
(i)    any written notice that the FDA or other Governmental Authority is initiating any enforcement action against the Credit Parties or any of their Subsidiaries, limiting, suspending or revoking any Registration or changing the market classification or the indications, contraindications or warnings required in the labeling of the Products of the Credit Parties and their Subsidiaries, in each case that would reasonably be expected to result in a Material Adverse Effect;
(ii)    any written notice that reimbursement for any Product pursuant to any Federal Health Care Program is materially reduced, suspended, or terminated, in each case, that would reasonably be expected to result in a Material Adverse Effect;
(iii)    any Credit Party or any of its Subsidiaries becoming subject to any administrative or regulatory action, investigation or charge, pending or threatened in writing by any Governmental Authority, that, in each case, would be reasonably expected to result in a Material Adverse Effect;
(iv)    any Breach of Unsecured Protected Health Information (as such capitalized terms are defined in HIPAA) which affects more than 750 individuals or for which media notification will be required;
(v)    any written notice of research misconduct, scientific integrity concerns, plagiarism, or self-plagiarism in connection with any clinical or preclinical trial of any Product, or federal, state or foreign research grant or services agreement, which, in each case, would, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect;
(vi)    any Credit Party or any of its Subsidiaries receiving a FDA Form 483, FDA warning letter or any other equivalent written or verbal communication from the FDA or any comparable Governmental Authority alleging material noncompliance with any requirement of Law which would, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect;

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(vii)    any written notice that any contract manufacturer or supplier of the Credit Parties or their Subsidiaries, (a) has been the subject of any material inspection, audit, investigation, or other review by the FDA or any other Governmental Authority, or (b) has received any FDA Form 483, Warning Letter, untitled letter, notice of adverse finding, recall, complaint, or other similar communication, which is related to the services or goods provided to the Credit Parties or their Subsidiaries and in each case, which would, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect;
(viii)    any Product being seized, withdrawn, recalled, detained, discontinued, withdrawn or subject to a removal or suspension of manufacturing, whether voluntary or mandatory, that, in each case, would reasonably be expected to result in a Material Adverse Effect;
(ix)    any of the Credit Parties or any of their Subsidiaries entering into any material settlement agreement with the FDA or other Governmental Authority responsible for enforcement of Health Care Laws, in each case, that would reasonably be expected to result in a Material Adverse Effect; and
(x)    the commencement of any proceedings in the United States or any other jurisdiction seeking the withdrawal, recall, suspension, import detention, or seizure of any Product, in each case, which would reasonably be expected to result in a Material Adverse Effect.
(m)    Other Material Indebtedness. Promptly after the delivery to the applicable Debt Representative for any Material Indebtedness (or any Refinancing Indebtedness in respect of any of the foregoing) of the definitive documentation evidencing such Indebtedness, the Borrower will deliver to the Administrative Agent copies of all such executed definitive documents and all material amendments, modifications, supplements, waivers or other material documents delivered pursuant to the terms of the definitive documentation for any such Material Indebtedness (including any such security documentation related thereto).
(n)    Other Information. The Borrower will deliver to the Administrative Agent, promptly upon request therefor, such other information and data with respect to the Borrower, any Subsidiary or any Unrestricted Subsidiary the Administrative Agent may from time to time reasonably request (including on behalf of any Lender) relating to the Loans.
(o)    Certification of Public Information. Concurrently with the delivery of any document or notice required to be delivered pursuant to this Section 5.1, the Borrower will indicate in writing whether such document or notice contains Public Information; provided that, unless the Borrower has indicated that such document or notice contains Public Information, each Lender acknowledges that each such document or notice shall be presumed to contain Nonpublic Information. The Borrower and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive Nonpublic Information, a “Public Lender”) and, if documents or notices required to be delivered pursuant to this Section 5.1 or otherwise are being distributed by Electronic Transmission (including, through IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform approved by the Administrative Agent (the “Platform”)), any document or notice that the Borrower has delivered will not be posted on that portion of the Platform designated for such Public Lenders unless the Borrower expressly indicated that such document or notice contains Public Information. If the Borrower has not indicated whether a document or notice delivered pursuant to this Section 5.1 contains Public Information, the Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive Nonpublic Information with respect to the Borrower and the Subsidiaries and their respective securities. Notwithstanding the foregoing or anything to the contrary in this Agreement, the following

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documentation, notices and information shall be deemed not to contain Nonpublic Information: (i) the Credit Documents, (ii) notification of changes in the terms of the Credit Documents and (iii) all information delivered pursuant to Section 5.1(a), (b) or (e).
(p)    Substitution of SEC Reports; Purchase Accounting. Notwithstanding anything to the contrary in this Section 5.1 or any other provision in any Credit Document:
(i)    the filing by the Borrower of a Form 10-K or Form 10-Q (or any successor or comparable forms) with the Securities and Exchange Commission (or any successor thereto) with respect to any Fiscal Year or Fiscal Quarter will be deemed to satisfy the obligations under Section 5.1(a) or 5.1(b), as applicable, as to the Credit Parties and Subsidiaries covered by such filing to deliver financial statements; and
(ii)    any financial statements required to be delivered pursuant to Sections 5.1(a) or 5.1(b) will not be required to contain purchase accounting adjustments relating to any transaction(s) permitted hereunder (including Permitted Acquisitions or other Investments permitted under Section 6.6).
(iii)    any deliverable or information required to be delivered or provided to the Administrative Agent, any Lender and/or any other Secured Party under any Credit Document (other than pursuant to Sections 5.1(d), (e), (r), (s) and (t) unless such deliverable is publicly available by being filed with the Securities and Exchange Commission (or any successor thereto)) that is filed with the Securities and Exchange Commission (or any successor thereto) on or prior to the required date of delivery (after giving effect to all extensions thereof) will be deemed to have been delivered and provided to such applicable Secured Party or Secured Parties and will be deemed to have satisfied any such applicable deliverable or information requirement in such applicable Credit Document.
(q)    Confidentiality and Privilege. Notwithstanding anything to the contrary in any Credit Document, neither the Borrower nor any Subsidiary will be required to deliver or disclose to the Administrative Agent or any Lender any financial information or data (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure is prohibited by applicable Laws, (iii) that is subject to bona fide attorney client or similar privilege or constitutes attorney work product or (iv) the disclosure of which is prohibited by binding agreements not entered into primarily for the purpose of qualifying for the exclusion in this clause (iv); provided the foregoing will not limit the Borrower’s obligation to deliver financial statements or forecasts pursuant to Section 5.1(a), 5.1(b) and 5.1(c).
(r)    13-Week Forecast. If at any time the Borrower’s Liquidity falls below $1,500,000,000 for a period of fifteen (15) consecutive Business Days (as such period may be extended by the Administrative Agent in its reasonable discretion), commencing with the fifth Business Day after the week in which such Liquidity level occurs and each other week thereafter, a rolling thirteen (13) week cash flow forecast prepared in good faith ordinary course business planning of the Borrower and delivered thereafter on the fifth Business Day of every second week thereafter (e.g., once every two weeks) (as such period may be extended by the Administrative Agent in its sole reasonable discretion) until such time as the Borrower’s Liquidity exceeds $1,500,000,00 for a period of fifteen (15) consecutive Business Days
(s)    Research and Development Report. Within five (5) Business Days (as such period may be extended by the Administrative Agent in its reasonable discretion) after the delivery of the same to the Borrower’s board of directors (as such period may be extended by the Administrative Agent in its sole reasonable discretion), the Borrower will deliver to the Administrative Agent by Electronic

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Transmission, and the Administrative Agent will deliver to the Lenders by Electronic Transmission, the Borrower’s semi-annual report on research and development expense in form and level of detail consistent with that provided to the Administrative Agent prior to the Closing Date.
(t)    Liquidity Certificate. Following the occurrence and continuance of a Financial Covenant Trigger Event until such date that the Borrower’s Market Capitalization exceeds $5,000,000,000, within five (5) Business Days of each Liquidity Test Date (as such period may be extended by the Administrative Agent in its reasonable discretion), a certificate of a Responsible Officer of the Borrower setting forth a reasonably detailed calculation of Liquidity as of such Liquidity Test Date.
5.2    Existence. Except as otherwise permitted under Section 6.8, each Credit Party will, and will cause each of the Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights (charter and statutory), franchises, licenses, permits and approvals unless (other than with respect to the preservation of the existence of the Borrower) the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
5.3    Payment of Taxes and Claims. The Borrower will, and will cause each of its Subsidiaries to, pay all material Taxes when due; provided that no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as adequate reserve or other appropriate provision, as may be required pursuant to GAAP has been made therefor.
5.4    Maintenance of Properties. Except as otherwise permitted under Section 6.8, the Borrower will, and will cause each of the Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all properties that are necessary in the operation of the business of such Person and from time to time will make or cause to be made all necessary repairs, renewals and replacements thereof in Borrower’s reasonable discretion, and prosecute, protect, defend, preserve, maintain, renew and enforce all Intellectual Property (except to the extent the Borrower reasonably determines in good faith that (a) such actions are not necessary or (b) the cost of such actions is excessive in relation to the value of such Intellectual Property).
5.5    Insurance.
(a)    The Borrower will maintain or cause to be maintained, with financially sound and reputable unaffiliated insurers, such liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and Business of the Borrower and the Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons engaged in similar Business, in each case, in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as may be customary for such Persons. Without limiting the generality of the foregoing, the Borrower will maintain or cause to be maintained casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons engaged in similar Business. Subject to Section 5.17 and in respect of the UK Guarantors, customary practice in the United Kingdom, each such policy of insurance will, (i) in the case of liability insurance (other than workers’ compensation policies and insurance and public liability policies and insurance), name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy (other than public property policies and insurance), contain a lender loss payable clause or endorsement that names the Collateral Agent, on behalf of the Secured Parties, as the lender loss payee thereunder for any covered loss. The Borrower will use commercially reasonable efforts to cause such policy of insurance to provide for at least 30 days’ prior written notice to the Collateral Agent of any cancellation of the policy (10 days in the case of non-payment). To the extent that the requirements of this Section 5.5 are not

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satisfied on the Closing Date, the Borrower may satisfy such requirements within ninety (90) days of the Closing Date (as extended by the Administrative Agent in its reasonable discretion).
(b)    If any portion of any improved Material Real Estate Asset subject to a Mortgage located in the United States is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as in effect on the Closing Date or thereafter or any successor act thereto), then the Borrower shall, or shall cause each applicable Credit Party to, (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Collateral Agent evidence of such compliance in form and substance reasonably acceptable to the Collateral Agent.
5.6    Books and Records; Inspections. Each Credit Party will, and the Borrower will cause each of the Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries will be made of all material dealings and transactions in relation to its business and activities. Subject to the last paragraph of Section 5.1, each Credit Party will, and the Borrower will cause each of the Subsidiaries to, permit the Administrative Agent and any Lender and their respective authorized representatives to visit and inspect any of the properties of such Person, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided that (a) unless an Event of Default has occurred and is continuing, only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 5.6; provided further that unless an Event of Default has occurred and is continuing, the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year and only one (1) such time shall be at the Borrower’s expense and (b) in respect of any such discussions with any independent accountants, the Borrower or such Subsidiary, as the case may be, must receive reasonable advance notice thereof and a reasonable opportunity to participate therein and such discussions will be subject to the execution of any indemnity, non-reliance letter or other than requirements of such accountants.
5.7    Compliance with Laws.
(a)    The Borrower will comply, and will cause each of the Subsidiaries to comply, with the requirements of all applicable Laws, rules, regulations and orders of any Governmental Authority (including all applicable Environmental Laws and ERISA, but excluding Export Controls, Anti-Terrorism Laws and Anti-Corruption Laws), noncompliance with which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Borrower will comply, and will cause each of the Subsidiaries to comply, in all material respects with the requirements of all Export Controls, Anti-Terrorism Laws and Anti-Corruption Laws.
(b)    Without limiting the generality of the foregoing, each Credit Party shall, and shall cause each of its Subsidiaries to, comply in all material respects with all applicable Health Care Laws, including FDA Laws. All products developed, manufactured, tested, distributed or Commercialized by or on behalf of the Credit Parties and their Subsidiaries that are subject to the jurisdiction of the FDA or comparable Governmental Authority have been and shall be developed, tested, manufactured, distributed and Commercialized in compliance in all material respects with the requirements of Law of the jurisdiction in which the applicable product is marketed or Commercialized, including, without limitation, pre-market notification, good manufacturing practices, labeling, advertising, record-keeping, recalls, and adverse event reporting.

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5.8    Anti-Terrorism Laws and Anti-Corruption Laws(a)    . The Borrower will maintain in effect and enforce, and will procure that each of the Subsidiaries maintains in effect and enforces, policies, procedures and internal controls designed to ensure compliance by the Borrower, the Subsidiaries and their respective directors, officers, and employees with Anti-Terrorism Laws and Anti-Corruption Laws.
5.9    [Reserved].
5.10    Additional Subsidiaries.
(a)    In the event that any Person becomes a Subsidiary of the Borrower, such Person will be deemed to be a Subsidiary hereunder until such time as the Borrower has designated such Subsidiary as an Unrestricted Subsidiary in accordance with the terms hereof.
(b)    In the event that any Person becomes a Subsidiary (other than an Excluded Subsidiary), the Borrower will, within 120 days (or such longer time as the Administrative Agent may agree in its sole discretion):
(i)    cause such Subsidiary to become a Guarantor hereunder and (x) in the case of a Domestic Subsidiary, a Grantor under the Pledge and Security Agreement by executing and delivering to the Administrative Agent and the Collateral Agent a Counterpart Agreement and such other Collateral Documents (including the deliverables set forth in Section 5.11 below) and (y) in the case of a Foreign Subsidiary, such Collateral Documents as are substantially consistent in scope and terms as the Collateral Documents then in effect for such Subject Jurisdiction, and in each case an acknowledgement to any Pari Passu Lien Intercreditor Agreement or Junior Lien Intercreditor Agreement then applicable, in each case as may be reasonably requested by the Collateral Agent and take and cause such Subsidiary to take such actions (including the actions set forth in Section 5.11 below) as are required by the Collateral Documents applicable to a Subsidiary or to Collateral located in the applicable Subject Jurisdiction or are reasonably requested by the Collateral Agent to perfect the security interests created by the Collateral Documents;
(ii)    upon reasonable request by the Administrative Agent, take all such actions and execute and deliver, or cause to be executed and delivered, all appropriate resolutions, secretary certificates, certified Organizational Documents and customary legal opinions relating to the matters described in this Section 5.10(b); and
(iii)    deliver to the Administrative Agent a supplement to Schedule 4.10(b), which will be deemed to supplement Schedule 4.10(b) for all purposes hereof.
(c)    In the event that any Person becomes an Excluded Foreign Subsidiary of the Borrower, and the ownership interests of such Excluded Foreign Subsidiary are owned directly by the Borrower or by any Guarantor Subsidiary, the Borrower will, or will cause such Guarantor Subsidiary to (in the absence of any other applicable limitation hereunder), within 120 days (or such longer time as the Administrative Agent may agree in its sole discretion), deliver all such applicable documents, instruments and agreements necessary in the reasonable determination of the Administrative Agent to grant to the Collateral Agent a perfected Lien in such ownership interests in favor of the Collateral Agent, for the benefit of the Secured Parties, under the Pledge and Security Agreement (or other relevant Collateral Documents); provided that in no event will more than 65.0% of the Voting Capital Stock of any such Excluded Foreign Subsidiary be required to be delivered or granted or perfected as a Lien for the benefit of the Secured Parties; provided further that in no event will the Borrower or any Subsidiary be required to execute any document, instrument or agreement, complete any filing or take any other action (i) with respect to the creation or perfection of the Collateral Agent’s security interest in such ownership interests in any jurisdiction outside of the United States or any State thereof, (ii) that would violate applicable Law

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or (iii) that would provide any Lien in respect of Excluded Assets (as defined in the Pledge and Security Agreement).
(d)    Notwithstanding anything herein to the contrary, with respect to Subsidiaries existing on the Closing Date, the obligations under this Section 5.10 shall be subject to the time periods set forth in Section 5.17.
(e)    The Borrower may designate (or re-designate) any Subsidiary that is an Excluded Subsidiary as an Electing Guarantor. The Borrower may designate (or re-designate) any Electing Guarantor as an Excluded Subsidiary; provided that (i) after giving effect to such release, such Subsidiary shall not be a guarantor of any Credit Agreement Refinancing Indebtedness or any Incremental Equivalent Debt, (ii) such redesignation shall constitute an Investment by the Borrower or the relevant Subsidiary, as applicable, therein at the date of designation in an amount equal to the fair market value (as determined in good faith by the Borrower) of the Investments held by the Borrower and/or the applicable Subsidiaries in such Electing Guarantor immediately prior to such re-designation and such Investments shall otherwise be permitted hereunder, (iii) any Indebtedness or Liens of such Subsidiary (after giving effect to such release) shall be deemed to be incurred at the time of such release by such Electing Guarantor and such incurrence shall otherwise be permitted hereunder, (iv) no Event of Default shall have occurred and be continuing or would immediately result from such release and (v) such Subsidiary shall not own, hold or exclusively license any Core Asset or any Product Intellectual Property Rights in a manner which would not have been permitted had such Subsidiary not been an Electing Guarantor.
5.11    Material Real Estate Assets. In the event that any Credit Party acquires a Material Real Estate Asset or an Executive Officer of the Borrower discovers that a Real Estate Asset (other than Excluded Real Estate Assets) owned on the Closing Date becomes a Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of the Collateral Agent, for the benefit of the Secured Parties, then such Credit Party, no later than ninety (90) days (or such later date agreed to by the Administrative Agent) following the acquisition of such Material Real Estate Asset or such discovery, will take all such actions and execute and deliver, or cause to be executed and delivered, all such applicable Mortgages covering, among other things, such interest in real property (provided that to the extent any property to be subject to a Mortgage is located in a jurisdiction which imposes mortgage recording taxes, intangibles tax, documentary tax or similar tax, if such tax will be owed on the entire amount of the indebtedness evidenced hereby, the Collateral Agent will, to the extent permitted by applicable law, limit the amount secured by the Mortgage to the fair market value of the Material Real Estate Asset at the time the Mortgage is entered into if such limitation results in such tax being calculated based upon such fair market value), title insurance policies and endorsements thereto reasonably requested by the Collateral Agent and to the extent available in the applicable jurisdiction at reasonable cost (provided that any title insurance amounts shall not exceed the reasonably ascertainably fair market value of the applicable Material Real Estate Asset) based on readily available information, appraisals (solely to the extent required under the Financial Institutions Reform Recovery and Enforcement Act of 1989), Phase I environmental assessments (to the extent reasonably requested by the Collateral Agent), A.L.T.A. survey plans (provided that new or updated surveys will not be required if an existing survey, ExpressMap or other similar documentation is available and is sufficient for the title insurer to provide full survey coverage and issue the survey-based endorsements attached to the title insurance policies without the need for such new or updated surveys), “Life-of Loan” Federal Emergency Management Agency Standard Flood Hazard Determinations under Regulation H of the Federal Reserve Board, legal opinions and certificates that the Administrative Agent will reasonably request to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid and perfected lien and security interest in such Material Real Estate Assets, with each of the foregoing documents in form and substance

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reasonably satisfactory to the Collateral Agent, provided that in no event shall any Credit Party be required to (a) execute any agreement, instrument or other document, complete any filing or take any other action with respect to the creation, perfection or maintenance of the Collateral Agent’s interest in any Material Real Estate Asset, in each case in or under the laws of any jurisdiction other than the United States or any State thereof or the District of Columbia or (b) deliver landlord waivers, estoppels or collateral access letters.
5.12    Further Assurances. At any time or from time to time upon the request of the Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent or the Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents. In furtherance and not in limitation of the foregoing, each Credit Party will take such actions as the Administrative Agent or the Collateral Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by the Collateral, including all of the outstanding Capital Stock of the Borrower and each of the Subsidiaries to the extent constituting Collateral. Notwithstanding anything to the contrary in this Section 5.12 or any other Collateral Document, (a) no Credit Party shall be required to perfect any Lien granted in assets as to which the cost, burden, difficulty or consequence of perfecting such Lien (including (x) any mortgage, stamp, intangibles or other Tax or expenses relating to such Lien and (y) any effect on the ability of the relevant Credit Party to conduct its operations and business in the ordinary course) outweighs the practical benefit to the Lenders of the security afforded thereby as reasonably determined by the Borrower and the Administrative Agent (it being understood that the maximum guaranteed or secured amount may be limited to minimize stamp duty, notarization, registration or other applicable fees, Taxes and duties where the benefit to the Lenders of increasing the guaranteed or secured amount is disproportionate to the level of such fee, Taxes and duties, as determined by the Borrower and the Administrative Agent), (b) no actions shall be required to be taken outside of any Subject Jurisdiction (including with respect to any Capital Stock of Foreign Subsidiaries or any foreign intellectual property) and no security or pledge agreements, foreign law mortgages or deeds or foreign intellectual property filings or searches in each case under the law of a jurisdiction other than a Subject Jurisdiction shall be required (it being understood and agreed that no Credit Party will be required to take any action to perfect a security interest in the Collateral in any jurisdiction other than a Subject Jurisdiction), (c) the Credit Parties shall not be required to seek or obtain any landlord lien waiver, estoppel, warehousemen waiver, bailee waiver, estoppel letter, or other collateral access or similar letter or agreement, (d) no Credit Party shall be required to take any action with respect to perfection by control of any security interest in (A) assets requiring perfection through control agreements, including deposit, securities and commodities accounts with respect to which the Administrative Agent is the account bank or securities intermediary (other than control of promissory notes and pledged Capital Stock as provided in this Agreement and the Pledge and Security Agreement (or other relevant Collateral Document(s) in respect of a Foreign Guarantor) and the filing of UCC-1 financing statements (or the equivalent filing in any other relevant jurisdiction in respect of a Foreign Guarantor)) or (B) letter of credit rights to the extent a security interest therein may not be perfected as supporting obligations by the filing of a UCC-1 financing statement (or the equivalent filing in any other relevant jurisdiction in respect of a Foreign Guarantor) on the primary collateral, (e) no Credit Party shall be required to take any action with respect to perfection of any security interest if it would conflict with the fiduciary or statutory duties of the directors of a Subsidiary or have the potential to result in a material risk of personal or criminal liability for any director or officer of or for any Subsidiary as reasonably determined by the Borrower in consultation with the Administrative Agent and (f) the Administrative Agent may grant extensions of time (which may be retroactive) or waivers for the creation and perfection of security interests in or the obtaining of title insurance, surveys, legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (including extensions beyond the Closing Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Closing Date) where it

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determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Collateral Documents.
5.13    Designation of Subsidiaries and Unrestricted Subsidiaries
. The Borrower may designate any Subsidiary as an Unrestricted Subsidiary or re-designate any Unrestricted Subsidiary as a Subsidiary, in each case, so long as immediately before and after giving effect to such designation or re-designation, (a) no Default or Event of Default will have occurred and be continuing or would immediately result therefrom, and (b) the Borrower is in compliance on a Pro Forma Basis with the Financial Covenant; provided that (i) no Subsidiary may be designated as an Unrestricted Subsidiary if such Subsidiary or any of its Subsidiaries owns any equity interests of, or owns or holds any Lien on any property of, or holds any Indebtedness of, the Borrower or any other Subsidiary of the Borrower that is not a Subsidiary of the Subsidiary to be so designated, (ii) no Subsidiary previously designated as an Unrestricted Subsidiary hereunder may thereafter be re-designated as an Unrestricted Subsidiary, (iii) the Investment resulting from the designation of such Subsidiary as an Unrestricted Subsidiary as described in the definition of “Unrestricted Subsidiary” shall be permitted by Section 6.6(s) and (iv) no Unrestricted Subsidiary may own or hold (whether by way of Investment, Asset Sale, disposition, Restricted Junior Payment or otherwise, other than with respect to a non-exclusive license or sub-license) or exclusively license any Core Asset, Product Intellectual Property Rights or other Intellectual Property that is material to the Borrower and its Subsidiaries (and no Credit Party nor any Subsidiary shall transfer (other than by way of a non-exclusive license or sub-license) or exclusively license any Core Asset, Product Intellectual Property Rights or other material Intellectual Property to any Unrestricted Subsidiary), in each case under this clause (iv), unless expressly permitted by the definition of Permitted Product Transaction.
5.14    Quarterly Lender Calls. Quarterly, but not more than one time each Fiscal Quarter, and at the written request of, the Administrative Agent that is reasonably promptly after the delivery of the information required pursuant to Sections 5.1(a) and clause (x) of Section 5.1(b) above, the Borrower will participate in a conference call for Lenders at a time mutually acceptable to the Borrower and the Administrative Agent to discuss the financial condition and results of operations of the Borrower and the Subsidiaries for the most recently-ended Fiscal Quarter or Fiscal Year, as applicable, for which financial statements have been delivered.
5.15    PSC. Each UK Guarantor shall within the relevant timeframe, comply with any written notice it receives pursuant to Part 21A of the Companies Act 2006 and promptly provide the Administrative Agent with a copy of that written notice.
5.16    Use of Proceeds. All proceeds of the Term Loans will be used in accordance with Section 2.6 (including that no part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would entail a violation of Regulation T, Regulation U or Regulation X).
5.17    Post-Closing Matters
. The Borrower will, and will cause each of the Subsidiaries to, take each of the actions set forth on Schedule 5.17 within the time period prescribed therefor on such schedule (as such time period may be extended by the Administrative Agent in its reasonable discretion).
SECTION 6.    NEGATIVE COVENANTS
The Borrower and each Guarantor Subsidiary covenants and agrees that so long as the Commitments have not been terminated and until the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Credit Document (other than amounts in respect of

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indemnification, expense reimbursement, yield protection or tax gross-up and contingent obligations, in each case that are not then owing or with respect to which no claim has been made) have been paid in full, it will perform, and the Borrower will cause each Subsidiary to perform (to the extent applicable to such Subsidiary), all covenants in this Section 6.
6.1    Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, create, incur, assume or guaranty, or otherwise become directly or indirectly liable with respect to any Indebtedness, except:
(a)    the Obligations (including Incremental Facilities, Refinancing Term Loans, Extended Term Loans, all obligations arising under any Secured Rate Contract and all Bank Product Obligations, in each case to the extent constituting Obligations);
(b)    Permitted Convertible Indebtedness;
(c)    Indebtedness of the Borrower or any Subsidiary described on Schedule 6.1 in existence on the Closing Date;
(d)    Indebtedness of the Borrower or any Subsidiary with respect to Capital Leases and Purchase Money Indebtedness in an aggregate amount at any time outstanding not to exceed the greater of (i) $20,000,000 and (ii) an amount equal to 1.0% of TTM Revenue, in each case determined at the time of incurrence (but not any refinancings thereof); provided that (A) such Indebtedness is issued and any Liens securing such Indebtedness are created within 180 days after the acquisition, construction, lease or improvement of the asset financed and (B) any such Indebtedness is secured only by the asset acquired, constructed, leased or improved in connection with the incurrence of such Indebtedness or proceeds thereof and related property; provided, further, that individual financings provided by a lender or group of lenders may be cross collateralized to other financings provided by such lender or group;
(e)    Indebtedness in respect of Rate Contracts entered into for non-speculative purposes;
(f)    Indebtedness of any Subsidiary owing to the Borrower or to any other Subsidiary, or of the Borrower owing to any Subsidiary; provided that (i) all such Indebtedness owed by a Credit Party is subject to the Intercompany Subordination Agreement, (ii) the aggregate amount of Indebtedness owed by a Credit Party to a Subsidiary that is not a Credit Party incurred in reliance of this clause (f) at any time outstanding shall not exceed the greater of (A) $100,000,000 and (B) an amount equal to 5.0% of TTM Revenue, and (iii) in the case of any Indebtedness created after the Closing Date of any such Subsidiary that is not a Guarantor Subsidiary owing to the Borrower or any Guarantor Subsidiary, such Indebtedness is permitted under Section 6.6;
(g)    Incremental Equivalent Debt;
(h)    Credit Agreement Refinancing Indebtedness that does not constitute Obligations;
(i)    [reserved];
(j)    intercompany Indebtedness of any Subsidiary owing to the Cash Pooling Subsidiary in connection with the Cash Pooling Arrangements; provided that all such Indebtedness (i) owed by a Credit Party is subject to the Intercompany Subordination Agreement and (ii) owed to a Credit Party from a non-Credit Party is pledged to the Collateral Agent to the extent required by and in accordance with the Collateral Documents;

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(k)    Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Subsidiary, or Indebtedness attaching solely to assets that are acquired by the Borrower or any Subsidiary, in each case after the Closing Date, in an aggregate amount at any time outstanding not to exceed the greater of (x) $100,000,000 and (y) an amount equal to 5.0% of TTM Revenue; provided that (i) such Indebtedness existed at the time such Person became a Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation or contemplation thereof and (ii) such Indebtedness is not guaranteed by the Borrower or any of its Subsidiaries (other than by any Person that becomes a Subsidiary in connection with the foregoing and its Subsidiaries);
(l)    Indebtedness incurred by the Borrower or any Subsidiary in the form of indemnification, incentive, non-compete, consulting, adjustment of purchase price or similar obligations (including “earn-outs” or similar obligations in connection with acquisitions) and other contingent obligations (other than in respect of Indebtedness for borrowed money of another Person), or guaranty securing the performance of the Borrower or any Subsidiary (both before and after liability associated therewith becomes fixed), in each case, pursuant to any agreement entered into in connection with dispositions or acquisitions (including Permitted Acquisitions and other permitted Investments) of any business, assets or Subsidiary;
(m)    Indebtedness pursuant to any guaranties, performance, surety, statutory, appeal or similar bonds or obligations incurred in the ordinary course of business or any bankers’ acceptance, bank guarantees, letters of credit or warehouse receipt or similar facilities (including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims) or tenant improvement loans incurred in the ordinary course of business;
(n)    guaranties of the obligations of suppliers, customers, franchisees, lessors and licensees of the Borrower or any Subsidiary incurred in the ordinary course of business;
(o)    to the extent constituting Indebtedness, royalties or milestone payments, revenue interest, revenue streams or similar amounts in connection with Permitted Royalty Monetization Transaction, or required to be paid pursuant to any litigation, settlements, final binding and non-appealable arbitration award, final and non-appealable litigation damages verdict and final and non-appealable financial assessment, fine or penalty by any Governmental Authority or Governmental Entity rulings or decisions or court (of competent jurisdiction) rulings or decisions not constituting an Event of Default under Section 8.1(i);
(p)    Indebtedness of the Borrower or any Subsidiary in connection with Bank Products incurred in the ordinary course of business;
(q)    Indebtedness owing to any unaffiliated insurance company or a financing company in connection with the financing of insurance premiums;
(r)    [reserved];
(s)    earn-outs, milestone payments and similar obligations incurred in connection with Permitted Acquisitions and other permitted Investments;
(t)    to the extent constituting Indebtedness, Investments permitted under Section 6.6 (other than under Section 6.6(n) or 6.6(q));

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(u)    Indebtedness of Foreign Subsidiaries owed to a third party (other than a Credit Party or a Subsidiary) in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $25,000,000 and (y) an amount equal to 1.25% of TTM Revenue;
(v)    Indebtedness incurred in connection with deferred compensation or stock-based compensation;
(w)    Indebtedness pursuant to such agreements evidencing the Existing Intercompany Investments as of the Closing Date, in such amounts set forth on the Existing Intercompany Investments Schedule;
(x)    the incurrence by the Borrower or any Subsidiary of Indebtedness constituting a Permitted Refinancing in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted to be incurred under clause (b), (c), (d), (g), (h), (i), (k), (r), (u) or (z) of this Section 6.1;
(y)    (i) guaranties by the Borrower of Indebtedness of a Guarantor Subsidiary, (ii) guaranties by any Subsidiary of Indebtedness of the Borrower or a Guarantor Subsidiary, or (iii) guaranties by the Borrower or a Guarantor Subsidiary of Indebtedness of any Non-Credit Party and that would have been permitted as an Investment by the Borrower or a Guarantor Subsidiary in such Subsidiary pursuant to Section 6.6, with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1; provided that if the Indebtedness that is being guarantied is unsecured and/or Subordinated Debt, the guaranty will also be unsecured and/or be expressly subordinated in right of payment to the Obligations; provided further that the foregoing clause (ii) shall not be construed to allow a Non-Credit Party to guarantee the obligations of a Credit Party in cases where such guarantee is otherwise restricted or limited hereunder by the definition of Credit Agreement Refinancing Indebtedness or otherwise;
(z)    additional Indebtedness of the Borrower or any Subsidiary in an aggregate principal amount, at any time outstanding, not to exceed the greater of (i) $5,000,000 and (ii) an amount equal to 0.25% of TTM Revenue;
(aa)    to the extent constituting Indebtedness, obligations arising from a Qualified Receivables Factoring, provided that, neither the Borrower nor any Subsidiary shall incur any obligations that constitute Indebtedness from a Factoring Transaction except in reliance of this clause (aa); and
(bb)    Indebtedness incurred by Joint Ventures or Joint Venture Subsidiaries where recourse is limited solely to assets of and equity in such Joint Venture or Joint Venture Subsidiary and no Credit Party or Subsidiary (other than such Joint Venture or Joint Venture Subsidiary) provides any guaranty or other credit support in respect thereof.
For purposes of determining compliance with this Section 6.1:
(1)    the principal amount in Indebtedness outstanding under any clause of this Section 6.1 will be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness;
(2)    guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness will not be included in the determination of such amount of Indebtedness;

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(3)    (i) the accrual of interest, (ii) the payment of premiums, fees, expenses and charges and (iii) increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies, in each case, will not be deemed to be an incurrence of Indebtedness;
(4)    for purposes of determining compliance with any Cap on the incurrence of Indebtedness, the Dollar Equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first incurred (whichever yields the lower Dollar Equivalent), in the case of revolving credit debt; provided that if such Indebtedness is issued to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar denominated Cap to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar denominated Cap will be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being refinanced plus (ii) the aggregate amount of accrued but unpaid interest, fees, underwriting discounts, defeasance costs, premiums (including tender premiums) and other costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such refinancing;
(5)    the principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing; the principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date will be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with GAAP;
(6)    in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the clauses of this Section 6.1, the Borrower may, in its sole discretion, at the time of incurrence, divide, classify or reclassify, or at any later time divide, classify or reclassify, such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant; provided that all Indebtedness created pursuant to the Credit Documents will be deemed to have been incurred in reliance on the exception in clause (a) above, and shall not be permitted to be reclassified pursuant to this paragraph (other than in connection with a refinancing thereof pursuant to a separate exception to this covenant);
(7)    for the avoidance of doubt, if the Borrower or any Subsidiary incurs Indebtedness using a ratio-based test on the same date that it incurs Indebtedness under any Dollar-based Cap, then the ratio-based test will be calculated with respect to such incurrence under the ratio-based test without regard to any incurrence of Indebtedness under the Dollar-based Cap; and
(8)    in the case of any Permitted Refinancing of Indebtedness, (x) the original amount of Refinanced Indebtedness (including with respect to successive Permitted Refinancings) will continue to be considered to have been incurred under the clause of this Section 6.1 in reliance on which such Refinanced Indebtedness was initially incurred (or to which such Refinanced Indebtedness at such time has been classified, as applicable), and (y) if Refinanced Indebtedness was initially incurred in reliance on (or at such time has been classified to, as applicable) a clause of this Section 6.1 that is subject to a Cap, and such Permitted Refinancing would cause such Cap to be exceeded, then such Cap will be deemed not to be exceeded to the extent that the aggregate principal amount of the Refinancing Indebtedness incurred to replace the Refinanced Indebtedness does not exceed the Maximum Refinancing Amount; and

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(9)    all Indebtedness owed by a Credit Party to a Non-Credit Party shall be subject to the Intercompany Subordination Agreement.
6.2    Liens. The Borrower will not, nor will the Borrower permit any Subsidiary to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any of its property or assets (including any document or instrument in respect of goods or accounts receivable) of the Borrower or any Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom, except the following (collectively, “Permitted Liens”):
(a)    Liens securing the Obligations (including Delayed Draw Term Loans, Incremental Facilities, Refinancing Commitments, Refinancing Loans, Extended Term Loans, and all obligations arising under any Secured Rate Contract and all Bank Product Obligations, in each case to the extent constituting Obligations);
(b)    [reserved];
(c)    Liens described on Schedule 6.2 in existence on the Closing Date, including any modification, replacement, extension or renewal of any such Lien upon or in the same property subject thereto and the modification, replacement, extension, renewal or refinancing of the obligations secured or benefited by such Liens (including, if such Lien secures Indebtedness described on Schedule 6.2, Liens securing any Permitted Refinancing thereof);
(d)    Liens securing Indebtedness in respect of Capital Leases and Purchase Money Indebtedness, in each case permitted pursuant to Section 6.1(d), and Permitted Refinancings thereof;
(e)    Liens granted to (and in favor of) a Credit Party to secure intercompany Indebtedness permitted by Section 6.1; provided that, if such Liens encumber Collateral, such Liens shall rank junior in priority to the Liens securing the Obligations pursuant to intercreditor and/or subordination terms that are reasonably acceptable to the Administrative Agent;
(f)    Liens securing Credit Agreement Refinancing Indebtedness permitted under Section 6.1(h) and Permitted Refinancing thereof;
(g)    Liens on assets acquired, or on assets of a Person that is acquired, securing Indebtedness permitted pursuant to Sections 6.1(k) or (r)(i) (provided that such (i) Liens were existing at the time of such acquisition and were not created in anticipation or contemplation of such acquisition and (ii) do not extend to property not subject to such Liens at the time of such acquisition (other than improvements thereon)) and Permitted Refinancings thereof;
(h)    Liens solely on any cash earnest money deposits made by the Borrower or any Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder;
(i)    Liens of landlords, carriers, warehousemen, mechanics, repairmen, lessors, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or by ERISA or pursuant to similar provisions of any other applicable Law in which a Foreign Guarantor is organized), in each case incurred in the ordinary course of business overdue for a period of more than sixty (60) days or, if more than sixty (60) days overdue, are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

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(j)    Liens for Taxes not more than 30 days past due or to the extent the Borrower and the Subsidiaries are in compliance with Section 5.3 with respect thereto;
(k)    deposits to secure the performance of (i) tenders, bids, trade contracts, governmental contracts, trade contracts, performance and return-of-money bonds and other similar contracts (other than obligations for the payment of Indebtedness for borrowed money) and (ii) leases, subleases, statutory obligations, surety, stay, judgment and appeal bonds, performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business;
(l)    Liens incurred by the Borrower or any Subsidiary in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;
(m)    Liens created in the ordinary course of business on deposits to secure liability for premiums to insurance carriers or securing insurance premium financing arrangements;
(n)    (i) Liens that are contractual (including under general terms and business conditions) or common law rights of set-off or rights of pledge relating to (A) the establishment and maintenance of depository relations in the ordinary course of business with banks or other deposit-taking financial institutions not given in connection with the incurrence of Indebtedness or (B) the Cash Pooling Arrangements and any pooled deposit or sweep accounts of the Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Subsidiaries, or (C) purchase orders and other agreements entered into with customers of the Borrower or any Subsidiary in the ordinary course of business or consistent with past practice and (ii) Liens securing cash management obligations (that do not constitute Indebtedness) and obligations in respect of Bank Products incurred in the ordinary course of business;
(o)    Liens (i) of a collection bank arising under Section 4-208 or 4-210 of the UCC (or the equivalent in any other relevant jurisdiction in respect of a Foreign Guarantor) on the items in the course of collection, (ii) encumbering reasonable customary initial deposits and margin deposits, (iii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business or consistent with past practice and not for speculative purposes and (iv) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry;
(p)    possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the Closing Date and in connection with Investments not otherwise prohibited by this Agreement; provided that such Liens (i) attach only to such Investments and (ii) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing or otherwise;
(q)    survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, reservations of rights, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not and will not in

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the aggregate materially adversely interfere with the ordinary conduct of the business of the Borrower or any Subsidiary;
(r)    any zoning or similar land use restrictions or rights reserved to or vested in any governmental office or agency, including without limitation, site plan agreements, development agreements and contractual zoning agreements, to control or regulate the use of any real property;
(s)    leases, subleases, licenses, sublicenses, occupancy agreements or assignments of or in respect of real or personal property (other than, for the avoidance of doubt, Core Assets and Product Intellectual Property Rights);
(t)    Liens disclosed by the title insurance policies (and approved by the Collateral Agent) delivered on or subsequent to the Closing Date for any Material Real Estate Asset subject to a Mortgage and any replacement, extension or renewal of any such Liens (so long as the Indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by this Agreement); provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal;
(u)    any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder or any Liens on such interest or title that do not affect the Borrower’s or applicable Subsidiary’s leasehold or subleasehold estate in any Real Estate Asset;
(v)    leases, licenses, subleases or sub-licenses granted to others in the ordinary course of business or consistent with past practice (or other agreement under which the Borrower or any Subsidiary has granted rights to end users to access and use the Borrower or any Subsidiary technologies, facilities or services) which do not (A) interfere in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole, or (B) secure any Indebtedness (in each case, other than with respect to Core Assets and Product Intellectual Property Rights);
(w)    (i) non-exclusive outbound licenses or sub-licenses of patents, copyrights, trademarks and other Intellectual Property rights (in each case, other than Core Assets and Product Intellectual Property Rights) granted by the Borrower or any Subsidiary and any interest or title in connection therewith, which do not interfere in any material respect with the ordinary conduct of business of the Borrower or any Subsidiary and (ii) Permitted Product Transactions;
(x)    Liens arising in connection with conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any Subsidiary in the ordinary course of business permitted by this Agreement, purchase orders and other agreements entered into with customers of the Borrower or any Subsidiary in the ordinary course of business;
(y)    purported Liens (i) evidenced by the filing of precautionary financing statements relating solely to operating leases of personal property entered into in the ordinary course of business or (ii) arising from equipment or other materials which are not owned by the Borrower or any Subsidiary located on the premises of the Borrower or a Subsidiary (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of the Borrower and the Subsidiaries and precautionary financing statement filings in respect thereof;
(z)    Liens on cash or Cash Equivalents used to defease or to satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited hereunder;

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(aa)    trustees’ Liens granted pursuant to any indenture governing any Indebtedness not otherwise prohibited by this Agreement in favor of the trustee under such indenture and securing only obligations to pay compensation to such trustee, to reimburse such trustee of its expenses and to indemnify such trustee under the terms of such indenture;
(bb)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and Liens on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit permitted under Section 6.1 issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;
(cc)    Liens on Capital Stock in joint ventures securing obligations of such joint venture or customary buy / sell arrangements set forth in joint venture agreements and similar binding agreements;
(dd)    judgment Liens not constituting an Event of Default under Section 8.1(i);
(ee)    Liens on property subject to a Permitted Sale Leaseback Transaction securing obligations of the Borrower and/or its Subsidiaries under any lease entered into in connection with such Permitted Sale Leaseback Transaction;
(ff)    Liens securing Rate Contracts incurred under Section 6.1(e) in an aggregate amount not to exceed the greater of (x) $75,000,000 and (y) an amount equal to 3.75% of TTM Revenue;
(gg)    Liens on assets of Non-Credit Parties securing Indebtedness of Non-Credit Parties permitted to be incurred under Section 6.1;
(hh)    [reserved];
(ii)    cash collateral securing any type of obligations or other items incurred pursuant to Section 6.1(m) in an aggregate amount not to exceed the greater of (A) $100,000,000 and (B) an amount equal to 5.0% of TTM Revenue;
(jj)    Liens securing obligations, including Indebtedness, in an aggregate amount not to exceed, on the date such Liens are granted, the greater of (A) $5,000,000 and (B) an amount equal to 0.25% of TTM Revenue, and Permitted Refinancings thereof;
(kk)    Liens on Receivables Assets, or created in respect of bank accounts into which only the collections in respect of Receivables Assets have been sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred in connection with a Qualified Receivables Factoring permitted pursuant to Section 6.1(aa); provided that, no such Liens shall be permitted except in reliance of this clause (kk);
(ll)    Liens (including, for the avoidance of doubt, those required to be granted pursuant to the definition of “Permitted Royalty Monetization Transaction”) on any royalties, revenue interest, licenses, sub-licenses, revenue streams and any Product, Intellectual Property or other assets producing such amounts or items (or deposit accounts, securities accounts or assets related thereto or with respect to the Commercialization of the Product producing such amounts or items) in connection with any litigation, settlements, final binding and non-appealable arbitration award, final and non-appealable

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litigation damages verdict and final and non-appealable financial assessment, fine or penalty by any Governmental Authority or Governmental Entity rulings or decisions or court (of competent jurisdiction) rulings or decisions not constituting an Event of Default under Section 8.1(i); and
(mm)    in respect of assets located in the United Kingdom, Liens which arise by operation of law.
For purposes of determining compliance with this Section 6.2:
(1)    the increase in the amount of any obligation secured by a Lien as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence or existence of additional Liens;
(2)    in the case of any Permitted Refinancing of Indebtedness or other obligations secured by a Lien, (x) the original amount of Refinanced Indebtedness or other obligations (including with respect to successive Permitted Refinancings) will continue to be considered to have been incurred under the clause of this Section 6.2 in reliance on which such Lien was initially incurred (or to which such Lien at such time has been classified, as applicable), and (y) if any Liens securing obligations are incurred to refinance Liens securing obligations initially incurred in reliance on a clause of this Section 6.2 measured by a Cap, and such refinancing would cause such Cap to be exceeded, then such clause will be deemed not to be exceeded to the extent that the aggregate principal amount of the new obligations incurred to replace such existing obligations does not exceed the Maximum Refinancing Amount;
(3)    for the avoidance of doubt, if the Borrower or any Subsidiary incurs any Lien securing Indebtedness using a ratio-based test on the same date that it incurs any Lien securing Indebtedness under any Dollar-based Cap, then the ratio-based test will be calculated with respect to such incurrence under the ratio-based test without regard to any incurrence of Indebtedness under the Dollar-based Cap; and
(4)    in the event that any Lien (or any portion thereof) meets the criteria of more than one of the clauses of this Section 6.2, the Borrower may, in its sole discretion, at the time of incurrence, divide, classify or reclassify, or at any later time divide, classify or reclassify, such Lien (or any portion thereof) in any manner that complies with this covenant; provided that all Liens created pursuant to the Credit Documents will be deemed to have been incurred in reliance on the exception in clause (a) above and shall not be permitted to be reclassified pursuant to this paragraph (other than in connection with a permitted refinancing thereof).
6.3    No Further Negative Pledges. The Borrower will not, nor will it permit any Guarantor Subsidiary to, enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, to secure the Obligations other than:
(a)    specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale or other disposition described in the definition of “Asset Sale”;
(b)    restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements, asset sale agreements, stock sale agreements and similar agreements entered into to the extent permitted hereunder; provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses, joint venture agreements, asset sale agreements, stock sale agreements or similar agreements, as the case may be;

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(c)    restrictions contained in licenses of Intellectual Property otherwise permitted under this Agreement;
(d)    restrictions set forth in any document governing Incremental Equivalent Debt and Credit Agreement Refinancing Indebtedness so long as such restrictions do not restrict or otherwise impair the rights of the Agents, the Lenders or any other Secured Party under this Agreement or any other Credit Document or any refinancing thereof;
(e)    restrictions under any subordination or intercreditor agreement reasonably acceptable to the Administrative Agent with respect to Indebtedness permitted under Section 6.1;
(f)    restrictions on Non-Credit Parties pursuant to Indebtedness permitted under Section 6.1;
(g)    restrictions on Persons or property at the time such Person or property is acquired (including under Indebtedness permitted to be incurred pursuant to Section 6.1(k)); provided such restrictions were existing at the time of such acquisition and were not created in anticipation or contemplation thereof and are limited to the Person or property so acquired;
(h)    restrictions on assets financed or acquired pursuant to Section 6.1(d) (to the extent such restrictions do not extend to any assets other than such assets so acquired except to the extent permitted by Section 6.1(d));
(i)    restrictions that exist on the Closing Date and (to the extent not otherwise permitted by this Section 6.3) are listed on Schedule 6.3 hereto and to the extent such restrictions are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such restrictions;
(j)    restrictions that apply by reason of any applicable Law, rule, regulation or order or are required by any Governmental Authority having jurisdiction over the Borrower or any Subsidiary;
(k)    restrictions that arise in connection with cash or other deposits permitted under Section 6.2;
(l)    restrictions imposed by any agreement governing Indebtedness entered into after the Closing Date and permitted under Section 6.1 that are, taken as a whole, in the good faith judgment of the Borrower, not materially more restrictive with respect to the Borrower or any Subsidiary than customary market terms for Indebtedness of such type (and, in any event, are no more restrictive than the restrictions contained in this Agreement), so long as the Borrower shall have determined in good faith that such restrictions will not affect its obligation or ability to make any payments required or to provide security hereunder; and
(m)    restrictions imposed by any agreement governing a Permitted Royalty Monetization Transaction, Permitted Product Transaction or any royalty, revenue interest, revenue streams, license or sub-license arising from or under any litigation, settlements, final binding and non-appealable arbitration award, final and non-appealable litigation damages verdict and final and non-appealable financial assessment, fine or penalty by any Governmental Authority or Governmental Entity

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rulings or decisions or court (of competent jurisdiction) rulings or decisions not constituting an Event of Default under Section 8.1(i).
6.4    Restricted Junior Payments. The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, pay or make any Restricted Junior Payment except:
(a)    (i) so long as no Specified Event of Default has occurred and is continuing or would immediately result therefrom, redemptions and repurchases by the Borrower of Capital Stock of the Borrower from officers, directors, employees, advisors or consultants or their respective estates, trusts, family members or former spouses of any Credit Party or any Subsidiary (or their Affiliates), upon termination of employment, in connection with the exercise of stock options, stock appreciation rights or other equity incentives or equity based incentives or in connection with the death or disability of such officers, directors, employees, advisors or consultants (or Affiliate) in an aggregate amount not to exceed the greater of (x) $20,000,000 and (y) an amount equal to 1.0% of TTM Revenue; and (ii) cashless repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants, settlements or vesting if such stock represents a portion of the exercise price thereof;
(b)    payments in the form of Capital Stock of the Borrower (other than Disqualified Capital Stock and to the extent not otherwise used under this Agreement);
(c)    payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock;
(d)    subject to the terms of any applicable subordination provisions, the Borrower or any Subsidiary may (i) make all regularly scheduled payments of principal, interest, fees and premiums and all payments of indemnities and expenses in respect of any Junior Financing when due, (ii) pay customary closing, consent and similar fees related to any Junior Financing, (iii) make mandatory prepayments, mandatory redemptions and mandatory purchases, in each case pursuant to the terms governing any Junior Financing as in effect on the date of incurrence or issuance (including in connection with a refinancing thereof) of such Junior Financing, (iv) prepay Indebtedness (A) of the Borrower or any Subsidiary owed to the Borrower or any Guarantor Subsidiary, (B) of any Non-Credit Party owed to any Non-Credit Party or (C) of the Borrower or any Guarantor Subsidiary to any Non-Credit Party to the extent the amount of such prepayment is treated as an Investment in Non-Credit Parties and may be made in compliance with Section 6.6, (v) prepay or refinance any Junior Financing (including the payment of any premium in connection therewith) with the proceeds of any other Junior Financing otherwise permitted by Section 6.1 (including any Permitted Refinancing thereof) and (vi) convert any Junior Financing to Capital Stock (other than Disqualified Capital Stock) of the Borrower;
(e)    the declaration and payment of any dividend or other Restricted Equity Payment by any Subsidiary of the Borrower (including any Joint Venture Subsidiary) on a ratable basis to its equity holders;
(f)    [reserved];
(g)    [reserved];
(h)    so long as (i) no Default or Event of Default has occurred and is continuing or would immediately result therefrom and (ii) Liquidity, immediately after giving pro forma effect to such Restricted Debt Payment, is not less than $2,000,000,000, Restricted Debt Payments in respect of Permitted Convertible Indebtedness in an aggregate amount, together with any Restricted Junior Payment made pursuant to clause (j) below, not to exceed $500,000,000, utilizing solely any or all of the following

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(at the Borrower’s election): (I) proceeds of any Junior Financing permitted to be incurred hereunder and/or (II) proceeds of any issuance of common stock of the Borrower;
(i)    as long as no Default or Event of Default has occurred and is continuing at such time or would immediately result after giving effect thereto, Restricted Junior Payments in an aggregate amount not to exceed the greater of (A) $5,000,000 and (B) an amount equal to 0.25% of TTM Revenue; and
(j)    Repurchases of the Capital Stock of the Borrower not otherwise permitted hereunder in an aggregate amount, together with any Restricted Debt Payments made pursuant to clause (h) above, not to exceed $500,000,000; provided that (i) no Default or Event of Default has occurred and is continuing or would immediately result therefrom and (ii) Liquidity, immediately after giving pro forma effect to such repurchase, is not less than $2,000,000,000.
For purposes of determining compliance with this Section 6.4:
(1)    the amount set forth in Section 6.4(i) (without duplication) may, in lieu of Restricted Junior Payments, be utilized by the Borrower or any Subsidiary to make or hold any Investments without regard to Section 6.6;
(2)    for the avoidance of doubt, if the Borrower or any Subsidiary makes any Restricted Junior Payment using a ratio-based test on the same date that it makes any Restricted Junior Payment under any Dollar-based Cap, then the ratio-based test will be calculated with respect to such payment under the ratio-based test without regard to any payment under the Dollar-based Cap;
(3)    the payment of any Restricted Equity Payment within sixty (60) days after the date of declaration thereof shall be permitted if at the date of declaration such payment would have complied with the provisions of this Agreement; and
(4)    in the event that any Restricted Junior Payment (or any portion thereof) meets the criteria of more than one of the clauses of this Section 6.4, the Borrower may, in its sole discretion, at the time of making such payment, divide, classify or reclassify, or at any later time divide, classify or reclassify, such Restricted Junior Payment (or any portion thereof) in any manner that complies with this covenant.
6.5    Restrictions on Subsidiary Distributions. Except as provided herein, the Borrower will not, nor will it permit any Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Borrower to (i) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by the Borrower or any other Subsidiary of the Borrower; (ii) repay or prepay any Indebtedness owed by such Subsidiary to the Borrower or any other Subsidiary of the Borrower; (iii) make loans or advances to the Borrower or any other Subsidiary of the Borrower; or (iv) transfer any of its property or assets to the Borrower or any other Subsidiary of the Borrower, in each case, other than restrictions:
(a)    in agreements evidencing Indebtedness permitted in accordance with Section 6.1(a), (c), (d) (that impose restrictions on the property so acquired, constructed, leased or improved), (g), (h), (i), (k) (limited to such acquired Person or asset), (r), (u) and (z);
(b)    in agreements evidencing Permitted Refinancing of Indebtedness permitted in accordance with Section 6.1(x) or other Indebtedness issued or incurred (including by means of the extension or renewal of existing Indebtedness) to refinance, refund, extend, defease, discharge, renew or replace other Indebtedness; provided that the encumbrances, restrictions and conditions under any such

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refinancing are not materially more restrictive, taken as a whole, than those contained in the documentation governing the Indebtedness being refinanced (as determined by the Borrower in good faith);
(c)    by reason of customary provisions restricting assignments, subletting, or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business;
(d)    that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement;
(e)    apply by reason of any applicable Law, rule, regulation or order or are required by any Governmental Authority having jurisdiction over the Borrower or any Subsidiary;
(f)    restrictions on Non-Credit Parties pursuant to Indebtedness permitted under Section 6.1 and pursuant to restrictions in agreements related to Investments and acquisitions permitted by Section 6.6;
(g)    restrictions on Persons or property at the time such Person or property is acquired; provided such restrictions were existing at the time of such acquisition and were not created in anticipation or contemplation thereof;
(h)    under licensing, sub-licensing, leasing or sub-leasing agreements entered into by the Borrower or any Subsidiary, in each case entered into in the ordinary course of business, and provisions restricting assignment of any agreement entered into by the Borrower or any Subsidiary in the ordinary course of business;
(i)    restrictions that exist on the Closing Date;
(j)    restrictions imposed by any agreement governing Indebtedness entered into after the Closing Date and permitted under Section 6.1 that are, taken as a whole, in the good faith judgment of the Borrower, no more restrictive with respect to the Borrower or any Subsidiary than customary market terms for Indebtedness of such type (and, in any event, are no more restrictive than the restrictions contained in this Agreement), so long as the Borrower shall have determined in good faith that such restrictions will not affect its obligation or ability to make any payments required hereunder;
(k)    negative pledges that are permitted pursuant to Section 6.3;
(l)    customary provisions restricting assignment of any agreement entered into in the ordinary course of business; and
(m)    restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business and restrictions that arise in connection with cash or other deposits permitted hereunder.
6.6    Investments. The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

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(a)    cash and Cash Equivalents; provided that any Investment which when made complies with the requirements of the definition of “Cash Equivalents” may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements;
(b)    Investments by the Borrower in any Subsidiary and by any Subsidiary in the Borrower or any other Subsidiary; provided that to the extent any Investment is made by any Credit Party in any Non-Credit Party (other than Investments in a Massachusetts Securities Corporation constituting an Excluded Subsidiary made in the ordinary course of business and consistent with past practice as of the Closing Date, for which no such limitation shall apply), the aggregate amount of all such Investments made after the Closing Date after giving effect to the Transactions and in reliance on this Section 6.6(b) shall not exceed, together with any Investments made in reliance on the proviso in clause (c) of the definition of “Permitted Acquisition” (in each case determined as of the date of making any such Investment, and after giving effect to clause (1) in the last paragraph of this Section 6.6), the greater of (i) $200,000,000 and (ii) an amount equal to 10.0% of TTM Revenue;
(c)    accounts receivable arising and trade credit granted in the ordinary course of business or consistent with past practice (including with respect to intercompany sales in the ordinary course of business);
(d)    Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors;
(e)    deposits, prepayments and other credits to suppliers made in the ordinary course of business;
(f)    capital expenditures in respect of the Borrower and the Subsidiaries in accordance with GAAP (other than any expenditure that involves the acquisition, whether by purchase, merger or otherwise, of all or a material portion of the assets of, all of the Capital Stock of, or a business line or unit or a division of, any Person);
(g)    (i) advances, loans or extensions of credit by the Borrower or any Subsidiary in compliance with applicable laws to officers, directors, and employees of the Borrower or any Subsidiary for reasonable and customary travel, entertainment or relocation, out-of-pocket or other business-related expenses in an aggregate amount outstanding at any date of determination not to exceed the greater of (x) $500,000 and (y) an amount equal to 0.025% of TTM Revenue, (ii) loans by the Borrower or any Subsidiary in compliance with applicable laws to officers, directors, and employees of the Borrower or any Subsidiary the proceeds of which are used to pay taxes owned in connection with the vesting of Capital Stock of the Borrower or any Subsidiary, and (iii) advances, loans or extensions of credit by the Borrower or any Subsidiary to officers, directors, and employees of the Borrower or any Subsidiary for any other purpose in an aggregate amount at any date of determination not to exceed the greater of (x) $500,000 and (y) an amount equal to 0.025% of TTM Revenue;
(h)    (i) to the extent constituting an Investment, advances of cash or Cash Equivalents made in the ordinary course of business pursuant to arm’s-length transfer pricing or cost-sharing arrangements among the Credit Parties, Non-Credit Parties and Unrestricted Subsidiaries and (ii) Investments of cash in a Cash Pooling Subsidiary pursuant to Cash Pooling Arrangements;
(i)    advances of payroll payments to employees in the ordinary course of business;

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(j)    Permitted Acquisitions;
(k)    Investments described on Schedule 6.6 in existence on the Closing Date and any modification, replacement, renewal, reinvestment or extension of any of such Investments; provided that the amount of any Investment permitted pursuant to this Section 6.6(k) is not increased from the amount of such Investment on the Closing Date except pursuant to the terms of such Investment as of the Closing Date or as otherwise permitted by another clause of this Section 6.6;
(l)    Investments in an aggregate amount not to exceed the Available Amount as in effect immediately before such Investment; provided that no Event of Default has occurred and is continuing or would immediately result therefrom;
(m)    Investments of any Person that becomes a Subsidiary on or after the Closing Date; provided that (i) such Investments exist at the time such Person is acquired and (ii) such Investments are not made in anticipation or contemplation of such Person becoming a Subsidiary (it being understood and agreed that any consideration paid by a Credit Party in connection with a Permitted Acquisition that may be allocable directly or indirectly to Investments in Persons that are not Credit Parties (as determined in good faith by the Borrower at the time of closing such Investment (or at the time an LCA Election is made with respect thereto, if applicable) and without taking into account purchase accounting adjustments) must be permitted by clause (d) of the proviso appearing in the definition of “Permitted Acquisition”);
(n)    Indebtedness permitted by Section 6.1 (other than Indebtedness permitted by Section 6.1(f)(ii), 6.1(t) or 6.1(y)(iii));
(o)    bank deposits in the ordinary course of business;
(p)    Investments made as a result of the receipt of non-cash consideration from a disposition made in compliance with Section 6.8;
(q)    loans to Subsidiaries to fund customs duties, VAT and other customary third party costs required by Law in connection with third party sales;
(r)    so long as no Default or Event of Default has occurred and is continuing or would immediately result therefrom, Investments made by the Borrower or any Subsidiary in exchange for Capital Stock (other than Disqualified Capital Stock) of the Borrower, in each case to the extent not otherwise used under this Agreement or applied to the Available Amount;
(s)    so long as no Default or Event of Default has occurred and is continuing or would immediately result therefrom, Investments made by the Borrower or any Subsidiary in Joint Ventures, Joint Venture Subsidiaries or Unrestricted Subsidiaries that do not exceed, at any time outstanding, in the aggregate at any date of determination, the greater of (i) $100,000,000 and (ii) an amount equal to 5.0% of TTM Revenue; provided that Investments in Unrestricted Subsidiaries (including in connection with any designation of an Unrestricted Subsidiary pursuant to Section 5.13) shall be permitted only pursuant to this Section 6.6(s) and, notwithstanding anything to the contrary contained herein, there shall be no rebuilding of this Section 6.6(s) with proceeds received on account of any return on such Investments or otherwise, nor any division or reclassification of amounts permitted in reliance on this Section 6.6(s) to any other negative covenant exception or basket;

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(t)    Guarantees by (i) the Borrower of obligations of any Subsidiary and (ii) any Subsidiary of obligations of the Borrower or any other Subsidiary, in each case which obligations do not constitute Indebtedness;
(u)    Investments in Rate Contracts;
(v)    the Existing Intercompany Investments; provided that, for so long as any such Investment remains outstanding, the Borrower shall not permit any such Existing Intercompany Investment to cease to be pledged to the Collateral Agent for the ratable benefit of the Secured Parties or cause such Investment to cease to constitute Collateral, in each case to the extent required by and in accordance with the Collateral Documents;
(w)    Investments (including debt obligations and Capital Stock) (i) received in connection with the bankruptcy, workout, recapitalization or reorganization of, or in settlement of delinquent obligations of, or other disputes with, the issuer of such Investment or an Affiliate thereof, (ii) arising in the ordinary course of business or consistent with past practice or upon the foreclosure with respect to any secured Investment, (iii) received in satisfaction of judgments against any other Person and (iv) as a result of the settlement, compromise or resolutions of litigation, arbitration or other disputes of the Borrower or any Subsidiary with Persons who are not Affiliates;
(x)    Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;
(y)    to the extent constituting Investments, purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights, leases or subleases, licenses or sub-licenses of Intellectual Property (other than Core Assets and Product Intellectual Property Rights) or Permitted Product Transactions, in each case in the ordinary course of business (including new technology for research and development);
(z)    Investments made in reliance on clause (1) of the last paragraph of Section 6.4.
(aa)    [reserved]; and
(bb)    so long as no Event of Default has occurred and is continuing or would immediately result therefrom, Investments that do not exceed, at any time outstanding, in the aggregate at any date of determination, the greater of (i) $50,000,000 and (ii) an amount equal to 2.5% of TTM Revenue.
For purposes of determining compliance with this Section 6.6:
(1)    except to the extent an Investment was made using the Available Amount and as set forth in Section 6.6(s), to the extent any Investment in any Person is made in compliance with this Section 6.6 in reliance on a clause above that is subject to a Cap and, subsequently, such Person returns to the Borrower, any other Credit Party or, to the extent applicable, any Subsidiary all or any portion of such Investment (in the form of a dividend, distribution, liquidation or otherwise but excluding intercompany Indebtedness), such return shall be deemed to be credited to the clause of this Section 6.6 against which the Investment is then charged, but in any event not in an amount that would immediately result in the aggregate dollar amount able to be invested in reliance on such category to exceed such Cap;

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(2)    for purposes of determining compliance with any Cap on the making of Investments, the Dollar Equivalent amount of the Investment denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Investment was made;
(3)    the Borrower and any Subsidiary may make intermediate Investments in their respective Subsidiaries to facilitate an Investment otherwise permitted above;
(4)    for the avoidance of doubt, if the Borrower or any Subsidiary makes any Investment using a ratio-based test on the same date that it makes any Investment under any Dollar-based Cap, then the ratio-based test will be calculated with respect to such Investment under the ratio-based test without regard to any payment under the Dollar-based Cap; and
(5)    except as set forth in Section 6.6(s), in the event that any Investment (or any portion thereof) meets the criteria of more than one of the clauses of this Section 6.6, the Borrower may, in its sole discretion, at the time of making such Investment, divide, classify or reclassify, or at any later time divide, classify or reclassify, such Investment (or any portion thereof) in any manner that complies with this covenant.
Notwithstanding anything to the contrary in this Agreement or any other Credit Document, no Person other than a Credit Party shall own or hold (whether by way of Investment, Asset Sale, disposition, restricted payment or otherwise, other than with respect to a non-exclusive license or sub-license), or exclusively license, any Core Asset or Product Intellectual Property Rights (and no Credit Party nor any Subsidiary shall transfer other than with respect to a non-exclusive license or sub-license) or exclusively license any Core Asset or Product Intellectual Property to any Person that is not a Credit Party, in each case and for the avoidance of doubt, other than, in each case, as expressly permitted by the definition of Permitted Product Transaction.
6.7    Financial Covenant.
(a)    If the Borrower’s Market Capitalization is less than $5,000,000,000 (a “Financial Covenant Trigger Event”), commencing with the first full fiscal quarter ending after the Closing Date, the Borrower shall not permit Liquidity (calculated as of the close of the last Business Day of each week during such fiscal quarter (or, if at any time Liquidity as of the last day of any calendar month is less than $1,500,000,000 (a “Monthly Testing Trigger Event”), during such fiscal month) ending after the occurrence and continuance of such Financial Covenant Trigger Event, based on the average of the close of the last seven days, inclusive of such day) (a “Liquidity Test Date”) to be less than (i) $500,000,000 on any Liquidity Test Date the aggregate principal amount of Loans outstanding is less than or equal to $1,000,000,000 or (ii) $750,000,000 on any Liquidity Test Date the aggregate principal amount of Loans outstanding exceeds $1,000,000,000. If at any point after a Financial Covenant Trigger Event, the Borrower’s Market Capitalization exceeds $5,000,000,000, the Borrower shall have no obligation to comply with the Financial Covenant set forth in this Section 6.7(a) unless and until another Financial Covenant Trigger Event occurs and is continuing.
(b)    Right to Cure:
(i)    Notwithstanding anything to the contrary contained in Section 6.7(a), in the event the Borrower fails to comply with the requirements of the Financial Covenant on any Liquidity Test Date at any time after such Liquidity Test Date until the expiration of the tenth (10th) Business Day (or such longer period reasonably agreed by the Administrative Agent) (the “Anticipated Cure

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Deadline”) subsequent to the date on which such covenant is tested, the Borrower shall have the right to issue Capital Stock (other than Disqualified Capital Stock) or obtain a contribution to its common equity or other Capital Stock that is not Disqualified Capital Stock (or otherwise in a form reasonably acceptable to the Administrative Agent, in each case, for cash (the “Cure Right”), and upon receipt by the Borrower of such cash or Cash Equivalents from any of the foregoing (the “Cure Amount”) pursuant to the exercise by the Borrower of such Cure Right and request to the Administrative Agent to effect such recalculation, the Financial Covenant shall be recalculated giving effect to the following pro forma adjustments:
(ii)    Liquidity shall be increased for the Liquidity Test Date, for the purpose of measuring the Financial Covenant with respect to the Liquidity Test Date, by an amount equal to the Cure Amount; provided that, for the avoidance of doubt, the actual amount of Liquidity shall apply for all purposes under this Agreement with respect to periods ending after the applicable Liquidity Test Date; and
(iii)    if, after giving effect to the foregoing calculations, the Borrower shall then be in compliance with the requirements of the Financial Covenant, the Borrower shall be deemed to have satisfied the requirements of such Financial Covenant as of the relevant Liquidity Test Date with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Covenant that had occurred shall be deemed cured for the purposes of this Agreement as of the applicable Liquidity Test Date and shall be deemed to have never existed.
Upon the Administrative Agent’s receipt of a notice from the Borrower that it intends to exercise the Cure Right (a “Notice of Intent to Cure”), (i) any Event of Default or potential Event of Default due to the breach of the Financial Covenant for the Liquidity Test Date shall be deemed retroactively not to have occurred, subject to the terms and conditions set forth above; provided that (A) until the Cure Amount is received, an Event of Default shall be deemed to exist for purposes of determining compliance with any conditions precedent to the making of any Loans and any term or provision of any Credit Document which prohibits any action to be taken by the Borrower or its Subsidiaries during the existence of an Event of Default and (B) if the Cure Amount is not received before the Anticipated Cure Deadline, such Event of Default or potential Event of Default shall be deemed reinstated, and (ii) until the Anticipated Cure Deadline to which such Notice of Intent to Cure relates, neither the Administrative Agent nor any other Secured Party shall exercise the right to accelerate payment of any Term Loans or terminate any Delayed Draw Term Loan Commitments and neither the Administrative Agent nor any other Secured Party shall exercise any right to foreclose on or take possession of the Collateral or any other right or remedy under the Credit Documents, at law, in equity or otherwise, in each case solely on the basis of an allegation of an Event of Default having occurred and being continuing under Section 6.7(a) due to failure by the Borrower to comply with the requirements of the Financial Covenant as of the applicable Liquidity Test Date.

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Notwithstanding anything the contrary in this Agreement or in any other Credit Document, (i) in each four consecutive fiscal quarter period of the Borrower there shall be at least two (2) fiscal quarters in which the Cure Right is not exercised and (ii) during the term of this Agreement, the Cure Right shall not be exercised more than five (5) times.
6.8    Fundamental Changes; Disposition of Assets. The Borrower will not, nor will it permit any Subsidiary to, (x) enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), (y) convey, sell, lease, exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired or leased or (z) sell, assign, or otherwise dispose of any Capital Stock of any Subsidiary, except:
(a)    any Subsidiary of the Borrower may merge or consolidate with the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that the Borrower may merge or consolidate with another Person (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided further that:
(i)    the Borrower is the surviving person or the Person formed by or surviving any such merger, consolidation or conversion (if other than the Borrower) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of any state in the United States of America (the Borrower or such Person, as the case may be, being herein called the “Successor Company”);
(ii)    the Successor Company (if other than the Borrower) expressly assumes all the Obligations of the Borrower under this Agreement and any other Credit Document to which the Borrower is a party pursuant to documents or instruments in form reasonably satisfactory to the Administrative Agent;
(iii)    if the Successor Company is not the Borrower, each Guarantor, unless it is the other party to such merger or consolidation, shall (A) have confirmed, pursuant to documents reasonably satisfactory to the Administrative Agent, that its Guaranty shall apply to the Successor Company’s Obligations under the Credit Documents and (B) shall have by a supplement or amendment (or such other document reasonably satisfactory to the Collateral Agent) to the Security Agreement and other applicable Collateral Documents confirmed that its obligations thereunder shall apply to the Successor Company’s Obligations under the Credit Documents;
(iv)    immediately after giving pro forma effect to such transaction, no Default shall have occurred and be continuing;
(v)    the Successor Company (if not the Borrower) shall have delivered to the Administrative Agent an officer’s certificate stating that such consolidation, merger or transfer and such amendments (if any) comply with this Agreement and any other Credit Document to which the Borrower is a party; and
(vi)    if the Successor Company is not the Borrower, prior to such merger or consolidation, the Administrative Agent shall have received all documentation and other

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information with respect to the Successor Company required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act to the extent requested by any Lender from the Borrower at least ten (10) Business Days prior to such merger or consolidation; provided that the Administrative Agent shall have been informed of the identity of such Successor Company at least twenty (20) Business Days prior to such merger or consolidation.
The Successor Company (if other than the Borrower) will succeed to, and be substituted for, the Borrower under this Agreement, any other Credit Document to which the Borrower is a party and the Loans, and in such event the Borrower shall be automatically released and discharged from its obligations under this Agreement, any other Credit Document to which the Borrower is a party and the Loans.
(b)    (i) any Non-Credit Party may merge or consolidate with or into any other Non-Credit Party, (ii) any Subsidiary may merge or consolidate with or into any other Subsidiary that is a Credit Party, (iii) any merger the sole purpose of which is to reincorporate or reorganize a Credit Party in another jurisdiction in the United States shall be permitted and (iv) any Subsidiary may liquidate or dissolve or change its legal form if the Borrower determines in good faith that such action is in the best interests of the Borrower and the Subsidiaries and is not materially disadvantageous to the Lenders, provided, in the case of clauses (ii) through (iv), that (A) no Change of Control shall result therefrom, (B) the surviving Person (or, with respect to clause (iv), the Person who receives the assets of such dissolving or liquidated Subsidiary that is a Guarantor) shall be a Credit Party and (C) within thirty (30) days after an amalgamation of any Subsidiary that constitutes a Canadian Guarantor (as such period may be extended by the Administrative Agent in its reasonable discretion), such amalgamated Subsidiary shall deliver such customary deliverables in Canada as the Administrative Agent and Collateral Agent may reasonably request in writing regarding the confirmation of the Guaranty and the Canadian Collateral Documents to which such amalgamated Subsidiary is a party and the perfection of Liens required by the Canadian Collateral Documents;
(c)    any Subsidiary may dispose of all or substantially all of its assets to the Borrower or any other Subsidiary; provided that a Guarantor Subsidiary may not dispose of all or substantially all of its assets to a Non-Credit Party unless treated as an Investment that is permitted by Section 6.6.
(d)     the Borrower and its Subsidiaries may convey, sell, lease, sublease, license, sub-license, exchange, transfer or otherwise dispose of assets and properties in a manner that does not constitute an Asset Sale;
(e)    the Borrower and the Subsidiaries may consummate Asset Sales of, or with respect to, assets (other than Core Assets) so long as no Default or Event of Default has occurred and is continuing; provided that (i) the consideration received for such assets is in an amount at least equal to the fair market value thereof (determined in good faith by the Borrower), (ii) no less than 75% of which will paid in cash (which may include royalties and milestones) and (iii) the Net Cash Proceeds thereof are applied as and to the extent required by Section 2.14(a); provided further that for the purposes of clause (ii), (A) any liabilities (as shown on the Borrower’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower and its Subsidiaries, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Asset Sale and for which the Borrower and all of the Subsidiaries shall have been validly released by all applicable creditors in writing and (B) any Designated Non-Cash Consideration received in respect of such Asset Sale having an aggregate fair market value as reasonably determined by

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the Borrower in good faith, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (B) that is at that time outstanding, not in excess of the greater of (1) $30,000,000 and (2) an amount equal to 1.5% of TTM Revenue at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash; provided further that the Borrower and the Subsidiaries may not sell all or substantially all of their assets, taken as a whole, to any Person in reliance on this clause (e);
(f)    the Borrower and the Subsidiaries may lease (as lessee), sublease (as sublease) or license (as licensee) or sub-license (as sub-licensee) real or personal property (other than, for the avoidance of doubt, Core Assets and Product Intellectual Property Rights) so long as any such lease or license does not create a Capital Lease except to the extent permitted by Section 6.1(d);
(g)    the Borrower and the Subsidiaries may consummate any transaction (other than an Asset Sale (determined without regard to the exceptions thereto in the definition thereof)) in connection with a Permitted Acquisition or other Investment permitted by Section 6.6; provided that (i) if the merging or consolidating Subsidiary is a Guarantor Subsidiary, the surviving entity is or becomes a Guarantor Subsidiary or (ii) if the merging or consolidating Credit Party is the Borrower, the surviving entity is the Borrower;
(h)    the Borrower and the Subsidiaries may dispose of cash to any Cash Pooling Subsidiary pursuant to the Cash Pooling Arrangements; and
(i)    the Borrower and the Subsidiaries may dispose of Investments in Joint Ventures or Joint Venture Subsidiaries to the extent required by, or pursuant to, customary agreements between the joint venture parties set forth in binding agreements between such parties that were entered into on arm’s-length terms.
6.9    Transactions with Affiliates. The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Borrower with aggregate consideration in excess of the greater of $10,000,000 and (y) an amount equal to 0.50% of TTM Revenue, on terms that are less favorable to the Borrower or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such an Affiliate; provided that the foregoing restriction will not apply to:
(a)    any transaction between or among any of the Credit Parties and/or any of their Subsidiaries to the extent not otherwise prohibited by this Agreement;
(b)    indemnity provided to and reasonable and customary fees and expense reimbursement paid to members of the board of directors (or similar governing body) of the Borrower or any Subsidiary;
(c)    (i) compensation, benefits and indemnification arrangements (including the payment of bonuses and other deferred compensation) for directors, officers and other employees of the Borrower or any Subsidiary entered into in the ordinary course of business or approved by the board of directors of the Borrower or the applicable Subsidiary, (ii) employment and severance agreements between the Borrower or any Subsidiary and their employees, officers or directors, entered in the ordinary course of business, (iii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options, stock ownership

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plans, including restricted stock plans, stock grants, directed share programs and other equity based plans and the granting and stockholder rights of registration rights approved by the Borrower’s board of directors; and (iv) payments or loans (or cancellation of loans) to officers, directors and employees that are approved by a majority of the Borrower’s board of directors, subject to the limitations set forth in Section 6.6;
(d)    transactions described in Schedule 6.9 in existence on the Closing Date;
(e)    the existence of, or the performance of obligations under the terms of, agreements entered into in connection with a Permitted Acquisition or other Investment permitted by Section 6.6 (including payments of earnouts and other similar payments); and
(f)    Restricted Junior Payments permitted by Section 6.4, Investments permitted by Section 6.6, Indebtedness permitted by Section 6.1 and transactions permitted by Section 6.8 (including as a result of exceptions to the definition of “Asset Sale”).
6.10    Conduct of Business. The Borrower will not, nor will it permit any Subsidiary to, engage in any material business other than the Business.
6.11    Rate Contracts. Neither the Borrower shall, nor shall the Borrower permit any of the Subsidiaries to, enter into any Rate Contracts, other than (a) Rate Contracts entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities, (b) Rate Contracts entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary, and (c) Rate Contracts entered into in the ordinary course of business that are not for speculative purposes.
6.12    Cash Pooling Arrangements. The Borrower will not, nor will it permit any Subsidiary to, amend, or modify or waive any Cash Pooling Arrangement in a manner materially adverse to any Agent or any Lender or terminate any Cash Pooling Arrangement (except if such Cash Pooling Arrangement is being simultaneously replaced by a similar arrangement that does not impair in any respect the Collateral Agent’s Lien on any Collateral) or cause any Cash Pooling Subsidiary to be a Subsidiary which is not a Guarantor or the Borrower.
6.13    Fiscal Year. The Borrower will not, nor will it permit any Subsidiary to, make any change in fiscal year; provided, however, that (a) the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement or any other Credit Document that are necessary to reflect such change in fiscal year (provided that no such change shall be effective until such adjustments have been made) and (b) the fiscal year of any Subsidiary may be changed to be consistent with the fiscal year of the Borrower.
6.14    Canadian Defined Benefit Pension Plan. No Canadian Subsidiary shall establish, maintain, contribute to, or have or assume any liability or contingent liability with respect to any Canadian Defined Benefit Pension Plan without the Administrative Agent’s consent in its sole reasonable discretion (such consent not to be unreasonably withheld, delayed or conditioned).
SECTION 7.    GUARANTY
7.1    Guaranty of the Obligations. Subject to the provisions of Section 7.2, the Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to the Administrative Agent for the benefit of the Secured Parties the due and punctual payment in full of all Guaranteed Obligations when the same

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will become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)).
7.2    Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor will be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the Guaranteed Obligations. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided that, solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder will not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to the sum of (A) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 7.2), minus (B) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder will be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 will not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.
7.3    Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and will not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:
(a)    this Guaranty is a guaranty of payment when due and not of collectability;
(b)    this Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;
(c)    the Administrative Agent may enforce this Guaranty upon the occurrence and during the continuance of an Event of Default notwithstanding the existence of any dispute between the Borrower and any Secured Party with respect to whether such Event of Default has occurred and is continuing;

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(d)    the obligations of each Guarantor hereunder are independent of the obligations of the Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of the Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against the Borrower or any of such other guarantors and whether or not the Borrower is joined in any such action or actions;
(e)    payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations will in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if the Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment will not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment will not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;
(f)    any Secured Party, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Secured Party in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Secured Party may have against any such security, in each case as such Secured Party in its discretion may determine consistent herewith or the applicable Secured Rate Contract or Bank Product Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against the Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents, the Secured Rate Contracts or the Bank Product Agreements; and
(g)    this Guaranty and the obligations of Guarantors hereunder will be valid and enforceable and will not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor will have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents, the Secured Rate Contracts or the Bank Product Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions

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relating to events of default) hereof, any of the other Credit Documents, any of the Secured Rate Contracts, the Bank Product Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Secured Rate Contract, such Bank Product Agreements or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents, any of the Secured Rate Contracts, any Bank Product Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Secured Party might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Secured Party’s consent to the change, reorganization or termination of the corporate structure or existence of the Borrower or any Subsidiary and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which the Borrower may allege or assert against any Secured Party in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.
7.4    Waivers by Guarantors. To the fullest extent permitted by law, each Guarantor hereby waives, for the benefit of the Secured Parties: (a) any right to require any Secured Party, as a condition of payment or performance by such Guarantor, to (i) proceed against the Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from the Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any credit on the books of any Secured Party in favor of the Borrower or any other Person, or (iv) pursue any other remedy in the power of any Secured Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Secured Party’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Secured Rate Contracts, the Bank Product Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to the Borrower and notices of any of the matters referred to in Section 7.3 and any right to consent to any thereof; and (g) any

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defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.
7.5    Guarantors’ Rights of Subrogation, Contribution, etc. Until the Guaranteed Obligations will have been indefeasibly paid in full in cash, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against the Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Secured Party now has or may hereafter have against the Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Secured Party. In addition, until the Guaranteed Obligations will have been indefeasibly paid in full in cash, each Guarantor will withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against the Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, will be junior and subordinate to any rights any Secured Party may have against the Borrower, to all right, title and interest any Secured Party may have in any such collateral or security, and to any right any Secured Party may have against such other guarantor. If any amount will be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations will not have been finally and indefeasibly paid in full, such amount will be held in trust for the Administrative Agent on behalf of Secured Parties and will forthwith be paid over to the Administrative Agent for the benefit of Secured Parties to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof. Further, in accordance with Section 2856 of the California Civil Code, each Guarantor waives any and all rights and defenses available to it by reason of Sections 2787 to 2855, inclusive, of the California Civil Code (this sentence is included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or to any of the Guaranteed Obligations).
7.6    Subordination of Other Obligations. Any Indebtedness of the Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing will be held in trust for the Administrative Agent on behalf of Secured Parties and will forthwith be paid over to the Administrative Agent for the benefit of Secured Parties to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.
7.7    Continuing Guaranty. This Guaranty is a continuing guaranty and will remain in effect until all of the Guaranteed Obligations will have been paid in full and the Commitments will have terminated. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.
7.8    Authority of Guarantors or the Borrower. It is not necessary for any Secured Party to inquire into the capacity or powers of any Guarantor or the Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

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7.9    Financial Condition of the Borrower. Any Credit Extension may be made to the Borrower or continued from time to time, and any Rate Contracts may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of the Borrower at the time of any such grant or continuation or at the time such Rate Contracts is entered into, as the case may be. No Secured Party will have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of the Borrower. Each Guarantor has adequate means to obtain information from the Borrower on a continuing basis concerning the financial condition of the Borrower and their ability to perform their obligations under the Credit Documents and the Rate Contracts, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Secured Party to disclose any matter, fact or thing relating to the business, operations or conditions of the Borrower now known or hereafter known by any Secured Party.
7.10    Bankruptcy, etc.
(a)    The obligations of the Guarantors hereunder will not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower or any other Guarantor or by any defense which the Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.
(b)    Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) will be included in the Guaranteed Obligations because it is the intention of the Guarantors and Secured Parties that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve the Borrower of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.
(c)    In the event that all or any portion of the Guaranteed Obligations are paid by the Borrower, the obligations of Guarantors hereunder will continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Secured Party as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered will constitute Guaranteed Obligations for all purposes hereunder.
7.11    Discharge of Guaranty upon Sale of Guarantor. If, in compliance with the terms and provisions of the Credit Documents, (a) all of the Capital Stock of any Guarantor or any of its successors in interest hereunder or (b) all or substantially all of the property of any Guarantor is sold, disposed of or otherwise transferred (such Guarantor, a “Transferred Guarantor”) to any Person (other than any other Credit Party), such Transferred Guarantor will, upon the consummation of such sale, disposition or other transfer (including by merger or consolidation), automatically be discharged and released, without any further action by any Secured Party or any other Person, effective as of the time of such sale, disposition or other transfer, from its obligations under this Agreement (including under Sections 10.2 and 10.3) and

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the other Credit Documents, including its obligations to pledge and grant any Collateral owned by it pursuant to any Collateral Document and, in the case of the sale of all of the Capital Stock of such Transferred Guarantor, the pledge of such Capital Stock to the Collateral Agent pursuant to the Collateral Documents will be released, and the Collateral Agent will take, and the Secured Parties hereby irrevocably authorize the Collateral Agent to take, such actions as are necessary or desirable to effect each discharge and release described in this Section 7.11 in accordance with the relevant provisions of the Collateral Documents.
7.12    Instrument for Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Section 7 constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, will have the right to bring a motion-action under New York CPLR Section 3213.
7.13    General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 7.1 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.1, then, notwithstanding any other provision to the contrary, the amount of such liability will, without any further action by such Guarantor, any Credit Party or any other Person, be automatically limited and reduced to the highest amount (after giving effect to the rights of subrogation and contribution established in Section 7.5) that is valid and enforceable, not void or voidable and not subordinated to the claims of other creditors as determined in such action or proceeding.
7.14    Limitations in Switzerland. If and to the extent a Swiss Obligor becomes directly or indirectly liable under this Agreement or any other Credit Documents for obligations of (other than the wholly owned direct or indirect subsidiaries of such Swiss Obligor) (the "Restricted Obligations") and if complying with such obligations would constitute a repayment of capital (Einlagerückgewähr), a violation of the legally protected reserves (gesetzlich geschützte Reserven) or the payment of a (constructive) dividend (Gewinnausschüttung) by such Swiss Obligor or would otherwise be restricted under Swiss law and practice then applicable, such Swiss Obligor’s aggregate liability for Restricted Obligations shall not exceed the amount of the Swiss Obligor’s freely disposable equity (frei verfügbares Eigenkapital) at the time it becomes liable in accordance with Swiss law, including without limitation, any statutory reserves which can be transferred into unrestricted, distributable reserves, in accordance with Swiss law (the “Freely Disposable Amount”).

This limitation shall only apply to the extent it is a requirement under applicable law at the time the Swiss Obligor is required to perform Restricted Obligations under the Credit Documents. Such limitation shall not free the Swiss Obligor from its obligations in excess of the Freely Disposable Amount, but merely postpone the performance date thereof until such times when the Swiss Obligor has again freely disposable equity.

If the enforcement of the obligations of the Swiss Obligor under the Credit Documents would be limited due to the effects referred to in this Agreement, the Swiss Obligor shall further, to the extent permitted by applicable law and Swiss accounting standards and upon request by the Administrative Agent or the Collateral Agent, (i) write up or sell any of its assets that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets, in case of sale, however, only if such assets are not necessary for the Swiss Obligor's business (nicht betriebsnotwendig) and (ii) reduce its share capital to the minimum allowed under then applicable law, provided that such steps are not prohibited under the Credit Documents.

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The Swiss Obligor shall take and cause to be taken all and any action, including, without limitation, (i) the passing of any shareholders’ resolutions to approve any payment or other performance under this Agreement or any other Credit Documents, (ii) the provision of an audited interim balance sheet, (iii) conversion of restricted reserves into profits and reserves freely available for the distribution as dividends and/or capital reductions (in each case, to the extent permitted by mandatory Swiss law), (iv) revaluation of hidden reserves (to the extent permitted by mandatory Swiss law), (v) the provision of a determination by the Swiss Obligor of the Freely Disposable Amount based on such audited interim balance sheet, (vi) the provision of a confirmation from the auditors of the Swiss Obligor that a payment of the Swiss Obligor under the Credit Document in an amount corresponding to the Freely Disposable Amount is in compliance with the provisions of Swiss corporate law which are aimed at protecting the share capital and legal reserves and (vii) the obtaining of any other confirmations which may be required as a matter of Swiss mandatory law in force at the time the Swiss Obligor is required to make a payment or perform other obligations under this Agreement or any other Credit Document, in order to allow a prompt payment of amounts owed by the Swiss Obligor under the Credit Documents as well as the performance by the Swiss Obligor of other obligations under the Credit Documents.

If so required under applicable law (including tax treaties) at the time it is required to make a payment under this Agreement, the Swiss Obligor:

(1)    shall use its best efforts to ensure that such payments can be made without deduction of Swiss Withholding Tax, or with deduction of Swiss Withholding Tax at a reduced rate, by discharging the liability to such tax by notification pursuant to applicable law (including tax treaties) rather than payment of the tax;
(2)    shall deduct the Swiss Withholding Tax at such rate (being 35% on the date hereof) as in force from time to time if the notification procedure pursuant to sub-paragraph (1) above does not apply or shall deduct the Swiss Withholding Tax at the reduced rate resulting after discharge of part of such tax by notification if the notification procedure pursuant to sub-paragraph (1) applies for a part of the Swiss Withholding Tax only and shall pay within the time allowed any such taxes deducted to the Swiss Federal Tax Administration; and
(3)    shall promptly notify the Administrative Agent or the Collateral Agent that such notification or, as the case may be, deduction has been made, and provide the Administrative Agent or the Collateral Agent with evidence that such a notification of the Swiss Federal Tax Administration has been made or, as the case may be, such taxes deducted have been paid to the Swiss Federal Tax Administration.
To the extent the Swiss Obligor is required to deduct Swiss Withholding Tax, and if the Freely Disposable Amount is not fully utilized, the Swiss Obligor will be required to pay an additional amount so that after making any required deduction of Swiss Withholding Tax the aggregate net amount paid to the Administrative Agent or Collateral Agent is equal to the amount which would have been paid if no deduction of Swiss Withholding Tax had been required, provided that the aggregate amount paid (including the additional amount) shall in any event be limited to the Freely Disposable Amount. If a refund is made to a Secured Party, such Secured Party shall transfer the refund so received to the Swiss Obligor, subject to any right of set-off of such Secured Party pursuant to the Credit Documents.

In the case of a deduction of Swiss Withholding Tax, the Swiss Obligor shall use its best efforts to ensure that any person that is entitled to a full or partial refund of the Swiss Withholding Tax deducted

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from such payment under this Agreement or any Credit Document, will, as soon as possible after such deduction:

(1)    request a refund of the Swiss Withholding Tax under applicable law (including tax treaties), and
(2)    pay to the Administrative Agent or the Collateral Agent upon receipt any amount so refunded.
The Administrative Agent or the Collateral Agent (as applicable) shall co-operate with the Swiss Obligor to secure such refund.

7.15    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor will only be liable under this Section 7.14 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.14, or otherwise under this Guaranty, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 7.14 will remain in full force and effect until the Guaranteed Obligations have been paid in full and the Commitments will have terminated, and all Loans or other Obligations hereunder which are accrued and payable have been paid or satisfied. Each Qualified ECP Guarantor intends that this Section 7.14 constitute, and this Section 7.14 will be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
SECTION 8.    EVENTS OF DEFAULT
8.1    Events of Default. Each of the events referred to in clauses (a) through (k) of this Section 8.1 shall constitute an “Event of Default”:
(a)    Failure to Make Payments When Due. Failure by the Borrower to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by mandatory prepayment or otherwise; or (ii) any interest on any Loan or any fee or any other amount due hereunder within five (5) Business Days after the date due; or
(b)    Default in Other Agreements.
(i)    Failure of the Borrower or any other Credit Party to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) constituting Material Indebtedness, in each case beyond the grace period, if any, provided therefor; or
(ii)    a breach or default by any Credit Party with respect to any other material term of (A) one or more items of Indebtedness constituting Material Indebtedness or (B) any loan agreement, mortgage, indenture or other agreement relating to Material Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee or agent on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity (or, if such breach or default pertains to any agreement or condition containing or otherwise requiring observance or compliance with a financial maintenance covenant, solely to the extent the holder or holders of such

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Material Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) have caused such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Material Indebtedness to be made, prior to its stated maturity);
provided that (1) Section 8.1(b)(ii) will not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (2) such failure is unremedied or is not duly waived or cured prior to any termination of commitments or acceleration hereunder (and if so waived, no Event of Default will exist under this clause (b)); and (3) if such breach or default pertains to any agreement or condition containing or otherwise requiring observance or compliance with a financial maintenance covenant, acceleration has not been rescinded (and if so rescinded, no Event of Default will exist under this clause (b)); or
(c)    Breach of Negative Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 6; or
(d)    Breach of Representations. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any Subsidiary in writing pursuant to the terms of the Credit Documents was false in any material respect (or, to the extent such representation and warranty contains qualifications as to materiality, it was false in any respect) as of the date made or deemed made; or
(e)    Breach of Other Covenants. Any Credit Party defaults in the performance of or compliance with (i) any covenant contained in Section 5.1(h)(i), Section 5.2 (as applicable only to the existence of the Borrower), Section 5.16 or Section 5.17, (ii) any covenant contained in Section 5.1(r), Section 5.1(s) or Section 5.1(t) and such default is not remedied, cured or waived within fifteen (15) Business Days after the date of receipt by the Borrower of notice from the Administrative Agent of such default, or (iii) any other covenant in this Agreement or in any of the other Credit Documents, other than any such covenant referred to in subclauses (i) and (ii) above or any other provision of this Section 8.1, and such default is not remedied, cured or waived within thirty (30) days after the date of receipt by the Borrower of notice from the Administrative Agent of such default; or
(f)    Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) A court of competent jurisdiction enters a decree or order for relief in respect of the Borrower or any Subsidiary (other than an Immaterial Subsidiary or a UK Guarantor) in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief is granted under any applicable federal or state law; or (ii) an involuntary case is commenced against the Borrower or any Subsidiary (other than an Immaterial Subsidiary or a UK Guarantor) under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or any Subsidiary (other than an Immaterial Subsidiary or a UK Guarantor), or over all or a substantial part of its property, is entered; or there occurs the involuntary appointment of an interim receiver, trustee or other custodian of the Borrower or any Subsidiary (other than an Immaterial Subsidiary or a UK Guarantor) for all or a substantial part of its property; or a warrant of attachment, execution or similar process is issued against any substantial part of the property of the Borrower or any Subsidiary (other than an Immaterial Subsidiary or a UK Guarantor), and any such event described in this clause (ii) continues for sixty (60) days without having been dismissed, bonded or

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discharged . This paragraph (f) shall not apply to any summons for payment (Zahlungsbefehl) issued against a Swiss Obligor or another Subsidiary organized under the laws of Switzerland against which the relevant Swiss Obligor or Swiss Subsidiary has raised an objection (Rechtsvorschlag) for as long as such objection is not set aside (provisorische oder definitive Rechtsöffnung); or
(g)    Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) The Borrower or any Subsidiary (other than an Immaterial Subsidiary or a UK Guarantor) has an order for relief entered with respect to it or commences a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or the Borrower or any Subsidiary (other than an Immaterial Subsidiary or a UK Guarantor) makes any assignment for the benefit of creditors; (ii) the Borrower or any Subsidiary (other than an Immaterial Subsidiary or a UK Guarantor) becomes unable, or fails generally, or admits in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) the Borrower or any Subsidiary (other than an Immaterial Subsidiary or a UK Guarantor) (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the actions referred to herein or in Section 8.1(f) or (iii) in respect of any UK Guarantor, any formal corporate action, legal proceedings or step is taken in relation to the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any UK Guarantor which is not frivolous or vexatious and is not discharged, stayed or dismissed within sixty (60) days of commencement; or
(h)    UK Guarantor Bankruptcy. In respect of any UK Guarantor, any formal corporate action, legal proceedings or step is taken in relation to the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any UK Guarantor which is not frivolous or vexatious and is not discharged, stayed or dismissed within sixty (60) days of commencement; or
(i)    Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving in any individual case in an amount in excess of the greater of (A) $100,000,000 and (B) an amount equal to 5.0% of TTM Revenue (to the extent not covered by insurance (as to which a solvent and unaffiliated insurance company has acknowledged and not denied coverage)) is entered or filed against the Borrower or any Subsidiary (other than an Immaterial Subsidiary) or any of their respective assets and remains undischarged, unvacated, unbonded, unsatisfied or unstayed for a period of sixty (60) days; or
(j)    Dissolution. Any order, judgment or decree is entered against the Borrower or any Subsidiary (other than an Immaterial Subsidiary) decreeing the involuntary dissolution or split up of such Credit Party and such order remains undischarged or unstayed for a period in excess of sixty (60) days; or
(k)    Employee Benefit Plans. There occurs one or more ERISA Events, Canadian Pension Plan Event or, with respect to other Foreign Plans, a termination, withdrawal or noncompliance with applicable Law or plan terms, that individually or in the aggregate results in or would reasonably be expected to result in a Material Adverse Effect; or
(l)    Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof:

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(i)    the Guaranty for any reason, other than the satisfaction in full of all Obligations, ceases to be in full force and effect (other than in accordance with its terms) or is declared to be null and void or any Guarantor repudiates its obligations thereunder; or
(ii)    this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or is declared null and void, or the Collateral Agent does not have or ceases to have a valid and perfected Lien in any Collateral having a fair market value, individually or in the aggregate, in excess of the greater of (A) $100,000,000 and (B) an amount equal to 5.0% of TTM Revenue, purported to be covered by the Collateral Documents (except to the extent not required to be valid or perfected by the Credit Documents) with the priority required by the relevant Collateral Document, in each case, for any reason other than actions taken by or on behalf of the Collateral Agent or any Secured Party or the failure of the Collateral Agent or any Secured Party to take any action within its control and except as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy; or
(iii)    any Credit Party contests the validity or enforceability of any Credit Document in writing or denies in writing that it has any further liability, including with respect to future advances by the Lenders, under any Credit Document to which it is a party; or
(m)    Junior Financing Documentation. The payment or lien subordination provisions, as applicable, set forth in any Junior Lien Intercreditor Agreement or any Subordination Agreement to which a Debt Representative representing any Junior Financing is a party, cease to be effective or cease to be legally valid, binding and enforceable, against the lenders or holders of the Junior Financing represented by such Debt Representative; or
(n)    Change of Control. A Change of Control occurs.
Notwithstanding anything to the contrary in this Agreement or any other Credit Document, with respect to any Default or Event of Default, the words “exists,” “is continuing” or similar expressions with respect thereto shall mean that the Default or Event of Default has occurred and has not yet been cured or waived; provided, that, any court of competent jurisdiction may (x) extend or stay any grace period prior to when any actual or alleged Default becomes an actual or alleged Event of Default or (y) stay the exercise of rights or remedies by any Administrative Agent or any other Secured Party upon the occurrence or continuance of an actual or alleged Event of Default, in each case, in accordance with the requirements of applicable Law. Notwithstanding anything to the contrary in this Agreement or any other Credit Document, if any Default or Event of Default occurs due to (i) the failure by any Credit Party to take any action (including to take any action by a specified time), such Default or Event of Default shall be deemed to have been cured at the time, if any, that the applicable Credit Party takes such action, (ii) the taking of any action by any Credit Party that is not then permitted by the terms of this Agreement or any other Credit Document, such Default or Event of Default shall be deemed to be cured on the earlier to occur of (x) the date on which such action would be permitted at such time to be taken under this Agreement and the other Credit Documents, including pursuant to an applicable amendment or waiver permitting such action, or otherwise and (y) the date on which such action is unwound or otherwise modified to the extent necessary for such revised action to be permitted at such time by this Agreement and the other Credit Documents (including after giving effect to any amendments, consents or waivers) or (iii) the failure to take any action or the making of any certification or misrepresentation with respect to the nonexistence of an Event of Default shall be deemed to be cured on the date on which such underlying Event of Default is waived or cured pursuant to the terms hereof. Notwithstanding anything to the

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contrary in this Section 8.1, an Event of Default (the “Initial Default”) may not be cured pursuant to this Section 8.1:
(i)    (x) if the Administrative Agent has commenced any remedial action (for avoidance of doubt, excluding exercising default interest, notices of default or reservation of rights letters (or any other similar actions)) set forth in Section 8.2 of this Agreement that it has not rescinded or stopped, (y) if such cure results in material and permanent impairment of the rights and remedies of the Lenders, Collateral Agent and Administrative Agent under the Credit Documents with respect to any Default or Event of Default other than the Initial Default or (z) if there has commenced any insolvency, foreclosure or Collateral enforcement proceeding against any Credit Party,
(ii)    in the case of any Specified Event of Default or any Event of Default under Sections 8.1(c) (but, for the avoidance of doubt, an Event of Default resulting from the Borrower’s failure to comply with the Financial Covenant may be cured pursuant to Section 6.7(b)), 8.1(d) and 8.1(e), in each case, solely with respect to the failure by the Borrower to comply with Section 5.13 or Section 5.16,
(iii)    if the taking of any action by any Credit Party or Subsidiary of a Credit Party that is not permitted during, and as a result of, the continuance of such Initial Default directly results in the cure of such Initial Default and an Executive Officer of the applicable Credit Party or Subsidiary had actual knowledge at the time of taking any such action that the Initial Default had occurred and was continuing from the taking of such action,
(iv)    in the case of an Initial Default for which both (x) an Executive Officer of the Borrower who had actual knowledge of the occurrence and continuance of such Initial Default failed to promptly give notice to the Administrative Agent of such Initial Default in accordance with Section 5.1(h)(i) of this Agreement and (y) such Executive Officer of the Borrower had actual knowledge of such failure to promptly give such notice to the Administrative Agent and intentionally failed to provide timely notice thereof anyway,
(v)    in the case of an Initial Default arising from the gross negligence, bad faith or willful misconduct of the Borrower or any Subsidiary or any intentional violation of applicable Law; or
(o)    UK Guarantor Bankruptcy. In respect of any UK Guarantor, any formal corporate action, legal proceedings or step is taken in relation to the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any UK Guarantor which is not frivolous or vexatious and is not discharged, stayed or dismissed within 60 days of commencement.
8.2    Remedies upon an Event of Default.
(a)    Upon the occurrence and during the continuance of any Event of Default, other than pursuant to Section 8.1(f) or 8.1(g), at the direction of the Administrative Agent or otherwise at the request of the Required Lenders, at any time prior to the date that is two (2) years following the earlier of (x) the date the Administrative Agent becomes aware of such Event of Default (or events giving rise

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thereto) and (y) the first public notice of such Event of Default (or the events giving rise thereto)), upon notice to the Borrower by the Administrative Agent:
(i)    the applicable Commitments will immediately terminate or be reduced (as specified by the Administrative Agent);
(ii)    the aggregate principal of all applicable Loans, all accrued and unpaid interest thereon, all fees and all other Obligations under this Agreement and the other Credit Documents will become due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Credit Party; and
(iii)    the Administrative Agent may, and may cause the Collateral Agent to, exercise any and all of its other rights and remedies under applicable law (including any applicable UCC) or at equity, hereunder and under the other Credit Documents.
provided that upon an Event of Default pursuant Section 8.1(f) or 8.1(g), the Commitments of each Lender shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent, the Collateral Agent or any Lender.
8.3    Application of Proceeds. Notwithstanding anything to the contrary contained in this Agreement or any other Credit Document, after (x) the exercise of remedies in respect of Collateral after the occurrence and during the continuation of an Event of Default or (y) the acceleration of the principal amount of any of the Loans hereunder:
(a)    each Credit Party irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by the Administrative Agent or the Collateral Agent from or on behalf of any Credit Party, and, as between each Credit Party on the one hand and the Administrative Agent, the Collateral Agent and the Lenders on the other, the Administrative Agent will have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as the Administrative Agent may deem advisable and consistent with this Agreement notwithstanding any previous application by Administrative Agent; and
(b)    subject to Section 2.15(d), any and all payments, proceeds or other amounts received by any Secured Party in respect of any Obligations, including proceeds of Collateral, will be applied:
first, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to the Administrative Agent and the Collateral Agent (in their capacities as such) with respect to this Agreement, the other Credit Documents or the Collateral;
second, to all fees, costs, indemnities, liabilities, obligations and expenses (other than principal, interest and other amounts payable pursuant to clause first above) incurred by or owing to any Lender with respect to this Agreement, the other Credit Documents or the Collateral;
third, to accrued and unpaid interest on the unpaid Term Loans (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts);
fourth, (i) to the principal amount of unpaid Term Loans, (ii) to any Obligations under any Secured Rate Contract and (iii) to any Obligation under any Bank Product Agreement for

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which the Administrative Agent has received written notice of such Obligations as being outstanding;
fifth, to any other Obligations of any Credit Party owing to the Administrative Agent, the Collateral Agent or any Lender under the Credit Documents; and
sixth, to the Borrower or to whomever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.
In carrying out the foregoing, (1) amounts received will be applied in the numerical order provided until exhausted prior to the application to the next succeeding category and (2) each of the Persons entitled to receive a payment in any particular category will receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category.
SECTION 9.    AGENTS
9.1    Appointment and Duties.
(a)    Appointment of Agent. Each Lender hereby appoints Ares Capital Corporation (together with any successor Agent pursuant to Section 9.9) as the Administrative Agent and the Collateral Agent hereunder and authorizes each such Agent to (i) execute and deliver the Credit Documents and accept delivery thereof on its behalf from any Credit Party, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to such Agent under such Credit Documents and (iii) exercise such powers as are reasonably incidental thereto. In furtherance of the foregoing, each of the Lenders (including in its capacity as a potential Secured Swap Provider or a Bank Product Provider) hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or in trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 9.4 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), will be entitled to the benefits of all provisions of this Section 9 (including Section 9.8(b), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Credit Documents) as if set forth in full herein with respect thereto. The provisions of this Section 9 are solely for the benefit of the Agents and the Lenders and no Credit Party will have any rights as a third party beneficiary of any of the provisions thereof, in each case, other than this Section 9.1(a), Section 9.9 and Section 9.10. In performing its functions and duties hereunder, each Agent will act solely as an agent of the Lenders and does not assume and will not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower or any Subsidiary.
Without limiting the generality of this clause (a), in relation to any Swiss law governed Collateral Documents, the Collateral Agent shall (i) hold and administer any non-accessory Collateral (nicht-akzessorische Sicherheit) governed by Swiss law as indirect representative (indirekter Stellvertreter) in its own name but on behalf and for the benefit of the Secured Parties, and (ii) hold and administer any accessory Collateral (akzessorische Sicherheit) governed by Swiss law for itself and as direct representative (direkter Stellvertreter) in the name and on behalf of the Secured Parties.

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In relation to any Swiss law governed Collateral Documents under which security of an accessory nature (akzessorische Sicherheit) is granted each present and future Secured Party (other than the Collateral Agent) hereby appoints and authorizes the Collateral Agent to do all acts in the name and for the account of such Secured Party as its direct representative (direkter Stellvertreter), including, without limitation, (i) to accept and execute and hold, administer and, if necessary, enforce the collateral granted under any of the Swiss law governed Collateral Documents, (ii) to agree to amendments, restatements, confirmations and other alterations of such Collateral Documents, (iii) to effect any release of the security under, and the termination of, any such Collateral Document, and (iv) to exercise such other rights, powers, authorities and discretions granted to the Collateral Agent hereunder or under the relevant Swiss law governed Collateral Document.
(b)    Duties as Collateral and Disbursing Agent. Without limiting the generality of clause (a) above, each of the Administrative Agent and the Collateral Agent, as applicable, will each have the right and authority, and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Credit Documents (including in any proceeding described in Section 8.1(f) or (g) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Credit Document to any Secured Party is hereby authorized to make such payment to such Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in Section 8.1(f) or (g) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Person), (iii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Credit Documents, (vi) except as may be otherwise specified in any Credit Document, exercise all remedies given to such Agent and the other Secured Parties with respect to the Credit Parties and/or the Collateral, whether under the Credit Documents, applicable Law or otherwise and (vii) execute any amendment, consent or waiver under the Credit Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that each such Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for such Agent and the Lenders for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by a Credit Party with, and cash and Cash Equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to such Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.
(c)    Limited Duties. Under the Credit Documents, each of the Administrative Agent and the Collateral Agent (i) is acting solely on behalf of the Secured Parties (except to the limited extent provided in Section 2.7(b) with respect to the Register), with duties that are entirely administrative in nature, notwithstanding the use of the defined terms “Administrative Agent,” “Collateral Agent,” “Agent,” the terms “agent” and “collateral agent” and similar terms in any Credit Document to refer to such Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Credit Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or other Person and (iii) will have no implied functions, responsibilities, duties, obligations or other liabilities under any Credit Document, and each Secured Party, by accepting the benefits of the Credit Documents, hereby waives and agrees not to assert any claim against such Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with

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reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.
9.2    Binding Effect. Each Secured Party, by accepting the benefits of the Credit Documents, agrees that (a) any action taken by the Administrative Agent, the Collateral Agent, the Required Lenders or the Required Delayed Draw Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Credit Documents, (b) any action taken by the Administrative Agent or the Collateral Agent in reliance upon the instructions of Required Lenders or Required Delayed Draw Lenders (or, where so required, such greater proportion) and (c) the exercise by the Administrative Agent, the Collateral Agent, the Required Lenders or the Required Delayed Draw Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, will be authorized and binding upon all of the Secured Parties.
9.3    Use of Discretion.
(a)    No Action without Instructions. Neither the Administrative Agent nor the Collateral Agent will be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (i) under any Credit Document or (ii) pursuant to instructions from the Required Lenders or the Required Delayed Draw Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders). Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Borrower and the Subsidiaries), accountants, experts and other professional advisors selected by it. No Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of the Required Lenders or the Required Delayed Draw Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders).
(b)    Right Not to Follow Certain Instructions. Notwithstanding clause (a) above, neither the Administrative Agent nor the Collateral Agent will be required to take, or to omit to take, any action in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder (i) unless, upon demand, such Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to such Agent, any other Person) against all Liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against such Agent or any Related Person thereof or (ii) that is, in the opinion of such Agent or its counsel, may expose such Agent to liability or that is contrary to any Credit Document or applicable Law including, for the avoidance of doubt any action that may be in violation of the automatic stay or that may affect a foreclosure, modification or termination of property of a Defaulting Lender under any Bankruptcy Proceeding or under the Bankruptcy Code, and no Agent will have any duty to disclose or will be liable for the failure to disclose, any information relating to any Credit Party or any of its Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity.
(c)    Exclusive Right to Enforce Rights and Remedies. Notwithstanding anything to the contrary contained herein or in any other Credit Document, the authority to enforce rights and remedies hereunder and under the other Credit Documents against the Credit Parties or any of them will

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be vested exclusively in, and all actions and proceedings in equity or at law in connection with such enforcement will be instituted and maintained exclusively by, the Administrative Agent and the Collateral Agent in accordance with the Credit Documents for the benefit of all the Lenders; provided that the foregoing will not prohibit (i) each of the Administrative Agent and the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as such Agent) hereunder and under the other Credit Documents, (ii) [reserved], (iii) any Lender from exercising setoff rights in accordance with Section 10.4 or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any bankruptcy or other debtor relief law; provided further that if at any time there is no Person acting as the Administrative Agent hereunder and under the other Credit Documents, then (A) the Required Lenders will have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.1 and (B) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 10.4, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
9.4    Delegation of Rights and Duties
. Each of the Administrative Agent and the Collateral Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Credit Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party). Any such Person will benefit from this Section 9 to the extent provided by such Agent.
9.5    Reliance and Liability.
(a)    Each of the Administrative Agent and the Collateral Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 10.6, (ii) rely on the Register to the extent set forth in Section 10.6, (iii) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Credit Party) and (iv) rely and act upon any document and information (including those transmitted by Electronic Transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.
(b)    None of the Administrative Agent, the Collateral Agent and their respective Related Persons will be liable for any action taken or omitted to be taken by any of them under or in connection with any Credit Document, and each Secured Party, the Borrower and each other Credit Party hereby waive and will not assert (and the Borrower will cause each other Credit Party to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of such Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, neither the Administrative Agent nor the Collateral Agent:
(i)    will be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or the Required Delayed Draw Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of such Agent, when acting on behalf of such Agent);

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(ii)    will be responsible to any Lender or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Credit Document;
(iii)    (x) makes any warranty or representation, or will be responsible, to any Lender or other Person for (A) any statement, document, information, including any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, (B) any representation or warranty made or furnished by or on behalf of any Credit Party or any Related Person of any Credit Party in connection herewith or with any Credit Document or any transaction contemplated herein or therein or any other document, certificate or information with respect to any Credit Party, whether or not transmitted or (except for documents expressly required under any Credit Document to be transmitted to the Lenders) omitted to be transmitted by such Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by such Agent in connection with the Credit Documents, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Credit Document or the occurrence and continuance of any Default, (D) the execution, effectiveness, genuineness, validity, enforceability, collectability, sufficiency or genuineness hereof or of any Credit Document or any other agreement, instrument or document or (E) the satisfaction of any condition set forth in Section 3 or elsewhere in any Credit Document and (y) and, for each of the items set forth in clauses (x) hereof, each Lender hereby waives and agrees not to assert any right, claim or cause of action it might have against the Administrative Agent or the Collateral Agent based thereon; and
(iv)    will have any duty to ascertain or to inquire as to the performance or observance of any provision of any Credit Document, whether any condition set forth in any Credit Document is satisfied or waived, as to the financial condition of any Credit Party or as to the occurrence or continuation or possible occurrence or continuation of any Default or Event of Default or will be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Borrower or any Lender describing such Default or Event of Default clearly labeled “notice of default” (in which case such Agent will promptly give notice of such receipt to all Lenders).
(c)    Each party to this Agreement acknowledges and agrees that the Administrative Agent may from time to time use one or more outside service providers for the tracking of all UCC financing statements (and/or other collateral related filings and registrations from time to time) required to be filed or recorded pursuant to the Credit Documents and the notification to the Administrative Agent, of, among other things, the upcoming lapse or expiration thereof. No Agent will be liable for any action taken or not taken by any such service provider.
9.6    Agent Individually. Each of the Administrative Agent and the Collateral Agent and their Affiliates may make loans and other extensions of credit to, acquire Capital Stock of, engage in any kind of business, including but not limited to any type of financial advisory business, with any Credit Party or Affiliate thereof as though it were not acting as an Agent and may receive separate fees and other payments therefor. To the extent the Administrative Agent, the Collateral Agent or any of their respective Affiliates makes any Loan or otherwise becomes a Lender hereunder, it will have and may exercise the same rights and powers hereunder and will be subject to the same obligations and liabilities as any other Lender and the terms “Lender,” “Required Lender,” “Required Delayed Draw Lender” and any similar terms will, except where otherwise expressly provided in any Credit Document, include such Agent or

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such Affiliate, as the case may be, in its individual capacity as Lender or as one of the Required Lenders or Required Delayed Draw Lenders, respectively.
9.7    Lender Credit Decision.
(a)    Each Lender acknowledges that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, any Lender or any of their Related Persons or upon any document solely or in part because such document was transmitted by such Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Credit Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Credit Document or with respect to any transaction contemplated in any Credit Document, in each case based on such documents and information as it will deem appropriate. Each Lender further represents and warrants that it has reviewed the confidential information memorandum and each other document made available to it on the Platform in connection with this Agreement and has acknowledged and accepted the terms and conditions applicable to the recipients thereof (including any such terms and conditions set forth, or otherwise maintained, on the Platform with respect thereto). Except for documents expressly required by any Credit Document to be transmitted by the Administrative Agent or the Collateral Agent to the Lenders, no such Agent will have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Credit Party or any Affiliate of any Credit Party that may come in to the possession of such Agent or any of its Related Persons.
(b)    If any Lender has elected to abstain from receiving Nonpublic Information concerning the Credit Parties or their Affiliates, such Lender acknowledges that, notwithstanding such election, the Administrative Agent and/or the Credit Parties will, from time to time, make available syndicate-information (which may contain Nonpublic Information) as required by the terms of, or in the course of administering the Loans to the credit contact(s) identified for receipt of such information on the Lender’s administrative questionnaire who are able to receive and use all syndicate-level information (which may contain Nonpublic Information) in accordance with such Lender’s compliance policies and contractual obligations and applicable Law, including federal and state securities laws; provided that if such contact is not so identified in such questionnaire, the relevant Lender hereby agrees to promptly (and in any event within one (1) Business Day) provide such a contact to the Administrative Agent and the Credit Parties upon request therefor by the Administrative Agent or the Credit Parties. Notwithstanding such Lender’s election to abstain from receiving material non-public information, such Lender acknowledges that if such Lender chooses to communicate with the Administrative Agent, it assumes the risk of receiving Nonpublic Information concerning the Credit Parties or their Affiliates. In the event that any Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither the Borrower nor the Administrative Agent has any responsibility for such Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Credit Documents.
(c)    Each Lender, by delivering its signature page to this Agreement or an Assignment Agreement and funding its Loan, will be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, the Required Lenders or the Lenders, as applicable, on the Closing Date.
9.8    Expenses; Indemnities; Withholding.
(a)    Each Lender agrees to reimburse the Administrative Agent, the Collateral Agent and each of their respective Related Persons (to the extent not reimbursed by any Credit Party) promptly

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upon demand, severally and ratably, for any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Credit Party) that may be incurred by such Agent or any of its Related Persons in connection with the preparation, execution, delivery, administration, modification, consent, waiver or enforcement of, or the taking of any other action (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding (including preparation for and/or response to any subpoena or request for document production relating thereto) or otherwise) in respect of, or legal advice with respect to, its rights or responsibilities under, any Credit Document.
(b)    Each Lender further agrees to indemnify the Administrative Agent, the Collateral Agent and each of their respective Related Persons (to the extent not reimbursed by any Credit Party), severally and ratably, in proportion to its Pro Rata Share, from and against Liabilities (including, to the extent not indemnified pursuant to Section 9.8(c), taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to or for the account of any Lender) that may be imposed on, incurred by or asserted against such Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Credit Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by such Agent or any of its Related Persons under or with respect to any of the foregoing (IN ALL CASES, WHETHER OR NOT CAUSED OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF ANY AGENT OR RELATED PERSON); provided, however, that no Lender will be liable to the Administrative Agent, the Collateral Agent or any of their respective Related Persons to the extent such liability has resulted solely and directly for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, claims, suits, judgments, litigations, investigations, inquiries or proceedings, costs, expenses or disbursements which have resulted from the gross negligence or willful misconduct of such Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. No Lender shall be liable under this Section or otherwise for any failure of another Lender to satisfy such other Lender’s obligations under the Credit Documents.
(c)    To the extent required by any applicable law, the Administrative Agent and the Collateral Agent may withhold from any payment to any Lender under a Credit Document an amount equal to any applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that such Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate certification form was not delivered, was not properly executed, or fails to establish an exemption from, or reduction of, withholding tax with respect to a particular type of payment, or because such Lender failed to notify such Agent or any other Person of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), or such Agent reasonably determines that it was required to withhold taxes from a prior payment but failed to do so, such Lender will promptly indemnify such Agent fully for all amounts paid, directly or indirectly, by such Agent as tax or otherwise, including penalties and interest, and together with all expenses incurred by such Agent, including legal expenses, allocated internal costs and out-of-pocket expenses. Each of the Administrative Agent and the Collateral Agent may offset against any payment to any Lender under a Credit Document, any applicable withholding tax that was required to be withheld from any prior payment to such Lender but which was not so withheld, as well as any other amounts for which such Agent is entitled to indemnification from such Lender under this Section 9.8(c).
9.9    Resignation of Administrative Agent, Collateral Agent.

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(a)    Each of the Administrative Agent and the Collateral Agent may resign at any time by delivering notice of such resignation to the Lenders and the Borrower, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice will be effective, in accordance with the terms of this Section 9.9. If such Agent delivers any such notice, the Required Lenders will have the right, subject to the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed; provided that the Borrower’s refusal to accept a Disqualified Lender as a successor Administrative Agent or Collateral Agent will be deemed to be reasonable), at all times other than during the continuation of an Event of Default under Section 8.1(f) or (g), to appoint a successor Administrative Agent or Collateral Agent, as applicable, that is not a Disqualified Lender. The Administrative Agent’s resignation shall become effective on the earliest of (i) 30 days after delivery of the notice of resignation (regardless of whether a successor has been appointed or not), (ii) the appointment of a successor Administrative Agent by the Required Lenders or (iii) such other date, if any, agreed to by the Required Lenders. If, after 30 days after the date of such retiring Agent’s notice of resignation, no successor Administrative Agent or Collateral Agent, as applicable, has been appointed by the Required Lenders that has accepted such appointment, then such retiring Agent may, on behalf of the Lenders, appoint a successor Administrative Agent or Collateral Agent, as applicable, from among the Lenders or a commercial banking institution organized under the laws of the United States (or any State thereof) or a United States branch or agency of a commercial banking institution, in each case, having combined capital and surplus of at least $500,000,000. Each appointment under this clause (a) will be subject to the prior consent of the Borrower, which will not be unreasonably withheld but will not be required during the continuance of a Specified Event of Default, except with respect to any Disqualified Lender, in which case, such consent of the Borrower shall be required.
(b)    Effective immediately upon its resignation, (i) any retiring Administrative Agent or Collateral Agent will be discharged from its duties and obligations under the Credit Documents, (ii) the Lenders will assume and perform all of the duties of such Agent until a successor Administrative Agent or Collateral Agent, as applicable, will have accepted a valid appointment hereunder, (iii) such retiring Agent and its Related Persons will no longer have the benefit of any provision of any Credit Document as Administrative Agent or Collateral Agent, as applicable, other than with respect to any actions taken or omitted to be taken while such retiring Agent was, or because such Agent had been, validly acting as Administrative Agent or Collateral Agent, as applicable, under the Credit Documents and (iv) subject to its rights under Section 9.3, such retiring Agent will take such action as may be reasonably necessary to assign to the applicable successor Administrative Agent or Collateral Agent its rights as Administrative Agent or Collateral Agent, as applicable, under the Credit Documents. After any retiring Administrative Agent’s or Collateral Agent’s resignation hereunder as the Administrative Agent, the provisions of this Section 9 and Sections 10.2, 10.3, 10.4, 10.10, 10.14, 10.15, and 10.16 will inure to its benefit, its sub-agents and their respective affiliates benefit as to any actions taken or omitted to be taken by any of them while it was Administrative Agent or Collateral Agent hereunder. Effective immediately upon the acceptance of a valid appointment as Administrative Agent or Collateral Agent by a successor Administrative Agent or Collateral Agent, such successor Administrative Agent or Collateral Agent will succeed to, and become vested with, all the rights, powers, privileges and duties of such retiring Agent under the Credit Documents and the retiring Administrative Agent or Collateral Agent will promptly (A) transfer to its successor all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent or Collateral Agent under the Credit Documents, and (B) execute and deliver to such successor Administrative Agent or Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent or Collateral Agent of the security interests created under the Collateral Documents.

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9.10    Release of Collateral or Guarantors
(a)    Each Lender hereby consents to the release and hereby directs the Administrative Agent and the Collateral Agent to release (or, in the case of clause (iii)(B) below, release or subordinate) the following:
(i)    any Guarantor from its guaranty of any Obligation pursuant to Section 7.11 or if such Guarantor ceases to be a Subsidiary (including as a result of its designation as an Unrestricted Subsidiary in accordance with the terms of this Agreement), and such Guarantor will be automatically released from its Obligations thereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of any Credit Agreement Refinancing Indebtedness, any Material Indebtedness that is Junior Financing or any Permitted Refinancing in respect of any of the foregoing;
(ii)    any Lien held by the Collateral Agent for the benefit of the Secured Parties against any Guarantor upon the release of such Guarantor from its guaranty pursuant to clause (i) above; and
(iii)    any Lien held by the Collateral Agent for the benefit of the Secured Parties against (A) any Collateral that is sold, transferred, conveyed or otherwise disposed of by a Credit Party in a transaction permitted by the Credit Documents, (B) any property subject to a Lien permitted hereunder in reliance upon Section 6.1(d) and (C) all of the Collateral and all Credit Parties, upon (1) payment and satisfaction in full of all Loans, all other Obligations under the Credit Documents (excluding contingent obligations as to which no claim has been asserted) and all Obligations arising under Secured Rate Contracts and Bank Product Agreements that the Administrative Agent has theretofore been notified in writing by the holder of such Obligations are then due and payable, (2) deposit of cash collateral with respect to all contingent Obligations in amounts and on terms and conditions and with parties satisfactory to the Administrative Agent and each Indemnitee that is, or may be, owed such Obligations, and, in the case of this clause (2), the Collateral Documents, the guarantees made herein, the Liens and all other security interests granted thereunder will automatically terminate, and (3) to the extent requested by the Administrative Agent, receipt by the Administrative Agent and the Secured Parties of liability releases from the Credit Parties each in form and substance acceptable to the Administrative Agent.
(b)    Each Lender hereby directs the Administrative Agent and the Collateral Agent, and each of the Administrative Agent and the Collateral Agent hereby agrees, upon receipt of reasonable advance notice from the Borrower, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties and Liens when and as directed in this Section 9.10, subject to receipt by the Administrative Agent of a certification of the Borrower as to such matters as are reasonably required by the Administrative Agent. To the extent any Collateral is disposed of as permitted by this Section to any Person other than a Credit Party, such Collateral will be sold or disposed of free and clear of Liens created by the Credit Documents and the Administrative Agent will be authorized to take any actions deemed appropriate in order to effect the foregoing.
(c)    In the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent (at the direction of the Required Lenders) or any Lender may be the purchaser or licensor of any or all of such Collateral at any

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such sale or other disposition and the Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders will otherwise agree in writing), at the direction of the Required Lenders, will be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition (including pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), the Collateral Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code). Any release of guarantee obligations will be deemed subject to the provision that such guarantee obligations will be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby will be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made. The Collateral Agent will not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor will the Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
9.11    [Reserved].
9.12    Sole Lead Arranger and Sole Bookrunner . Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Credit Document, none of the Sole Lead Arranger and Sole Bookrunner will have any duties or responsibilities, nor will any of such Agents have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities will be read into this Agreement or any other Credit Document or otherwise exist against any of such Agents.
9.13    Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim. In the case of pendency of any proceeding under any Bankruptcy Proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan will then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent will have made any demand on the Borrower) will be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)    to file a verified statement pursuant to the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor;
(b)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its respective agents and counsel and all other amounts due the Administrative Agent under Section 2, Section 10.2 and Section 10.3) allowed in such judicial proceeding; and
(c)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

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and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent will consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under this Agreement. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Administrative Agent, its agents and counsel, and any other amounts due the Administrative Agent under this Agreement out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a Lien on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.
Nothing contained herein will be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
9.14    Erroneous Payments.
(a)    If the Administrative Agent notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under the immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting the immediately preceding clause (a), each Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice

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of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)    it acknowledges and agrees that (A) in the case of the immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of the immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)    such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.14(b).
(c)    Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Credit Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party from any source, against any amount due to the Administrative Agent under the immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(d)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with the immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be

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reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Secured Party under the Credit Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”); provided that the Credit Parties’ Obligations under the Credit Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of the Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment.
(e)    The parties hereto agree that (x) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Credit Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from or on behalf of the Borrower or any other Credit Party for the purpose of satisfying an Obligation and (y) nothing in this Section 9.14 shall be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Credit Parties relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent.
(f)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(g)    Each party’s obligations, agreements and waivers under this Section 9.14 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Credit Document.
9.15    Appointment of Collateral Agent as Security Trustee
(a)    For the purposes of any Liens or Collateral created under any English Collateral Document or any Australian Collateral Document, the additional provisions set forth in this Section 9.15 shall apply. It is intended that the agreement set forth in this Section 9.15 take effect as a deed notwithstanding the fact that a party (other than any Guarantor incorporated in England and Wales or Australia) may only execute this Agreement under hand.
In this Article 9.15, the following expressions have the following meanings:

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“Appointee” means any receiver, administrator or other insolvency officer appointed in respect of any Credit Party or its assets.
“Charged Property” means the assets of the Credit Parties subject to a security interest under any English Collateral Document or any Australian Collateral Document from time to time.
“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Collateral Agent (in its capacity as security trustee).
(b)    The Secured Parties appoint the Collateral Agent to hold the Charged Property, and the security interests constituted by any English Collateral Document and any Australian Collateral Document, on trust for the Secured Parties on the terms of the Credit Documents and the Collateral Agent accepts that appointment. The Collateral Agent, its Subsidiaries and associated companies may each retain for its own account and benefit any fee, remuneration and profits paid to it in connection with (i) its activities under the Credit Documents; and (ii) its engagement in any kind of banking or other business with any Credit Party.
(c)    Nothing in this Agreement constitutes the Collateral Agent as a trustee or fiduciary of, nor shall the Collateral Agent have any duty or responsibility to, any Credit Party. The Collateral Agent shall have no duties or obligations to any other person except for those which are expressly specified in the Credit Documents or mandatorily required by applicable law.
(d)    The Collateral Agent may appoint one or more Delegates that are not Disqualified Lenders on such terms (which may include the power to sub-delegate other than to Disqualified Lenders) and subject to such conditions as it thinks fit (acting reasonably), to exercise and perform all or any of the duties, rights, powers and discretions vested in it by any English Collateral Document or any Australian Collateral Document and shall not be obliged to supervise any Delegate or be responsible to any person for any loss incurred by reason of any act, omission, misconduct or default on the part of any Delegate, other than if caused by the Collateral Agent’s bad faith, gross negligence and/or willful misconduct (each as determined in a final, non-appealable judgment by a court of competent jurisdiction). The Collateral Agent may (whether for the purpose of complying with any law or regulation of any overseas jurisdiction, or for any other reason) appoint (and subsequently remove) any Person to act jointly with the Collateral Agent either as a separate trustee or as a co-trustee on such terms and subject to such conditions as the Collateral Agent thinks fit (acting reasonably) and with such of the duties, rights, powers and discretions vested in the Collateral Agent by any English Collateral Document or any Australian Collateral Document as may be conferred by the instrument of appointment of that Person.
(e)    The Collateral Agent shall notify in writing the Secured Parties and the Borrower of the appointment of each Appointee (other than a Delegate). The Collateral Agent may pay reasonable remuneration to any Delegate or Appointee, together with any costs and expenses (including legal fees) reasonably incurred by the Delegate or Appointee in connection with its appointment. All such remuneration, costs and expenses shall be treated, for the purposes of this Agreement, as paid or incurred by the Collateral Agent, but only to the extent set forth in Section 10.2.
(f)    Each Delegate and each Appointee shall have every benefit, right, power and discretion and the benefit of every exculpation (together “Rights”) of the Collateral Agent (in its capacity as security trustee) under any English Collateral Document or any Australian Collateral Document (as applicable), and each reference to the Collateral Agent (where the context requires that such reference is to the Collateral Agent in its capacity as security trustee) in the provisions of any English Collateral

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Document or any Australian Collateral Document which confer Rights shall be deemed to include a reference to each Delegate and each Appointee. Each Secured Party confirms its approval of any English Collateral Document and any Australian Collateral Document and authorizes and instructs the Collateral Agent: (i) to execute and deliver any English Collateral Document and any Australian Collateral Document; (ii) to exercise the rights, powers and discretions given to the Collateral Agent (in its capacity as security trustee) under or in connection with any English Collateral Document or any Australian Collateral Document together with any other incidental rights, powers and discretions; and (iii) to give any authorizations and confirmations to be given by the Collateral Agent (in its capacity as security trustee) on behalf of the Secured Parties under any English Collateral Document or any Australian Collateral Document.
(g)    The Collateral Agent may accept without inquiry the title (if any) which any Credit Party may have to the Charged Property. Each other Secured Party confirms that it does not wish to be registered as a joint proprietor of any security interest constituted by any English Collateral Document or any Australian Collateral Document and accordingly authorizes: (a) the Collateral Agent to hold such security interest in its sole name (or in the name of any Delegate) as trustee for the Secured Parties; and (b) the Land Registry (or other relevant registry in any applicable jurisdiction) to register the Collateral Agent (or any Delegate or Appointee) as a sole proprietor of such security interest.
(h)    Except to the extent that any English Collateral Document or any Australian Collateral Document otherwise requires, any moneys which the Collateral Agent receives under or pursuant to an English Collateral Document or an Australian Collateral Document may be: (a) invested in any investments which the Collateral Agent selects and which are authorized by applicable law; or (b) placed on deposit at any bank or institution (including the Collateral Agent) on terms that the Collateral Agent thinks fit (acting reasonably), in each case in the name or under the control of the Collateral Agent, and the Collateral Agent shall hold those moneys, together with any accrued income (net of any applicable Tax) on trust for, and to the order of, the Lenders, and shall pay them to the Lenders on demand. On a disposal of any of the Charged Property which is permitted under the Credit Documents, the Collateral Agent shall (at the cost of the Credit Parties) execute any release of any English Collateral Document, any Australian Collateral Document or other claim over that Charged Property and issue any certificates of non-crystallisation of floating charges that may be required or take any other action that the Collateral Agent considers desirable.
(i)    The Collateral Agent shall not be liable for (i) any defect in or failure of the title (if any) which any Person may have to any assets over which security is intended to be created by an English Collateral Document or Australian Collateral Document; (ii) any loss resulting from the investment or deposit at any bank of moneys which it invests or deposits in a manner permitted by an English Collateral Document or an Australian Collateral Document; (iii) the exercise of, or the failure to exercise, any right, power or discretion given to it by or in connection with any Credit Document or any other agreement, arrangement or document entered into, or executed in anticipation of, under or in connection with, any Credit Document; or (iv) any shortfall which arises on enforcing an English Collateral Document or an Australian Collateral Document, other than if any of the instances specified in (i) to (iv) are caused by the Collateral Agent’s bad faith, gross negligence and/or willful misconduct (each as determined in a final, non-appealable judgment by a court of competent jurisdiction). The Collateral Agent shall not be obligated to (i) obtain any authorization or environmental permit in respect of any of the Charged Property, or an English Collateral Document or an Australian Collateral Document; (ii) hold in its own possession an English Collateral Document, an Australian Collateral Document, a title deed or other document relating to the Charged Property or an English Collateral Document or an Australian Collateral Document; (iii) perfect, protect, register, make any filing or give any notice in respect of an

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English Collateral Document or an Australian Collateral Document (or the order of ranking of an English Collateral Document), unless that failure arises directly from its own bad faith, gross negligence and/or willful misconduct (each as determined in a final, non-appealable judgment by a court of competent jurisdiction); or (iv) require any further assurances in relation to an English Collateral Document or an Australian Collateral Document.
(j)    In respect of any English Collateral Document or any Australian Collateral Document, the Collateral Agent shall not be obligated to: (i) insure, or require any other person to insure, the Charged Property; or (ii) make any enquiry or conduct any investigation into the legality, validity, effectiveness, adequacy or enforceability of any insurance existing over such Charged Property. In respect of any English Collateral Document or any Australian Collateral Document, the Collateral Agent shall not have any obligation or duty to any person for any loss suffered as a result of: (i) the lack or inadequacy of any insurance; or (ii) the failure of the Collateral Agent to notify the insurers of any material fact relating to the risk assumed by them, or of any other information of any kind, unless Required Lenders have requested it to do so in writing and the Collateral Agent has failed to do so within five (5) Business Days after receipt of that request.
(k)    In respect of any Australian Collateral Document, without limiting Section 9.5, the Collateral Agent shall have the benefit of all provisions relating to limitations on its liability and indemnities in its capacity as security trustee and shall be indemnified out of any money from time to time received or recovered by the Collateral Agent under each Collateral Document in respect of all losses, claims, actions, damages, liabilities, costs, charges, expenses, penalties, compensations, fines or outgoings suffered, paid or incurred (including legal costs and expenses on a full indemnity basis) incurred by it (i) in the exercise, protection or defence of any right, power, discretion or remedy conferred on it under a Credit Document or in performing any of its obligations duties or responsibilities; or (ii) otherwise in relation to a Collateral Document or other Credit Document. The Collateral Agent may, from time to time, retain and pay out of any moneys recovered from the Collateral Documents an amount to satisfy such indemnity.
(l)    Without prejudice to Section 9.3, if the Collateral Agent receives notice from any Secured Party or Credit Party or under the Australian Corporations Act that an administrator has been appointed (other than by the Collateral Agent) to an Australian Guarantor Subsidiary under Part 5.3A of the Australian Corporations Act, and the Collateral Agent is entitled under section 441A of the Australian Corporations Act to enforce any Collateral Document over that Australian Guarantor Subsidiary's property within the "decision period" provided for under that section: (i) the Collateral Agent must use its reasonable endeavors to notify the Secured Parties of the appointment and to obtain the instructions of the Required Lenders; (ii) if the Collateral Agent does not receive instructions of the Required Lenders in time to enable exercise of its powers to appoint a receiver or receiver and manager under the relevant Collateral Document(s) within that decision period, then despite any other provision of any Credit Document (other than Section 9.3(b)), the Collateral Agent in any case shall be entitled to exercise its powers to appoint a receiver or receiver and manager under the relevant Collateral Document(s) within the decision period, but need not do so (and is not liable to the Secured Parties if it does not do so).
(m)    Every appointment of a successor Collateral Agent under an English Collateral Document shall be by deed. Section 1 of the Trustee Act 2000 (UK) shall not apply to the duty of the Collateral Agent in relation to the trusts constituted by this Agreement.
(n)    In the case of any conflict between the provisions of this Agreement and those of the Trustee Act 1925 (UK) or the Trustee Act 2000 (UK), the provisions of this Agreement shall prevail

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to the extent allowed by law, and shall constitute a restriction or exclusion for the purposes of the Trustee Act 2000 (U.K.). The perpetuity period under the rule against perpetuities if applicable to this Agreement and any English Collateral Document shall be eighty (80) years from the Closing Date
(o)    Notwithstanding anything to the contrary contained in this Agreement or any other Credit Document, this Section 9.15 shall be governed by the laws of England and Wales.
9.16    Hypothecary Representative.
For the purposes of holding any hypothec granted by any Credit Party pursuant to a Canadian Collateral Document governed by the laws of the Province of Québec, each Secured Party, hereby irrevocably appoints and authorizes the Collateral Agent, as part of its duties as Collateral Agent, to act as the hypothecary representative of all present and future Secured Parties as contemplated under Article 2692 of the Civil Code of Québec and each Deed of Hypothec. The Collateral Agent as hypothecary representative shall (a) have the sole and exclusive right and authority to exercise, except as otherwise specifically restricted by this Agreement, all rights and remedies given to the hypothecary representative pursuant to any Deed of Hypothec, and (b) benefit from and be subject to all provisions of this Agreement with respect to the Collateral Agent mutatis mutandis in its capacity as hypothecary representative, including all such provisions with respect to the liability or responsibility to and indemnification by the Credit Parties and the Secured Parties. Any Person who becomes a Secured Party in accordance with the terms of this Agreement will be deemed to have consented to and confirmed the appointment of the Collateral Agent as the hypothecary representative holding those hypothecs and to have ratified, as of the date it becomes a Secured Party, all actions taken by the Collateral Agent as the hypothecary representative. The appointment of a successor Collateral Agent pursuant to the terms hereof also constitutes the appointment of a successor hypothecary representative under this Section without any further agreement, act or formality (subject to, prior to the successor hypothecary representative exercising the rights relating to the hypothec created under any such Deed of Hypothec, the publication by registration of a notice of replacement in the applicable public register(s) in accordance with the terms of Article 2692 of the Civil Code of Quebec).
SECTION 10.    MISCELLANEOUS
10.1    Notices.
(a)    Addresses. All notices and other communications required or expressly authorized to be made by this Agreement will be given in writing, unless otherwise expressly specified herein, and (i) addressed to the address set forth on Appendix B or otherwise indicated to the Borrower and the Administrative Agent in writing, (ii) posted to the Platform (to the extent such system is available and set up by or at the direction of the Administrative Agent prior to posting), (iii) posted to any other E-System approved by or set up by or at the direction of the Administrative Agent or (iv) addressed to such other address as will be notified in writing (A) in the case of the Borrower, the Administrative Agent and the Collateral Agent, to the other parties hereto and (B) in the case of all other parties, to the Borrower, the Administrative Agent and the Collateral Agent. Transmissions made by electronic mail or E-Fax to the Administrative Agent will be effective only (1) for notices where such transmission is specifically authorized by this Agreement, (2) if such transmission is delivered in compliance with procedures of the Administrative Agent applicable at the time and previously communicated to the Borrower, and (3) if receipt of such transmission is acknowledged by the Administrative Agent.
(b)    Effectiveness. (i) All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement will be

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effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one (1) Business Day after delivery to such courier service, (iii) if delivered by mail, three (3) Business Days after deposit in the mail, (iv) if delivered by facsimile (other than to post to an E-System pursuant to clause (a)(ii) or (a)(iii) above), upon sender’s receipt of confirmation of proper transmission, and (v) if delivered by posting to any E-System, on the later of the Business Day of such posting and the Business Day access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System; provided, however, that no communications to the Administrative Agent pursuant to this Section 10.1 will be effective until received by the Administrative Agent.
(ii)    The posting, completion and/or submission by any Credit Party of any communication pursuant to an E-System will constitute a representation and warranty by the Credit Parties that any representation, warranty, certification or other similar statement required by the Credit Documents to be provided, given or made by a Credit Party in connection with any such communication is true, correct and complete except as expressly noted in such communication or E-System.
(c)    Each Lender will notify the Administrative Agent and the Collateral Agent in writing of any changes in the address to which notices to such Lender should be directed, of addresses of its Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent will reasonably request.
(d)    Electronic Transmissions.
(i)    Authorization. Subject to the provisions of Section 10.1(a), each of the Administrative Agent, the Collateral Agent, the Lenders, each Credit Party and each of their Related Persons is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Credit Document and the transactions contemplated therein. Each Credit Party and each Secured Party hereto acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.
(ii)    Signatures. Subject to the provisions of Section 10.1(a), (i) (A) no posting to any E-System will be denied legal effect merely because it is made electronically, (B) each E Signature on any such posting will be deemed sufficient to satisfy any requirement for a “signature” and (C) each such posting will be deemed sufficient to satisfy any requirement for a “writing,” in each case including pursuant to any Credit Document, any applicable provision of any applicable UCC, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Law governing such subject matter, (ii) each such posting that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and will be deemed signed, by attaching to, or logically associating with such posting, an E-Signature, upon which the Administrative Agent, the Collateral Agent, each other Secured Party and each Credit Party may rely and assume the authenticity thereof, (iii) each such posting containing a signature, a reproduction of a signature or an E-Signature will, for all intents and purposes, have the same effect and weight as a signed paper original and (iv) each party hereto or

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beneficiary hereto agrees not to contest the validity or enforceability of any posting on any E-System or E-Signature on any such posting under the provisions of any applicable Law requiring certain documents to be in writing or signed; provided, however, that nothing herein will limit such party’s or beneficiary’s right to contest whether any posting to any E-System or E-Signature has been altered after transmission.
(iii)    Separate Agreements. All uses of an E-System will be governed by and subject to, in addition to Section 10.1, the separate terms, conditions and privacy policy posted or referenced in such E-System (or such terms, conditions and privacy policy as may be updated from time to time, including on such E-System) and related Contractual Obligations executed by the Administrative Agent and Credit Parties in connection with the use of such E-System.
(iv)    LIMITATION OF LIABILITY. ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS WILL BE PROVIDED “AS IS” AND “AS AVAILABLE.” NONE OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF ANY E-SYSTEMS OR ELECTRONIC TRANSMISSION AND DISCLAIMS ALL LIABILITY (WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN CONTRACT, TORT OR OTHERWISE)) FOR ERRORS OR OMISSIONS THEREIN. NO WARRANTY OF ANY KIND IS MADE BY THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT ANY LENDER OR ANY OF THEIR RELATED PERSONS IN CONNECTION WITH ANY E SYSTEMS OR ELECTRONIC COMMUNICATION, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS. The Borrower, each other Credit Party executing this Agreement and each Secured Party agrees that the Administrative Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.
(e)    Each Credit Party agrees that the Administrative Agent may make the communications described in clause (a) above available to the other Agents or the Lenders by posting such communications on any Platform.
(f)    Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to information that is not made available through the “Public Side Information” portion of the Platform and that may contain Nonpublic Information with respect to the Borrower, the Subsidiaries or their respective securities for purposes of United States federal or state securities laws. In the event that any Public Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither the Borrower nor the

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Administrative Agent has any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Credit Documents.
10.2    Expenses. The Borrower agrees to pay promptly, in each case for which an invoice has been delivered to the Borrower, (a) if the Closing Date occurs, all actual, reasonable and documented in reasonable detail out-of-pocket costs and expenses of the Administrative Agent and the Collateral Agent in the preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto (limited, in the case of legal fees and expenses, to the fees, expenses and disbursements of one primary counsel and, if reasonably necessary, one local counsel in each relevant jurisdiction (which may be a single local counsel acting in multiple jurisdictions) to such Persons taken as a whole); (b) all the costs of furnishing all opinions by counsel for the Borrower and the other Credit Parties; (c) the actual, reasonable and documented in reasonable detail out-of-pocket fees, expenses and disbursements of counsel to the Administrative Agent, the Collateral Agent and the Sole Lead Arranger in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the Borrower, limited to fees, expenses and disbursements of one primary counsel and, if reasonably necessary, one local counsel in each relevant jurisdiction (which may be a single local counsel acting in multiple jurisdictions); (d) all the actual documented out-of-pocket costs and reasonable expenses of creating, perfecting and recording Liens in favor of the Collateral Agent, for the benefit of the Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and actual, reasonable documented out-of-pocket fees, expenses and disbursements of counsel to each of the Administrative Agent and the Collateral Agent and of counsel providing any opinions that the Administrative Agent and the Collateral Agent or the Required Lenders may reasonably request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (e) [Reserved]; (f) all the actual, reasonable documented out-of-pocket costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any agents employed or retained by the Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (g) all other actual, reasonable documented out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the transactions contemplated by the Credit Documents and any consents, amendments, waivers or other modifications thereto; and (h) after the occurrence and during the continuance of an Event of Default, all actual, documented out-of-pocket costs and expenses, including reasonable attorneys’ fees, costs of settlement and fees, expenses and disbursements of any appraisers, consultants and other advisors incurred by any Agent and the Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or preservation of any right or remedy under any Credit Document or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings, limited, in the case of legal fees and expenses, to fees, disbursements and expenses of one counsel to the Agents and the Lenders taken as a whole (and, if reasonably necessary, one local counsel in any relevant jurisdiction (which may be a single local counsel acting in multiple jurisdictions) and, solely in the event of an actual or potential conflict of interest between any Agent and the Lenders, where the Person or Persons affected by such conflict of interest inform the Borrower in writing of such conflict of interest, one additional counsel in each relevant jurisdiction to each group of affected Persons similarly situated taken as a whole)). For the avoidance of doubt, this Section 10.2 will not apply with respect to Taxes other than as set forth in clause (d) above and any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
10.3    Indemnity; Certain Waivers.

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(a)    Indemnity. In addition to the payment of expenses pursuant to Section 10.2, each Credit Party agrees to indemnify, pay and hold harmless, each Agent, each Lender and each of their respective Related Persons (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided that no Credit Party will have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities (i) arise from (A) the bad faith, gross negligence or willful misconduct of that Indemnitee or its Related Persons as determined by a court of competent jurisdiction in a final non-appealable order or (B) any material breach of the obligations of that Indemnitee or its Related Persons under this Agreement or any other Credit Document as determined by a court of competent jurisdiction in a final non-appealable order or (ii) relate to any dispute solely among Indemnitees other than (A) claims against an Agent, in its capacity as such or in fulfilling its role as an Agent, and (B) claims arising out of any act or omission on the part of any Credit Party or any Subsidiary or Affiliates; provided further that the Credit Parties, taken as a whole, shall be responsible hereunder for the fees and expenses of only one counsel for each similarly situated group of affected Indemnitees in connection with indemnification claims arising out of the same facts or circumstances and, if reasonably necessary or advisable in the judgment of the Agents, a single regulatory counsel in each applicable specialty and a single local or foreign counsel to the Indemnitees taken as a whole in each relevant jurisdiction and, solely in the case of an actual or perceived conflict of interest, one additional primary counsel, one additional regulatory counsel in each applicable specialty and one additional local or foreign counsel in each applicable jurisdiction, in each case, to each similarly situated group of affected Indemnitees. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them. The Credit Parties agree, jointly and severally, that, without the prior written consent of the Administrative Agent, which consent will not be unreasonably withheld or delayed, the Credit Parties will not enter into any settlement of a claim in respect of which indemnification could have been sought by an Indemnitee under this Section 10.3(a) unless such settlement includes an explicit and unconditional release from the party bringing such claim of all Indemnitees which could have sought indemnification with respect to such claim under this Section 10.3(a). This Section 10.3 will not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(b)    To the extent that the Credit Parties fail to indefeasibly pay any amount required to be paid by them to the Agents under Sections 10.3(a) in accordance with Section 9.8(b), each Lender severally agrees to pay to the applicable Agent such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (such indemnity will be effective whether or not the related losses, claims, damages, liabilities and related expenses are incurred or asserted by any party hereto or any third party); provided that the unreimbursed claim was incurred by or asserted against any of the Agents in its capacity as such.
(c)    No Indemnitee will be liable for any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems (including the Platform) and neither any Indemnitee nor any Credit Party (or any of their respective directors, officers, employees, controlling Persons, controlled affiliates or agents) will be liable for any indirect, special, punitive or consequential damages in connection with the Transactions, this Agreement or any other Credit Document (including the Facilities and the use of proceeds hereunder), or with respect to any activities or other transactions related to the Facilities; provided that nothing contained in this sentence limits the Credit Parties’ indemnity and reimbursement obligations to

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the extent such special, indirect, punitive or consequential damages are included in any third party claim in connection with which such Indemnitee is entitled to indemnification hereunder.
10.4    Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Lender is hereby authorized by each Credit Party at any time or from time to time subject to the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than the Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto or with any other Credit Document, irrespective of whether or not (a) such Lender will have made any demand hereunder or (b) the principal of or the interest on the Loans or any other amounts due hereunder will have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured. Notwithstanding the foregoing, nothing contained in this Section 10.4 shall provide any Lender with any recourse against Excluded Assets (as defined in the Pledge and Security Agreement).
10.5    Amendments and Waivers.
(a)    Required Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, will in any event be effective without the written concurrence of the Required Lenders, except (A) the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement (i) to cure any ambiguity, omission, defect or inconsistency, provided that no such amendment will become effective until the fifth Business Day after it has been posted to the Lenders, and then only if the Required Lenders have not objected in writing within such five (5) Business Day period, (ii) to enter into additional or supplemental Collateral Documents and (iii) to release Collateral or Guarantors in accordance with Section 9 of this Agreement and the Collateral Documents, (B) the Agency Fee Letter may be amended by the parties thereto without the consent of any other Person and (C) any amendment, modification, termination, waiver or consent made in compliance with Section 10.5(b) or Section 10.5(c), as the case may be, shall require the written concurrence of the Borrower and the parties specified in Section 10.5(b) or Section 10.5(c), respectively.
(b)    Affected Lenders’ Consent. No amendment, modification, termination, or consent will be effective if the effect thereof would:
(i)    extend the scheduled final maturity date of any Loan of any Lender without the written consent of such Lender; provided that no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default will constitute an extension of a final maturity date;
(ii)    waive, reduce or postpone any scheduled repayment (but not prepayment or mandatory prepayment, which will be governed by Section 10.5(a)) of any Loan held by any Lender pursuant to Section 2.12 without the written consent of such Lender;
(iii)    [reserved];

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(iv)    reduce the rate of interest on any Loan held by any Lender (other than (A) any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.10 and (B) any amendments pursuant to Section 2.18(b)) or any fee payable to a Lender under this Agreement without the written consent of such Lender;
(v)    extend the time for payment of any such interest or fees without the written consent of all the Lenders directly affected thereby (it being understood that the waiver of any mandatory prepayment will not constitute an extension of any time for payment of interest or fees);
(vi)    reduce the principal amount of any Loan held by a Lender without the written consent of such Lender;
(vii)    amend, modify, terminate or waive any provision of Section 10.5(a), this Section 10.5(b) or Section 10.5(c) without the written consent of all Lenders;
(viii)    amend the definition of “Required Lenders” or “Pro Rata Share” without the written consent of all Lenders or amend the definition of “Required Delayed Draw Lenders” without the written consent of all Lenders holding Delayed Draw Term Loan Commitments; provided that, with the consent of the Required Lenders, additional extensions of credit pursuant hereto may be included in the determination of “Required Lenders” or “Pro Rata Share” on substantially the same basis as the Closing Date Initial Term Loan Commitments, the Initial Term Loans, the Delayed Draw Term Loan Commitments, the Delayed Draw Term Loans are included on the Closing Date; provided further that such definitions may also be amended in furtherance of any amendment permitted by another subsection of this Section 10.5(b) with the consent of such Persons as are required by such subsection;
(ix)    amend, modify, terminate or waive any provision of Section 10.6(j) without the written consent of all Lenders;
(x)    release, or subordinate the Collateral Agent’s Liens on, all or substantially all of the Collateral or release all or substantially all of the Guarantors from the Guaranty, except as expressly provided in this Agreement or any of the Collateral Documents, in each case, as of the Closing Date, or in connection with securing additional secured obligations equally and ratably with the other Obligations in accordance with the Credit Documents, without the written consent of all Lenders;
(xi)    consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document without the written consent of all Lenders;
(xii)    extend or increase any Commitments of any Lender without the written consent of such Lender;
(xiii)    subordinate the Obligations under the Credit Documents to any other Indebtedness without the written consent of all Lenders; or
(xiv)    amend or modify the definition of “Secured Swap Provider”, “Obligations”, “Secured Rate Contracts”, “Bank Products” and “Bank Product Provider”,

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in each case, in a manner materially adverse to any Secured Swap Provider or Bank Product Provider (as applicable) holding outstanding Obligations under Secured Rate Contracts or Bank Products (as applicable) at such time without the written consent of such Person;
provided that the Required Lenders may waive any increase in the interest rate applicable to any Loan or other Obligation pursuant to Section 2.10.
(c)    Other Consents. No amendment, waiver or consent will, unless in writing and signed by the Administrative Agent or the Collateral Agent, as the case may be, in addition to the Required Lenders, Required Delayed Draw Lenders or all Lenders directly affected thereby, as the case may be (or by Administrative Agent with the consent of the Required Lenders, the Required Delayed Draw Lenders or all the Lenders directly affected thereby, as the case may be), affect the rights or duties of the Administrative Agent or the Collateral Agent, as applicable, in its capacity as such, under this Agreement or any other Credit Document. Further, no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, will:
(i)    increase or extend any Term Loan Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided that no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default will constitute an increase in or extension of any Commitment of any Lender;
(ii)    [reserved];
(iii)    alter the required application of any repayments or prepayments (including payments made from proceeds of Collateral) as between Classes pursuant to Section 2.15 or Section 8.3 or modify Section 2.17 without the consent of all Lenders; provided that Required Lenders may waive, in whole or in part, any prepayment so long as the application, as between Classes, of any portion of such prepayment which is still required to be made is not altered;
(iv)    [reserved];
(v)    amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent; or
(vi)    amend, waive or otherwise modify any provision of the paragraph immediately succeeding the table in the definition of “Applicable Margin” that is applicable to Initial Term Loans in Section 1.1 without the consent of the Required Initial Term Loan Lenders; or
(vii)    amend, modify or waive any condition precedent set forth in Section 3.2(a) or (c) with respect to making Delayed Draw Term Loans without the consent of the Required Delayed Draw Lenders.
(d)    Execution of Amendments, etc. The Administrative Agent may, but will have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or

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consents on behalf of such Lender. Any waiver or consent will be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case will entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 will be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party. Without limiting the generality of the foregoing, the making of a Loan will not be construed as a waiver of any Default, regardless of whether any Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on the Borrower or any other Credit Party in any case will entitle the Borrower or any other Credit Party to any other or further notice or demand in similar or other circumstances.
(e)    Intercreditor Agreements and Subordination Agreements. The Administrative Agent and the Collateral Agent are irrevocably authorized and instructed by the Lenders and other Secured Parties without any further consent of any Lender or any other Secured Party, to enter into (or acknowledge and consent to), or amend, renew, extend, supplement, restate, replace, waive, or otherwise modify, any Pari Passu Lien Intercreditor Agreement, Junior Lien Intercreditor Agreement or Subordination Agreement with the collateral agent or other representative of the holders of Indebtedness or Permitted Royalty Monetization Transaction that is permitted to be secured by a Lien on any Collateral (with such priority as may be designated by the Credit Parties to the extent such priority is permitted by the Credit Documents) under this Agreement and to subject the Liens on the Collateral securing the Obligations to the provisions thereof. Each Lender and other Secured Party hereby agrees that (a) the Administrative Agent and the Collateral Agent may rely exclusively on a certificate of a Responsible Officer of the Borrower (which, for the avoidance of doubt, no such certificate shall be required from a Responsible Officer of the Borrower for the Administrative Agent and the Collateral Agent to be required to enter into any such Pari Passu Lien Intercreditor Agreement, Junior Lien Intercreditor Agreement or Subordination Agreement) as to whether such Liens are permitted to be secured by a Lien on the Collateral (with such priority as provided by the proposed Pari Passu Lien Intercreditor Agreement, Junior Lien Intercreditor Agreement or Subordination Agreement) under this Agreement and whether the Credit Documents require the entry into (or acknowledgement and consent to), or the amendment, renewal, extension, supplementation, restatement, replacement, waiver or other modification of, such Pari Passu Lien Intercreditor Agreement, Junior Lien Intercreditor Agreement or Subordination Agreement by the Administrative Agent and/or the Collateral Agent, and (b) any Pari Passu Lien Intercreditor Agreement, Junior Lien Intercreditor Agreement or Subordination Agreement entered into by the Collateral Agent shall be binding on the Secured Parties, and each Lender and the other Secured Parties hereby agree that it will take no actions contrary to the provisions of, if entered into and if applicable, any Pari Passu Lien Intercreditor Agreement, Junior Lien Intercreditor Agreement or Subordination Agreement. Notwithstanding anything to the contrary in this Agreement, no Lender consent is required to enter into, amend or supplement any Pari Passu Lien Intercreditor Agreement, Junior Lien Intercreditor Agreement or Subordination Agreement, in any such case that is (i) for the purpose of adding the holders of Pari Passu Lien Indebtedness, Junior Lien Indebtedness or Subordinated Debt (or a Debt Representative with respect thereto), as applicable, permitted hereunder as parties thereto (regardless of whether also constituting Incremental Equivalent Debt, Credit Agreement Refinancing Indebtedness, or other category of Indebtedness hereunder), as expressly contemplated by the terms of such Pari Passu Lien Intercreditor Agreement, such Junior Lien Intercreditor Agreement or such Subordination Agreement (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor or subordination agreement as determined by the Administrative Agent, are required to effectuate the foregoing; provided that such other changes are not adverse, in any material respect, to the interests of the Lenders), (ii) in connection with entry into a Permitted Royalty

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Monetization Transaction or (iii) expressly contemplated by any Pari Passu Lien Intercreditor Agreement, any Junior Lien Intercreditor Agreement or any Subordination Agreement.
(f)    Additional Amendments Provisions.
(i)    Nothing herein will be deemed to prohibit an amendment and/or amendment and restatement of this Agreement consented to by the Required Lenders, the Borrower and the Administrative Agent (A) to add one or more additional credit facilities to this Agreement (it being understood that no Lender will have any obligation to provide or to commit to provide all or any portion of any such additional credit facility) and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Credit Documents with the Term Loans and the accrued interest and fees in respect thereof and (B) to effect the amendments contemplated by the proviso in Section 10.5(b)(viii) and such other amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent to provide for such additional credit facility.
(ii)    In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing or exchange of all outstanding Term Loans of any tranche (“Refinanced Term Loans”) with a replacement term loan tranche hereunder (“Replacement Term Loans”); provided that (A) the aggregate principal amount of such Replacement Term Loans will not exceed the aggregate principal amount of such Refinanced Term Loans plus any interest, premium or other amount due with respect to such Refinanced Term Loans, (B) the scheduled final maturity of such Replacement Term Loans will not be sooner than the scheduled final maturity of such Refinanced Term Loans at the time of such refinancing, (C) the Weighted Average Life to Maturity of such Replacement Term Loans will not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such refinancing, and (D) the other terms applicable to such Indebtedness are substantially identical to, or (taken as a whole as determined by the Borrower in good faith) are no more favorable to the lenders providing such Replacement Term Loans than, those applicable to the Initial Term Loans; provided that this clause (D) will not apply to (1) interest rate, fees, funding discounts and other pricing terms, (2) redemption, prepayment or other premiums, (3) optional prepayment terms, and (4) covenants and other terms that are (x) applied to the Term Loans existing at the time of incurrence of such Replacement Term Loans (so that existing Lenders also receive the benefit of such provisions) and/or (y) applicable only to periods after the Latest Term Loan Maturity Date at the time of incurrence of such Indebtedness; provided further, a certificate of the Borrower delivered to the Administrative Agent at least four (4) Business Days prior to the incurrence of such Indebtedness (or such shorter period as may be agreed by the Administrative Agent), together with a reasonably detailed description of the material covenants and events of default of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has reasonably determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower in writing within such

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four (4) Business Day period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees).
(g)    Extension.
(i)    Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders holding Term Loans with a like maturity date on a pro rata basis (based on the aggregate outstanding principal amount of such respective Term Loans) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date and/or commitment termination of each such Lender’s Term Loans of such class, and, subject to the terms hereof, otherwise modify the terms of such Term Loans pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate and/or fees payable in respect of such Term Loans and/or modifying the amortization schedule in respect of such Lender’s Term Loans) (each, an “Extension;” and each group of Term Loans as so extended, as well as the original Term Loans (not so extended), being a separate “tranche”), so long as the following terms are satisfied:
(A)    no Default or Event of Default will have occurred and be continuing at the time the Extension Offer is delivered to the Lenders or at the time of such Extension;
(B)    [reserved];
(C)    except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which will, subject to the immediately succeeding clauses (D), (E) and (F), be determined by the Borrower and set forth in the relevant Extension Offer, subject to acceptance by the Extended Term Lenders), the Term Loans of any Lender that agrees to an Extension with respect to such Term Loans owed to it (an “Extended Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) will have the same terms as the tranche of Term Loans subject to such Extension Offer (except for covenants or other provisions contained therein or other provisions contained therein applicable only to periods after the then Latest Term Loan Maturity Date);
(D)    the final maturity date of any Extended Term Loans will be no earlier than the Latest Term Loan Maturity Date of the Term Loans extended thereby;
(E)    the Weighted Average Life to Maturity of any Extended Term Loans will be no shorter than the Weighted Average Life to Maturity of the Term Loans extended thereby;
(F)    any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis except for prepayments with the proceeds of Credit Agreement Refinancing Indebtedness and in respect of an earlier maturing tranche) with non-extending tranches of

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Term Loans in any mandatory prepayments hereunder, in each case as specified in the respective Extension Offer;
(G)    there will be no more than three (3) Extended Term Loan tranches at any time during the term of this Agreement; and
(ii)    if the aggregate principal amount of Term Loans (calculated on the outstanding principal amount thereof) in respect of which a Lender will have accepted the relevant Extension Offer will exceed the maximum aggregate principal amount of Term Loans offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans of such Lender will be extended ratably up to such maximum amount based on the respective principal or commitment amounts with respect to which such Lender have accepted such Extension Offer. With respect to all Extensions consummated by the Borrower pursuant to this Section, (A) such Extensions will not constitute voluntary or mandatory payments or prepayments for purposes of Sections 2.13 or 2.14 and (B) no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower may at its election specify as a condition to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Term Loans of any or all applicable tranches be tendered. The Administrative Agent, the Collateral Agent and the Lenders hereby consent to the transactions contemplated by this Section (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement or any other Credit Document that may otherwise prohibit or conflict with any such Extension or any other transaction contemplated by this Section.
(iii)    No consent of any Lender, the Collateral Agent or the Administrative Agent will be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans (or a portion thereof). All Extended Term Loans and all obligations in respect thereof will be Obligations under this Agreement and the other Credit Documents and secured by the same Liens on the Collateral that secure all other applicable Obligations. The Lenders hereby irrevocably authorize the Administrative Agent and the Collateral Agent to enter into amendments to this Agreement and the other Credit Documents with the Borrower (on behalf of all Credit Parties) as may be necessary in order to establish new tranches or sub-tranches in respect of Term Loans so extended and such technical amendments as may be necessary in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section (any such amendment, an “Extension Amendment”). Without limiting the foregoing, in connection with any Extensions the applicable Credit Parties will (at their expense) amend (and the Collateral Agent is hereby directed by the Lenders to amend) any Mortgage that has a maturity date prior to the then latest maturity date so that such maturity date referenced therein is extended to the then latest maturity date (or such later date as may be advised by local counsel to the Collateral Agent). The Administrative Agent will promptly notify each Lender of the effectiveness of each such Extension Amendment.

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(iv)    In connection with any Extension, the Borrower will provide the Administrative Agent at least five (5) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and will agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 10.5(g). This Section 10.5(g) will supersede any provisions of this Section 10.5 or Section 2.17 or 10.4 to the contrary
10.6    Successors and Assigns; Participations.
(a)    Generally. This Agreement will be binding upon the parties hereto and their respective successors and assigns and will inure to the benefit of the parties hereto and the successors and assigns of the Lenders. No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all of the Lenders. Nothing in this Agreement, expressed or implied, will be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Register. Each Credit Party, the Administrative Agent and the Lenders will deem and treat the Persons listed as the Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan (whether or not evidenced by a Note) will be effective, in each case, unless and until recorded in the Register following receipt of an Assignment Agreement effecting the assignment or transfer thereof, together with the required forms and certificates regarding tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 10.6(d). Each assignment will be recorded in the Register on the Business Day the Assignment Agreement is received by the Administrative Agent, if received by 12:00 noon New York City time, and on the following Business Day if received after such time, prompt notice thereof will be provided to the Borrower and a copy of such Assignment Agreement will be maintained. The date of such recordation of a transfer will be referred to herein as the “Assignment Effective Date.” Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender will be prima facie evidence thereof with respect to on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.
(c)    Right to Assign. Each Lender will have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment or Loans owing to it or other Obligations (provided that, pro rata assignments will not be required, but each such assignment will be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Loan and any related Commitment,):
(i)    to any Person meeting the criteria of clause (a) or clause (c) of the definition of “Eligible Assignee” upon the giving of notice to the Borrower and the Administrative Agent; and
(ii)    to any Person meeting the criteria of clause (b) of the definition of “Eligible Assignee” and consented to by each of the Borrower and the Administrative Agent (each such consent not to be (A) unreasonably withheld, delayed or conditioned

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and (B) in the case of the Borrower, required at any time a Specified Event of Default will have occurred and then be continuing); provided that (1) the Borrower’s refusal to accept an assignment to a Disqualified Lender will be deemed to be reasonable and (2) the Borrower will be deemed to have consented to any such assignment (other than an assignment to a Disqualified Lender) unless it will object thereto by written notice to the Administrative Agent within fifteen (15) Business Days after having received written notice thereof delivered in accordance with the notice provisions hereof including a copy sent to legal counsel of the Borrower (and at least one written follow-up of the Administrative Agent to the Borrower and Borrower’s counsel with a reasonable amount of time to respond after such written follow-up); provided further that each such assignment pursuant to this Section 10.6(c)(ii) will be in an aggregate amount of not less than (x) $5,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent or as will constitute the aggregate amount of the Delayed Draw Term Loan Commitments of the assigning Lender) with respect to the assignment of the Delayed Draw Term Loan Commitments and (y) $1,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent or as will constitute the aggregate amount of the Term Loan of the assigning Lender) with respect to the assignment of Term Loans.
Notwithstanding the foregoing, no assignment may be made (A) to a Natural Person or (B) to a Disqualified Lender and, to the extent that any assignment of any Loan and/or related Commitment is purported to be made to a Disqualified Lender, such Disqualified Lender shall be required immediately (and in any event within five (5) Business Days) to assign all Loans and Commitments then owned by such Disqualified Lender to another Lender (other than a Defaulting Lender), Eligible Assignee or, subject to Section 10.6(j), the Borrower at a purchase price equal to the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such Loans or Commitments, in each case, plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder (and the Borrower shall be entitled to seek specific performance in any applicable court of law or equity to enforce this sentence).
(d)    Mechanics. Assignments and assumptions of Loans and Commitments will only be effected by manual execution and delivery to the Administrative Agent of an Assignment Agreement and will be effective as of the applicable Assignment Effective Date. In connection with all assignments there will be delivered to the Administrative Agent such forms, certificates or other evidence, if any, as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.20(f), together with payment to the Administrative Agent of a registration and processing fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.
(e)    Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments and Loans, as the case may be, represents and warrants as of the Closing Date or as of the Assignment Effective Date that (i) (A) it is an Eligible Assignee and (B) it is not a Disqualified Lender, it being acknowledged by the Credit Parties, the Lenders and the other Secured Parties that the Administrative Agent will be entitled to rely on such representations and warranties set forth in this clause (i) without any diligence in respect to the accuracy of such representations and warranties and any breach of such representations and warranties by such Lender will not give rise to any liability on the part of the Administrative Agent; and (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be.

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(f)    Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the Assignment Effective Date (i) the assignee thereunder will have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Loans and Commitments as reflected in the Register and will thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder will, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender will cease to be a party hereto on the Assignment Effective Date; provided that anything contained in any of the Credit Documents to the contrary notwithstanding, (A) [reserved] and (B) such assigning Lender will continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments will be modified to reflect the Commitment of such assignee and any Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender will, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to the Administrative Agent for cancellation, and thereupon the Borrower will issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the outstanding Loans of the assignee and/or the assigning Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with clauses (b) through (f) will be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (g).
(g)    Participations. Each Lender will have the right at any time to sell one or more participations to any Person (other than to a Disqualified Lender) in all or any part of its Commitments, Loans or in any other Obligation; provided that (i) the Administrative Agent may provide a list of Disqualified Lenders to any Lender upon the request of such Lender pursuant to Section 2.7(c) and (ii) with respect to any participation by a Lender to a Disqualified Lender or, to the extent the Borrower’s consent is required under this Section 10.6, to any other Person, such participation will not be rendered void as a result but the Borrower shall be entitled to pursue any remedy available to them (whether at law or in equity, but excluding specific performance to unwind such participation) against the Lender and such Disqualified Lender, but in no case shall the Borrower or any other Person be entitled to pursue any remedy against the Administrative Agent. The holder of any such participation, other than an Affiliate of the Lender granting such participation, will not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (A) extend the scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment will not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan will be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (B) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (C) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder or release all or substantially all of the guarantees in which such participant is participating. The Borrower agrees that each participant will be entitled to the benefits of Sections 2.18(c), 2.19 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided that (1) the participant agrees to be subject

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to the provisions of Sections 2.21 and 2.23 as if it were an assignee under Section 10.6(c), (2) a participant will not be entitled to receive any greater payment under Sections 2.19 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with the Borrower’s prior written consent to the participant or such entitlement to receive such greater payment results from a Change in Law that occurs after the date such Participant acquired its participation and (3) a participant that would be a Non-U.S. Lender if it were a Lender will not be entitled to the benefits of Section 2.20 unless the Borrower is notified of the participation sold to such participant and such participant agrees, for the benefit of the Borrower, to comply with Section 2.20 as though it were a Lender (it being understood that the documentation required under Section 2.20(f) or Section 2.20(g) will be delivered to the participant). Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Sections 2.21 and 2.23 with respect to any participant. To the extent permitted by law, each participant also will be entitled to the benefits of Section 10.4 as though it were a Lender; provided that such participant agrees to be subject to Section 2.17 as though it were a Lender. Each Lender that sells a participation, acting solely for this purpose as a non-fiduciary agent of the Borrower, will maintain a register on which it records the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans and Commitments (each, a “Participant Register”). The entries in the Participant Register will be prime facie evidence thereof manifest error, and such Lender, unless there is demonstrable evidence to the contrary, the Borrower and the Administrative Agent will treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such Loans and Commitments for all purposes of this Agreement, notwithstanding any notice to the contrary. No Lender will have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.
(h)    Certain Other Assignments and Participations. In addition to any other assignment or participation permitted pursuant to this Section 10.6, any Lender may assign and/or pledge all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender, including, without limitation, to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by such Federal Reserve Bank or any central bank; provided that no Lender, as between the Borrower and such Lender, will be relieved of any of its obligations hereunder as a result of any such assignment and pledge; provided further, in no event will the applicable Federal Reserve Bank, central bank, pledgee or trustee be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder. Without limiting the foregoing, in the case of any Lender that is a fund that invests in bank loans or similar extensions of credit, such Lender may, without the consent of the Borrower, the Administrative Agent or any other Person, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Loans and Notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities. For the avoidance of doubt, the Administrative Agent (in its capacity as the Administrative Agent) shall have no responsibility for maintaining a Participant Register.

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(i)    [Reserved].
(j)    Any Lender may, so long as no Event of Default has occurred and is continuing or would immediately result therefrom, assign all or a portion of its rights and obligations with respect to the Term Loans and the Term Loan Commitments under this Agreement to the Borrower or any Subsidiary through (x) Dutch auctions open to all Lenders in accordance with procedures of the type described in Section 2.25 or (y) privately negotiated transactions or open market purchase on a non-pro rata basis, in each case subject to the following limitations; provided that:
(i)    (A) if the assignee is a Subsidiary, upon such assignment, transfer or contribution, the applicable assignee will automatically be deemed to have contributed or transferred the principal amount of such Term Loans, plus all accrued and unpaid interest thereon, to the Borrower; or (B) if the assignee is the Borrower (including through contribution or transfers set forth in clause (A)), (1) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to the Borrower will be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, (2) the aggregate outstanding principal amount of Term Loans will reflect such cancellation and extinguishing of the Term Loans then held by the Borrower and (3) the Borrower will promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Term Loans, and the Administrative Agent, upon receipt of such notice, will reflect the cancellation of the applicable Term Loans in the Register; and
(ii)    [reserved].
(k)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein will constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender will be obligated to make such Loan pursuant to the terms hereof; provided further that nothing herein will make the SPC a “Lender” for the purposes of this Agreement, obligate the Borrower or any other Credit Party or the Administrative Agent to deal with such SPC directly, obligate the Borrower or any other Credit Party in any manner to any greater extent than it was obligated to the Granting Lender, or increase costs or expenses of the Borrower. The Credit Parties and the Administrative Agent will be entitled to deal solely with, and obtain good discharge from, the Granting Lender and will not be required to investigate or otherwise seek the consent or approval of any SPC, including for the approval of any amendment, waiver or other modification of any provision of any Credit Document. The making of a Loan by an SPC hereunder will utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC will be liable for any indemnity or similar payment obligation under this Agreement (all liability for which will remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement will survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary contained in this Section 10.06(k), any SPC

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may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.
(l)    Electronic Signatures, Etc. The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement will be deemed to include electronic signatures or the keeping of records in electronic form, each of which will be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
10.7    Independence of Covenants; Interpretation. All covenants hereunder will be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant will not avoid the occurrence and continuance of a Default or an Event of Default if such action is taken or condition exists. Any dispute regarding the occurrence or continuance of a Default or Event of Default will be resolved by the Borrower and the Required Lenders (or Administrative Agent), and no Person other than the Required Lenders (or the Administrative Agent) will assert that a Default or Event of Default will have occurred and be continuing. Any Default or Event of Default that has been cured (including by means of delivery or performance of an obligation after the date by which such delivery or performance was due) or waived will be deemed to no longer be continuing.
10.8    Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein will survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.18, 2.19, 2.20, 10.2, 10.3, 10.14, 10.15 and 10.16 and the agreements of the Lenders set forth in Sections 2.17, 9.5, 9.6 and 9.8 will survive the termination of all Commitments, the termination hereof, and the payment in full of all other Obligations.
10.9    No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document will impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor will any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and will be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Secured Rate Contracts or any of the Bank Product Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder will not impair any such right, power or remedy or be construed to be a waiver thereof, nor will it preclude the further exercise of any such right, power or remedy.
10.10    Marshalling; Payments Set Aside. No Agent or any Lender will be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to the Administrative Agent or the Lenders (or to the Administrative Agent, on behalf of the Lenders), or the Administrative Agent or the Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are

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subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law, any equitable cause or any intercreditor arrangement contemplated hereunder, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, will be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.
10.11    Severability. In case any provision in or obligation hereunder or any Note will be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, will not in any way be affected or impaired thereby.
10.12    Obligations Several; Independent Nature of the Lenders’ Rights.
(a)    The obligations of the Lenders hereunder are several and no Lender will be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by the Lenders pursuant hereto or thereto, will be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender will be a separate and independent debt, and each Lender will be entitled to protect and enforce its rights arising out hereof and it will not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.
(b)    Each Lender acknowledges and agrees that it will act collectively through the Administrative Agent and, without limiting the delegation of authority to the Administrative Agent set forth herein, the Required Lenders will direct the Administrative Agent with respect to the exercise of rights and remedies hereunder (including with respect to alleging the existence or occurrence and continuance of, and exercising rights and remedies as a result of, any Default or Event of Default in each case that could be waived with the consent of the Required Lenders), and such rights and remedies will not be exercised other than through the Administrative Agent.
10.13    Headings. Section headings herein are included herein for convenience of reference only and will not constitute a part hereof for any other purpose or be given any substantive effect.
10.14    Applicable Law. This Agreement and the rights and obligations of the parties hereunder will be governed by, and will be construed and enforced in accordance with, the laws of the State of New York.
10.15    Consent to Jurisdiction. All judicial proceedings brought against any Credit Party arising out of or relating hereto or any other Credit Document, or any of the Obligations, will be brought in any state or Federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this Agreement, each Credit Party, for itself and in connection with its properties, irrevocably (a) accepts generally and unconditionally the exclusive jurisdiction and venue of such courts; (b) waives any defense of forum non conveniens; (c) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to the applicable Credit Party at its address provided in accordance with Section 10.1; (d) agrees that service as provided in clause (c) above is sufficient to confer personal jurisdiction over the applicable Credit Party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and (e) agrees that Agents and Lenders retain the right to serve process in any other manner permitted by law or to bring proceedings against any Credit Party in the courts of any other jurisdiction.
10.16    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO

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ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF THE PARTIES HERETO WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.
10.17    Confidentiality; Tombstones; Etc.
(a)    Confidentiality. Each Agent and each Lender will (i) not furnish any Nonpublic Information identified as such by the Borrower to any other Person and (ii) treat all Nonpublic Information with the same degree of care as it treats its own confidential information, it being understood and agreed by the Borrower that, in any event, an Agent or a Lender may make (A) disclosures of such information to creditors of any such Lender, Affiliates or Approved Funds of such Agent or such Lender, to their and such Affiliates’ and Approved Funds’ shareholders, officers, directors, employees, legal counsel, independent auditors and other experts, advisors or agents who need to know such information in connection with the transactions contemplated hereby, are informed of the confidential nature of such information and are instructed to keep such information confidential (and to other Persons authorized by an Agent or Lender to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17) other than any Disqualified Lender, (B) disclosure to any rating agency when required by it, (C) disclosures required or requested by any Governmental Authority (including periodic public filing requirements under the rules and regulations promulgated by the Securities and Exchange Commission) or self-regulatory authority or representative thereof or by the NAIC or pursuant to legal or judicial process, including in connection with assignments or pledges made pursuant to Section 10.6(h); provided that, unless specifically prohibited by applicable law, court order or any Governmental Authority or representative thereof, each Agent and each Lender will notify the Borrower of any request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Agent or such Lender by such Governmental Authority or representative thereof or self-regulatory authority, any such request pursuant to the Right to Financial Privacy Act of 1978 or periodic public filing requirements under the rules and regulations promulgated by the Securities and Exchange Commission) for disclosure of any such Nonpublic Information prior to disclosure of such information, (D) disclosures in connection with the enforcement of its rights under any Credit Document, (E) disclosures to any other party to this Agreement, (F) disclosures to an actual or prospective assignee, participant or investor in such Agent or such Lender (including in a financing, separate account or comingled fund of such Agent or such Lender) or an SPC (provided that such assignee, participant or investor is not a Disqualified Lender and is advised of and agrees to be bound by either the provisions of this Section 10.17 or other provisions at least as restrictive as this Section 10.17), (G) disclosures with the consent of the Borrower, (H) disclosures to the extent such Nonpublic Information (x) becomes publicly available other than as a result of a breach of this Section 10.17 or (y) becomes available to such Agent or such Lender on a non-confidential basis from a source other than the Borrower or any Subsidiary or any of their respective Affiliates that is not known by such Agent or such Lender to be subject to confidentiality obligations to the Borrower or any Subsidiary or their respective Affiliate and (I) to a Person that is a trustee, investment advisor, collateral manager, servicer, noteholder or secured party in a Securitization (as hereinafter defined) in connection with the administration, servicing and reporting on the assets serving as collateral for such Securitization. For the purposes of this Section, “Securitization” shall mean a public or private offering by a Lender or any of its Affiliates or their respective successors and assigns, of securities which represent an interest in, or which are collateralized, in whole or in party, by the Loans. In addition, each Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this

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Agreement and the other Credit Documents. For the avoidance of doubt, in no event will any Agent or any Lender disclose Nonpublic Information to any Disqualified Lender unless such disclosure is otherwise consented to by the Borrower.
(b)    Tombstones. Each Credit Party consents to the publication by the Sole Lead Arranger of advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of information on the Internet or worldwide web as it may choose, and the circulation of similar promotional materials, on and following the Closing Date in the form of a “tombstone” or otherwise, containing information customarily included in such advertisements and materials, including (i) the names of the Borrower and its Affiliates (or any of them), (ii) the Sole Lead Arranger and its Affiliates’ titles and roles in connection with the Transactions and (iii) the amount, type and closing date of the Commitments and the Loans.
(c)    Confidentiality – Australian PPSA. Subject to the extent such disclosure is permitted by Section 10.17(a), and to the extent permitted by section 275 of the Australian PPSA, each party hereto agrees to keep all information of the kind referred to in section 275(1) of the Australian PPSA confidential and not to disclose that information to any other person except where disclosure is otherwise permitted or authorized under the Credit Documents.
10.18    Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law will not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder will bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower will pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess will be cancelled automatically and, if previously paid, will at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower.
10.19    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission will be as effective as delivery of a manually executed counterpart hereof.
10.20    No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

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10.21    Effectiveness; Entire Agreement. This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Borrower and the Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.
10.22    No Fiduciary Duty. Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Credit Parties. Each Credit Party acknowledges and agrees:
(a)    nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Lenders and each Credit Party, its stockholders or its affiliates;
(b)    the transactions contemplated by the Credit Documents are arm’s-length commercial transactions between the Lenders, on the one hand, and each Credit Party, on the other;
(c)    in connection therewith and with the process leading to such transaction each of the Lenders is acting solely as a principal and not the agent or fiduciary of any Credit Party, its management, stockholders, creditors or any other Person;
(d)    no Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Lender or any of its affiliates has advised or is currently advising any Credit Party on other matters) or any other obligation to any Credit Party except the obligations expressly set forth in the Credit Documents;
(e)    each Credit Party has consulted its own legal and financial advisors to the extent it deemed appropriate;
(f)    each Credit Party is responsible for making its own independent judgment with respect to such transactions and the process leading thereto; and
(g)    no Credit Party will claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any Credit Party, in connection with such transaction or the process leading thereto.
10.23    No Third Parties Benefit. This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Lenders, the Agents and each other Secured Party, and their permitted successors and assigns, and no other Person will be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Credit Documents. No Agent or any Lender will have any obligation to any Person not a party to this Agreement or the other Credit Documents.
10.24    PATRIOT Act. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Credit Parties that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of each Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Credit Parties in accordance with the PATRIOT Act.
10.25    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured,

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may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
10.26    Judgment Currency.
(a)    The Credit Parties’ obligations hereunder and under the other Credit Documents to make payments in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than Dollars, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or the respective Lender of the full amount of Dollars expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Credit Documents. If, for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than Dollars (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in Dollars, the conversion shall be made at the Dollar Equivalent determined as of the Calculation Date immediately preceding the day on which the judgment is given.
(b)    If there is a change in the rate of exchange prevailing between the Calculation Date described in clause (a) above and the date of actual payment of the amount due, the Credit Parties shall pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Calculation Date.
(c)    For purposes of determining the Dollar Equivalent or any other rate of exchange for this Section 10.26, such amounts shall include any premium and costs payable in connection with the purchase of Dollars.
10.27    Restricted Use of Proceeds in Switzerland.
For so long as any Subsidiary incorporated in Switzerland and/or having its registered office in Switzerland and/or qualifying as a Swiss resident pursuant to article 9 of the Swiss Withholding Tax Act is a Foreign Guarantor, each Credit Party shall (and the Borrower shall procure that each of its Subsidiaries will) ensure that at any time during the term of this Agreement no proceeds under any Credit Document will be on-lent or made otherwise available, directly or indirectly, to such Foreign Guarantor incorporated in Switzerland and/or having its registered office in Switzerland and/or qualifying as a Swiss resident pursuant to article 9 of the Swiss Withholding Tax Act; or otherwise be used or made available, directly or indirectly, in each case, in a manner which would constitute a "harmful use of proceeds in

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Switzerland" (schädliche Mittelverwendung in der Schweiz) as interpreted by the Swiss Federal Tax Administration for purposes of Swiss Withholding Tax, unless and until a written confirmation or countersigned tax ruling application from the Swiss Federal Tax Administration has been obtained (in form and substance reasonably satisfactory to the Administrative Agent) confirming that the intended use of such proceeds is permitted without payments on interest and fees under any Credit Document becoming subject to Swiss Withholding Tax.
[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.
MODERNA, INC.,
as the Borrower

By: /s/ James Mock
Name: James Mock
Title:     Chief Financial Officer
MODERNA US, INC.,
as a Guarantor

By: /s/ Paul Baranello
Name: Paul Baranello
Title:     Treasurer
MODERNATX, INC.,
as a Guarantor

By: /s/ James Mock
Name: James Mock
Title: Chief Financial Officer
MODERNA NORWOOD REAL ESTATE LLC,
as a Guarantor

By: /s/ Paul Baranello
Name: Paul Baranello
Title:     Treasurer

[Signature Page to Credit and Guaranty Agreement]
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ARES CAPITAL CORPORATION,
as the Administrative Agent and a Lender
By:     /s/ Michael Dieber
Name: Michael Dieber
Title: Authorized Signatory
CION ARES DIVERSIFIED CREDIT FUND, as a Lender

By:     /s/ Michael Dieber
Name: Michael Dieber
Title: Authorized Signatory
CADEX CREDIT FINANCING LLC, as a Lender
By:     /s/ Michael Dieber
Name: Michael Dieber
Title: Authorized Signatory
ARES STRATEGIC INCOME FUND, as a Lender
By:     /s/ Michael Dieber
Name: Michael Dieber
Title: Authorized Signatory
ARES CENTRE STREET PARTNERSHIP, L.P., as a Lender
By: Ares Centre Street GP, Inc., as general partner
By: /s/    Michael Dieber
Name: Michael Dieber
Title: Authorized Signatory

[Signature Page to Credit and Guaranty Agreement]
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ARES ND CREDIT STRATEGIES FUND LLC, as a Lender
By: Ares Capital Management LLC, its Account Manager
By:     /s/ Michael Dieber
Name: Michael Dieber
Title: Authorized Signatory

ARES ND CSF HOLDINGS LLC, as a Lender
By: Ares Capital Management LLC, as Collateral Manager
By: /s/    Michael Dieber
Name: Michael Dieber
Title: Authorized Signatory

ARES CREDIT STRATEGIES INSURANCE DEDICATED FUND SERIES INTERESTS OF THE SALI MULTI-SERIES FUND, L.P., as a Lender
By: Ares Management LLC, its Investment Manager
By: Ares Capital Management LLC, as Sub-Adviser
By: /s/    Michael Dieber
Name: Michael Dieber
Title: Authorized Signatory

[Signature Page to Credit and Guaranty Agreement]
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ARES CSIDF HOLDINGS, LLC, as a Lender
By: Ares Capital Management LLC, as Servicer
By: Michael Dieber
Name: Michael Dieber
Title: Authorized Signatory

ARES SENIOR CREDIT MASTER FUND (U) III LP, as a Lender
By: Ares SDL Capital Management LLC, its Manager
By: /s/ Michael Dieber
Name: Michael Dieber
Title: Authorized Signatory

ARES SENIOR CREDIT MASTER FUND III LP, as a Lender
By: Ares SDL Capital Management LLC, its Manager
By: /s/ Michael Dieber
Name: Michael Dieber
Title: Authorized Signatory

[Signature Page to Credit and Guaranty Agreement]
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ARES SENIOR CREDIT INVESTMENT PARTNERSHIP (CP) L.P., as a Lender
By: Ares SDL Capital Management LLC, its Manager
By:     /s/ Michael Dieber
Name:Michael Dieber
Title: Authorized Signatory

ARES CREDIT INVESTMENT PARTNERSHIP III C LP, as a Lender
By: Ares SDL Capital Management LLC, its Manager
By:     /s/ Michael Dieber
Name: Michael Dieber
Title: Authorized Signatory

CHIMNEY TOPS LOAN FUND, LLC, as a Lender
By: Ares Capital Management LLC, its Account Manager
By:     /s/ Michael Dieber
Name: Michael Dieber
Title: Authorized Signatory

[Signature Page to Credit and Guaranty Agreement]
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PRIVATE CREDIT FUND O, LLC, as a Lender
By: Ares Capital Management LLC, its Account Manager
By:     /s/ Michael Dieber
Name: Michael Dieber
Title: Authorized Signatory
ACME PRIVATE CREDIT FUND LP, as a Lender
By: Ares Capital Management LLC, its Manager
By:     /s/    Michael Dieber
Name: Michael Dieber
Title: Authorized Signatory

PRIVATE CREDIT FUND C-1 HOLDCO, LLC – SERIES 1, as a Lender
By: Ares Capital Management LLC, its Asset Manager
By: /s/    Michael Dieber
Name: Michael Dieber
Title: Authorized Signatory

PRIVATE CREDIT FUND C-1 SPV 2, LLC, as a Lender
By: Ares Capital Management LLC, its manager
By: /s/ Michael Dieber
Name: Michael Dieber
Title: Authorized Signatory

[Signature Page to Credit and Guaranty Agreement]
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ASH HOLDINGS II (L), L.P., as a Lender
By: Ares Capital Management LLC, its manager
By: /s/    Michael Dieber
Name: Michael Dieber
Title: Authorized Signatory

ASH HOLDINGS II (U), L.P., as a Lender
By: Ares Capital Management LLC, its manager
By: /s/Michael Dieber
Name: /s/ Michael Dieber
Title: Authorized Signatory

ASH FINANCE II LLC, as a Lender
By: Ares Capital Management LLC, its manager
By: /s/     Michael Dieber
Name: Michael Dieber
Title: Authorized Signatory
ARES DIRECT FINANCE I LP, as a Lender
By: Ares Capital Management LLC, its Investment Manager
By: /s/    Michael Dieber
Name: Michael Dieber
Title: Authorized Signatory
[Signature Page to Credit and Guaranty Agreement]
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CREDIT INVESTMENT PARTNERSHIP III (A) LP, as a Lender
By: Ares Capital Management LLC, its Servicer
By: /s/     Michael Dieber
Name: Michael Dieber
Title: Authorized Signatory

CREDIT INVESTMENT PARTNERSHIP (K) LP, as a Lender
By: Ares Capital Management LLC, its Servicer
By: /s/ Michael Dieber
Name: Michael Dieber
Title: Authorized Signatory
CREDIT INVESTMENT PARTNERSHIP (N) LP, as a Lender
By: Ares Capital Management LLC, its Servicer
By: /s/    Michael Dieber
Name: Michael Dieber
Title: Authorized Signatory
[Signature Page to Credit and Guaranty Agreement]
ACTIVE/202227103.23

FEDERAL INSURANCE COMPANY, as a Lender
By: IVY HILL ASSET MANAGEMENT, its Investment Manager
By:     /s/    Michael Dieber
Name: Michael Dieber
Title: Authorized Signatory

ARES EUROPEAN CREDIT STRATEGIES FUND VIII (BUMA), L.P., as a Lender
By: Ares Management Limited, its Investment Manager
By: Ares Capital Management LLC, its Sub-Adviser
By: /s/    Michael Dieber
Name: Michael Dieber
Title: Authorized Signatory

[Signature Page to Credit and Guaranty Agreement]
ACTIVE/202227103.23

ARES MULTI-CREDIT FUND LLC, as a Lender
By: Ares Management LLC, its manager
By: /s/     Thomas C. Griffin III
Name: Thomas C. Griffin III
Title: Authorized Signatory

APCH2 NOM LLC, as a Lender
By: Ares Alternative Credit Management LLC, its manager
By:     /s/ Thomas C. Griffin III
Name: Thomas C. Griffin III
Title: Authorized Signatory

APC NF HOLDINGS II LLC, as a Lender
By: Ares Alternative Credit Management LLC, its manager
By: /s/ Thomas C. Griffin III
Name: Thomas C. Griffin III
Title: Authorized Signatory

APC HOLDINGS II, L.P., as a Lender
By: Ares Alternative Credit Management LLC, its manager
By:     /s/ Thomas C. Griffin III
Name: Thomas C. Griffin III
Title: Authorized Signatory

[Signature Page to Credit and Guaranty Agreement]
ACTIVE/202227103.23

CLIFFWATER ENHANCED LENDING FUND, as a Lender
By: /s/ Stephen Nesbitt
Name: Stephen Nesbitt
Title: President

[Signature Page to Credit and Guaranty Agreement]
ACTIVE/202227103.23